                                                          Exhibit 99.17 (c)


                              BLACKROCK FUNDS/SM/

                      STATEMENT OF ADDITIONAL INFORMATION



          This Statement of Additional Information provides supplementary information pertaining to shares representing interests in the Money Market, Municipal Money Market, U.S. Treasury Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market, New Jersey Municipal Money Market, Large Cap Value Equity, Large Cap Growth Equity, Index Equity, Small Cap Value Equity, Mid-Cap Value Equity, Micro-Cap Equity, International Equity, International Emerging Markets, International Small Cap Equity, Balanced, Small Cap Growth Equity, Mid-Cap Growth Equity, Select Equity, Managed Income, Tax-Free Income, Intermediate Government Bond, Delaware Tax-Free Income, Kentucky Tax-Free Income, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Low Duration Bond, Intermediate Bond, Government Income, International Bond, New Jersey Tax-Free Income, Core Bond, GNMA and High Yield Bond Portfolios (collectively, the "Portfolios") of BlackRock Funds/SM/ (the "Fund"). The Money Market, Municipal Money Market, U.S. Treasury Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios are called "Money Market Portfolios," the Municipal Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios are called "Municipal Money Market Portfolios," the Large Cap Value Equity, Large Cap Growth Equity, Index Equity, Small Cap Value Equity, Mid-Cap Value Equity, Micro-Cap Equity, International Equity, International Emerging Markets, International Small Cap Equity, Balanced, Small Cap Growth Equity, Mid-Cap Growth Equity and Select Equity Portfolios are called "Equity Portfolios" and the Managed Income, Tax-Free Income, Intermediate Government Bond, Delaware Tax-Free Income, Kentucky Tax-Free Income, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Low Duration Bond, Intermediate Bond, Government Income, International Bond, New Jersey Tax-Free Income, Core Bond, GNMA and High Yield Bond Portfolios are called "Bond Portfolios." The Equity Portfolios and the Bond Portfolios are also called "Non-Money Market Portfolios." This Statement of Additional Information is not a prospectus, and should be read only in conjunction with the Prospectuses of the Fund dated January 28, 2000, each as amended from time to time (the "Prospectuses"). Certain information contained in the Fund's and The U.S. Large Company Series of The DFA Investment Trust Company's annual reports to shareholders is incorporated by reference herein. Prospectuses and current shareholder reports of the Fund may be obtained from the Fund's distributor at no charge by calling toll-free (800) 441-7379. This Statement of Additional Information is dated January 28, 2000.

                               TABLE OF CONTENTS

                                                                                        Page

INVESTMENT POLICIES....................................................................   1
SPECIAL CONSIDERATIONS FOR STATE-SPECIFIC PORTFOLIOS...................................  24
ADDITIONAL INVESTMENT LIMITATIONS......................................................  45
TRUSTEES AND OFFICERS..................................................................  49
THE FUND...............................................................................  49
THE TRUST..............................................................................  51
SHAREHOLDER AND TRUSTEE LIABILITY OF THE FUND..........................................  54
INVESTMENT ADVISORY, ADMINISTRATION,DISTRIBUTION AND SERVICING ARRANGEMENTS............  55
EXPENSES...............................................................................  72
PORTFOLIO TRANSACTIONS.................................................................  72
PURCHASE AND REDEMPTION INFORMATION....................................................  76
VALUATION OF PORTFOLIO SECURITIES......................................................  92
PERFORMANCE INFORMATION................................................................  94
TAXES.................................................................................. 124
ADDITIONAL INFORMATION CONCERNING SHARES............................................... 131
MISCELLANEOUS.......................................................................... 132
FINANCIAL STATEMENTS................................................................... 136
APPENDIX A............................................................................. A-1
APPENDIX B............................................................................. B-1

No person has been authorized to give any information or to make any representations not contained in this Statement of Additional Information or the Prospectuses in connection with the offering made by the Prospectuses and, if given or made, such information or representations must not be relied upon as having been authorized by the Fund or its distributor. The Prospectuses do not constitute an offering by the Fund or by the Fund's distributor in any jurisdiction in which such offering may not lawfully be made.

                               INVESTMENT POLICIES



  The following supplements information contained in the Prospectuses concerning the Portfolios' investment policies. Except as indicated, the information below relates only to those Portfolios that are authorized to invest in the instruments or securities described below.

  The Index Equity Portfolio invests all of its investable assets in The U.S. Large Company Series (the "Index Master Portfolio") of The DFA Investment Trust Company (the "Trust"). Accordingly, the following discussion relates to: (i) the investment policies of all the Portfolios including the Index Equity Portfolio; and (ii) where indicated the investment policies of the Index Master Portfolio.

Additional Information on Investment Strategy

  Equity Portfolios. Equity securities include common stock and preferred stock (including convertible preferred stock); bonds, notes and debentures convertible into common or preferred stock; stock purchase warrants and rights; equity interests in trusts and partnerships; and depositary receipts.

  The Large Cap Value Equity, Large Cap Growth Equity, Mid-Cap Value Equity and Mid-Cap Growth Equity Portfolios will invest primarily in securities of established companies. For this purpose, an established company is one which, together with its predecessors, has at least three years of continuous operating history.

  From time to time each of the equity portfolios may invest in shares of companies through initial public offerings (IPOs). IPOs have the potential to produce, and have in fact produced, substantial gains for certain portfolios. There is no assurance that any portfolio will have continued access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performance.

  Index Equity and Index Master Portfolios. During normal market conditions, the Index Master Portfolio (in which all of the assets of the Index Equity Portfolio are invested) invests at least 95% of the value of its total assets in securities included in the Standard & Poor's 500(R) Composite Stock Price Index (the "S&P 500 Index")/*/. The Index Master Portfolio intends to invest in all of the stocks that comprise the S&P 500 Index in approximately the same proportions as they are represented in the Index. The Index Master Portfolio operates as an index portfolio and, therefore, is not actively managed (through the use of economic, financial or market analysis). Adverse performance will ordinarily not result in the elimination of a stock from the Portfolio. The Portfolio will remain fully invested in common stocks even when stock prices are generally falling. Ordinarily, portfolio securities will not be sold except to reflect additions or deletions of the stocks that comprise the S&P 500 Index, including mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the Portfolio's shares. The investment performance of the Index Master Portfolio and the Index Equity Portfolio is expected to approximate the investment performance of the S&P 500 Index, which tends to be cyclical in nature, reflecting periods when stock prices generally rise or fall.

  Neither the Index Equity Portfolio nor the Index Master Portfolio are sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Index Equity Portfolio or the Index Master Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Index Equity Portfolio or the Index Master Portfolio particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Index Equity Portfolio and the Index Master Portfolio is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Index Equity Portfolio or the Index Master Portfolio. S&P has no obligation to take the needs of the Index Equity Portfolio or the Index Master Portfolio or their respective owners into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Index Equity Portfolio or the Index Master Portfolio or the timing of the issuance or sale of the Index Equity Portfolio or the Index Master Portfolio or in the determination or calculation of the equation by which the Index Equity Portfolio or the Index Master Portfolio is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Index Equity Portfolio or Index Master Portfolio.

----------

/*/"Standard & Poor's(R)," "S&P(R)," "S&P500(R)," "Standard & Poor's 500(R)" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Fund and The DFA Investment Trust Company.

  S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

  Balanced Portfolio. Fixed income securities purchased by the Balanced Portfolio may include domestic and dollar-denominated foreign debt securities, including bonds, debentures, notes, equipment lease and trust certificates, mortgage-related and asset-backed securities, guaranteed investment contracts
(GICs), obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and state and local municipal obligations. These securities will be rated at the time of purchase within the four highest rating groups assigned by Moody's Investors Service, Inc. ("Moody's"), Standard & Poors Ratings Group ("S&P") or another nationally recognized statistical rating organization. If unrated, the securities will be determined at the time of purchase to be of comparable quality by the sub-adviser. Securities rated "Baa" by Moody's or "BBB" by S&P, respectively, are generally considered to be investment grade although they have speculative characteristics. If a fixed income security is reduced below Baa by Moody's or BBB by S&P, the Portfolio's sub-adviser will dispose of the security in an orderly fashion as soon as practicable. Investments in securities of foreign issuers, which present additional investment considerations as described below under "Foreign Investments," will be limited to 5% of the Portfolio's total assets.

  The Balanced Portfolio may also purchase zero-coupon bonds (i.e., discount debt obligations that do not make periodic interest payments) and state and local government obligations. Zero-coupon bonds are subject to greater market fluctuations from changing interest rates than debt obligations of comparable maturities which make current distributions of interest. Municipal obligations may be purchased when the Portfolio's sub-adviser believes that their return, on a pre-tax basis, will be comparable to the returns of other permitted investments. Dividends paid by the Portfolio that are derived from interest on municipal obligations will be taxable to shareholders.

  Bond Portfolios. Each Bond Portfolio will normally invest at least 80% of the value of its total assets in debt securities. The Pennsylvania Tax-Free Income Portfolio, New Jersey Tax-Free Income Portfolio and Ohio Tax-Free Income Portfolio, Delaware Tax-Free Income Portfolio and Kentucky Tax-Free Income Portfolio (the "State-Specific Tax-Free Portfolios") and the Tax-Free Income Portfolio (together with the State-Specific Tax-Free Portfolios, the "Tax-Free Portfolios") will invest, during normal market conditions, at least 80% of their net assets in obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their political sub-divisions, agencies, instrumentalities and authorities and related tax-exempt derivative securities the interest on which the portfolio manager believes is exempt from regular Federal income tax and is not an item of tax preference for purposes of the Federal alternative minimum tax ("Municipal Obligations"). Each State-Specific Tax-Free Portfolio also intends to invest at least 65% of its net assets (65% of its total assets with respect to the Delaware and Kentucky Tax-Free Income Portfolios) in Municipal Obligations of issuers located in the particular state indicated by its name ("State-Specific Obligations"). In addition, the New Jersey Tax-Free Income Portfolio intends to invest at least 80% of its total assets in New Jersey State-Specific Obligations and in securities issued by the U.S. Government, its agencies and instrumentalities ("U.S. Government Obligations").

  The Low Duration Bond Portfolio will seek to maintain a duration for its portfolio in a range of +/-20% of the current duration of the Merrill Lynch 1-3 Year Treasury Index. The Government Income Portfolio will seek to maintain an interest rate sensitivity within a range comparable to that of 7 to 10 year U.S. Treasury bonds.

  Money Market Portfolios.

  The investment objective of the Money Market Portfolio is to provide as high a level of current interest income as is consistent with maintaining liquidity and stability of principal. The Portfolio may invest in a broad range of short-term, high quality, U.S. dollar-denominated instruments, such as government, bank, commercial and other obligations, that are available in the money markets. In particular, the Portfolio may invest in:

  (a) U.S. dollar-denominated obligations issued or supported by the credit of U.S. or foreign banks or savings institutions with total assets in excess of $1 billion (including obligations of foreign branches of such banks);

  (b) high quality commercial paper and other obligations issued or guaranteed by U.S. and foreign corporations and other issuers rated (at the time of purchase) A-2 or higher by S&P, Prime-2 or higher by Moody's, Duff 2 or higher by Duff & Phelps Credit Co. ("D&P"), F-2 or higher by Fitch Investors Service, Inc. ("Fitch") or TBW-2 or higher by Thomson BankWatch, Inc. ("TBW"), as well as high quality corporate bonds rated (at the time of purchase) AA or higher by S&P, D&P, Fitch or TBW or AA or higher by Moody's;

  (c) unrated notes, paper and other instruments that are of comparable quality as determined by the Portfolio's sub-adviser under guidelines established by the Fund's Board of Trustees;

  (d) asset-backed securities (including interests in pools of assets such as mortgages, installment purchase obligations and credit card receivables);

  (e) securities issued or guaranteed as to principal and interest by the U.S. Government or by its agencies or instrumentalities and related custodial receipts;

  (f) dollar-denominated securities issued or guaranteed by foreign governments or their political subdivisions, agencies or instrumentalities;

  (g) guaranteed investment contracts issued by highly-rated U.S. insurance companies;

  (h) securities issued or guaranteed by state or local governmental bodies;

  (i) repurchase agreements relating to the above instruments; and

  (j) municipal bonds and notes whose principal and interest payments are guaranteed by the U.S. Government or one of its agencies or authorities or which otherwise depend on the credit of the United States.

  The investment objective of the U.S. Treasury Money Market Portfolio is to provide as high a level of current interest income as is consistent with maintaining liquidity and stability of principal. It pursues this objective by investing exclusively in short-term bills, notes and other obligations issued or guaranteed by the U.S. Treasury and repurchase agreements relating to such obligations.

  The investment objective of the Municipal Money Market Portfolio is to provide as high a level of current interest income exempt from Federal income taxes as is consistent with maintaining liquidity and stability of principal. It pursues this objective by investing substantially all of its assets in short-term obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia, and their political subdivisions, agencies, instrumentalities and authorities ("Municipal Obligations").

  The investment objective of the New Jersey Municipal Money Market Portfolio, North Carolina Municipal Money Market Portfolio, Ohio Municipal Money Market Portfolio, Pennsylvania Municipal Money Market Portfolio and Virginia Municipal Money Market Portfolio (the "State-Specific Municipal Portfolios") is, for each Portfolio, to seek as high a level of current income exempt from Federal, and to the extent possible, state income tax of the specific state in which a Portfolio concentrates, as is consistent with maintaining liquidity and stability of principal.

  The Municipal Money Market Portfolio and the State-Specific Municipal Portfolios (together, the "Municipal Portfolios") seek to achieve their investment objectives by primarily investing in:

  (a) fixed and variable rate notes and similar debt instruments rated MIG-2, VMIG-2 or Prime-2 or higher by Moody's, SP-2 or A-2 or higher by S&P, D-2 or higher by D&P or F-2 or higher by Fitch;

  (b) tax-exempt commercial paper and similar debt instruments rated Prime-2 or higher by Moody's, A-2 or higher by S&P, Duff 2 or higher by D&P or F-2 or higher by Fitch;

  (c) municipal bonds rated Aa or higher by Moody's or AA or higher by S&P, D&P or Fitch;

  (d) unrated notes, paper or other instruments that are of comparable quality as determined by the Portfolios' sub-adviser under guidelines established by the Fund's Board of Trustees; and

  (e) municipal bonds and notes which are guaranteed as to principal and interest by the U.S. Government or an agency or instrumentality thereof or which otherwise depend directly or indirectly on the credit of the United States.

  All securities acquired by the Portfolios will be determined at the time of purchase by the Portfolios' sub-adviser, under guidelines established by the Fund's Board of Trustees, to present minimal credit risks and will be "Eligible Securities" as defined by the SEC. Eligible Securities are (a) securities that either (i) have short-term debt ratings at the time of purchase in the two highest rating categories by at least two unaffiliated nationally recognized statistical rating organizations ("NRSROs") (or one NRSRO if the security is rated by only one NRSRO), or (ii) are comparable in priority and security with an instrument issued by an issuer which has such ratings, and (b) securities that are unrated (including securities of issuers that have long-term but not short-term ratings) but are of comparable quality as determined in accordance with guidelines approved by the Board of Trustees.

  Each Portfolio is managed so that the average maturity of all instruments held by it (on a dollar-weighted basis) will not exceed 90 days. In no event will a Portfolio purchase securities which mature more than 397 days from the date of purchase (except for certain variable and floating rate instruments and securities collateralizing repurchase agreements). Securities in which the Portfolios invest may not earn as high a level of income as longer term or lower quality securities, which generally have greater market risk and more fluctuation in market value.

Additional Information on Portfolio Investments

  Reverse Repurchase Agreements and Other Borrowings. Each Equity and Bond Portfolio (including the Index Master Portfolio) is authorized to borrow money. If the securities held by a Portfolio should decline in value while borrowings are outstanding, the net asset value of the Portfolio's outstanding shares will decline in value by proportionately more than the decline in value suffered by the Portfolio's securities. Borrowings may be made by each Portfolio through reverse repurchase agreements under which the Portfolio sells portfolio securities to financial institutions such as banks and broker-dealers and agrees to repurchase them at a particular date and price. Such Agreements are considered to be borrowings under the Investment Company Act of 1940 (the "1940 Act"). A Portfolio may use the proceeds of reverse repurchase agreements to purchase other securities either maturing, or under an agreement to resell, on a date simultaneous with or prior to the expiration of the reverse repurchase agreement. The Index Master Portfolio does not intend to invest in reverse repurchase agreements. The Bond Portfolios (except the Tax-Free Portfolios) and the Balanced Portfolio may utilize reverse repurchase agreements when it is anticipated that the interest income to be earned from the investment of the proceeds of the transaction is greater than the interest expense of the transaction. This use of reverse repurchase agreements may be regarded as leveraging and, therefore, speculative. Reverse repur chase agreements involve the risks that the interest income earned in the investment of the proceeds will be less than the interest expense, that the market value of the securities sold by a Portfolio may decline below the price of the securities the Portfolio is obligated to repurchase and that the securities may not be returned to the Portfolio. During the time a reverse repurchase agreement is outstanding, a Portfolio will maintain a segregated account with the Fund's custodian containing cash, U.S. Government or other appropriate liquid securities having a value at least equal to the repurchase price. A Portfolio's reverse repurchase agreements, together with any other borrowings, will not exceed, in the aggregate, 33 1/3% of the value of its total assets (33% in the case of the Index Master Portfolio). In addition, the Bond Portfolios (except the Tax-Free Portfolios) and the Balanced Portfolio may borrow up to an additional 5% of its total assets for temporary purposes. Whenever borrowings exceed 5% of a Portfolio's total assets, the Equity Portfolios (other than the Index Master Portfolio and the Balanced Portfolio) will not make any investments.

  The Money Market and U.S. Treasury Money Market Portfolios may enter into reverse repurchase agreements for temporary purposes (such as to obtain cash to meet redemption requests when the liquidation of portfolio securities is deemed disadvantageous or inconvenient).

  Variable and Floating Rate Instruments. The Balanced and Bond Portfolios may purchase rated and unrated variable and floating rate instruments. These instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. The Portfolios may invest up to 10% of their total assets in leveraged inverse floating rate debt instruments ("inverse floaters"). The interest rate of an inverse floater resets in the opposite direction from the market rate of interest to which it is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher degree of leverage inherent in inverse floaters is associated with greater volatility in their market values. Issuers of unrated variable and floating rate instruments must satisfy the same criteria as set forth above for a Portfolio. The absence of an active secondary market with respect to particular variable and floating rate instruments, however, could make it difficult for a Portfolio to dispose of a variable or floating rate instrument if the issuer defaulted on its payment obligation or during periods when the Portfolio is not entitled to exercise its demand rights.

  Each Money Market Portfolio may purchase rated and unrated variable and floating rate instruments, which may have a stated maturity in excess of 13 months but will, in any event, permit a Portfolio to demand payment of the principal of the instrument at least once every 13 months upon not more than thirty days' notice (unless the instrument is guaranteed by the U.S. Government or an agency or instrumentality thereof). These instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. Issuers of unrated variable and floating rate instruments must satisfy the same criteria as set forth above for the particular Portfolio. The absence of an active secondary market with respect to particular variable and floating rate instruments, however, could make it difficult for a Portfolio to dispose of a variable or floating rate instrument if the issuer defaulted on its payment obligation or during periods when the Portfolio is not entitled to exercise its demand rights.

  With respect to purchasable variable and floating rate instruments, the adviser or sub-adviser will consider the earning power, cash flows and liquidity ratios of the issuers and guarantors of such instruments and, if the instruments are subject to a demand feature, will monitor their financial status to meet payment on demand. Such instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. The absence of an active secondary market with respect to particular variable and floating rate instruments could make it difficult for a Portfolio to dispose of a variable or floating rate note if the issuer defaulted on its payment obligation or during periods that the Portfolio is not entitled to exercise its demand rights, and the Portfolio could, for these or other reasons, suffer a loss with respect to such instruments. In determining average-weighted portfolio maturity, an instrument will be deemed to have a maturity equal to either the period remaining until the next interest rate adjustment or the time the Portfolio involved can recover payment of principal as specified in the instrument, depending on the type of instrument involved.

  Bank Loans. The High Yield Bond Portfolio may invest in fixed and floating rate loans ("Loans") arranged through private negotiations between a corporate borrower or a foreign sovereign entity and one or more financial institutions ("Lenders"). The High Yield Bond Portfolio may invest in such Loans in the form of participations in Loans ("Participations") and assignments of all or a portion of Loans from third parties ("Assignments"). The High Yield Bond Portfolio considers these investments to be investments in debt securities for purposes of its investment policies. Participations typically will result in the High Yield Bond Portfolio having a contractual relationship only with the Lender, not with the borrower. The Portfolio will have the right to receive payments of principal, interest and any fees to which it is entitled only from the Lender selling the Participation and only upon receipt by the Lender of the payments from the borrower. In connection with purchasing Participations, the Portfolio generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the Loans, nor any rights of set-off against the borrower, and the Portfolio may not benefit directly from any collateral supporting the Loan in which it has purchased the Participation. As a result, the Portfolio will assume the credit risk of both the borrower and the Lender that is selling the Participation. In the event of the insolvency of the Lender selling the Participation, the Portfolio may be treated as a general creditor of the Lender and may not benefit from any set-off between the Lender and the borrower. The Portfolio will acquire Participations only if the Lender interpositioned between the Portfolio and the borrower is determined by the Portfolio's sub-adviser to be creditworthy. When the Portfolio purchases Assignments from Lenders, the Portfolio will acquire direct rights against the borrower on the Loan, except that under certain circumstances such rights may be more limited than those held by the assigning Lender.

  The High Yield Bond Portfolio may have difficulty disposing of Assignments and Participations. In certain cases, the market for such instruments is not highly liquid, and therefore the Portfolio anticipates that in such cases such instruments could be sold only to a limited number of institutional investors. The lack of a highly liquid secondary market will have an adverse impact on the value of such instruments and on the Portfolio's ability to dispose of particular Assignments or Participations in response to a specific economic event, such as deterioration in the creditworthiness of the borrower. The Fund's Board of Trustees has adopted procedures for the Portfolio to determine whether Assignments and Participations purchased by the Portfolio are liquid or illiquid for purposes of the Portfolio's limitation on investment in illiquid securities. Pursuant to those procedures, these securities will not be considered illiquid so long as it is determined by the Portfolio's sub-adviser that an adequate trading market exists for these securities. To the extent that liquid Assignments and Participations that the Portfolio holds become illiquid, due to the lack of sufficient buyers or market or other conditions, the percentage of the Portfolio's assets invested in illiquid assets would increase.

  Preferred Stock. The High Yield Bond Portfolio may invest in preferred stocks. Preferred stock has a preference over common stock in liquidation (and generally dividends as well) but is subordinated to the liabilities of the issuer in all respects. As a general rule, the market value of preferred stock with a fixed dividend rate and no conversion element varies inversely with interest rates and perceived credit risk, while the market price of convertible preferred stock generally also reflects some element of conversion value. Because preferred stock is junior to debt securities and other obligations of the issuer, deterioration in the credit quality of the issuer will cause greater changes in the value of a preferred stock than in a more senior debt security with similar stated yield characteristics. Unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer's board of directors. Preferred stock also may be subject to optional or mandatory redemption provisions.

  Convertible Securities. The High Yield Bond Portfolio may invest in convertible securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock or other equity security of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower yields than comparable nonconvertible securities. The value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security's investment value. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to comparable nonconvertible securities. Convertible securities may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. The High Yield Bond Portfolio will treat investments in convertible debt securities as debt securities for purposes of its investment policies.

  Pay-in-kind Bonds. The High Yield Bond Portfolio may invest in Pay-in-kind, or PIK, bonds. PIK bonds are bonds which pay interest through the issuance of additional debt or equity securities. Similar to zero coupon obligations, pay-in-kind bonds also carry additional risk as holders of these types of securities realize no cash until the cash payment date unless a portion of such securities is sold and, if the issuer defaults, the High Yield Bond Portfolio may obtain no return at all on its investment. The market price of pay-in-kind bonds is affected by interest rate changes to a greater extent, and therefore tends to be more volatile, than that of securities which pay interest in cash.
Additionally, current federal tax law requires the holder of certain pay-in-kind bonds to accrue income with respect to these securities prior to the receipt of cash payments. To maintain its qualification as a regulated investment company and avoid liability for federal income and excise taxes, the High Yield Bond Portfolio may be required to distribute income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements.

  Money Market Obligations of Domestic Banks, Foreign Banks and Foreign Branches of U.S. Banks. Each Portfolio may purchase bank obligations, such as certificates of deposit, notes, bankers' acceptances and time deposits, including instruments issued or supported by the credit of U.S. or foreign banks or savings institutions having total assets at the time of purchase in excess of $1 billion. These obligations may be general obligations of the parent bank or may be limited to the issuing branch or subsidiary by the terms of a specific obligation or by government regulation. The assets of a bank or savings institution will be deemed to include the assets of its domestic and foreign branches for purposes of each Portfolio's investment policies. Investments in short-term bank obligations may include obligations of foreign banks and domestic branches of foreign banks, and also foreign branches of domestic banks.

  The Index Master Portfolio may purchase obligations of U.S. banks and savings and loan associations and dollar-denominated obligations of U.S. subsidiaries and branches of foreign banks, such as certificates of deposit (including marketable variable rate certificates of deposit) and bankers' acceptances.
Bank certificates of deposit will only be acquired by the Index Master Portfolio if the bank has assets in excess of $1 billion.

  To the extent consistent with their investment objectives, the Money Market and Bond Portfolios (except the Tax-Free Portfolios) may invest in debt obligations of domestic or foreign corporations and banks, and may acquire commercial obligations issued by Canadian corporations and Canadian counterparts of U.S. corporations, as well as Europaper, which is U.S. dollar-denominated commercial paper of a foreign issuer. The Bond Portfolios and the Money Market Portfolio may also make interest-bearing savings deposits in commercial and savings banks in amounts not in excess of 5% of their respective total assets.

  Mortgage Related and Asset-Backed Securities. The Balanced and Bond Portfolios (except the Tax-Free Portfolios) may make significant investments in residential and commercial mortgage-related and other asset-backed securities (i.e., securities backed by home equity loans, installment sale contracts, credit card receivables or other assets) issued by governmental entities and private issuers.

  Asset-backed securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in an underlying pool of assets, or as debt instruments, which are also known as collateralized obligations, and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties.

  Non-mortgage asset-backed securities involve risks that are not presented by mortgage-related securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables are generally unsecured, and the debtors are entitled to the protection of a number of state and Federal consumer credit laws which give debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

  The yield and maturity characteristics of mortgage-related and other asset-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may normally be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. In calculating the average weighted maturity of a Portfolio, the maturity of mortgage-related and other asset-backed securities held by the Portfolio will be based on estimates of average life which take prepayments into account. The average life of a mortgage-related instrument, in particular, is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as the result of scheduled principal payments and mortgage prepayments. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Like other fixed-income securities, when interest rates rise the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed-income securities.

  The relationship between prepayments and interest rates may give some high-yielding mortgage- related and asset-backed securities less potential for growth in value than conventional bonds with comparable maturities. In addition, in periods of falling interest rates, the rate of prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by a Portfolio will generally be at lower rates than the rates that were carried by the obligations that have been prepaid. Because of these and other reasons, an asset-backed security's total return and maturity may be difficult to predict precisely. To the extent that a Portfolio purchases asset-backed securities at a premium, prepayments (which may be made without penalty) may result in loss of the Portfolio's principal investment to the extent of premium paid.

  The Portfolios may from time to time purchase in the secondary market certain mortgage pass-through securities packaged and master serviced by PNC Mortgage Securities Corp. ("PNC Mortgage") or Midland Loan Services, Inc. ("Midland") (or Sears Mortgage if PNC Mortgage succeeded to rights and duties of Sears Mortgage) or mortgage-related securities containing loans or mortgages originated by PNC Bank or its affiliates. It is possible that under some circumstances, PNC Mortgage, Midland or their affiliates could have interests that are in conflict with the holders of these mortgage-backed securities, and such holders could have rights against PNC Mortgage, Midland or their affiliates.

  The GNMA Portfolio will invest primarily in GNMAs, and may make significant investments in other residential and commercial mortgage-related and other asset-backed securities (i.e., securities backed by home equity loans, installment sale contracts, credit card receivables or other assets) issued by governmental entities and private issuers.

  The GNMA Portfolio may acquire several types of mortgage-related securities. GNMAs are typically mortgage pass-through certificates, which provide the holder with a pro rata interest in the underlying mortgages.

  To maintain greater flexibility, the GNMA Portfolio may invest in instruments which have the characteristics of futures contracts. These instruments may take a variety of forms, such as debt securities with interest or principal payments determined by reference to the value of a commodity at a future point in time. The risks of such investments could reflect the risks of investing in futures and securities, including volatility and illiquidity.

  Although under normal market conditions they do not expect to do so, each Money Market Portfolio may invest in mortgage-related securities issued by the U.S. Government or its agencies or instrumentalities or issued by private companies.

  There are a number of important differences among the agencies and instrumentalities of the U.S. Government that issue mortgage-related securities and among the securities that they issue. Mortgage-related securities guaranteed by the Government National Mortgage Association ("GNMA") include GNMA Mortgage Pass-Through Certificates (also known as "Ginnie Maes") which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-related securities issued by the Federal National Mortgage Association ("FNMA") include FNMA guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes") which are solely the obligations of the FNMA, are not backed by or entitled to the full faith and credit of the United States and are supported by the right of the issuer to borrow from the Treasury. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of principal and interest by FNMA. Mortgage-related securities issued by the Federal Home Loan Mortgage Corporation ("FHLMC") include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "Pcs"). FHLMC is a corporate instrumentality of the United States, created pursuant to an Act of Congress, which is owned entirely by Federal Home Loan Banks. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by the FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

  The Bond Portfolios and the Balanced Portfolio may invest in multiple class pass-through securities, including collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduit ("REMIC") pass-through or participation certificates ("REMIC Certificates"). These multiple class securities may be issued by U.S. Government agencies or instrumentalities, including FNMA and FHLMC, or by trusts formed by private originators of, or investors in, mortgage loans. In general, CMOs and REMICs are debt obligations of a legal entity that are collateralized by, and multiple class pass-through securities represent direct ownership interests in, a pool of residential or commercial mortgage loans or mortgage pass-through securities (the "Mortgage Assets"), the payments on which are used to make payments on the CMOs or multiple pass-through securities. Investors may purchase beneficial interests in CMOs and REMICs, which are known as "regular" interests or "residual" interests. The residual in a CMO or REMIC structure generally represents the interest in any excess cash flow remaining after making required payments of principal of and interest on the CMOs or REMICs, as well as the related administrative expenses of the issuer. Residual interests generally are junior to, and may be significantly more volatile than, "regular" CMO and REMIC interests. The Portfolios do not currently intend to purchase residual interests. The markets for CMOs and REMICs may be more illiquid than those of other securities.

  Each class of CMOs or REMIC Certificates, often referred to as a "tranche," is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. Principal prepayments on the Mortgage Assets underlying the CMOs or REMIC Certificates may cause some or all of the classes of CMOs or REMIC Certificates to be retired substantially earlier than their final distribution dates. Generally, interest is paid or accrues on all classes of CMOs or REMIC Certificates on a monthly basis.

  The principal of and interest on the Mortgage Assets may be allocated among the several classes of CMOs or REMIC Certificates in various ways. In certain structures (known as "sequential pay" CMOs or REMIC Certificates), payments of principal, including any principal prepayments, on the Mortgage Assets generally are applied to the classes of CMOs or REMIC Certificates in the order of their respective final distribution dates. Thus, no payment of principal will be made on any class of sequential pay CMOs or REMIC Certificates until all other classes having an earlier final distribution date have been paid in full.

  Additional structures of CMOs or REMIC Certificates include, among others, "parallel pay" CMOs and REMIC Certificates. Parallel pay CMOs or REMIC Certificates are those which are structured to apply principal payments and prepayments of the Mortgage Assets to two or more classes concurrently on a proportionate or disproportionate basis. These simultaneous payments are taken into account in calculating the final distribution date of each class.

  A wide variety of REMIC Certificates may be issued in the parallel pay or sequential pay structures. These securities include accrual certificates (also known as "Z-Bonds"), which only accrue interest at a specified rate until all other certificates having an earlier final distribution date have been retired and are converted thereafter to an interest-paying security, and planned amortization class ("PAC") certificates, which are parallel pay REMIC Certificates which generally require that specified amounts of principal be applied on each payment date to one or more classes of REMIC Certificates (the "PAC Certificates"), even though all other principal payments and prepayments of the Mortgage Assets are then required to be applied to one or more other classes of the Certificates. The scheduled principal payments for the PAC Certificates generally have the highest priority on each payment date after interest due has been paid to all classes entitled to receive interest currently. Shortfalls, if any, are added to the amount payable on the next payment date. The PAC Certificate payment schedule is taken into account in calculating the final distribution date of each class of PAC. In order to create PAC tranches, one or more tranches generally must be created that absorb most of the volatility in the underlying Mortgage Assets. These tranches tend to have market prices and yields that are much more volatile than the PAC classes.

  FNMA REMIC Certificates are issued and guaranteed as to timely distribution of principal and interest by FNMA. In addition, FNMA will be obligated to distribute on a timely basis to holders of FNMA REMIC Certificates required installments of principal and interest and to distribute the principal balance of each class of REMIC Certificates in full, whether or not sufficient funds are otherwise available.

  For FHLMC REMIC Certificates, FHLMC guarantees the timely payment of interest, and also guarantees the ultimate payment of principal as payments are required to be made on the underlying mortgage participation certificates ("Pcs"). Pcs represent undivided interests in specified level payment, residential mortgages or participations therein purchased by FHLMC and placed in a PC pool. With respect to principal payments on Pcs, FHLMC generally guarantees ultimate collection of all principal of the related mortgage loans without offset or deduction. FHLMC also guarantees timely payment of principal on certain Pcs, referred to as "Gold Pcs."

  U.S. Government Obligations. The Balanced and Bond Portfolios (and, to the extent consistent with their investment objectives, the Money Market Portfolios) may purchase obligations issued or guaranteed by the U.S. Government and U.S. Government agencies and instrumentalities. Obligations of certain agencies and instrumentalities of the U.S. Government are supported by the full faith and credit of the U.S. Treasury. Others are supported by the right of the issuer to borrow from the U.S. Treasury; and still others are supported only by the credit of the agency or instrumentality issuing the obligation. No assurance can be given that the U.S. Government will provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law. Certain U.S. Treasury and agency securities may be held by trusts that issue participation certificates (such as Treasury income growth receipts ("TIGRs") and certificates of accrual on Treasury certificates ("CATs")). The Balanced Portfolio may purchase these certificates, as well as Treasury receipts and other stripped securities, which represent beneficial ownership interests in either future interest payments or the future principal payments on U.S. Government obligations. These instruments are issued at a discount to their "face value" and may (particularly in the case of stripped mortgage-backed securities) exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors.

  Examples of the types of U.S. Government obligations which the Portfolios may hold include U.S. Treasury bills, Treasury instruments and Treasury bonds and the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, FNMA, GNMA, the General Services Administration, the Student Loan Marketing Association, the Central Bank for Cooperatives, FHLMC, the Federal Intermediate Credit Banks, the Maritime Administration, the International Bank for Reconstruction and Development (the "World Bank"), the Asian-American Development Bank and the Inter-American Development Bank.

  The Index Master Portfolio may purchase (i) debt securities issued by the U.S. Treasury which are direct obligations of the U.S. Government, including bills, notes and bonds, and (ii) obligations issued or guaranteed by U.S. Government-sponsored instrumentalities and federal agencies, including FNMA, Federal Home Loan Bank and the Federal Housing Administration.

  Supranational Organization Obligations. The Portfolios may purchase debt securities of supranational organizations such as the European Coal and Steel Community, the European Economic Community and the World Bank, which are chartered to promote economic development.

  Lease Obligations. The Portfolios (other than the Index Master Portfolio) may hold participation certificates in a lease, an installment purchase contract, or a conditional sales contract ("lease obligations").

  The Sub-Adviser will monitor the credit standing of each municipal borrower and each entity providing credit support and/or a put option relating to lease obligations. In determining whether a lease obligation is liquid, the Sub-Adviser will consider, among other factors, the following: (i) whether the lease can be cancelled; (ii) the degree of assurance that assets represented by the lease could be sold; (iii) the strength of the lessee's general credit (e.g., its debt, administrative, economic, and financial characteristics); (iv) the likelihood that the municipality would discontinue appropriating funding for the leased property because the property is no longer deemed essential to the operations of the municipality (e.g., the potential for an "event of nonappropriation"); (v) legal recourse in the event of failure to appropriate;
(vi) whether the security is backed by a credit enhancement such as insurance; and (vii) any limitations which are imposed on the lease obligor's ability to utilize substitute property or services other than those covered by the lease obligation.

  The Municipal Money Market Portfolios will only invest in lease obligations with puts that (i) may be exercised at par on not more than seven days notice, and (ii) are issued by institutions deemed by the sub-adviser to present minimal credit risks. Such obligations will be considered liquid. However, a number of puts are not exercisable at the time the put would otherwise be exercised if the municipal borrower is not contractually obligated to make payments (e.g., an event of nonappropriation with a "nonappropriation" lease obligation). Under such circumstances, the lease obligation while previously considered liquid would become illiquid, and a Portfolio might lose its entire investment in such obligation.

  Municipal leases, like other municipal debt obligations, are subject to the risk of non-payment. The ability of issuers of municipal leases to make timely lease payments may be adversely impacted in general economic downturns and as relative governmental cost burdens are allocated and reallocated among federal, state and local governmental units. Such non-payment would result in a reduction of income to a Portfolio, and could result in a reduction in the value of the municipal lease experiencing non-payment and a potential decrease in the net asset value of a Portfolio. Issuers of municipal securities might seek protection under the bankruptcy laws. In the event of bankruptcy of such an issuer, a Portfolio could experience delays and limitations with respect to the collection of principal and interest on such municipal leases and a Portfolio may not, in all circumstances, be able to collect all principal and interest to which it is entitled. To enforce its rights in the event of a default in lease payments, the Fund might take possession of and manage the assets securing the issuer's obligations on such securities, which may increase a Portfolio's operating expenses and adversely affect the net asset value of a Portfolio.
When the lease contains a non-appropriation clause, however, the failure to pay would not be a default and a Portfolio would not have the right to take possession of the assets. Any income derived from a Portfolio's ownership or operation of such assets may not be tax-exempt. In addition, a Portfolio's intention to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, may limit the extent to which a Portfolio may exercise its rights by taking possession of such assets, because as a regulated investment company a Portfolio is subject to certain limitations on its investments and on the nature of its income.

  Commercial Paper. The Money Market Portfolios may purchase commercial paper rated in one of the two highest rating categories of a nationally recognized statistical rating organization ("NRSRO"). The Non-Money Market Portfolios, except the High Yield Bond Portfolio and the Index Master Portfolio, may purchase commercial paper rated (at the time of purchase) "A-1" by S&P or "Prime-1" by Moody's or, when deemed advisable by a Portfolio's adviser or sub-adviser, "high quality" issues rated "A-2" or "Prime-2" by S&P or Moody's, respectively. The High Yield Bond Portfolio may purchase commercial paper of any rating. The Index Master Portfolio may purchase commercial paper rated (at the time of purchase) "A-1" or better by S&P or "Prime-1" by Moody's, or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated "Aaa" by Moody's or "AAA" by S&P, and having a maximum maturity of nine months. These ratings symbols are described in Appendix A.

  Commercial paper purchasable by each Portfolio includes "Section 4(2) paper," a term that includes debt obligations issued in reliance on the "private placement" exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) paper is restricted as to disposition under the Federal securities laws, and is frequently sold (and resold) to institutional investors such as the Fund through or with the assistance of investment dealers who make a market in the Section 4(2) paper, thereby providing liquidity. Certain transactions in Section 4(2) paper may qualify for the registration exemption provided in Rule 144A under the Securities Act of 1933.

  Repurchase Agreements. Each Equity and Bond Portfolio may agree to purchase securities from financial institutions sub ject to the seller's agreement to repurchase them at an agreed upon time and price ("repurchase agreements"). Repurchase agreements are, in substance, loans. Default by or bankruptcy of a seller would expose a Portfolio to possible loss because of adverse market action, expenses and/or delays in connection with the disposition of the underlying obligations.

  Each Money Market Portfolio may enter into repurchase agreements. The securities held subject to a repurchase agreement by a Money Market Portfolio may have stated maturities exceeding 13 months, so long as the repurchase agreement itself matures in less than 13 months.

  The repurchase price under the repurchase agreements generally equals the price paid by a Portfolio involved plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on securities underlying the repurchase agreement). The financial institutions with which a Portfolio may enter into repurchase agreements will be banks and non-bank dealers of U.S. Government securities that are listed on the Federal Reserve Bank of New York's list of reporting dealers, if such banks and non-bank dealers are deemed creditworthy by the Portfolio's adviser or sub-adviser. A Portfolio's adviser or sub-adviser will continue to monitor creditworthiness of the seller under a repurchase agreement, and will require the seller to maintain during the term of the agreement the value of the securities subject to the agreement to equal at least the repurchase price (including accrued interest). In addition, the Portfolio's adviser or sub-adviser will require that the value of this collateral, after transaction costs (including loss of interest) reasonably expected to be incurred on a default, be equal to or greater than the repurchase price (including accrued premium) provided in the repurchase agreement. The accrued premium is the amount specified in the repurchase agreement or the daily amortization of the difference between the purchase price and the repurchase price specified in the repurchase agreement. The Portfolio's adviser or sub-adviser will mark-to-market daily the value of the securities. Securities subject to repurchase agreements will be held by the Fund's custodian (or sub-custodian) in the Federal Reserve/Treasury book-entry system or by another authorized securities depository. Repurchase agreements are considered to be loans by the Portfolios under the 1940 Act.

  The use of repurchase agreements involves certain risks. For example, if the seller of securities under a repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, a Portfolio will seek to dispose of such securities, which action could involve costs or delays. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, a Portfolio's ability to dispose of the underlying securities may be restricted. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the underlying securities. To minimize this risk, the securities underlying the repurchase agreement will be held by the custodian at all times in an amount at least equal to the repurchase price, including accrued interest. If the seller fails to repurchase the securities, a Portfolio may suffer a loss to the extent proceeds from the sale of the underlying securities are less than the repurchase price.

  Certain of the Money Market Portfolios may enter into repurchase agreements involving IO or PO securities related to CMOs issued by U.S. Government agencies and instrumentalities. IOs and POs are subject to the risks described in "- Stripped and Zero Coupon Obligations" and CMOs are subject to the risks described in "-Mortgage Related and Asset-Backed Securities" above.

  The Index Master Portfolio may enter into repurchase agreements, but will not enter into a repurchase agreement with a duration of more than seven days if, as a result, more than 10% of the value of its total assets would be so invested. The Index Master Portfolio will also only invest in repurchase agreements with a bank if the bank has at least $1 billion in assets and is approved by the Investment Committee of Dimensional Fund Advisors Inc. ("DFA"). DFA will monitor the market value of transferred securities plus any accrued interest thereon so that the value of such securities will at least equal the repurchase price. The securities underlying the repurchase agreements will be limited to U.S. Government and agency obligations described under "U.S. Government Obligations" above.

  Investment Grade Debt Obligations. Each of the Money Market Portfolios may invest in securities in the two highest rating categories of NRSROs. The Non-Money Market Portfolios, except the Index Master Portfolio and the Intermediate Government Bond, Government Income and GNMA Portfolios, may invest in "investment grade securities," which are securities rated in the four highest rating categories of an NRSRO. The Intermediate Government Bond, Government Income and GNMA Portfolios may invest in debt securities rated Aaa by Moody's or AAA by S&P. It should be noted that debt obligations rated in the lowest of the top four ratings (i.e., "Baa" by Moody's or "BBB" by S&P) are considered to have some speculative characteristics and are more sensitive to economic change than higher rated securities.

  The Index Master Portfolio may invest in non-convertible corporate debt securities which are issued by companies whose commercial paper is rated "Prime-1" by Moody's or "A-1" by S&P and dollar-denominated obligations of foreign issuers issued in the U.S. If the issuer's commercial paper is unrated, then the debt security would have to be rated at least "AA" by S&P or "Aa2" by Moody's. If there is neither a commercial paper rating nor a rating of the debt security, then the Index Master Portfolio's investment adviser must determine that the debt security is of comparable quality to equivalent issues of the same issuer rated at least "AA" or "Aa2."

  See Appendix A to this Statement of Additional Information for a description of applicable securities ratings.

  Non-Investment Grade Securities. Each of the High Yield Bond and Low Duration Bond Portfolios may invest in non-investment grade or "high yield" fixed income or convertible securities commonly known to investors as "junk bonds."

  High yield securities are bonds that are issued by a company whose credit rating (based on rating agencies' evaluation of the likelihood of repayment) necessitates offering a higher coupon and yield on its issues when selling them to investors who may otherwise be hesitant in purchasing the debt of such a company. While generally providing greater income and opportunity for gain, non-investment grade debt securities may be subject to greater risks than securities which have higher credit ratings, including a high risk of default, and their yields will fluctuate over time. High yield securities will generally be in the lower rating categories of recognized rating agencies (rated "Ba" or lower by Moody's or "BB" or lower by S&P) or will be non-rated. The credit rating of a high yield security does not necessarily address its market value risk, and ratings may from time to time change, positively or negatively, to reflect developments regarding the issuer's financial condition. High yield securities are considered to be speculative with respect to the capacity of the issuer to timely repay principal and pay interest or dividends in accordance with the terms of the obligation and may have more credit risk than higher rated securities.

  While the market values of high yield securities tend to react less to fluctuations in interest rates than do those of higher rated securities, the values of high yield securities often reflect individual corporate developments and have a high sensitivity to economic changes to a greater extent than do higher rated securities. Issuers of high yield securities are often in the growth stage of their development and/or involved in a reorganization or takeover. The companies are often highly leveraged (have a significant amount of debt relative to shareholders' equity) and may not have available to them more traditional financing methods, thereby increasing the risk associated with acquiring these types of securities. In some cases, obligations with respect to high yield securities are subordinated to the prior repayment of senior indebtedness, which will potentially limit a Portfolio's ability to fully recover principal or to receive interest payments when senior securities are in default. Thus, investors in high yield securities have a lower degree of protection with respect to principal and interest payments then do investors in higher rated securities.

  During an economic downturn, a substantial period of rising interest rates or a recession, highly leveraged issuers of high yield securities may experience financial distress possibly resulting in insufficient revenues to meet their principal and interest payment obligations, to meet projected business goals and to obtain additional financing. An economic downturn could also disrupt the market for lower-rated securities and adversely affect the value of outstanding securities, the Portfolio's net asset value and the ability of the issuers to repay principal and interest. If the issuer of a security held by a Portfolio defaulted, the Portfolio may not receive full interest and principal payments due to it and could incur additional expenses if it chose to seek recovery of its investment.

  The secondary markets for high yield securities are not as liquid as the secondary markets for higher rated securities. The secondary markets for high yield securities are concentrated in relatively few market makers and participants in the markets are mostly institutional investors, including insurance companies, banks, other financial institutions and mutual funds. In addition, the trading volume for high yield securities is generally lower than that for higher rated securities and the secondary markets could contract under adverse market or economic conditions independent of any specific adverse changes in the condition of a particular issuer. Under certain economic and/or market conditions, a Portfolio may have difficulty disposing of certain high yield securities due to the limited number of investors in that sector of the market. An illiquid secondary market may adversely affect the market price of the high yield security, which may result in increased difficulty selling the particular issue and obtaining accurate market quotations on the issue when valuing a Portfolio's assets. Market quotations on high yield securities are available only from a limited number of dealers, and such quotations may not be the actual prices available for a purchase or sale.

  The high yield markets may react strongly to adverse news about an issuer or the economy, or to the perception or expectation of adverse news, whether or not it is based on fundamental analysis. Additionally, prices for high yield securities may be affected by legislative and regulatory developments. These developments could adversely affect a Portfolio's net asset value and investment practices, the secondary market for high yield securities, the financial condition of issuers of these securities and the value and liquidity of outstanding high yield securities, especially in a thinly traded market. For example, federal legislation requiring the divestiture by federally insured savings and loan associations of their investments in high yield bonds and limiting the deductibility of interest by certain corporate issuers of high yield bonds adversely affected the market in recent years.

  When the secondary market for high yield securities becomes more illiquid, or in the absence of readily available market quotations for such securities, the relative lack of reliable objective data makes it more difficult to value a Portfolio's securities, and judgment plays a more important role in determining such valuations. Increased illiquidity in the junk bond market, in combination with the relative youth and growth of the market for such securities, also may affect the ability of a Portfolio to dispose of such securities at a desirable price. Additionally, if the secondary markets for high yield securities contract due to adverse economic conditions or for other reasons, certain of a Portfolio's liquid securities may become illiquid and the proportion of the Portfolio's assets invested in illiquid securities may significantly increase.

  The rating assigned by a rating agency evaluates the safety of a non-investment grade security's principal and interest payments, but does not address market value risk. Because such ratings of the ratings agencies may not always reflect current conditions and events, in addition to using recognized rating agencies and other sources, the sub-adviser performs its own analysis of the issuers whose non-investment grade securities the Portfolio holds. Because of this, the Portfolio's performance may depend more on the sub-adviser's own credit analysis than in the case of mutual funds investing in higher-rated securities. For a description of these ratings, see Appendix A.

  In selecting non-investment grade securities, the sub-adviser considers factors such as those relating to the creditworthiness of issuers, the ratings and performance of the securities, the protections afforded the securities and the diversity of the Portfolio. The sub-adviser continuously monitors the issuers of non-investment grade securities held by the Portfolio for their ability to make required principal and interest payments, as well as in an effort to control the liquidity of the Portfolio so that it can meet redemption requests. If a security's rating is reduced below the minimum credit rating that is permitted for a Portfolio, the Portfolio's sub-adviser will consider whether the Portfolio should continue to hold the security.

  In the event that a Portfolio investing in high yield securities experiences an unexpected level of net redemptions, the Portfolio could be forced to sell its holdings without regard to the investment merits, thereby decreasing the assets upon which the Portfolio's rate of return is based.

  The costs attributable to investing in the high yield markets are usually higher for several reasons, such as higher investment research costs and higher commission costs.

  The High Yield Bond Portfolio may invest in securities rated in the category "C" and above or determined by the sub-adviser to be of comparable quality. Securities rated "C" are considered highly speculative and may be used to cover a situation where the issuer has filed a bankruptcy petition but debt service payments are continued. While such debt will likely have some quality and protective characteristics, those are outweighed by large uncertainties or major risk exposure to adverse conditions.

  Mezzanine Investments. The High Yield Bond Portfolio may invest in certain high yield securities known as mezzanine investments, which are subordinated debt securities which are generally issued in private placements in connection with an equity security (e.g., with attached warrants). Such mezzanine investments may be issued with or without registration rights. Similar to other high yield securities, maturities of mezzanine investments are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine investments are usually unsecured and subordinate to other obligations of the issuer.

  Collateralized Bond Obligations. The High Yield Bond Portfolio may invest in collateralized bond obligations ("CBOs"), which are structured products backed by a diversified pool of high yield public or private fixed income securities. The pool of high yield securities is typically separated into tranches representing different degrees of credit quality. The top tranche of CBOs, which represents the highest credit quality in the pool, has the greatest collateralization and pays the lowest interest rate. Lower CBO tranches represent lower degrees of credit quality and pay higher interest rates to compensate for the attendant risks. The bottom tranche specifically receives the residual interest payments (i.e., money that is left over after the higher tiers have been paid) rather than a fixed interest rate. The return on the bottom tranche of CBOs is especially sensitive to the rate of defaults in the collateral pool.

  When-Issued Purchases and Forward Commitments. Each Portfolio (other than the Index Master Portfolio) may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment," including "TBA" (to be announced) basis. These transactions involve a commitment by a Portfolio to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), and permit a Portfolio to lock in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates or market action. When-issued and forward commitment transactions involve the risk, however, that the price or yield obtained in a transaction may be less favorable than the price or yield available in the market when the securities delivery takes place.

  When a Portfolio agrees to purchase securities on this basis, the custodian will set aside liquid assets equal to the amount of the commitment in a separate account. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case the Portfolio may be required subsequently to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Portfolio's commitments. It may be expected that the market value of a Portfolio's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. Because a Portfolio's liquidity and ability to manage its portfolio might be affected when it sets aside cash or portfolio securities to cover such purchase commitments, each Portfolio expects that its forward commitments and commitments to purchase when-issued or TBA securities will not exceed 25% of the value of its total assets absent unusual market conditions.

  If deemed advisable as a matter of investment strategy, a Portfolio may dispose of or renegotiate a commitment after it has been entered into, and may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. In these cases the Portfolio may realize a taxable capital gain or loss.

  When a Portfolio engages in when-issued, TBA or forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Portfolio's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

  The market value of the securities underlying a commitment to purchase securities, and any subsequent fluctuations in their market value, is taken into account when determining the market value of a Portfolio starting on the day the Portfolio agrees to purchase the securities. The Portfolio does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.

  Rights Offerings and Warrants to Purchase. Each Equity Portfolio (except the Index Master Portfolio, which may only acquire warrants as a result of corporate actions involving its holdings of other equity securities) and the High Yield Bond Portfolio (in connection with its purchase of mezzanine investments) may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that a Portfolio could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights' and warrants' expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security. A Portfolio will not invest more than 5% of its net assets, taken at market value, in warrants, or more than 2% of its net assets, taken at market value, in warrants not listed on the New York or American Stock Exchanges. Warrants acquired by a Portfolio in units or attached to other securities are not subject to this restriction.

  Foreign Investments. Investing in foreign securities involves considerations not typically associated with investing in securities of companies organized and operated in the United States. Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, the value of a Portfolio that invests in foreign securities as measured in U.S. dollars will be affected favorably or unfavorably by changes in exchange rates.

  A Portfolio's investments in foreign securities may also be adversely affected by changes in foreign political or social conditions, diplomatic relations, confiscatory taxation, expropriation, limitation on the removal of funds or assets, or imposition of (or change in) exchange control regulations. In addition, changes in government administrations or economic or monetary policies in the U.S. or abroad could result in appreciation or depreciation of portfolio securities and could favorably or adversely affect a Portfolio's operations.

  In general, less information is publicly available with respect to foreign issuers than is available with respect to U.S. companies. Most foreign companies are also not subject to the uniform accounting and financial reporting requirements applicable to issuers in the United States. While the volume of transactions effected on foreign stock exchanges has increased in recent years, it remains appreciably below that of the New York Stock Exchange. Accordingly, a Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities in U.S. companies. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and issuers in foreign countries than in the United States.

  The International Bond Portfolio will invest primarily, and the High Yield Bond Portfolio may invest, in debt securities of foreign issuers and foreign currencies. Each of the Managed Income and Core Bond Portfolios may invest up to 10% of its total assets and the Low Duration Bond Portfolio may invest up to 20% of its total assets in debt securities of foreign issuers. These investments may be on either a currency hedged or unhedged basis, and may hold from time to time various foreign currencies pending investment or conversion into U.S. dollars. Some of these instruments may have the characteristics of futures contracts. In addition, each Bond Portfolio may engage in foreign currency exchange transactions to seek to protect against changes in the level of future exchange rates which would adversely affect the Portfolio's performance. These investments and transactions involving foreign securities, currencies, options (including options that relate to foreign currencies), futures, hedging and cross-hedging are described below and under "Interest Rate and Currency Transactions" and "Options and Futures Contracts."

  To maintain greater flexibility, a Bond Portfolio may invest in instruments which have the characteristics of futures contracts. These instruments may take a variety of forms, such as debt securities with interest or principal payments determined by reference to the value of a currency or commodity at a future point in time. The risks of such investments could reflect the risks of investing in futures, currencies and securities, including volatility and illiquidity.

  Foreign investments of the Bond Portfolios may include: (a) debt obligations issued or guaranteed by foreign sovereign governments or their agencies, authorities, instrumentalities or political subdivisions, including a foreign state, province or municipality; (b) debt obligations of supranational organizations such as the World Bank, Asian Development Bank, European Investment Bank, and European Economic Community; (c) debt obligations of foreign banks and bank holding companies; (d) debt obligations of domestic banks and corporations issued in foreign currencies; (e) debt obligations denominated in the European Currency Unit (ECU); and (f) foreign corporate debt securities and commercial paper. Such securities may include loan participations and assignments, convertible securities and zero-coupon securities.

  The International Emerging Markets Portfolio will invest its assets in countries with emerging economies or securities markets. The High Yield Bond Portfolio may invest up to 10% of its total assets in securities of emerging markets issuers, although typically it will not hold any of these investments. The International Bond Portfolio may also invest in emerging markets issuers. Political and economic structures in many of these countries may be undergoing significant evolution and rapid development, and these countries may lack the social, political and economic stability characteristic of more developed countries. Some of these countries may have in the past failed to recognize private property rights and have at times nationalized or expropriated the assets of private companies. As a result the risks described above, including the risks of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the value of investments in these countries and the availability to a Portfolio of additional investments in emerging market countries. The small size and inexperience of the securities markets in certain of these countries and the limited volume of trading in securities in these countries may make investments in the countries illiquid and more volatile than investments in Japan or most Western European countries. There may be little financial or accounting information available with respect to issuers located in certain emerging market countries, and it may be difficult to assess the value or prospects of an investment in such issuers.

  The expense ratios of the Portfolios investing significantly in foreign securities can be expected to be higher than those of Portfolios investing primarily in domestic securities. The costs attributable to investing abroad are usually higher for several reasons, such as the higher cost of investment research, higher cost of custody of foreign securities, higher commissions paid on comparable transactions on foreign markets and additional costs arising from delays in settlements of transactions involving foreign securities.

  Brady Bonds. The High Yield Bond Portfolio's emerging market debt securities may include emerging market governmental debt obligations commonly referred to as Brady Bonds. Brady Bonds are debt securities, generally denominated in U.S. dollars, issued under the framework of the Brady Plan, an initiative announced by U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations (primarily emerging market countries) to restructure their outstanding external indebtedness (generally, commercial bank debt). Brady Bonds are created through the exchange of existing commercial bank loans to foreign entities for new obligations in connection with debt restructuring. A significant amount of the Brady Bonds that the High Yield Bond Portfolio may purchase have no or limited collateralization, and the High Yield Bond Portfolio will be relying for payment of interest and (except in the case of principal collateralized Brady Bonds) principal primarily on the willingness and ability of the foreign government to make payment in accordance with the terms of the Brady Bonds. A substantial portion of the Brady Bonds and other sovereign debt securities in which the Portfolio may invest are likely to be acquired at a discount.

  ADRs, EDRs and GDRs. Each Equity Portfolio (other than the Index Master Portfolio) may invest in both sponsored and unsponsored American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs"), Global Depository Receipts ("GDRs") and other similar global instruments. ADRs typically are issued by an American bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depository Receipts, are receipts issued in Europe, typically by foreign banks and trust companies, that evidence ownership of either foreign or domestic underlying securities. GDRs are depository receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer. Investments in ADRs, EDRs and GDRs present additional investment considerations as described under "Foreign Investments."

  The Euro. On January 1, 1999, 11 European countries implemented a new currency unit, the Euro, which is expected to reshape financial markets, banking systems and monetary policies in Europe and other parts of the world. The countries that initially converted or tied their currencies to the Euro are Austria, Belgium, France, Germany, Luxembourg, the Netherlands, Ireland, Finland, Italy, Portugal and Spain. Implementation of this plan means that financial transactions and market information, including share quotations and company accounts, in participating countries will be denominated in Euros. Participating governments will issue their bonds in Euros, and monetary policy for participating countries will be uniformly managed by a new central bank, the European Central Bank.

  Although it is not possible to predict the impact of the Euro implementation plan on the Portfolios, the transition to the Euro may change the economic environments and behavior of investors, particularly in European markets. For example, investors may begin to view those countries using the Euro as a single entity, and the Portfolios' sub-advisers may need to adapt its investment strategy accordingly. The process of implementing the Euro also may adversely affect financial markets world-wide and may result in changes in the relative strength and value of the U.S. dollar or other major currencies, as well as possible adverse tax consequences. The transition to the Euro is likely to have a significant impact on fiscal and monetary policy in the participating countries and may produce unpredictable effects on trade and commerce generally. These resulting uncertainties could create increased volatility in financial markets world-wide.

  Options and Futures Contracts. To the extent consistent with its investment objective, each Equity and Bond Portfolio (other than the Index Master Portfolio) may write (i.e. sell) covered call options, buy put options, buy call options and write secured put options for the purpose of hedging or earning additional income, which may be deemed speculative or, with respect to the International Bond, International Equity, International Emerging Markets and
International Small Cap Equity Portfolios, cross-hedging.   For the payment of a
premium, the purchaser of an option obtains the right to buy (in the case of a call option) or to sell (in the case of a put option) the item which is the subject of the option at a stated exercise price for a specific period of time. These options may relate to particular securities, securities indices, or the yield differential between two securities, or, in the case of the International Bond, International Equity, International Emerging Markets and International Small Cap Equity Portfolios, foreign currencies, and may or may not be listed on a securities exchange and may or may not be issued by the Options Clearing Corporation. A Portfolio will not purchase put and call options when the aggregate premiums on outstanding options exceed 5% of its net assets at the time of purchase, and will not write options on more than 25% of the value of its net assets (measured at the time an option is written). Options trading is a highly specialized activity that entails greater than ordinary investment risks. In addition, unlisted options are not subject to the protections afforded purchasers of listed options issued by the Options Clearing Corporation, which performs the obligations of its members if they default.

  To the extent consistent with its investment objective, each Equity and Bond Portfolio may also invest in futures contracts and options on futures contracts (interest rate futures contracts or index futures contracts, as applicable) to commit funds awaiting investment or maintain cash liquidity or, except with respect to the Index Master Portfolio, for other hedging purposes. These instruments are described in Appendix B to this Statement of Additional Information. The value of a Portfolio's contracts may equal or exceed 100% of its total assets, although a Portfolio will not purchase or sell a futures contract unless immediately afterwards the aggregate amount of margin deposits on its existing futures positions plus the amount of premiums paid for related futures options entered into for other than bona fide hedging purposes is 5% or less of its net assets.

  To maintain greater flexibility, the High Yield Bond Portfolio may invest in instruments which have the characteristics of futures contracts. These instruments may take a variety of forms, such as debt securities with interest or principal payments determined by reference to the value of a commodity at a future point in time. The risks of such investments could reflect the risks of investing in futures and securities, including volatility and illiquidity.

  Futures contracts obligate a Portfolio, at maturity, to take or make delivery of securities, the cash value of a securities index or a stated quantity of a foreign currency. A Portfolio may sell a futures contract in order to offset an expected decrease in the value of its portfolio positions that might otherwise result from a market decline or currency exchange fluctuation. A Portfolio may do so either to hedge the value of its securities portfolio as a whole, or to protect against declines occurring prior to sales of securities in the value of the securities to be sold. In addition, a Portfolio may utilize futures contracts in anticipation of changes in the composition of its holdings or in currency exchange rates.

  A Portfolio may purchase and sell call and put options on futures contracts traded on an exchange or board of trade. When a Portfolio purchases an option on a futures contract, it has the right to assume a position as a purchaser or a seller of a futures contract at a specified exercise price during the option period. When a Portfolio sells an option on a futures contract, it becomes obligated to sell or buy a futures contract if the option is exercised. In connection with a Portfolio's position in a futures contract or related option, the Fund will create a segregated account of liquid assets or will otherwise cover its position in accordance with applicable SEC requirements.

  The primary risks associated with the use of futures contracts and options are
(a) the imperfect correlation between the change in market value of the instruments held by a Portfolio and the price of the futures contract or option;
(b) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the sub-adviser's inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and
(e) the possibility that the counterparty will default in the performance of its obligations.

  The Fund intends to comply with the regulations of the Commodity Futures Trading Commission exempting the Portfolios from registration as a "commodity pool operator."

  Options trading is a highly specialized activity which entails greater than ordinary investment risks. Options on particular securities may be more volatile than the underlying securities, and therefore, on a percentage basis, an investment in the underlying securities themselves. A Portfolio will write call options only if they are "covered." In the case of a call option on a security, the option is "covered" if a Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, liquid assets in such amount as are held in a segregated account by its custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if a Portfolio maintains with its custodian liquid assets equal to the contract value. A call option is also covered if a Portfolio holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written provided the difference is maintained by the Portfolio in liquid assets in a segregated account with its custodian.

  When a Portfolio purchases a put option, the premium paid by it is recorded as an asset of the Portfolio. When a Portfolio writes an option, an amount equal to the net premium (the premium less the commission) received by the Portfolio is included in the liability section of the Portfolio's statement of assets and liabilities as a deferred credit. The amount of this asset or deferred credit will be subsequently marked-to-market to reflect the current value of the option purchased or written. The current value of the traded option is the last sale price or, in the absence of a sale, the mean between the last bid and asked prices. If an option purchased by a Portfolio expires unexercised the Portfolio realizes a loss equal to the premium paid. If the Portfolio enters into a closing sale transaction on an option purchased by it, the Portfolio will realize a gain if the premium received by the Portfolio on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less. If an option written by a Portfolio expires on the stipulated expiration date or if the Portfolio enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the deferred credit related to such option will be eliminated. If an option written by a Portfolio is exercised, the proceeds of the sale will be increased by the net premium originally received and the Portfolio will realize a gain or loss.

  There are several risks associated with transactions in options on securities and indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded over-the-counter or on a national securities exchange ("Exchange") may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an Exchange; the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the Options Clearing Corporation as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

  Interest Rate Transactions and Currency Swaps. The Balanced and Bond Portfolios may enter into interest rate swaps and may purchase or sell interest rate caps and floors. The Portfolios may enter into these transactions primarily to preserve a return or spread on a particular investment or portion of their holdings, as a duration management technique or to protect against an increase in the price of securities a Portfolio anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment.

  In addition, the International Bond Portfolio may engage in foreign currency exchange transactions to protect against uncertainty in the level of future exchange rates. The Portfolio may engage in foreign currency exchange transactions in connection with the purchase and sale of portfolio securities (transaction hedging) and to protect the value of specific portfolio positions (position hedging). The Portfolio may purchase or sell a foreign currency on a spot (or cash) basis at the prevailing spot rate in connection with the settlement of transactions in portfolio securities denominated in that foreign currency, and may also enter into contracts to purchase or sell foreign currencies at a future date ("forward contracts") and purchase and sell foreign currency futures contracts (futures contracts). The Portfolio may also purchase exchange-listed and over-the-counter call and put options on futures contracts and on foreign currencies, and may write covered call options on up to 100% of the currencies in its portfolio. In order to protect against currency fluctuations, the International Bond Portfolio may enter into currency swaps. Currency swaps involve the exchange of the rights of the Portfolio and another party to make or receive payments in specified currencies.

  The Bond and Balanced Portfolios may enter into interest rate swaps, caps and floors on either an asset-based or liability-based basis, depending on whether a Portfolio is hedging its assets or its liabilities. Interest rate swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest (e.g., an exchange of floating rate payments for fixed rate payments). The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The International Bond Portfolio may also enter into currency swaps, which involve the exchange of the rights of a Portfolio and another party to make or receive payments in specified currencies.

  A Portfolio will usually enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. In contrast, currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency.

  A Portfolio will accrue the net amount of the excess, if any, of its obligations over its entitlements with respect to each interest rate or currency swap on a daily basis and will deliver an amount of liquid assets having an aggregate net asset value at least equal to the accrued excess to a custodian that satisfies the requirements of the 1940 Act. If the other party to an interest rate swap defaults, a Portfolio's risk of loss consists of the net amount of interest payments that the Portfolio is contractually entitled to receive. Because currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. A Portfolio will not enter into any interest rate or currency swap unless the unsecured commercial paper, senior debt or claims paying ability of the other party is rated either "A" or "A-1" or better by S&P, Duff & Phelps or Fitch, or "A" or "P-1" or better by Moody's.

  A Portfolio will enter into currency or interest rate swap, cap and floor transactions only with institutions deemed the creditworthy by the Portfolio's adviser or sub-adviser. If there is a default by the other party to such a transaction, a Portfolio will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps and floors are more recent innovations and, accordingly, they are less liquid than swaps.

  Foreign Currency Transactions. Forward foreign currency exchange contracts involve an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Forward currency contracts do not eliminate fluctuations in the values of portfolio securities but rather allow a Portfolio to establish a rate of exchange for a future point in time. A Portfolio may use forward foreign currency exchange contracts to hedge against movements in the value of foreign currencies (including the "ECU" used in the European Community) relative to the U.S. dollar in connection with specific portfolio transactions or with respect to portfolio positions. A Portfolio may enter into forward foreign currency exchange contracts when deemed advisable by its adviser or sub-adviser under two circumstances. First, when entering into a contract for the purchase or sale of a security, a Portfolio may enter into a forward foreign currency exchange contract for the amount of the purchase or sale price to protect against variations, between the date the security is purchased or sold and the date on which payment is made or received, in the value of the foreign currency relative to the U.S. dollar or other foreign currency.

  Second, when a Portfolio's adviser or sub-adviser anticipates that a particular foreign currency may decline relative to the U.S. dollar or other leading currencies, in order to reduce risk, the Portfolio may enter into a forward contract to sell, for a fixed amount, the amount of foreign currency approximating the value of some or all of the Portfolio's securities denominated in such foreign currency. With respect to any forward foreign currency contract, it will not generally be possible to match precisely the amount covered by that contract and the value of the securities involved due to the changes in the values of such securities resulting from market movements between the date the forward contract is entered into and the date it matures. In addition, while forward contracts may offer protection from losses resulting from declines in the value of a particular foreign currency, they also limit potential gains which might result from increases in the value of such currency. A Portfolio will also incur costs in connection with forward foreign currency exchange contracts and conversions of foreign currencies and U.S. dollars.

  A Portfolio may also engage in proxy hedging transactions to reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities. Proxy hedging is often used when the currency to which the Portfolio is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the Portfolio's securities are, or are expected to be, denominated, and to buy U.S. dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Portfolio if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. In addition, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that a Portfolio is engaging in proxy hedging. A Portfolio may also cross-hedge currencies by entering into forward contracts to sell one or more currencies that are expected to decline in value relative to other currencies to which the Portfolio has or in which the Portfolio expects to have portfolio exposure. For example, a Portfolio may hold both French government bonds and German government bonds, and the Adviser or Sub-Adviser may believe that French francs will deteriorate against German marks. The Portfolio would sell French francs to reduce its exposure to that currency and buy German marks. This strategy would be a hedge against a decline in the value of French francs, although it would expose the Portfolio to declines in the value of the German mark relative to the U.S. dollar.

  In general, currency transactions are subject to risks different from those of other portfolio transactions, and can result in greater losses to a Portfolio than would otherwise be incurred, even when the currency transactions are used for hedging purposes.

  A separate account of a Portfolio consisting of liquid assets equal to the amount of the Portfolio's assets that could be required to consummate forward contracts entered into under the second circumstance, as set forth above, will be established with the Fund's custodian. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market or fair value. If the market or fair value of such securities declines, additional cash or securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the Portfolio.

  Stand-by Commitments. Under a stand-by commitment for a Municipal Obligation, a dealer agrees to purchase at the Portfolio's option a specified Municipal Obligation at a specified price. Stand-by commitments for Municipal Obligations may be exercisable by a Portfolio at any time before the maturity of the underlying Municipal Obligations and may be sold, transferred or assigned only with the instruments involved. It is expected that such stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Portfolio may pay for such a stand-by commitment either separately in cash or by paying a higher price for Municipal Obligations which are acquired subject to the commitment for Municipal Obligations (thus reducing the yield to maturity otherwise available for the same securities). The total amount paid in either manner for outstanding stand-by commitments for Municipal Obligations held by a Portfolio will not exceed
1/2 of 1% of the value of such Portfolio's total assets calculated immediately after each stand-by commitment is acquired.

  Stand-by commitments will only be entered into with dealers, banks and broker-dealers which, in a sub-adviser's opinion, present minimal credit risks. A Portfolio will acquire stand-by commitments solely to facilitate portfolio liquidity and not to exercise its rights thereunder for trading purposes. Stand-by commitments will be valued at zero in determining net asset value. Accordingly, where a Portfolio pays directly or indirectly for a stand-by commitment, its cost will be reflected as an unrealized loss for the period during which the commitment is held by such Portfolio and will be reflected as a realized gain or loss when the commitment is exercised or expires.

  Municipal Investments. The two principal classifications of Municipal Obligations are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Revenue securities include private activity bonds which are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved. Municipal Obligations may also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

  Also included within the general category of Municipal Obligations are participation certificates in a lease, an installment purchase contract, or a conditional sales contract ("lease obligations") entered into by a state or political subdivision to finance the acquisition or construction of equipment, land, or facilities. Although lease obligations are not general obligations of the issuer for which the state or other governmental body's unlimited taxing power is pledged, certain lease obligations are backed by a covenant to appropriate money to make the lease obligation payments. However, under certain lease obligations, the state or governmental body has no obligation to make these payments in future years unless money is appropriated on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. These securities represent a relatively new type of financing that is not yet as marketable as more conventional securities.

  Each Tax-Free and Municipal Portfolio may acquire "stand-by commitments" with respect to Municipal Obligations held by it. Under a stand-by commitment, a dealer agrees to purchase, at the Portfolio's option, specified Municipal Obligations at a specified price. The acquisition of a stand-by commitment may increase the cost, and thereby reduce the yield, of the Municipal Obligations to which the commitment relates. The Tax-Free and Municipal Portfolios may also invest in tax-exempt derivative securities relating to Municipal Obligations, including tender option bonds, participations, beneficial interests in trusts and partnership interests.

  The amount of information regarding the financial condition of issuers of Municipal Obligations may be less extensive than the information for public corporations, and the secondary market for Municipal Obligations may be less liquid than that for taxable obligations. Accordingly, the ability of a Portfolio to buy and sell Municipal Obligations may, at any particular time and with respect to any particular securities, be limited. In addition, Municipal Obligations purchased by the Portfolios include obligations backed by letters of credit and other forms of credit enhancement issued by domestic and foreign banks, as well as other financial institutions. Changes in the credit quality of these institutions could cause loss to a Tax-Free Portfolio and affect its share price.

  Opinions relating to the validity of Municipal Obligations and to the exemption of interest thereon from Federal and state income tax are rendered by counsel to the respective issuers and sponsors of the obligations at the time of issuance. The Fund and its service providers will rely on such opinions and will not review independently the underlying proceedings relating to the issuance of Municipal Obligations, the creation of any tax-exempt derivative securities, or the bases for such opinions.

  Tax-Exempt Derivatives. The Municipal Money Market Portfolios and the Tax-Free Income, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, New Jersey Tax-Free Income, Delaware Tax-Free Income and Kentucky Tax-Free Income Portfolios (collectively, the "Money and Non-Money Market Municipal Portfolios") may hold tax-exempt derivatives which may be in the form of tender option bonds, participations, beneficial interests in a trust, partnership interests or other forms. It is intended that any such tax-exempt derivatives held by the New Jersey Municipal Money Market Portfolio and the New Jersey Tax-Free Income Portfolio shall comply with N.J.S.A. 54A:6-14.1. A number of different structures have been used. For example, interests in long-term fixed-rate municipal debt obligations, held by a bank as trustee or custodian, are coupled with tender option, demand and other features when the tax-exempt derivatives are created. Together, these features entitle the holder of the interest to tender (or put) the underlying municipal debt obligation to a third party at periodic intervals and to receive the principal amount thereof. In some cases, municipal debt obligations are represented by custodial receipts evidencing rights to receive specific future interest payments, principal payments, or both, on the underlying securities held by the custodian. Under such arrangements, the holder of the custodial receipt has the option to tender the underlying securities at their face value to the sponsor (usually a bank or broker dealer or other financial institution), which is paid periodic fees equal to the difference between the securities' fixed coupon rate and the rate that would cause the securities, coupled with the tender option, to trade at par on the date of a rate adjustment. A participation interest gives the Fund an undivided interest in a Municipal Obligation in the proportion the Fund's participation bears to the total principal amount of the Municipal Obligation, and typically provides for a repurchase feature for all or any part of the full principal amount of the participation interest, plus accrued interest. Trusts and partnerships are typically used to convert long-term fixed rate high quality bonds of a single state or municipal issuer into variable or floating rate demand instruments. The purchase of an interest in the trust can be financed through the trust at short term municipal interest rates in which the fund receives the difference of the underlying coupon and short term municipal rates. Since the fund borrows money in order to finance this trade it should be considered "leverage." The Money and Non-Money Market Municipal Portfolios may hold tax-exempt derivatives, such as participation interests and custodial receipts, for municipal debt obligations which give the holder the right to receive payment of principal subject to the conditions described above. It is intended that any such tax-exempt derivatives held by the New Jersey Municipal Money Market Portfolio and the New Jersey Tax-Free Income Portfolio shall comply with N.J.S.A. 54A:6-14.1. The Internal Revenue Service has not ruled on whether the interest received on tax-exempt derivatives in the form of participation interests or custodial receipts is tax-exempt, and accordingly, purchases of any such interests or receipts are based on the opinions of counsel to the sponsors of such derivative securities. Neither the Fund nor its investment adviser or sub-advisers will review the proceedings related to the creation of any tax-exempt derivatives or the basis for such opinions.

  Tax-Exempt Preferred Shares. The Non-Money Market Municipal Portfolios may invest in preferred interests of other investment funds that pay dividends that are exempt from regular Federal income tax. Such funds in turn invest in municipal bonds and other assets that pay interest or make distributions that are exempt from regular Federal income tax, such as revenue bonds issued by state or local agencies to fund the development of low-income, multi-family housing. Investment in such tax-exempt preferred shares involves many of the same issues as investing in other open- or closed-end investment companies as discussed below. These investments also have additional risks, including liquidity risk, the absence of regulation governing investment practices, capital structure and leverage, affiliated transactions and other matters, and concentration of investments in particular issuers or industries. Revenue bonds issued by state or local agencies to finance the development of low-income, multi-family housing involve special risks in addition to those associated with municipal bonds generally, including that the underlying properties may not generate sufficient income to pay expenses and interest costs. Such bonds are generally non-recourse against the property owner, may be junior to the rights of others with an interest in the properties, may pay interest that changes based in part on the financial performance of the property, may be prepayable without penalty and may be used to finance the construction of housing developments which, until completed and rented, do not generate income to pay interest. Increases in interest rates payable on senior obligations may make it more difficult for issuers to meet payment obligations on subordinated bonds. The Non-Money Market Municipal Portfolios will treat investments in tax-exempt preferred shares as investments in municipal bonds.

  Securities Lending. A Portfolio may seek additional income by lending securities on a short-term basis. The securities lending agreements will require that the loans be secured by collateral in cash, U.S. Government securities or (except for the Index Master Portfolio) irrevocable bank letters of credit maintained on a current basis equal in value to at least the market value of the loaned securities. A Portfolio may not make such loans in excess of 33 1/3% of the value of its total assets. Securities loans involve risks of delay in receiving additional collateral or in recovering the loaned securities, or possibly loss of rights in the collateral if the borrower of the securities becomes insolvent.

  A Portfolio would continue to accrue interest on loaned securities and would also earn income on investment collateral for such loans. Any cash collateral received by a Portfolio in connection with such loans may be invested in a broad range of high quality, U.S. dollar-denominated money market instruments that meet Rule 2a-7 restrictions for money market funds. Specifically, cash collateral may be invested in any of the following instruments: (a) securities issued or guaranteed as to principal and interest by the U.S. Government or by its agencies or instrumentalities and related custodial receipts; (b) "first tier" quality commercial paper and other obligations issued or guaranteed by U.S. and foreign corporations and other issuers rated (at the time of purchase) in the highest rating category by at least two NRSRO's, or one if only rated by one NRSRO; (c) U.S. dollar-denominated obligations issued or supported by the credit of U.S. or foreign banks or savings institutions with total assets in excess of $1 billion (including obligations of foreign branches of such banks) (i.e. CD's, BA's and time deposits); (d) repurchase agreements relating to the above instruments, as well as corporate debt; and (e) unaffiliated money market funds. Any such investments must be rated "first tier" and must have a maturity of 397 days or less from the date of purchase.

  While the Index Master Portfolio may earn additional income from lending securities, such activity is incidental to the investment objective of the Index Master Portfolio. The value of securities loaned may not exceed 33 1/3% of the value of the Index Master Portfolio's total assets. In connection with such loans, the Index Master Portfolio will receive collateral consisting of cash or U.S. Government securities, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. In addition, the Index Master Portfolio will be able to terminate the loan at any time, will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. In the event of the bankruptcy of the borrower, the Trust could experience delay in recovering the loaned securities. Management of the Trust believes that this risk can be controlled through careful monitoring procedures.

  Yields and Ratings. The yields on certain obligations are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody's, Duff & Phelps Credit Co. ("Duff & Phelps"), Fitch Investor Services, Inc. ("Fitch") and S&P represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by a Portfolio, a rated security may cease to be rated. A Portfolio's adviser or sub-adviser will consider such an event in determining whether the Portfolio should continue to hold the security.

  Investment Companies. In connection with the management of their daily cash positions, the Equity Portfolios (other than the Index Master Portfolio) may invest in securities issued by other investment companies which invest in short-term debt securities and which seek to maintain a $1.00 net asset value per share. Such Portfolios may also invest in securities issued by other investment companies with similar investment objectives. The Bond Portfolios may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act. The International Equity, International Emerging Markets and International Small Cap Equity Portfolios may purchase shares of investment companies investing primarily in foreign securities, including so-called "country funds." Country funds have portfolios consisting exclusively of securities of issuers located in one foreign country. The Index Equity Portfolio may also invest in Standard & Poor's Depository Receipts (SPARS) and shares of other investment companies that are structured to seek a similar correlation to the performance of the S&P 500 Index. Securities of other investment companies will be acquired within limits prescribed by the Investment Company Act of 1940 (the "1940 Act"). As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory fees and other expenses the Portfolio bears directly in connection with its own operations.

  The Money Market Portfolios may invest in securities issued by other investment companies which invest in short-term, high quality debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method of valuation. Securities of other investment companies will be acquired by a Portfolio within the limits prescribed by the 1940 Act.
As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory fees and other expenses the Portfolio bears directly in connection with its own operations.

  Each Portfolio, other than the Index Equity Portfolio, currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (i) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio or by the Fund as a whole.

  Stripped and Zero Coupon Obligations. To the extent consistent with their investment objectives, the Bond Portfolios may purchase Treasury receipts and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government and other obligations. These participations, which may be issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks and other institutions, are issued at a discount to their "face value," and may include stripped mortgage-backed securities ("SMBS"). Stripped securities, particularly SMBS, may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors, and they are often illiquid. The International Bond Portfolio also may purchase "stripped" securities that evidence ownership in the future interest payments or principal payments on obligations of foreign governments.

  SMBS are usually structured with two or more classes that receive different proportions of the interest and principal distributions from a pool of mortgage-backed obligations. A common type of SMBS will have one class receiving all of the interest ("IO" or interest-only), while the other class receives all of the principal ("PO" or principal-only). However, in some cases, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. If the underlying obligations experience greater than anticipated prepayments of principal, a Portfolio may fail to fully recoup its initial investment. The market value of SMBS can be extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest are generally higher than prevailing market yields on other mortgage-related obligations because their cash flow patterns are also volatile and there is a greater risk that the initial investment will not be fully recouped.

  Each Bond Portfolio and the Balanced Portfolio may invest in zero-coupon bonds, which are normally issued at a significant discount from face value and do not provide for periodic interest payments. Zero-coupon bonds may experience greater volatility in market value than similar maturity debt obligations which provide for regular interest payments. Additionally, current federal tax law requires the holder of certain zero-coupon bonds to accrue income with respect to these securities prior to the receipt of cash payments. To maintain its qualification as a regulated investment company and avoid liability for federal income and excise taxes, a Portfolio may be required to distribute income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements. See "Taxes."

  Guaranteed Investment Contracts. The Bond Portfolios and the Money Market Portfolio may make limited investments in guaranteed investment contracts ("GICs") issued by highly rated U.S. insurance companies. Under these contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Portfolio, on a monthly basis, interest which is based on an index (such as the Salomon Brothers CD Index), but is guaranteed not to be less than a certain minimum rate. Each Portfolio does not expect to invest more than 5% of its net assets in GICs at any time during the current fiscal year.

  Dollar Roll Transactions. To take advantage of attractive opportunities in the mortgage market and to enhance current income, the Balanced Portfolio and each Bond Portfolio (except the Tax-Free Portfolios) may enter into dollar roll transactions. A dollar roll transaction involves a sale by the Portfolio of a mortgage-backed or other security concurrently with an agreement by the Portfolio to repurchase a similar security at a later date at an agreed-upon price. The securities that are repurchased will bear the same interest rate and stated maturity as those sold, but pools of mortgages collateralizing those securities may have different prepayment histories than those sold. During the period between the sale and repurchase, a Portfolio will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in additional instruments for the Portfolio, and the income from these investments will generate income for the Portfolio. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of a Portfolio compared with what the performance would have been without the use of dollar rolls. At the time a Portfolio enters into a dollar roll transaction, it will place in a segregated account maintained with its custodian cash, U.S. Government securities or other liquid securities having a value equal to the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that its value is maintained. A Portfolio's dollar rolls, together with its reverse repurchase agreements and other borrowings, will not exceed, in the aggregate, 33 1/3% of the value of its total assets.

  Dollar roll transactions involve the risk that the market value of the securities a Portfolio is required to purchase may decline below the agreed upon repurchase price of those securities. If the broker/dealer to whom a Portfolio sells securities becomes insolvent, the Portfolio's right to purchase or repurchase securities may be restricted. Successful use of mortgage dollar rolls may depend upon the sub-adviser's ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed.

  Short Sales. The Balanced and Bond Portfolios may only make short sales of securities "against-the-box." A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline. The Portfolios may make short sales both as a form of hedging to offset potential declines in long positions in similar securities and in order to maintain portfolio flexibility. In a short sale "against-the-box," at the time of sale, the Portfolio owns or has the immediate and unconditional right to acquire the identical security at no additional cost. When selling short "against-the-box," a Portfolio forgoes an opportunity for capital appreciation in the security.

  Interest Rate and Extension Risk. The value of fixed income securities in the Balanced and Bond Portfolios can be expected to vary inversely with changes in prevailing interest rates. Fixed income securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than securities with shorter maturities. The Portfolios are not restricted to any maximum or minimum time to maturity in purchasing individual portfolio securities, and the average maturity of a Portfolio's assets will vary. Although the Bond Portfolios' sub-adviser will normally attempt to structure each Portfolio to have a comparable duration to its benchmark as stated for that section, there can be no assurance that it will be able to do so at all times.

  Liquidity Management. Each Money Market Portfolio may hold uninvested cash reserves pending investment during temporary defensive periods or if, in the opinion of the Portfolios' sub-adviser, suitable obligations are unavailable. During normal market periods, no more than 20% of a Portfolio's assets will be held uninvested. Uninvested cash reserves will not earn income.

  As a temporary defensive measure if its sub-adviser determines that market conditions warrant, each Equity Portfolio (other than the Index Master Portfolio) may invest without limitation in high quality money market instruments. The Equity Portfolios may also invest in high quality money market instruments pending investment or to meet anticipated redemption requests. The Balanced Portfolio may also invest in these securities in furtherance of its investment objective. The Index Master Portfolio may invest a portion of its assets, normally not more than 5% of its net assets, in certain short-term fixed income obligations in order to maintain liquidity or to invest temporarily uncommitted cash balances. High quality money market instruments include U.S. government obligations, U.S. government agency obligations, dollar denominated obligations of foreign issuers, bank obligations, including U.S. subsidiaries and branches of foreign banks, corporate obligations, commercial paper, repurchase agreements and obligations of supranational organizations. Generally, such obligations will mature within one year from the date of settlement, but may mature within two years from the date of settlement.

  Illiquid Securities. No Equity or Bond Portfolio will invest more than 15% (10% with respect to the Index Master Portfolio) and no Money Market Portfolio will invest more than 10% of the value of its net assets in securities that are illiquid. GICs, variable and floating rate instruments that cannot be disposed of within seven days, and repurchase agreements and time deposits that do not provide for payment within seven days after notice, without taking a reduced price, are subject to these limits. Each Equity, Bond and Money Market Portfolio may purchase securities which are not registered under the Securities Act of 1933 (the "1933 Act") but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. These securities will not be considered illiquid so long as it is determined by the adviser or sub-adviser that an adequate trading market exists for the securities. This investment practice could have the effect of increasing the level of illiquidity in a Portfolio during any period that qualified institutional buyers become uninterested in purchasing these restricted securities.

  Portfolio Turnover Rates. A Portfolio's annual portfolio turnover rate will not be a factor preventing a sale or purchase when the adviser or sub-adviser believes investment considerations warrant such sale or purchase. Portfolio turnover may vary greatly from year to year as well as within a particular year. High portfolio turnover rates (i.e., 100% or more) will generally result in higher transaction costs to a Portfolio and may result in the realization of short-term capital gains that are taxable to shareholders as ordinary income.

  Special Consideration Regarding the Ohio Tax-Free Income Portfolio. The Ohio Tax-Free Income Portfolio will not trade its securities for the purpose of seeking profits. For purposes of this policy, the Portfolio may vary its portfolio securities if (i) there has been an adverse change in a security's credit rating or in that of its issuer or in the adviser's or sub-adviser's credit analysis of the security or its issuer; (ii) there has been, in the opinion of the adviser and sub-adviser, a deterioration or anticipated deterioration in general economic or market conditions affecting issuers of Ohio Municipal Obligations, or a change or anticipated change in interest rates;
(iii) adverse changes or anticipated changes in market conditions or economic or other factors temporarily affecting the issuers of one or more portfolio securities make necessary or desirable the sale of such security or securities in anticipation of the Portfolio's repurchase of the same or comparable securities at a later date; or (iv) the adviser or sub-adviser engages in temporary defensive strategies.

              SPECIAL CONSIDERATIONS FOR STATE-SPECIFIC PORTFOLIOS

  The following information regarding the State-Specific Portfolios is derived from official statements of certain issuers published in connection with their issuance of securities and from other publicly available information, and is believed to be accurate. No independent verification has been made of any of the following information.

  Special Considerations Regarding Investments in Ohio State-Specific Obligations. The Ohio Municipal Money Market and Ohio Tax-Free Income Portfolios (the "Ohio Portfolios") will each invest most of its net assets in securities issued by or on behalf of (or in certificates of participation in lease-purchase obligations of) the State of Ohio, political subdivisions of the State, or agencies or instrumentalities of the State or its political subdivisions ("Ohio State-Specific Obligations"). The Ohio Portfolios are therefore susceptible to general or particular economic, political or regulatory factors that may affect issuers of Ohio State-Specific Obligations. The following information constitutes only a brief summary of some of the many complex factors that may have an effect. The information does not apply to "conduit" obligations on which the public issuer itself has no financial responsibility. The following information is derived from official statements of certain Ohio issuers published in connection with their issuance of securities and from other publicly available information, and is believed to be accurate. No independent verification has been made of any of the following information.

  Generally, the creditworthiness of Ohio State-Specific Obligations of local issuers is unrelated to that of obligations of the State itself, and the State has no responsibility to make payments on those local obligations.

  There may be specific factors that at particular times apply in connection with investment in particular Ohio State-Specific Obligations or in those obligations of particular Ohio issuers. It is possible that the investment may be in particular Ohio State-Specific Obligations, or in those of particular issuers, as to which those factors apply. However, the information below is intended only as a general summary, and is not intended as a discussion of any specific factors that may affect any particular obligation or issuer.

  Ohio is the seventh most populous state. The 1990 Census count of 10,847,000 indicated a 0.5% population increase from 1980. The Census estimate for 1998 is 11,209,000.

  While diversifying more into the service and other non-manufacturing areas, the Ohio economy continues to rely in part on durable goods manufacturing largely concentrated in motor vehicles and equipment, steel, rubber products and household appliances. As a result, general economic activity, as in many other industrially-developed states, tends to be more cyclical than in some other states and in the nation as a whole. Agriculture is an important segment of the economy, with over half the State's area devoted to farming and approximately 16% of total employment in agribusiness.

  In prior years, the State's overall unemployment rate was commonly somewhat higher than the national figure. For example, the reported 1990 average monthly State rate was 5.7%, compared to the 5.5% national figure. However, in recent years the annual State rates were below the national rates (4.3% versus 4.5% in 1998). The unemployment rate and its effects vary among geographic areas of the State.

  There can be no assurance that future national, regional or state-wide economic difficulties, and the resulting impact on State or local government finances generally, will not adversely affect the market value of Ohio State-Specific Obligations held in the Ohio Portfolios or the ability of particular obligors to make timely payments of debt service on (or lease payments relating to) those Obligations.

  The State operates on the basis of a fiscal biennium for its appropriations and expenditures, and is precluded by law from ending its July 1 to June 30 fiscal year (FY) or fiscal biennium in a deficit position. Most State operations are financed through the General Revenue Fund (GRF), for which the personal income and sales-use taxes are the major sources. Growth and depletion of GRF ending fund balances show a consistent pattern related to national economic conditions, with the ending FY balance reduced during less favorable and increased during more favorable economic periods. The State has well-established procedures for, and has timely taken, necessary actions to ensure resource/expenditure balances during less favorable economic periods. Those procedures included general and selected reductions in appropriations spending.

  The 1992-93 biennium presented significant challenges to State finances successfully addressed. To allow time to resolve certain budget differences an interim appropriations act was enacted effective July 1, 1991; it included GRF debt service and lease rental appropriations for the entire 1992-93 biennium, while continuing most other appropriations for a month. Pursuant to the general appropriations act for the entire biennium, passed on July 11, 1991, $200 million was transferred from the Budget Stabilization Fund (BSF, a cash and budgetary management fund) to the GRF in FY 1992.

  Based on updated results and forecasts in the course of that FY, both in light of a continuing uncertain nationwide economic situation, there was projected, and then timely addressed an FY 1992 imbalance in GRF resources and expenditures. In response, the Governor ordered most State agencies to reduce GRF spending in the last six months of FY 1992 by a total of approximately $184 million; the $100.4 million BSF balance and additional amounts from certain other funds were transferred late in the FY to the GRF; and adjustments were made in the timing of certain tax payments.

  A significant GRF shortfall (approximately $520 million) was then projected for FY 1993. It was addressed by appropriate legislative and administrative actions, including the Governor's ordering $300 million in selected GRF spending reductions and subsequent executive and legislative action (a combination of tax revisions and additional spending reductions). The June 30, 1993 ending GRF fund balance was approximately $111 million, of which, as a first step to BSF replenishment, $21 million was deposited in the BSF.

  None of the spending reductions were applied to appropriations needed for debt service on or lease rentals relating to any State obligations.

  The 1994-95 biennium presented a more affirmative financial picture. Based on June 30, 1994 balances, an additional $260 million was deposited in the BSF.
The biennium ended June 30, 1995 with a GRF ending fund balance of $928 million, of which $535.2 million was transferred into the BSF. The significant GRF fund balance, after leaving in the GRF an unreserved and undesignated balance of $70 million, was transferred to the BSF, and other funds including school assistance funds and, in anticipation of possible federal program changes, a human services stabilization fund.

  From a higher than forecast 1996-97 mid-biennium GRF fund balance, $100 million was transferred for elementary and secondary school computer network purposes and $30 million to a new State transportation infrastructure fund. Approximately $400.8 million served as a basis for temporary 1996 personal income tax reductions aggregating that amount. The 1996-97 biennium-ending GRF fund balance was $834.9 million. Of that, $250 million went to school building construction and renovation, $94 million to the school computer network, $44.2 million for school textbooks and instructional materials and a distance learning program, and $34 million to the BSF, and the $263 million balance to a State income tax reduction fund.

  The 1998-99 biennium ending GRF balances were $1.5 billion (cash) and $976 million (fund). Of that fund balance, $325.7 million has been transferred to school building assistance, $46.3 million to the BSF, $90 million to supply classroom computers and for interactive video distance learning, and the remaining amount to the State income tax reduction fund. The BSF had a December 16, 1999 balance of over $953 million.

  The GRF appropriations acts for the current 2000-01 biennium (one for all education purposes, and one for general GRF purposes) were passed on June 24 and June 28, 1999, respectively, and promptly signed (after selective vetoes) by the Governor. Those acts provided for total GRF biennial expenditures of over $39.8 billion. Necessary GRF debt service and lease-rental appropriations for the entire biennium were requested in the Governor's proposed budget and incorporated in the appropriations bills as introduced, and were included in the bills versions as passed by the House and the Senate and in the acts as passed and signed.

  The State's incurrence or assumption of debt without a vote of the people is, with exceptions noted below, prohibited by current State constitutional provisions. The State may incur debt, limited in amount to $750,000, to cover casual deficits or failures in revenues or to meet expenses not otherwise provided for. The Constitution expressly precludes the State from assuming the debts of any local government or corporation. (An exception is made in both cases for any debt incurred to repel invasion, suppress insurrection or defend the State in war.)

  By 16 constitutional amendments approved from 1921 to date (the latest adopted in 1999), Ohio voters authorized the incurrence of State debt and the pledge of taxes or excises to its payment. At December 16, 1999, over $1.3 billion (excluding certain highway bonds payable primarily from highway use receipts) of this debt was outstanding or awaiting delivery. The only such State debt at that date still authorized to be incurred were portions of the highway bonds, and the following: (a) up to $100 million of obligations for coal research and development may be outstanding at any one time ($22.3 million outstanding); (b) $240 million of obligations previously authorized for local infrastructure improvements, no more than $120 million of which may be issued in any calendar year (over $1.06 billion outstanding); (c) up to $200 million in general obligation bonds for parks, recreation and natural resources purposes which may be outstanding at any one time ($109.1 million outstanding, with no more than $50 million to be issued in any one year); and (d) $150 million of general obligations for higher education facilities pursuant to the 1999 constitutional amendment discussed below.

  The electors in 1995 approved a constitutional amendment extending the local infrastructure bond program (authorizing an additional $1.2 billion of State full faith and credit obligations to be issued over 10 years for the purpose), and authorizing additional highway bonds (expected to be payable primarily from highway use receipts). The latter authorizes not more than $1.2 billion to be outstanding at any time and not more than $220 million to be issued in a fiscal year.

  A constitutional amendment approved by the voters in November 1999 authorizes State general obligation debt to pay costs of facilities for a system of common schools throughout the State and facilities for state supported and assisted institutions of higher education. That, and other debt represented by direct obligations of the State (including that authorized by the Ohio Public Facilities Commission and Ohio Building Authority, and some authorized by the Treasurer), may not be issued if future FY total debt service on those direct obligations to be paid from the GRF or net lottery proceeds exceeds 5% of total estimated revenues of the State for the GRF and from net State lottery proceeds during the FY of issuance.

  The Constitution also authorizes the issuance of State obligations for certain purposes, the owners of which do not have the right to have excises or taxes levied to pay debt service. Those special obligations include obligations issued by the Ohio Public Facilities Commission and the Ohio Building Authority, and certain obligations issued by the State Treasurer, over $5.1 billion of which were outstanding at December 16, 1999.

  In recent years, State agencies have participated in transportation and office building projects that may have some local as well as State use and benefit, in connection with which the State enters into lease purchase agreements with terms ranging from 7 to 20 years. Certificates of participation, or special obligation bonds of the State or a local agency, are issued that represent fractionalized interests in or are payable from the State's anticipated payments. The State estimates highest future FY payments under those agreements (as of December 16, 1999) to be approximately $31.9 million (of which $27 million is payable from sources other than the GRF, such as federal highway money distributions). State payments under all those agreements are subject to biennial appropriations, with the lease terms being two years subject to renewal if appropriations are made.

  A 1990 constitutional amendment authorizes greater State and political subdivision participation (including financing) in the provision of housing.
The General Assembly may for that purpose authorize the issuance of State obligations secured by a pledge of all or such portion as it authorizes of State revenues or receipts (but not by a pledge of the State's full faith and credit).

  A 1994 constitutional amendment pledges the full faith and credit and taxing power of the State to meeting certain guarantees under the State's tuition credit program which provides for purchase of tuition credits, for the benefit of State residents, guaranteed to cover a specified amount when applied to the cost of higher education tuition. (A 1965 constitutional provision that authorized student loan guarantees payable from available State moneys has never been implemented, apart from a "guarantee fund" approach funded essentially from program revenues.)

  State and local agencies issue obligations that are payable from revenues from or relating to certain facilities (but not from taxes). By judicial interpretation, these obligations are not "debt" within constitutional provisions. In general, payment obligations under lease-purchase agreements of Ohio public agencies (in which certificates of participation may be issued) are limited in duration to the agency's fiscal period, and are renewable only upon appropriations being made available for the subsequent fiscal period.

  Local school districts in Ohio receive a major portion (state-wide aggregate approximately 47% in FY 1998 recent years) of their operating moneys from State subsidies, but are dependent on local property taxes, and in 126 districts (as of December 16, 1999) on voter-authorized income taxes, for significant portions of their budgets. Litigation, similar to that in other states, is pending questioning the constitutionality of Ohio's system of school funding. The Ohio Supreme Court has concluded that aspects of the system (including basic operating assistance and the loan program referred to below) are unconstitutional, and ordered the State to provide for and fund a system complying with the Ohio Constitution, staying its order to permit time for responsive corrective actions. After a further hearing, the trial court has decided that steps taken to date by the State to enhance school funding have not met the requirements of the Supreme Court decision. The State has appealed to the Supreme Court, before which oral arguments were heard on November 16, 1999. That Court has issued a stay, pending appeal, of the implementation of the trial court's order. A now superseded small number of the State's 612 local school districts have in any year required special assistance to avoid year-end deficits. A now superseded program provided for school district cash need borrowing directly from commercial lenders, with diversion of State subsidy distributions to repayment if needed. Recent borrowings under this program totalled $87.2 million for 20 districts in FY 1996 (including $42.1 million for one), $113.2 million for 12 districts in FY 1997 (including $90 million to one for restructuring its prior loans), and $23.4 million for 10 districts in FY 1998.

  Ohio's 943 incorporated cities and villages rely primarily on property and municipal income taxes for their operations. With other subdivisions, they also receive local government support and property tax relief moneys distributed by the State.

  For those few municipalities and school districts that on occasion have faced significant financial problems, there are statutory procedures for a joint State/local commission to monitor the fiscal affairs and for development of a financial plan to eliminate deficits and cure any defaults. (Similar procedures have recently been extended to counties and townships.) Since inception for municipalities in 1979, these "fiscal emergency" procedures have been applied to 27 cities and villages; for 21 of them the fiscal situation was resolved and the procedures terminated (no municipality is currently in preliminary "fiscal watch" status). As of December 16, 1999, a school district "fiscal emergency" provision was applied to 10 districts, and 9 were on preliminary "fiscal watch" status.

  At present the State itself does not levy ad valorem taxes on real or tangible personal property. Those taxes are levied by political subdivisions and other local taxing districts. The Constitution has since 1934 limited to 1% of true value in money the amount of the aggregate levy (including a levy for unvoted general obligations) of property taxes by all overlapping subdivisions, without a vote of the electors or a municipal charter provision, and statutes limit the amount of that aggregate levy to 10 mills per $1 of assessed valuation (commonly referred to as the "ten-mill limitation"). Voted general obligations of subdivisions are payable from property taxes that are unlimited as to amount or rate.

  Special Considerations Regarding Investment in Pennsylvania State-Specific Obligations. The concentration of investments in Pennsylvania State-Specific Obligations by the Pennsylvania Municipal Money Market and Pennsylvania Tax-Free Income Portfolios raises special investment considerations. In particular, changes in the economic condition and governmental policies of the Commonwealth of Pennsylvania and its municipalities could adversely affect the value of those Portfolios and their portfolio securities. This section briefly describes current economic trends in Pennsylvania.

  Although the General Fund of the Commonwealth (the principal operating fund of the Commonwealth) experienced deficits in fiscal 1990 and 1991, tax increases and spending decreases resulted in surpluses the following seven years. As of June 30, 1998, the General Fund had a surplus of $1,959 million. A relatively high proportion of persons 65 and older in the Commonwealth, court ordered increases in healthcare reimbursement rates and higher correctional program costs place increased pressures on the tax resources of the Commonwealth and its municipalities. The Commonwealth's debt burden remains moderate. Employment growth has shifted to the trade and service sectors, with losses in more high-paid manufacturing positions.

  Pennsylvania has historically been dependent on heavy industry, although declines over the past thirty years in the coal, steel and railroad industries have led to diversification of the Commonwealth's economy. Recent sources of economic growth in Pennsylvania are in the service sector, including trade, medical and health services, education and financial institutions. Agriculture continues to be an important component of the Commonwealth's economic structure, with nearly one-third of the Commonwealth's total land area devoted to cropland, pasture and farm woodlands.

  The population of Pennsylvania experienced a slight increase in the period 1987 through 1998, and has a high proportion of persons 65 or older. The Commonwealth is highly urbanized, with almost 79% of the 1990 census population residing in metropolitan statistical areas. The two largest metropolitan statistical areas, those containing the Cities of Philadelphia and Pittsburgh, together comprise approximately 44% of the Commonwealth's total population.


  The Commonwealth utilizes the fund method of accounting and over 150 funds have been established for purposes of recording receipts and disbursements of the Commonwealth, of which the General Fund is the largest. Most of the Commonwealth's operating and administrative expenses are payable from the General Fund. The major tax sources for the General Fund are the sales tax, the personal income tax and the corporate net income tax. Major expenditures of the Commonwealth include funding for education, public health and welfare and transportation.

  The constitution of the Commonwealth provides that operating budget appropriations of the Commonwealth may not exceed the estimated revenues and available surplus in the fiscal year for which funds are appropriated. Annual budgets are enacted for the General Fund (the principal operating fund of the Commonwealth) and for certain special revenue funds which together represent the majority of expenditures of the Commonwealth. Although a negative balance was experienced applying generally accepted accounting principles ("GAAP") in the General Fund for fiscal 1990 and 1991, tax increases and spending decreases have resulted in surpluses in subsequent years; and as of June 30, 1998, the General Fund had a surplus of $1,959 million. The deficit in the Commonwealth's unreserved/undesignated funds also had been eliminated.

  Certain litigation is pending against the Commonwealth that could adversely affect the ability of the Commonwealth to pay debt service on its obligations including suits relating to the following matters: (a) in 1987, the Supreme Court of Pennsylvania held the statutory scheme for county funding of the judicial system to be in conflict with the constitution of the Commonwealth, but stayed judgment pending enactment by the legislature of funding consistent with the opinion; (b) litigation has been filed in both state and Federal court by an association of rural and small schools and several individual school districts and parents challenging the constitutionality of the Commonwealth's system for funding local school districts -- the Federal case has been stayed pending resolution of the state case. The State court dismissed the petitioner's claim, and held that the Commonwealth's system of school funding is Constitutional. Petitioners have appealed; and (c) the School District of Philadelphia and others have brought suit in Federal court to declare the Commonwealth's system of funding public schools to be racially discriminatory and therefore illegal.

  The City of Philadelphia (the "City") experienced severe financial difficulties during the early 1990's which impaired its access to public credit markets. The City experienced a series of General Fund deficits for fiscal years 1988 through 1992. Legislation was enacted in 1991 to create an Intergovernmental Cooperation Authority (the "Authority") to provide deficit reduction financing and fiscal oversight for Philadelphia. In order for the Authority to issue bonds on behalf of the City, the City and the Authority entered into an intergovernmental cooperation agreement providing the Authority with certain oversight powers with respect to the fiscal affairs of the City. Philadelphia currently is operating under a five year plan approved by the Authority on June 15, 1999. The audited balance of the City's General Fund as of June 30, 1998 was approximately $169.2 million.

  The Authority's power to issue further bonds to finance capital projects or deficit expired on December 31, 1994, and its power to issue debt to finance a cash flow deficit expired December 31, 1996. Its ability to refund outstanding bonds is unrestricted. The Authority had $1,014 million in special revenue bonds outstanding as of June 30, 1999.

  Most recently, Moody's has rated the long-term general obligation bonds of the Commonwealth "Aa3," Standard & Poor's has rated such bonds "AA" and Fitch has rated such bonds "AA." There can be no assurance that the economic conditions on which these ratings are based will continue or that particular bond issues may not be adversely affected by changes in economic or political conditions.

  Special Considerations Regarding Investment in North Carolina State-Specific Obligations. The concentration of investments in North Carolina State-Specific Obligations by the North Carolina Municipal Money Market Portfolio raises special investment considerations. In particular, changes in the economic condition and governmental policies of North Carolina and its political subdivisions, agencies, instrumentalities, and authorities could adversely affect the value of the Portfolio and its portfolio securities. This section briefly describes current economic trends in North Carolina.

  The State of North Carolina has three major operating funds: the General Fund, the Highway Fund and the Highway Trust Fund. North Carolina derives most of its revenue from taxes, including individual income tax, corporation income tax, sales and use taxes, corporation franchise tax, alcoholic beverage tax, insurance tax and tobacco products tax. State sales taxes on food, as well as the inheritance and soft drink taxes, have been phased out. North Carolina receives other non-tax revenues which are also deposited in the General Fund. The most important are Federal funds collected by North Carolina agencies, university fees and tuition, interest earned by the North Carolina Treasurer on investments of General Fund moneys and revenues from the judicial branch. The proceeds from the motor fuel tax, highway use tax and motor vehicle license tax are deposited in the Highway Fund and the Highway Trust Fund.

  Fiscal year 1997-98 ended with a positive General Fund balance of approximately $1,662 million. Along with additional reserves, $145 million was reserved in the Repairs and Renovations Reserve Account (bringing the total reserve to $174.2 million after prior withdrawals). An additional $47.4 million was placed in the Clean Water Management Trust Fund. The General Assembly reserved $55 million to fund public school employee performance bonuses, longevity payments, school bus purchases and school technology purchases. $21.6 million was transferred to the Savings Rescue Account to meet the statutory cap at $522.5 million. After additional reserves, the unreserved General Fund balance at the end of fiscal year 1997-98 was approximately $515.2 million.


  Fiscal year 1998-99 ended with a positive General Fund Balance of approximately $1,437.9 million. Along with additional reserves, $150 million was reserved in the Repairs and Renovations Reserve Account (bringing the total reserve to approximately $164.7 million after prior withdrawals). An additional $31 million was placed in the Clean Water Management Trust Fund, and $30 millions was reserved in a newly-created Reserve for Aquarium Construction. After additional reserves, the unreserved General Fund Balance at the end of fiscal year 1999 was approximately $296.7 million.

  The foregoing results are presented on a budgetary basis. Accounting principles used to develop data on a budgetary basis differ significantly from those principles used to present financial statements in accordance with generally accepted accounting principles (GAAP). Based on a modified accrual basis (GAAP), the General Fund balance at June 30, 1998 and 1999 was approximately $1,665 million and $1,144 million, respectively.

  On June 30, 1999, the General Assembly adopted a $13.5 billion budget for fiscal year 1999-2000, an increase of 4.6% from the previous year, with no new taxes or tax relief. Primarily focusing on education, the General Assembly authorized 7.5% raises for teachers in the public schools and salary and tuition increases at community colleges and universities. Additionally, the General Assembly allocated $30 million to the Clean Water Management Trust Fund to provide grants and loans to local governments to clean up and protect rivers and streams and to preserve open spaces.

  The North Carolina budget is based upon a number of existing and assumed State and non-State factors, including State and national economic conditions, international activity, Federal government policies and legislation and the activities of the State's General Assembly. Such factors are subject to change which may be material and affect the budget. The Congress of the United States is considering a number of matters affecting the federal government's relationship with State governments that, if enacted into law, could affect fiscal and economic policies of the states, including North Carolina.

  During recent years North Carolina has moved from an agricultural to a service and goods producing economy. According to the North Carolina Employment Security Commission (the "Commission"), in November, 1999, North Carolina ranked ninth among the states in non-agricultural employment and seventh in manufacturing employment. According to the Commission, for the past several years, North Carolina's unemployment rate has consistently been below the national average. The Commission estimated North Carolina's seasonally adjusted unemployment rate in November 1999 to be 3.1% of the labor force, as compared with an unemployment rate of 4.3% nationwide.

  The following are certain cases pending in which the State of North Carolina faces the risk of either a loss of revenue or an unanticipated expenditure which, in the opinion of the North Carolina Department of State Treasurer, would not materially adversely affect the State's ability to meet its financial obligations:

  In June, 1998, representatives of the State and various retirees involved in the Bailey and Patton cases (regarding the taxation by the state of federal retirement benefits) announced a settlement, later approved by the court, in the amount of $799 million.

Of this amount, $400 million was disbursed in refunds in fiscal year 1998-99, and $399 million was paid in refunds early in fiscal year 1999-2000.

  In its 1996 Short Session, the North Carolina General Assembly approved additional North Carolina general obligation bonds in the amount of $950 million for highways and $1.8 billion for schools. These bonds were approved by the voters of the State in November, 1996. In 1997 through 1999, North Carolina issued a total of $1,350 million of the authorized school bonds (Public School Building Bonds). In November 1997, North Carolina issued $250 million of the authorized highway bonds (Highway Bonds). The offering of the remaining $1.6 billion of these authorized bonds is anticipated to occur over the next one to four years.

  On November 3, 1998, North Carolina voters approved the issuance of $800,000,000 in clean water bonds and $200,000,000 natural gas facilities bonds. The State sold $25.9 million of Clean Water Refunding Bonds in March, 1999. The clean water bonds will provide grants and loans for needed water and sewer improvement projects for the state's municipalities, and fund programs to reduce pollution in the state's waterways. The natural gas bond issue will provide grants, loans and other financing for local distribution companies or state or local government agencies to build natural gas facilities, in part to help attract industry to the state's rural regions.

  Hurricane Floyd passed through the eastern portion of North Carolina on September 15 and 16, 1999, resulting in unprecedented flooding which destroyed businesses and forced thousands of people from their homes. Governor Hunt is seeking $5.3 billion in federal disaster aid to assist in recovery efforts; however, the U.S. Congress has not yet approved the aid request. The State is estimating that it will need to set aside $500 million in state matching funds over the next several years to satisfy federal requirements. The spending associated with the rebuilding and recovery from Hurricane Floyd is predicted to boost the state's economic numbers in 2000; however, the depleted resources in the damaged areas may dampen the economic outlook in future years.

  Currently, Moody's, S&P and Fitch rate North Carolina general obligation bonds "Aaa," "AAA," and "AAA," respectively. See Appendix A.

  Special Considerations Regarding Investment in Virginia State-Specific Obligations. The Virginia State-Specific Money Market Portfolio will invest primarily in Virginia State-Specific Obligations. For this reason, the Portfolio is affected by political, economic, regulatory or other developments that constrain the taxing, revenue-collecting and spending authority of Virginia issuers or otherwise affect the ability of Virginia issuers to pay interest, principal or any premium. The following information constitutes only a brief summary of certain of these developments and does not purport to be a complete description of them. The information has been obtained from recent official statements prepared by the Commonwealth of Virginia relating to its securities, and no independent investigation has been undertaken to verify its accuracy. Moreover, the information relates only to the state itself and not to the numerous special purpose or local government units whose issues may also be held by the Portfolio. The credits represented by such issues may be affected by a wide variety of local factors or structuring concerns, and no disclosure is made here relating to such matters.

  The rate of economic growth in the Commonwealth of Virginia has increased steadily over the past decade. Per capita income in Virginia has been consistently above national levels during that time. The services sector in Virginia generates the largest number of jobs, followed by wholesale and retail trade, manufacturing and state and local government. Because of Northern Virginia, with its proximity to Washington, D.C. and Hampton Roads, which has the nation's largest concentration of military installations, the Federal government has a greater economic impact on Virginia relative to its size than any state other than Alaska and Hawaii.

  According to statistics published by the U.S. Department of Labor, Virginia typically has one of the lowest unemployment rates in the nation. This is generally attributed to the balance among the various sectors represented in the economy. Virginia is one of twenty states with a right-to-work law and is generally regarded as having a favorable business climate marked by few strikes or work stoppages. Virginia is also one of the least unionized among the industrialized states.

  Virginia's state government operates on a two-year budget. The Constitution vests the ultimate responsibility and authority for levying taxes and appropriating revenue in the General Assembly, but the Governor has broad authority to manage the budgetary process. Once an appropriation act becomes law, revenue collections and expenditures are constantly monitored by the Governor, assisted by the Secretary of Finance and the Department of Planning and Budget, to ensure that a balanced budget is maintained. If projected revenue collections fall below amounts appropriated at any time, the Governor must reduce expenditures and withhold allotments of appropriations (other than for debt service and other specified purposes) to restore balance. An amendment to the Constitution, effective January 1, 1993, established a Revenue Stabilization Fund. This Fund is used to offset a portion of anticipated shortfalls in revenues in years when appropriations based on previous forecasts exceed expected revenues in subsequent forecasts. The Revenue Stabilization Fund consists of an amount not to exceed 10 percent of Virginia's average annual tax revenues derived from taxes on income and retail sales for the three preceding fiscal years.

  General Fund revenues are principally comprised of direct taxes. In recent fiscal years, most of the total tax revenues have been derived from five major taxes imposed by Virginia on individual and fiduciary income, sales and use, corporate income, public service corporations and premiums of insurance companies.

  In September 1991, the Debt Capacity Advisory Committee was created by the Governor through an executive order. The committee is charged with annually estimating the amount of tax-supported debt that may prudently be authorized, consistent with the financial goals, capital needs and policies of Virginia.
The committee annually reviews the outstanding debt of all agencies, institutions, boards and authorities of Virginia for which Virginia has either a direct or indirect pledge of tax revenues or moral obligation. The Committee provides its recommendations on the prudent use of such obligations to the Governor and the General Assembly.

  The Constitution of Virginia prohibits the creation of debt by or on behalf of Virginia that is backed by Virginia's full faith and credit, except as provided in Section 9 of Article X. Section 9 of Article X contains several different provisions for the issuance of general obligation and other debt, and Virginia is well within its limit for each:

  Section 9(a)(2) provides that the General Assembly may incur general obligation debt to meet certain types of emergencies, subject to limitations on amount and duration; to meet casual deficits in the revenue or in anticipation of the collection of revenues of Virginia; and to redeem a previous debt obligation of Virginia. Total indebtedness issued pursuant to this Section may not exceed 30 percent of an amount equal to 1.15 times the annual tax revenues derived from taxes on income and retail sales, as certified by the Auditor of Public Accounts for the preceding fiscal year.

  Section 9(b) provides that the General Assembly may authorize the creation of general obligation debt for capital projects. Such debt is required to be authorized by an affirmative vote of a majority of each house of the General Assembly and approved in a statewide election. The outstanding amount of such debt is limited to an amount equal to 1.15 times the average annual tax revenues derived from taxes on income and retail sales, as certified by the Auditor of Public Accounts for the three preceding fiscal years less the total amount of bonds outstanding. The amount of 9(b) debt that may be authorized in any single fiscal year is limited to 25 percent of the limit on all 9(b) debt less the amount of 9(b) debt authorized in the current and prior three fiscal years.

  Section 9(c) provides that the General Assembly may authorize the creation of general obligation debt for revenue-producing capital projects (so-called "double-barrel" debt). Such debt is required to be authorized by an affirmative vote of two-thirds of each house of the General Assembly and approved by the Governor. The Governor must certify before the enactment of the authorizing legislation and again before the issuance of the debt that the net revenues pledged are expected to be sufficient to pay principal of and interest on the debt. The outstanding amount of 9(c) debt is limited to an amount equal to 1.15 times the average annual tax revenues derived from taxes on income and retail sales, as certified by the Auditor of Public Accounts for the three preceding fiscal years. While the debt limits under Sections 9(b) and 9(c) are each calculated as the same percentage of the same average tax revenues, these debt limits are separately computed and apply separately to each type of debt.

  Section 9(d) provides that the restrictions of Section 9 are not applicable to any obligation incurred by Virginia or any of its institutions, agencies or authorities if the full faith and credit of Virginia is not pledged or committed to the payment of such obligation. There are currently outstanding various types of such 9(d) revenue bonds. Certain of these bonds, however, are paid in part or in whole from revenues received as appropriations by the General Assembly from general tax revenues, while others are paid solely from revenues of the applicable project. The repayment of debt issued by the Virginia Public Building Authority, the Virginia Port Authority, the Virginia College Building Authority Equipment Leasing Program, the Virginia College Building Authority 21/st/ Century Program, the Innovative Technology Authority and the Virginia Biotechnology Research Park Authority is supported in large part by General Fund appropriations.

  The Commonwealth Transportation Board is a substantial issuer of bonds for highway projects. These bonds are secured by and are payable from funds appropriated by the General Assembly from the Transportation Trust Fund for such purpose. The Transportation Trust Fund was established by the General Assembly in 1986 as a special non-reverting fund administered and allocated by the Transportation Board to provide increased funding for construction, capital and other needs of state highways, airports, mass transportation and ports. The Virginia Port Authority has also issued bonds that are secured by a portion of the Transportation Trust Fund.

  Virginia is involved in numerous leases that are subject to appropriation of funding by the General Assembly. Virginia also finances the acquisition of certain personal property and equipment through installment purchase agreements.

  Bonds issued by the Virginia Housing Development Authority, the Virginia Resources Authority and the Virginia Public School Authority are designed to be self-supporting from their individual loan programs. A portion of the Virginia Housing Development Authority and Virginia Public School Authority bonds and all of the Virginia Resources Authority bonds are secured in part by a moral obligation pledge of Virginia. Should the need arise, Virginia may consider funding deficiencies in the respective debt service reserves for such moral obligation debt. To date, none of these authorities has advised Virginia that any such deficiencies exist.

  Local government in Virginia is comprised of 95 counties, 40 incorporated cities, and 190 incorporated towns. Virginia is unique among the several states in that cities and counties are independent, and their land areas do not overlap. The largest expenditures by local governments in Virginia are for education, but local governments also provide other services such as water and sewer, police and fire protection and recreational facilities. The Virginia Constitution imposes numerous restrictions on local indebtedness, affecting both its incurrence and amount.

  Most recently, Moody's has rated the long-term general obligation bonds of Virginia Aaa, and Standard & Poor's has rated such bonds AAA. There can be no assurance that the economic conditions on which these ratings are based will continue or that particular bond issues may not be adversely affected by changes in economic or political conditions.

  Special Considerations Regarding Investment in New Jersey State-Specific Obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in New Jersey, does not purport to be a complete description and is largely based on information drawn from official statements relating to securities offerings of New Jersey municipal obligations available as of the date of this Statement of Additional Information. The accuracy and completeness of the information contained in such offering statements has not been independently verified.

  State Finance/Economic Information.  New Jersey is the ninth largest state in
  ----------------------------------
population and the fifth smallest in land area. With an average of 1,094 persons per square mile, it is the most densely populated of all the states. New Jersey's economic base is diversified, consisting of a variety of manufacturing, construction and service industries, supplemented by rural areas with selective commercial agriculture.

  For the last decade, New Jersey's job growth has been concentrated in five clusters of economic activity - high technology, health, financial, entertainment and logistics. Personal income in New Jersey, spurred by strong labor markets, increased by 5.4 percent in 1998, a rate comparable to the national rate of increase. As a result, retail sales rose by an estimated 6.2 percent. Low inflation, now less than 2 percent, continues to benefit New Jersey consumers and businesses and low interest rates boost housing and consumer durable expenditures. Home building had its best year of the decade.


  The New Jersey outlook is based largely on expected national economic performance and on recent New Jersey strategic policy actions aimed at infrastructure improvements, effective education and training of our workforce, and those maintaining a competitive business climate. Investments in each of these policy areas are seen as vital to maintaining the long-term health of New Jersey's economy.

  New Jersey's Budget and Appropriation System.  New Jersey operates on a fiscal
  --------------------------------------------
year ending on June 30. The General Fund is the fund into which all New Jersey revenues not otherwise restricted by statute are deposited and from which appropriations are made. The largest part of the total financial operations of New Jersey is accounted for in the General Fund, which includes revenues received from taxes and unrestricted by statute, most federal revenues, and certain miscellaneous revenue items. The Appropriations Act enacted by the New Jersey Legislature and approved by the Governor provides the basic framework for the operation of the General Fund. The undesignated General Fund balance at year end for fiscal year 1996 was $442.0 million, for fiscal year 1997 was $280.5 million and for fiscal year 1998 was $228.2 million. For fiscal year 1999, the balance in the undesignated General Fund is estimated to be $207.3 million, subject to change upon completion of the year-end audit. The estimated balance for fiscal year 2000 is $171.4 million, based on the amounts contained in the fiscal year 2000 Appropriations Act. The fund balances are available for appropriation in succeeding fiscal years.

  During the course of the fiscal year, the Governor may take steps to reduce New Jersey expenditures if it appears that revenues have fallen below those originally anticipated. There are additional means by which the Governor may ensure that New Jersey does not incur a deficit. Under the New Jersey Constitution, no supplemental appropriation may be enacted after adoption of an appropriation act except where there are sufficient revenues on hand or anticipated to meet such appropriation.

  General Obligation Bonds.  New Jersey finances capital projects primarily
  ------------------------
through the sale of its general obligation bonds. These bonds are backed by the full faith and credit of New Jersey. Certain tax revenues and certain other fees are pledged to meet the principal, interest payments and redemption premium payments, if any, required to pay the debt fully.

  The aggregate outstanding general obligation bonded indebtedness of New Jersey as of June 30, 1999 was $3.6499 billion. The appropriation for the debt service obligation on outstanding indebtedness is $518.7 million for fiscal year 2000.


  In addition to payment from bond proceeds, capital construction can also be funded by appropriation of current revenues on a pay-as-you-go basis. In fiscal year 2000 the amount appropriated to this purpose is $860.2 million.

  Tax and Revenue Anticipation Notes.  In fiscal year 1992 New Jersey initiated
  ----------------------------------
a program under which it issued tax and revenue anticipation notes to aid in providing effective cash flow management to fund imbalances which occur in the collection and disbursement of the General Fund and Property Tax Relief Fund revenues. Such tax and revenue anticipation notes do not constitute a general obligation of New Jersey or a debt or liability within the meaning of the New Jersey Constitution. Such notes constitute special obligations of New Jersey payable solely from moneys on deposit in the General Fund and Property Tax Relief Fund and are legally available for such payment.

  "Moral Obligation" Financing.  The authorizing legislation for certain New
  ----------------------------
Jersey entities provides for specific budgetary procedures with respect to certain obligations issued by such entities. Pursuant to such legislation, a designated official is required to certify any deficiency in a debt service reserve fund maintained to meet payments of principal of and interest on the obligations, and a New Jersey appropriation in the amount of the deficiency is to be made. However, the New Jersey Legislature is not legally bound to make such an appropriation. Bonds issued pursuant to authorizing legislation of this type are sometimes referred to as "moral obligation" bonds. There is no statutory limitation on the amount of "moral obligation" bonds which may be issued by eligible New Jersey entities. As of June 30, 1999, outstanding "moral obligation" bonded indebtedness issued by New Jersey entities totaled $689,355,315 and maximum annual debt service subject to "moral obligation" is $82,691,389.

  New Jersey Housing and Mortgage Finance Agency.  Neither the New Jersey
  ----------------------------------------------
Housing and Mortgage Finance Agency nor its predecessors, the New Jersey Housing Finance Agency and the New Jersey Mortgage Finance Agency, have had a deficiency in a debt service reserve fund which required New Jersey to appropriate funds to meet its "moral obligation." It is anticipated that this agency's revenues will continue to be sufficient to cover debt service on its bonds.

  South Jersey Port Corporation.  New Jersey has periodically provided the South
  -----------------------------
Jersey Port Corporation (the "Corporation") with funds to cover debt service and property tax requirements, when earned revenues are anticipated to be insufficient to cover these obligations. For calendar years 1990 through 1999, New Jersey has made appropriations totaling $53,036,261.14 which covered deficiencies in revenues of the Corporation, for debt service and property tax payments.

  Higher Education Assistance Authority.  The Higher Education Assistance
  -------------------------------------
Authority ("HEAA") has not had a revenue deficiency which required New Jersey to appropriate funds to meet its "moral obligation". It is anticipated that the HEAA's revenues will be sufficient to cover debt service on its bonds.

  Obligations Guaranteed by New Jersey.  The New Jersey Sports and Exposition
  ------------------------------------
Authority ("NJSEA") has issued New Jersey guaranteed bonds of which $99,510,000 were outstanding as of June 30, 1999. To date, the NJSEA has not had a revenue deficiency requiring New Jersey to make debt service payments pursuant to its guarantee. It is anticipated that the NJSEA's revenues will continue to be sufficient to pay debt service on these bonds without recourse to New Jersey's guarantee.

  Obligations Supported by New Jersey Revenue Subject to Annual Appropriation.
  ---------------------------------------------------------------------------
New Jersey has entered into a number of leases and contracts described below (collectively, the "Agreements") with several governmental authorities to secure the financing of various New Jersey projects. Under the terms of the Agreements, New Jersey has agreed to make payments equal to the debt service on, and other costs related to, the obligations sold to finance the projects. New Jersey's obligation to make payments under the Agreements is subject to and dependent upon annual appropriations being made by the New Jersey Legislature for such purposes. The New Jersey Legislature has no legal obligation to enact such appropriations, but has done so to date for all such obligations.

  New Jersey Economic Development Authority.  Pursuant to legislation, the New
  -----------------------------------------
Jersey Economic Development Authority ("EDA") has been authorized to issue Economic Recovery Bonds, State Pension Funding Bonds and Market Transition Facility Bonds. The Economic Recovery Bonds have been issued pursuant to legislation enacted during 1992 to finance various economic development purposes. Pursuant to that legislation, the EDA and the New Jersey Treasurer entered into an agreement through which the EDA has agreed to undertake the financing of certain projects and the New Jersey Treasurer has agreed to credit to the Economic Recovery Fund from the General Fund amounts equivalent to payments due to New Jersey under an agreement with the Port Authority of New York and New Jersey subject to appropriation by the New Jersey Legislature.

  The State Pension Funding Bonds have been issued pursuant to legislation enacted in June 1997 to pay a portion of New Jersey's unfunded accrued pension liability for its retirement system, which together with amounts derived from the revaluation of pension assets pursuant to companion legislation enacted at the same time, will be sufficient to fully fund the unfunded accrued pension liability.

  The Market Transition Facility Bonds have been issued pursuant to legislation enacted in June 1994 to pay the current and anticipated liabilities and expenses of the Market Transition Facility, which issued private passenger automobile insurance policies for drivers who could not be insured by private insurance companies on a voluntary basis.

  In addition, New Jersey has entered into a number of leases with the EDA relating to the financing of certain real property, office buildings and equipment for (i) the New Jersey Performing Arts Center; (ii) Liberty State Park in the City of Jersey City; (iii) various office buildings located in Trenton known as the Trenton Office Complex; (iv) a facility located in Trenton; and (v) certain energy saving equipment installed in various New Jersey office buildings. The rental payments required to be made by New Jersey under these lease agreements are sufficient to pay debt service on the bonds issued by the EDA to finance the acquisition and construction of such projects and other amounts payable to the EDA, including certain administrative expenses of the EDA.

  New Jersey Building Authority.  Legislation enacted in 1981 established the
  -----------------------------
New Jersey Building Authority ("NJBA") to undertake the acquisition, construction, renovation and rehabilitation of various New Jersey office buildings, historic buildings, and correctional facilities. The NJBA finances the cost of such projects through the issuance of bonds, the payment of debt service on which is made pursuant to a lease between the NJBA and New Jersey.

  New Jersey Educational Facilities Authority.  The New Jersey Educational
  -------------------------------------------
Facilities Authority issues bonds pursuant to three separate legislative programs to finance (i) the purchase of equipment to be leased to institutions of higher learning; (ii) grants to New Jersey's public and private institutions of higher education for the development, construction and improvement of instructional, laboratory, communication and research facilities; (iii) grants to public and private institutions of higher education to develop a technology infrastructure within and among the State's institutions of higher education and
(iv) capital projects at county colleges.

  New Jersey Sports and Exposition Authority.  Legislation enacted in 1992
  ------------------------------------------
authorizes the New Jersey Sports and Exposition Authority (the "NJSEA") to issue bonds for various purposes payable from a contract between the NJSEA and the New Jersey Treasurer (the "NJSEA State Contract"). Pursuant to the NJSEA State Contract, the NJSEA undertakes certain projects and the New Jersey Treasurer credits to the NJSEA amounts from the General Fund sufficient to pay debt service and other costs related to the bonds.

  State Transportation System Bonds.  In July 1994, New Jersey created the New
  ---------------------------------
Jersey Transportation Trust Fund Authority (the "TTFA"), an instrumentality of New Jersey pursuant to the New Jersey Transportation Trust Fund Authority Act of 1984, as amended (the "TTFA Act") for the purpose of funding a portion of New Jersey's share of the cost of improvements to its transportation system. Pursuant to the TTFA Act, the principal amount of the TTFA's bonds, notes or other obligations which may be issued in any fiscal year generally may not exceed $700 million plus amounts carried over from prior fiscal years, except that pursuant to legislation adopted in June, 1999, the amount of such debt has been increased to $900 million for Fiscal Year 2000. The debt issued by the TTFA are special obligations of the TTFA payable from a contract among the TTFA, the New Jersey Treasurer and the Commissioner of Transportation.

  New Jersey Transit Corporation Hudson-Bergen Light Rail Transit System.  The
  ----------------------------------------------------------------------
TTFA has entered into a Standby Deficiency Agreement (the "Standby Deficiency Agreement") with the trustee for grant anticipation notes (the "GANS") issued by New Jersey Transit Corporation ("NJT") for the financing of the construction of the Hudson-Bergen Light Rail Transit System. The GANS are primarily payable from federal grant monies. To the extent that the GANS are not paid by NJT from federal grant monies, the GANS are payable by the TTFA pursuant to the Standby Deficiency Agreement. To date, federal grant payments have been sufficient such that the TTFA has not been required to make payments pursuant to the Standby Deficiency Agreement.

  State of New Jersey Certificates of Participation.  Beginning in April 1984,
  -------------------------------------------------
New Jersey, acting through the Director of the Division of Purchase and Property, has entered into a series of lease purchase agreements which provide for the acquisition of equipment, services and real property to be used by various departments and agencies of New Jersey. Certificates of Participation in such lease purchase agreements have been issued. A Certificate of Participation represents a proportionate interest of the owner thereof in the lease payments to be made by New Jersey under the terms of the lease purchase agreement.

  New Jersey Supported School and County College Bonds.  Legislation provides
  ----------------------------------------------------
for future appropriations for New Jersey Aid to local school districts equal to debt service on bonds issued by such local school districts for construction and renovation of school facilities (P.L. 1968, c. 177; P.L. 1971, c. 10; and P.L. 1978, c. 74) and for New Jersey Aid to counties equal to debt service on bonds issued by counties for construction of county college facilities (P.L. 1971, c. 12, as amended). The New Jersey Legislature has no legal obligation to make such appropriations, but has done so to date for all obligations issued under these laws.

  Community Mental Health Loan Program.  The EDA issues revenue bonds from time
  ------------------------------------
to time on behalf of non-profit community mental health service providers. The payment of debt service on these revenue bonds as well as the payment of certain other provider expenses is made by New Jersey pursuant to service contracts between the State Department of Human Services and these providers. The contracts have one year terms, subject to annual renewal.

  State Pension Funding Bonds.  Legislation enacted in June 1997 authorizes the
  ---------------------------
EDA to issue bonds, notes or other obligations for the purpose of financing in full or in part the unfunded accrued pension liability for New Jersey's seven retirement plans. On June 20, 1997, the EDA issued bonds pursuant to this legislation (the "Pension Bonds") and $2.75 billion from the proceeds of the Pension Bonds was deposited into New Jersey's retirement systems. As a result of the funding from the proceeds of the Pension Bonds and the change in the asset valuation method authorized by Chapter 115, Laws of 1997, enacted by the New Jersey Legislature, full funding of the unfunded accrued pension liability under each of New Jersey's retirement systems was achieved.

  Conduit Issues.  Certain State agencies and authorities are authorized to
  ---------------
issue debt on behalf of various private entities on a conduit basis. Under such circumstances, neither the State agency or authority acting as a conduit issuer nor the State of New Jersey is responsible for the repayment of such debt. The payment obligations with respect to such debt is solely that of the entity on whose behalf the debt was issued.

  Municipal Finance.  New Jersey's local finance system is regulated by various
  -----------------
statutes designated to assure that all local governments and their issuing authorities remain on a sound financial basis. Regulatory and remedial statutes are enforced by the Division of Local Government Services (the "Division") in the New Jersey State Department of Community Affairs.

  Counties and Municipalities.  The Local Budget Law (N.J.S.A. 40A:4-1 et seq.)
  ---------------------------
(the "Local Budget Law") imposes specific budgetary procedures upon counties and municipalities ("local units"). Every local unit must adopt an operating budget which is balanced on a cash basis, and items of revenue and appropriation must be examined by the Director of the Division (the "Director"). The accounts of each local unit must be independently audited by a registered municipal accountant. New Jersey law provides that budgets must be submitted in a form promulgated by the Division and further provides for limitations on estimates of tax collection and for reserves in the event of any shortfalls in collections by the local unit. The Division reviews all municipal and county annual budgets prior to adoption for compliance with the Local Budget Law. The Director is empowered to require changes for compliance with law as a condition of approval; to disapprove budgets not in accordance with law; and to prepare the budget of a local unit, within the limits of the adopted budget of the previous year with suitable adjustments for legal compliance, if the local unit fails to adopt a budget in accordance with law. This process insures that every local unit annually adopts a budget balanced on a cash basis, within limitations on appropriations or tax levies, respectively, and making adequate provision for principal of and interest on indebtedness falling due in the fiscal year, deferred charges and other statutory expenditure requirements. The Director also oversees changes to local budgets after adoption as permitted by law, and enforces regulations pertaining to execution of adopted budgets and financial administration. In addition to the exercise of regulatory and oversight functions, the Division offers expert technical assistance to local units in all aspects of financial administration, including revenue collection and cash management procedures, contracting procedures, debt management and administrative analysis.

  The Local Government Cap Law (N.J.S.A. 40A:4-45.1 et seq.) (the "Cap Law") generally limits the year-to-year increase of the total appropriations of any local unit to either 5 percent or an index rate determined annually by the Director, whichever is less. However, where the index percentage rate exceeds 5 percent, the Cap Law permits the governing body of any local unit to approve the use of a higher percentage rate up to the index rate. Further, where the index percentage rate is less than 5 percent, the Cap Law also permits the governing body of any local unit to approve the use of a higher percentage rate up to 5 percent. Regardless of the rate utilized, certain exceptions exist to the Cap Law's limitation on increases in appropriations. The principal exceptions to these limitations are municipal and county appropriations to pay debt service requirements; to comply with certain other New Jersey or federal mandates; appropriations of private and public dedicated funds; amounts approved by referendum; and, in the case of municipalities only, to fund the preceding year's cash deficit or to reserve for shortfalls in tax collections, and amounts required pursuant to contractual obligations for specified services. The Cap Law was re-enacted in 1990 with amendments and made a permanent part of the municipal finance system.

  New Jersey law also regulates the issuance of debt by local units. The Local Budget Law limits the amount of tax anticipation notes that may be issued by local units and requires the repayment of such notes within 120 days of the end of the fiscal year (six months in the case of the counties) in which issued.
The Local Bond Law (N.J.S.A. 40A:2-1 et seq.) governs the issuance of bonds and notes by the local units. No local unit is permitted to issue bonds for the payment of current expenses (other than Fiscal Year Adjustment Bonds described more fully below). Local units may not issue bonds to pay outstanding bonds, except for refunding purposes, and then only with the approval of the Local Finance Board. Local units may issue bond anticipation notes for temporary periods not exceeding in the aggregate approximately ten years from the date of issue. The debt that any local unit may authorize is limited to a percentage of its equalized valuation basis, which is the average of the equalized value of all taxable real property and improvements within the geographic boundaries of the local unit, as annually determined by the Director of the Division of Taxation, for each of the three most recent years. In the calculation of debt capacity, the Local Bond Law and certain other statutes permit the deduction of certain classes of debt ("statutory deduction") from all authorized debt of the local unit ("gross capital debt") in computing whether a local unit has exceeded its statutory debt limit. The Local Bond Law permits the issuance of certain obligations, including obligations issued for certain emergency or self liquidating purposes, notwithstanding the statutory debt limitation described above, but, with certain exceptions, it is then necessary to obtain the approval of the Local Finance Board. Authorized net capital debt (gross capital debt minus statutory deductions) is limited to 3.5 percent of the equalized valuation basis in the case of municipalities and 2 percent of the equalized valuation basis in the case of counties.

  School Districts.  New Jersey's school districts operate under the same
  ----------------
comprehensive review and regulation as do its counties and municipalities. Certain exceptions and differences are provided, but New Jersey supervision of school finance closely parallels that of local governments.

  All New Jersey school districts are coterminous with the boundaries of one or more municipalities. They are characterized by the manner in which the board of education, the governing body of the school districts takes office. Type I school districts, most commonly found in cities, have a board of education appointed by the mayor or the chief executive officer of the municipality constituting the school district. In a Type II school district, the board of education is elected by the voters of the district. Nearly all regional and consolidated school districts are Type II school districts.

  The New Jersey Department of Education has been empowered with the necessary and effective authority to abolish an existing school board and create a State-operated school district where the existing school board has failed or is unable to take the corrective actions necessary to provide a thorough and efficient system of education in that school district pursuant to N.J.S.A. 18A:7A-15 et seq. (the "School Intervention Act"). The State-operated school district, under the direction of a New Jersey appointed superintendent, has all of the powers and authority of the local board of education and of the local district superintendent. Pursuant to the authority granted under the School Intervention Act, on October 4, 1989, the New Jersey Board of Education ordered the creation of a State-operated school district in the city of Jersey City. Similarly, on August 7, 1991, the New Jersey Board of Education ordered the creation of a State-operated school district in the City of Paterson, and on July 5, 1995 the creation of a State-operated school district in the City of Newark.

  School Budgets.  In every school district having a board of school estimate,
  --------------
the board of school estimate examines the budget request and fixes the appropriate amounts for the next year's operating budget after a public hearing at which the taxpayers and other interested persons shall have an opportunity to raise objections and to be heard with respect to the budget. This board certifies the budget to the municipal governing bodies and to the local board of education. If the local board of education disagrees, it must appeal to the New Jersey Commissioner of Education (the "Commissioner") to request changes.

  In a Type II school district without a board of school estimate, the elected board of education develops the budget proposal and, after public hearing, submits it to the voters of such district for approval. Previously authorized debt service is not subject to referendum in the annual budget process. If approved, the budget goes into effect. If defeated, the governing body of each municipality in the school district has until May 19 in any year to determine the amount necessary to be appropriated for each item appearing in such budget. Should the governing body fail to certify any amount determined by the board of education to be necessary, the board of education may appeal the action to the Commissioner.

  The State laws governing the distribution of State aid to local school districts limit the annual increase of a school district's net current expense budget. The Commissioner certifies the allowable amount of increase for each school district but may grant a higher level of increase in certain limited instances. A school district may also submit a proposal to the voters to raise amounts above the allowable amount of increase. If defeated, such a proposal is subject to further review or appeal to the Commissioner only if the Commissioner determines that additional funds are required to provide a thorough and efficient education.

  In State-operated school districts the New Jersey District Superintendent has the responsibility for the development of the budget subject to appeal by the governing body of the municipality to the Commissioner and the Director of the Division. Based upon his review, the Director is required to certify the amount of revenues which can be raised locally to support the budget of the State-operated district. Any difference between the amount which the Director certifies and the total amount of local revenues required by the budget approved by the Commissioner is to be paid by New Jersey in the fiscal year in which the expenditure is made subject to the availability of appropriations.

  School District Bonds.  School district bonds and temporary notes are issued
  ---------------------
in conformity with N.J.S.A. 18A:24-1 et seq. (the "School Bond Law"), which closely parallels the Local Bond Law (for further information relating to the Local Bond Law, see "Municipal Finance" and "Counties and Municipalities" herein). Although school districts are exempted from the 5 percent down payment provision generally applied to bonds issued by local units, they are subject to debt limits (which vary depending on the type of school system) and to New Jersey regulation of their borrowing. The debt limitation on school district bonds depends upon the classification of the school district, but may be as high as 4 percent of the average equalized valuation basis on the constituent municipality. In certain cases involving school districts in cities with populations exceeding 150,000, the debt limit is 8 percent of the average equalized valuation basis of the constituent municipality, and in cities with population in excess of 80,000 the debt limit is 6 percent of the aforesaid average equalized valuation.

  School bonds are authorized by (i) an ordinance adopted by the governing body of a municipality within a Type I school district; (ii) adoption of a proposal by resolution by the board of education of a Type II school district having a board of school estimate; (iii) adoption of a proposal by resolution by the board of education and approval of the proposal by the legal voters of any other Type II school district; or (iv) adoption of a proposal by resolution by a capital project control board for projects in a State-operated school district.

  If school bonds of a Type II school district will exceed the school district borrowing capacity, a school district (other than a regional school district) may use the balance of the municipal borrowing capacity. If the total amount of debt exceeds the school district's borrowing capacity, the Commissioner and the Local Finance Board must approve the proposed authorization before it is submitted to the voters. All authorizations of debt in a Type II school district without a board of school estimate require an approving referendum, except where, after hearing, the Commissioner and the New Jersey Board of Education determine that the issuance of such debt is necessary to meet the constitutional obligation to provide a thorough and efficient system of public schools. When such obligations are issued, they are issued by, and in the name of, the school district.

  In Type I and II school districts with a board of school estimate, that board examines the capital proposal of the board of education and certifies the amount of bonds to be authorized. When it is necessary to exceed the borrowing capacity of the municipality, the approval of a majority of the legally qualified voters of the municipality is required, together with the approval of the Commissioner and the Local Finance Board. When such bonds are issued by a Type I school district, they are issued by the municipality and identified as school bonds. When bonds are issued by a Type II school district having a board of school estimate, they are issued by, and in the name of, the school district.

  All authorizations of debt must be reported to the Division by a supplemental debt statement prior to final approval.

  School District Lease Purchase Financings.  In 1982, school districts were
  -----------------------------------------
given an alternative to the traditional method of bond financing capital improvements pursuant to N.J.S.A. 18A:20-4.2(f) (the "Lease Purchase Law"). The Lease Purchase Law permits school districts to acquire a site and school building through a lease purchase agreement with a private lessor corporation. The lease purchase agreement does not require voter approval. The rent payments attributable to the lease purchase agreement are subject to annual appropriation by the school district and are required to be included in the annual current expense budget of the school district. Furthermore, the rent payments attributable to the lease purchase agreement do not constitute debt of the school district and therefore do not impact on the school district's debt limitation. Lease purchase agreements in excess of five years require the approval of the Commissioner and the Local Finance Board.

  Qualified Bonds.  In 1976, legislation was enacted (P.L. 1976, c. 38 and c.
  ---------------
39) which provides for the issuance by municipalities and school districts of "qualified bonds." Whenever a local board of education or the governing body of a municipality determines to issue bonds, it may file an application with the Local Finance Board, and, in the case of a local board of education, the Commissioner, to qualify bonds pursuant to P.L. 1976 c. 38 or
c. 39. Upon approval of such an application, the New Jersey Treasurer shall withhold from certain New Jersey revenues or other New Jersey aid payable to the municipalities, or from New Jersey school aid payable to the school district, as appropriate, an amount sufficient to pay debt service on such bonds. These "qualified bonds" are not direct, guaranteed or moral obligations of New Jersey, and debt service on such bonds will be provided by New Jersey only if the above mentioned appropriations are made by New Jersey. Total outstanding indebtedness for "qualified bonds" consisted of $290,848,900 by various school districts as of June 30, 1999 and $864,078,164 by various municipalities as of June 30, 1999.


  New Jersey School Bond Reserve Act.  The New Jersey School Bond Reserve Act
  ----------------------------------
(N.J.S.A. 18A:56-17 et seq.) establishes a school bond reserve within the constitutionally dedicated Fund for the Support of Free Public Schools. Under this law the reserve is maintained at an amount equal to 1.5 percent of the aggregate outstanding bonded indebtedness of counties, municipalities or school districts for school purposes (exclusive of bonds whose debt service is provided by New Jersey appropriations), but not in excess of monies available in such Fund. If a municipality, county or school district is unable to meet payment of the principal of or interest on any of its school bonds, the trustee of the school bond reserve will purchase such bonds at the face amount thereof or pay the holders thereof the interest due or to become due. There has never been an occasion to call upon this Fund. New Jersey provides support of certain bonds of counties, municipalities and school districts through various statutes.

  Local Financing Authorities.  The Local Authorities Fiscal Control Law
  ---------------------------
(N.J.S.A. 40A:5A-1 et seq.) provides for state supervision of the fiscal operations and debt issuance practices of independent local authorities and special taxing districts by the New Jersey Department of Community Affairs. The Local Authorities Fiscal Control Law applies to all autonomous public bodies created by local units, which are empowered to issue bonds, to impose facility or service charges, or to levy taxes in their districts. This encompasses most autonomous local authorities (sewerage, municipal utilities, parking, pollution control, improvement, etc.) and special taxing districts (fire, water, etc.). Authorities which are subject to differing New Jersey or federal financial restrictions are exempted, but only to the extent of that difference.

  Financial control responsibilities over local authorities and special districts are assigned to the Local Finance Board and the Director of the Division. The Local Finance Board exercises approval over creation of new authorities and special districts as well as their dissolution. The Local Finance Board reviews, conducts public hearings and issues findings and recommendations on any proposed project financing of an authority or district, and on any proposed financing agreement between a local unit and an authority or special district. The Local Finance Board prescribes minimum audit requirements to be followed by authorities and special districts in the conduct of their annual audits. The Director of the Division reviews and approves annual budgets of authorities and special districts.

  Certain local authorities are authorized to issue debt on behalf of various entities on a conduit basis. Under such circumstances, neither the local authority acting as a conduit issuer, the local unit creating such local authority nor the State of New Jersey is responsible for the repayment of such debt. The payment obligations with respect to such debt are solely that of the entity on whose behalf the debt was issued.

  Pollution Control Bonds. In the 1970's, the State Legislature initiated a
  -----------------------
comprehensive statutory mechanism for the management of solid waste disposal within the State that required each county to develop a plan for county-wide controlled flow of solid waste to a franchised location. The controlled flow of solid waste to a franchised location enabled the imposition of above-market-rate disposal fees. Most counties created independent local authorities or utilized existing local authorities in order to finance, with the proceeds of bonds, the technically complex and expensive infrastructure required to implement this statutory mechanism. Typically, the primary security for the amortization of the bonds was the above-market-rate disposal fees, although some bonds were further secured by a guaranty of the respective county. On May 1, 1997, in Atlantic Coast Demolition & Recycling, Inc. v. Board of Chosen Freeholders of Atlantic County, 112 F.3d 652 (3d Cir. 1997), the United States Court of Appeals for the Third Circuit held that the State's system of controlled flow of solid waste to franchised locations unconstitutionally discriminated against out-of-State operators of waste disposal facilities and, therefore, violated the Commerce Clause of the United States Constitution. Subsequently, the United States Supreme Court denied a petition for writ of certiorari. This decision has terminated controlled flow of solid waste to franchised locations within the State. In the absence of controlled flow, franchisees facing competition from other operators of waste disposal facilities are unable to charge above-market-rate disposal fees. The reduction of such fees to competitive levels has reduced correspondingly the primary source of security for the outstanding bonds of the local authorities. The facts relevant to each local authority within the State remain unique. Some local authorities have successfully implemented refunding and work-out financings. Other local authorities have eliminated revenue shortfalls through the imposition of special waste disposal taxes. In other cases, revenue shortfalls continue.

  Year 2000 Initiative.  New Jersey has implemented a plan to address the Year
  --------------------
2000 data processing problem and to ensure the continuation of governmental
operations into the Year 2000 and beyond.   New Jersey imposed a moratorium
during Fiscal Year 1998 on all non-year 2000 related data processing activities to ensure availability of resources for Year 2000 compliance. This moratorium will remain in effect until each agency can certify that it is Year 2000 compliant. In addition, all new equipment, software, systems, or enhancements purchased by New Jersey must be Year 2000 compliant. As of September 30, 1999, the testing, validation and implementation of 92.8 percent of all centrally maintained New Jersey systems was complete. Departmental systems are in varying states of implementation.

  Litigation.  At any given time, there are various numbers of claims and cases
  -----------
pending against the State of New Jersey, New Jersey agencies and employees, seeking recovery of monetary damages that are primarily paid out of the fund created pursuant to the New Jersey Tort Claims Act (N.J.S.A. 59:1-1 et seq.). New Jersey does not formally estimate its reserve representing potential exposure for these claims and cases. New Jersey is unable to estimate its exposure for these claims and cases.

  New Jersey routinely receives notices of claim seeking substantial sums of money. The majority of those claims have historically proven to be of substantially less value than the amount originally claimed. Under the New Jersey Tort Claims Act, any tort litigation against New Jersey must be preceded by a notice of claim, which affords New Jersey the opportunity for a six-month investigation prior to the filing of any suit against it. In addition, at any given time, there are various numbers of contract and other claims against New Jersey and New Jersey agencies, including environmental claims asserted against New Jersey, among other parties, arising from the alleged disposal of hazardous waste. Claimants in such matters are seeking recovery of monetary damages or other relief which, if granted, would require the expenditure of funds. New Jersey is unable to estimate its exposure for these claims. At any given time, there are various numbers of claims and cases pending against the University of Medicine and Dentistry and its employees, seeking recovery of monetary damages that are primarily paid out of the Self Insurance Reserve Fund created pursuant to the New Jersey Tort Claims Act. An independent study estimated an aggregate potential exposure of $87,880,000 for tort and medical malpractice claims pending as of July 1, 1998. In addition, at any given time, there are various numbers of contract and other claims against the University of Medicine and Dentistry, seeking recovery of monetary damages or other relief which, if granted, would require the expenditure of funds. New Jersey is unable to estimate its exposure for these claims.

  Other lawsuits presently pending or threatened in which New Jersey has the potential for either a significant loss of revenue or significant unanticipated expenditures include the following:

  Interfaith Community Organization v. Shinn et al., a suit filed by a coalition of churches and church leaders in Hudson County against the Governor, the Commissioners of the New Jersey Department of Environmental Protection (the "DEP") and the Department of Health, concerning chromium contamination in Liberty State Park in Jersey City. On March 2, 1999 the federal district court entered an order for a preliminary injunction requiring the DEP to fence in certain areas of Liberty State Park, requires no mitigation work beyond that which the DEP has nearly completed as part of the Green Park development in that area and denies the plaintiff's motion for preliminary injunctive relief in other areas of Liberty State Park.

  American Trucking Associations, Inc. and Tri-State Motor Transit Co. v. State of New Jersey, challenging the constitutionality of annual hazardous and solid waste licensure renewal fees collected by the Department of Environmental Protection, seeking permanent injunction enjoining future collection of fees and refund of all renewal fees, fines and penalties collected. On October 2, 1997 oral argument was conducted on the parties' cross-motions for summary judgment in the Tax Court. No decision on the Cross-motions has been rendered to date.


  Buena Regional Commercial Township et al. v. New Jersey Department of Education et al. This lawsuit was filed on behalf of 17 rural school districts seeking the same type of relief as has been mandated to be provided to the poor urban school districts in Abbot v. Burke, which included, without limitation, sufficient funds to allow the school districts to spend at the average of wealthy suburban school districts, to implement additional programs and to upgrade school facilities. The Buena school districts are seeking to be treated as special needs districts and to receive parity funding with the Abbot school districts as a remedial measure. They also are seeking additional funding as may be necessary to provide an educational equivalent to that being provided in the Abbot districts. Similar complaints have been filed individually by the school districts of Dover and Pennsville and are presently pending before the Commissioner of Education.

  Abbot District's Early Childhood Plan Appeals. Thirteen Abbot Distric's have filed petitions of appeal with the Commissioner concerning the Department of Education's letters regarding such Districts' early childhood programs developed in response to the Court's decision in Abbot v. Burke. The matters were transmitted to the Office of Administrative Law for further proceedings. To date, eleven of the original districts that filed petitions remain active (three withdrew their petitions).

Additionally, the Education Law Center has filed petitions on behalf of the students in the state-operated schools of Newark, Jersey City and Paterson as well as the students of West New York. A petition of appeal was filed by the Passaic school district seeking supplemental funding for special education, facilities and other programs for the commencement of the 1999-2000 school year.


  Verner Stabaus, et al. v. State of New Jersey, et al. Plaintiffs, 25 middle income school districts, have filed a complaint alleging that New Jersey's system of funding for their schools is violative of the constitutional rights of equal protection and a thorough and efficient education.

  Affiliated FM Insurance Company v. State of New Jersey, an action by certain members of the New Jersey Property-Liability Insurance Guaranty Association challenging the constitutionality of assessments used for the Market Transition Fund and seeking repayment of assessments paid since 1990. New Jersey is vigorously defending this action which on August 7, 1998 was transferred to the Appellate Division as an appeal from final agency action.

  Cleary v. Waldman, the plaintiffs claim that the Medicare Catastrophic Coverage Act, providing to spouses of institutionalized individuals sufficient funds to live in the community, requires that a certain system be used to provide the funds and another system is being used instead. Plaintiffs' motion for a preliminary injunction was denied and is being appealed. Subsequently, plaintiffs filed for class certification which was granted. On February 8, 1999, the Third Circuit Court of Appeals affirmed the District Court's decision, concluding the federal statute allowed States discretion to employ either methodology. Plaintiffs filed a petition for certiorari.

  United Hospitals v. State of New Jersey and William Waldman, 19 New Jersey hospitals are challenging the Medicaid reimbursements made since February 1995 claiming that New Jersey failed to comply with certain federal requirements, the reimbursements regulations are arbitrary, capricious and unreasonable, rates were incorrectly calculated, the hospitals were denied due process, the Medicaid reimbursement provisions violate the New Jersey Constitution, and Medicaid State Plan was violated by the New Jersey Department of Human Services implementation of hospital rates in 1995 and 1996.

  United Healthcare System, Inc. v. Fishman and Guhl. This Chapter 11 case commenced two years ago when United Hospital closed. United seeks to expunge proofs of claim filed in the Chapter 11 case by the Department of Health and Senior Services and the Department of Human Services. United moreover asserts claims for turnover of the property of the debtor's estate and declaratory relief. United wants the bankruptcy court to take jurisdiction of and decide Medicaid reimbursement matters pending in New Jersey state administrative proceedings or on appeal in the New Jersey appellate courts. New Jersey has filed a motion to dismiss.

  Trump Hotels & Casino Resorts, Inc. v. Mirage Resorts Incorporated, the plaintiff is suing Mirage Resorts, New Jersey and various New Jersey agencies and authorities in an attempt to enjoin their efforts to build a highway and tunnel funded by Mirage Resorts and $55 million in bonds collateralized by future casino obligations, claiming that the project violates the New Jersey Constitution provision that requires all revenues the state receives from gaming operations to benefit the elderly and disabled. The plaintiff also claims (i) the failure to disclose this constitutional infirmity is a material omission within the meaning of Rule 10B-5 of the Securities and Exchange Act of 1934,
(ii) the defendants have sought to avoid the requirements of the Clean Water Act, Clean Air Act, Federal Highway Act and the New Jersey Coastal Area Facility Review Act and (iii) the defendants sought to avoid the requirement of the New Jersey Coastal Area Facility Review Act. On May 1, 1997, the federal district court granted the defendants' motion to dismiss and the Third Circuit has affirmed the District Court's determinations and the time for appealing that decision has run. In a related action, State of New Jersey and CRDA v. Trump Hotels & Casino Resorts, Inc., New Jersey filed a declaratory judgment action seeking a declaration that the use of certain funds under the Casino Reinvestment Development Authority legislation does not violate the New Jersey State Constitution. Declaratory judgment was entered in favor of New Jersey on May 14, 1997 and the Appellate Division has affirmed the decision on April 2, 1998. The New Jersey Supreme Court granted certification and the matter has been fully briefed and argued. The Supreme Court has reserved decision.

  United Alliance v. State of New Jersey, plaintiffs allege that the Casino Reinvestment Development Authority funding mechanisms are illegal including the gross receipts tax, the parking tax, and the Atlantic City fund. This matter has been placed on the inactive list. Five additional cases have been filed in opposition to the road and tunnel project which also contain related challenges. Merolla and Brandy v. Casino Reinvestment Development Authority, Middlesex County v. Casino Reinvestment Development Authority, Gallagher v. Casino Reinvestment Development Authority and George Harms v. State of New Jersey. The Superior Court of New Jersey, Appellate Division has affirmed the dismissal of these matters by the trial courts. The plaintiffs filed petitions for certification with the New Jersey Supreme Court and are awaiting oral argument.

  Camden County Energy Recovery Associates v. New Jersey Department of Environmental Protection, Board of Chosen Freeholders of the County of Camden et al., the plaintiff owns and operates a resource facility in Camden County and has filed suit seeking to have the solid waste reprocurement process halted to clarify bid specification. The court did not halt the bid process but did require clarifications. Co-defendant Pollution Control Financing Authority of Camden County (the "PCFA") counterclaimed, seeking reformation of the contract between it and the plaintiff and cross-claimed against New Jersey for contribution and indemnification. New Jersey has filed motions to dismiss the complaint and a cross-claim. On August 7, 1999 the Appellate Division ruled in favor of New Jersey and ordered the trial court to dismiss all claims and cross-claims against New Jersey. The Camden County Energy Recovery Associates, the County of Camden and the PCFA have filed motions for leave to appeal to the Supreme Court of New Jersey.

  Sojourner A. et al. v. Dept. of Human Services. The plaintiffs in this action filed a complaint and motion for preliminary injunction, seeking damages and declaratory and injunctive relief overturning, on New Jersey Constitutional grounds, the "family cap" provisions of the New Jersey Work First New Jersey Act N.J.S.A. 44:10-1 et seq. New Jersey's trial court motion to dismiss the complaint was denied on October 1, 1998. New Jersey 's motion to dismiss the complaint was denied and it filed an answer to the complaint.

  Zurbrugg Hospital v. Fishman; Rancocas Hospital v. Fishman; St. Francis Medical Center v. Fishman and Solaris Health System v. Fishman. These cases represent challenges by various hospitals to the $10 per adjusted hospital admission charges imposed by N.J.S.A. 26:2H-18.57. Most of the fees in controversy have been paid by hospitals pending the outcome of the appeal pursuant to agreements with the Department of Health and Senior Service. The Appellate Division upheld the $10 per adjusted admission charges and affirmed the payment demand and rejected the hospitals' claims that the assessment constituted a special law relating to taxation or a violation of the hospitals' equal protection rights.

  Charlie and Nadine H. v. Christine Todd Whitman, a class action suit filed by Children's Rights Inc. against the Governor, the Commissioner of the Department of Human Services and Charles Venti, Director of the Division of Youth and Family Services alleging their systemic failures to protect the plaintiff class and furnish legally required services to the children and their families and that the alleged failures violate the United States Constitution, federal statutes and federal common law. The state has filed a motion to dismiss.

  East Cape May Associates v. NJ Dept. of Environmental Protection, the plaintiff claims that it is entitled to damages for a taking of its property without just compensation. The property is approximately 80 acres of freshwater wetlands in Cape May, New Jersey. The Appellate Division held that DEP could avoid liability by approving development on the property under the Freshwater Wetlands Protection Act and remanded the case for a determination of whether the property included 100 acres already developed. On remand, the trial court ruled that the "property" did not include those 100 acres and that DEP could not approve development of the 80 remaining acres without adopting rules. Since DEP had not adopted rules, the trial court held that DEP's development offer was ineffective and DEP was liable for a taking of the property.

  Special Considerations Regarding Investment in Delaware State-Specific Obligations. The concentration of investments in Delaware State-Specific Obligations by the Delaware Tax-Free Income Portfolio raises special investment considerations. In particular, changes in the economic condition and governmental policies of Delaware and its political subdivisions, agencies, instrumentalities and authorities could adversely affect the value of the Delaware Tax-Free Income Portfolio. This section briefly describes recent economic trends in Delaware. The information set forth in this section relates only to the State itself and not to the special purpose or local government units whose issues may also be held by the Delaware Tax-Free Income Portfolio. The credits represented by such issuers may be affected by a wide variety of local factors or structuring concerns, and no disclosure is made herein relating to such matters.

  Delaware has enjoyed expansion throughout most sectors of its economy during the 1990s. Much of Delaware's success in maintaining a healthy economy over this time period can be attributed to efforts to diversify its economic base. Delaware's employment base has expanded beyond its historical emphasis in chemical and automobile manufacturing to include strong banking and service sectors. Delaware also is pursuing high technology industry, including life sciences research and development, pharmaceuticals, agricultural biotechnology, human biotechnology and information technology. According to recent Dun & Bradstreet figures, Delaware has the lowest business failure rate in the United States.

  Delaware has experienced above-average population growth through the 1990s. Net in-migration accounts for a significant share of the growth. Delaware's total personal income grew 1.2% between 1997 and 1998, compared with 0.3% for the Mid-Atlantic region and 1% for the nation. Delaware's non-agricultural employment accounts for approximately 98% of the workforce. In 1998, a 3.0% increase in non-agricultural employment occurred (greater than the 1.6% increase for the mid-

Atlantic region and the 2.6% increase for the nation). The State's unemployment rate for 1997 was 3.8%, lower than both the Mid-Atlantic region rate and the national rate.

  The State's general obligation debt outstanding was $661.2 million on December 31, 1998, with approximately 80% scheduled to mature within ten years and approximately 95% scheduled to mature within fifteen years. Delaware's debt burden reflects the centralized role of the State government in undertaking capital projects typically funded at local government levels elsewhere, such as correctional facilities and schools. There is no state constitutional debt limit applicable to Delaware. However, Delaware has instituted several measures designed to manage and reduce its indebtedness. In 1991, the State instituted new debt limits, one part of which restricts new debt authorization to 5% of the budgetary General Fund revenue as projected on June 30 for the next fiscal year. Delaware voluntarily retires its general obligation debt. Delaware has implemented and maintained a "pay-as-you-go" financing program for capital projects. Since 1995, the State has appropriated $114.1 million (in addition to normal debt retirement) to reduce outstanding State debt, saving over $150.0 million in future debt service payments. Delaware has also undertaken a series of bond refundings to lower the overall debt service on its obligations.

  Delaware budgets and controls its financial activities on the cash basis of accounting for its day-to-day operations. State law requires Delaware to record its financial transactions in either of two major categories -- the budgetary General Fund or the budgetary Special Funds. The General Fund provides for the cost of the State's general operations and is credited with all tax and other revenue of Delaware not dedicated to Special Funds. All disbursements from the General Fund must be authorized by appropriations of the Delaware General Assembly. The Special Funds are designated for specific purposes, and the appropriate fund is credited with the tax or other revenue allocated to such fund and is charged with the related disbursements.

  The Delaware Constitution limits annual appropriations by majority vote of both houses of the General Assembly to 98% of estimated budgetary General Fund revenue plus the unencumbered budgetary General Fund balance, if any, from the previous year. The State Constitution also provides for the deposit of the excess of any unencumbered budgetary General Funds at the end of the fiscal year into a reserve account (the "Budget Reserve Account"), provided that the amount of the Budget Reserve Account does not exceed 5% of the estimated appropriations used to determine the appropriation limit for that fiscal year. Transfers of $114.1 million were made to fund the Budget Reserve Account in fiscal 1999. The Budget Reserve Account provides a cushion and money from the account can be accessed only with the approval of a three-fifths vote of each house of the General Assembly and only to fund an unanticipated budgetary General Fund deficit or to provide funds required as a result of the enactment of legislation causing a reduction in revenue.

  Delaware expected to conclude fiscal year 1999 with a cumulative cash balance of $476.9 million. This balance represents 21.7% of anticipated expenditures and exceeds the national average of 7.1% for fiscal 1999. The Budget Reserve Account was expected to contain an unencumbered cash balance of $123.8 million. These results are presented on a budgetary basis. Accounting principles applied to develop data on a budgetary basis differ from those principles used to present financial statements in conformity with generally accepted accounting principles (GAAP).

  The largest source of Delaware revenue is personal income tax. Other significant sources of revenue include franchise taxes and corporate fees, business and occupational gross receipt taxes and lottery revenue. Delaware does not levy ad valorem taxes on real or personal property and does not impose a general sales or use tax. In May 1980, the Delaware Constitution was amended to limit tax and license fee increases and the imposition of new taxes or fees.
Any tax or license fee increase or new tax or license fee must be passed by a three-fifths vote, of all members of each house of the General Assembly, rather than by a simple majority vote.

  Certain litigation is pending against the State. From time to time Delaware has been and may continue to be a defendant in various suits alleging matters such as wrongful discharge, use of excessive force by State police officers, sexual assault, civil rights violations and discrimination claims. The State believes that it has valid defenses to all currently pending actions; however, the State has potential liability exposure.

  Delaware is exposed to risks and losses related to employee health and accident, worker's compensation, environmental and a portion of property and casualty claims. Delaware does not purchase commercial insurance to cover these risks because of prohibitive costs. The State covers all claim settlements or judgments from its budgetary General Fund. It continues to carry commercial insurance for all other risks.

  Special Considerations Regarding Investments in Kentucky State-Specific Obligations. Kentucky ("Kentucky" or the "Commonwealth") is a leader among the states in the production of tobacco. Tobacco is the dominant agricultural product, and Kentucky ranks second among the states in the total cash value of tobacco raised. The tobacco industry has been under significant attack in recent years. In late 1998, the states, certain commonwealths and territories and the District of Columbia reached agreements with the major tobacco companies that will require payments from them worth approximately $250 billion over the next 26 years. In September 1999, the federal government filed a suit against the U.S. cigarette industry alleging that the federal government has incurred costs related to smoking illnesses of over $20 billion annually under Medicare and other federal programs. The suit seeks to recover an unspecified amount of these costs and other relief. Potential federal regulation of the tobacco industry, the recent settlement agreements between the states and the tobacco industry and the federal suit may adversely impact the tobacco industry, though the degree of the impact cannot be predicted with any certainty.

  Kentucky is also a leader among the states in the production of coal. The coal severance tax is a significant revenue producer for the Commonwealth and its political subdivisions, and any substantial decrease in the amount of coal or other minerals produced could result in revenue shortfalls.

  The Commonwealth's economy, once dominated by coal, horses, bourbon and tobacco, has become more diversified and now includes manufacturing of industrial machinery, automobiles and automobile parts, consumer appliances and non-durable goods such as apparel. No single segment of the Commonwealth's economy consists of as much as one-fourth of the overall state domestic product. Kentucky's non-manufacturing sector has grown in recent years, with gains in air transportation, health and business services and retail trade. The Commonwealth's parks, horse breeding and racing industry, symbolized by the Kentucky Derby, play an important role in expanding tourism in the Commonwealth.


  The Kentucky economy is diversified to the extent that an economic decline in a single segment would not necessarily lead to the non-payment of debt service on Kentucky State-Specific Obligations. A national economic decline, however, could impact the ability of Kentucky issuers to pay debt service, if the decline impacted various segments within the Commonwealth. Economic problems include a continuing high unemployment rate in the rural areas of the Commonwealth.

  The Commonwealth relies heavily upon sales and use taxes, individual and corporate income taxes, property taxes, insurance premium taxes, alcoholic beverage taxes, corporate license taxes, cigarette taxes, mineral severance taxes, motor fuel taxes, motor vehicle usage taxes and horse racing taxes for its revenue. The cities, counties and other local governments are essentially limited to property taxes, occupational license taxes, utility taxes, transit and restaurant meals taxes and various license fees for their revenue.

  The Kentucky Tax-Free Income Portfolio will invest primarily in Kentucky State-Specific Obligations. Such obligations generally include tax-exempt securities issued by the Commonwealth, its counties and various other local authorities to finance long-term public purpose projects, such as schools, universities, government facilities, housing, transportation, utilities, hospitals and water and sewer facilities.

  There are several general types of Kentucky State-Specific Obligations. General obligation securities are secured by the issuer's pledge of its full faith, credit and/or taxing power for the payment of principal and interest. General obligation securities of the Commonwealth must be authorized by a two-thirds vote of the electorate of the issuer, and there are none outstanding at present.

  Because of the limitations on incurring general obligation debt, the Commonwealth generally does not enter into a financial obligation of more than two year's duration. Until recently, no municipal issuer within the Commonwealth could enter into a financial obligation of more than one year's duration. In 1996, the Kentucky Constitution was amended to permit local governments to issue general obligation indebtedness without voter approval, subject to prescribed limitations on the maximum amount of indebtedness based on the assessed value of taxable property within the jurisdiction and other limitations and conditions. Local governments have now begun to issue general obligation indebtedness.

  Revenue obligations are payable from and secured by a particular revenue stream, such as lease rentals, utility usage and connection charges, student registration or housing fees, bridge or highway tolls, parking fees and sports event gate receipts. Although revenue obligations of the Commonwealth or its political subdivisions may be payable from a specific project, there can be no assurances that the economic difficulties and the resulting impact on state and local government finances will not adversely affect the market value of Kentucky State-Specific Obligations or the ability of the respective entities to pay debt service.

  Industrial building revenue obligations are issued by local governments, but are secured by revenue derived from some form of contractual arrangement with a non-governmental user. Some revenue obligations, including industrial building revenue obligations, are secured by a mortgage on the real property.
Improvement assessment obligations are obligations secured by a special assessment (e.g., a sewer charge) that the governmental issuer imposes on each owner of property benefitted by the improvement (e.g., a sanitary sewer project). The assessments are similar to taxes and have a priority which is similar to a tax lien. Refunded or defeased bonds are secured by an escrow fund, which usually is invested in U.S. government securities and occasionally in bank certificates of deposit or similar instruments. Housing obligations, including bonds issued by the Kentucky Housing Corporation, are usually secured by mortgages pledged for the payment of the obligations. Local housing authorities sometimes issue obligations which are secured by mortgages and rentals from the operation of a housing project. Housing obligations may also have additional security in the form of federal guarantees of the mortgages or rentals constituting the primary security.

  There are variations in the security of Kentucky State-Specific Obligations, both within a particular classification and between classifications, depending
on numerous factors.   For example, most local school construction is financed
from obliga tions nominally issued by a larger city or county government, which holds legal title to the school facility, subject to a year-to-year renewable lease arrangement with the local school district. There is no reported instance in which a Kentucky school bond has gone into default. Similar arrangements are used to finance many city and county construction projects, but in these cases, the obligations are nominally issued in the name of a public corporation, which holds title to the project and leases the project back to the city or county on a year-to-year renewable basis. In such situations, the rent that the nominal issuer receives from the actual user of the property financed by the obligations is the only source of any security for the payment of the obligations.

  Overview of the Commonwealth's Debt Authorities. The Commonwealth's
  -----------------------------------------------
indebtedness is classified as either appropriation supported debt or non-appropriation supported debt.

  Appropriation supported debt carries the name of the Commonwealth and is an obligation of one of its debt-issuing agencies or entities created by the General Assembly to finance various projects. The revenues produced by the projects funded by the debt are pledged as security for repayment of the debt. Project revenues are not a direct obligation of the Commonwealth. Project revenues are, in some cases, derived partially or solely from biennial appropriations of the General Assembly. In other cases, the direct revenues generated from the project funded constitute the entire source of payment.

  Non-appropriation or moral obligation debt carries the name of the Commonwealth for the benefit and convenience of other entities or agencies within the Commonwealth. The bonds are special obligations of the issuer, secured and payable solely from the sources pledged for the payment thereof and do not constitute a debt, liability, obligation or a pledge of the faith and credit of the Commonwealth. The General Assembly does not intend to appropriate any funds to fulfill the financial obligations represented by these types of bonds. In the event of a shortfall, however, the issuer generally covenants to request from the Governor and the General Assembly sufficient amounts to pay debt service.

  Default Record. Neither the Commonwealth nor any of its agencies have ever
  --------------
defaulted in the payment of principal or interest on general obligation indebtedness or project revenue obligations.

  Debt Issuing Entities of the Commonwealth.  Project revenue debt has been
  -----------------------------------------
incurred by seventeen of the commissions, corporations, authorities, or boards created by the Commonwealth. Eleven of the entities are currently active debt issuers of debt. The following entities issue obligations to finance projects that are not repaid by Commonwealth revenues: the Kentucky Housing Corporation, the Kentucky Infrastructure Authority, the Kentucky Higher Education Student Loan Corporation, the School Facilities Construction Commission, the Kentucky Agricultural Finance Corporation, the Kentucky Local Correctional Facilities Authority and the Kentucky Economic Development Finance Authority. None of these entities, except for some of the obligations of the School Facilities Construction Commission and the Kentucky Infrastructure Authority, receive appropriations for the payment of debt service. Project revenues are used to repay debt service for these entities. The General Assembly has placed specific debt limitations on the principal debt outstanding of the Kentucky Housing Corporation ($1.125 billion), the Kentucky Higher Education Student Loan Corporation ($553 million) and the Kentucky Agricultural Finance Corporation ($500 million). The debt of the Kentucky Local Correctional Facilities Construction Authority is limited to the level of debt service supported by fees collected from certain cases in the District Courts of the Commonwealth. Currently, no debt limitation exists for the Kentucky Economic Development Finance Authority.

  The remaining debt issuing entities of the Commonwealth receive appropriations biennially for the payment of debt service. The appropriation to the School Facilities Construction Commission is used to subsidize the debt service payments, in whole or in part, made by local school districts on local school construction projects. The subsidy has varied by project. Two financing programs of the Kentucky Infrastructure Authority, the Governmental Agencies Program and the Multiple Projects Construction Loan Program, receive no appropriations and have a debt ceiling. The three other financing programs of the Kentucky Infrastructure Authority, the Federally Assisted Wastewater Program, the Infrastructure Revolving Fund Program and the Solid Waste Revolving Loan and Grant Program, have been appropriated monies. The State Property and Buildings Commission, the

Turnpike Authority of Kentucky and the State Universities cannot incur debt for any project without prior approval of the projects and appropriation of debt service by the General Assembly.

  In 1997, the Commonwealth created the Kentucky Asset/Liability Commission to develop and implement programs to assist in the management of the Commonwealth's net interest margin, and it may issue tax and revenue anticipation notes project notes, and funding notes to achieve its purpose.

                       ADDITIONAL INVESTMENT LIMITATIONS

  Each Portfolio is subject to the investment limitations enumerated in this subsection which may be changed with respect to a particular Portfolio only by a vote of the holders of a majority of such Portfolio's outstanding shares (as defined below under "Miscellaneous"). The Index Master Portfolio's fundamental investment limitations are described separately.

Money Market Portfolios:

  1) Each of the Money Market, Municipal Money Market and U.S. Treasury Money Market Portfolios may not purchase securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities or certificates of deposit for any such securities) if more than 5% of the value of the Portfolio's total assets (taken at current value) would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Portfolio or the Fund, except that up to 25% of the value of the Portfolio's total assets (taken at current value) may be invested without regard to these limitations. For purposes of this limitation, a security is considered to be issued by the entity (or entities) whose assets and revenues back the security. A guarantee of a security is not deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the value of the Portfolio's total assets.

  2) No Portfolio may borrow money or issue senior securities, except that each Portfolio may borrow from banks and (other than a Municipal Money Market Portfolio) enter into reverse repurchase agreements for temporary purposes in amounts up to one-third of the value of its total assets at the time of such borrowing; or mortgage, pledge or hypothecate any assets, except in connection with any such borrowing and then in amounts not in excess of one-third of the value of the Portfolio's total assets at the time of such borrowing. No Portfolio will purchase securities while its aggregate borrowings (including reverse repurchase agreements and borrowings from banks) in excess of 5% of its total assets are outstanding. Securities held in escrow or separate accounts in connection with a Portfolio's investment practices are not deemed to be pledged for purposes of this limitation.

  3) Each of the Municipal Money Market, U.S. Treasury Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios may not purchase securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry. The Money Market Portfolio, on the other hand, may not purchase any securities which would cause, at the time of purchase, less than 25% of the value of its total assets to be invested in the obligations of issuers in the banking industry, or in obligations, such as repurchase agreements, secured by such obligations (unless the Portfolio is in a temporary defensive position) or which would cause, at the time of purchase, more than 25% of the value of its total assets to be invested in the obligations of issuers in any other industry. In applying the investment limitations stated in this paragraph, (i) there is no limitation with respect to the purchase of (a) instruments issued (as defined in Investment Limitation number 1 above) or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, (b) instruments issued by domestic banks (which may include U.S. branches of foreign banks) and (c) repurchase agreements secured by the instruments described in clauses (a) and (b); (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (iii) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will be each considered a separate industry.

  4) Each of the Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios will invest at least 80% of its net assets in AMT Paper and instruments the interest on which is exempt from regular Federal income tax, except during defensive periods or during periods of unusual market conditions.

  5) The Municipal Money Market Portfolio will invest at least 80% of its net assets in instruments the interest on which is exempt from regular Federal income tax and is not an item of tax preference for purposes of Federal alternative minimum tax, except during defensive periods or during periods of unusual market conditions.

Non-Money Market Portfolios:

  Each of the Non-Money Market Portfolios (other than the Ohio Tax-Free Income, Pennsylvania Tax-Free Income, New Jersey Tax-Free Income, Delaware Tax Free Income and Kentucky Tax-Free Income Portfolios) may not:

  1) Purchase securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities or certificates of deposit for any such securities) if more than 5% of the value of the Portfolio's total assets would (taken at current value) be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Portfolio or the Fund, except that up to 25% of the value of the Portfolio's total assets may (taken at current value) be invested without regard to these limitations. For purposes of this limitation, a security is considered to be issued by the entity (or entities) whose assets and revenues back the security. A guarantee of a security shall not be deemed to be a security issued by the guarantors when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the value of the Portfolio's total assets.

  Each of the Non-Money Market Portfolios may not:

  2) Purchase any securities which would cause 25% or more of the value of the Portfolio's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to
(i) instruments issued (as defined in Investment Limitation No. 1 above) or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, and (ii) repurchase agreements secured by the instruments described in clause (i); (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and
(c) utilities will be divided according to their services; for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

  Each Non-Money Market Portfolio (other than the Managed Income, Intermediate Government Bond, Low Duration Bond, Intermediate Bond, Government Income, International Bond, Core Bond, High Yield Bond, Balanced and GNMA Portfolios) may not:

  3) Borrow money or issue senior securities, except that each Portfolio may borrow from banks and enter into reverse repurchase agreements for temporary purposes in amounts up to one-third of the value of its total assets at the time of such borrowing; or mortgage, pledge or hypothecate any assets, except in connection with any such borrowing and then in amounts not in excess of one-third of the value of the Portfolio's total assets at the time of such borrowing. No Portfolio will purchase securities while its aggregate borrowings (including reverse repurchase agreements and borrowings from banks) in excess of 5% of its total assets are outstanding. Securities held in escrow or separate accounts in connection with a Portfolio's investment practices are not deemed to be pledged for purposes of this limitation.

  None of the Managed Income, Intermediate Government Bond, Low Duration Bond, Intermediate Bond, Government Income, Core Bond, International Bond, High Yield Bond, Balanced and GNMA Portfolios may:

  4) Issue senior securities, borrow money or pledge its assets, except that a Portfolio may borrow from banks or enter into reverse repurchase agreements or dollar rolls in amounts aggregating not more than 33 1/3% of the value of its total assets (calculated when the loan is made) to take advantage of investment opportunities and may pledge up to 33 1/3% of the value of its total assets to secure such borrowings. Each Portfolio is also authorized to borrow an additional 5% of its total assets without regard to the foregoing limitations for temporary purposes such as clearance of portfolio transactions and share redemptions. For purposes of these restrictions, the purchase or sale of securities on a "when-issued," delayed delivery or forward commitment basis, the purchase and sale of options and futures contracts and collateral arrangements with respect thereto are not deemed to be the issuance of a senior security, a borrowing or a pledge of assets.

All Portfolios:

  No Portfolio may:

  1. Purchase or sell real estate, except that each Portfolio may purchase securities of issuers which deal in real estate and may purchase securities which are secured by interests in real estate.

  2. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or where otherwise permitted by the 1940 Act.

  3. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except to the extent that the purchase of obligations directly from the issuer thereof, or the disposition of securities, in accordance with the Portfolio's investment objective, policies and limitations may be deemed to be underwriting.

  4. Write or sell put options, call options, straddles, spreads, or any combination thereof, except for transactions in options on securities, securities indices, futures contracts and options on futures contracts and, in the case of the International Bond Portfolio, currencies.

  5.   Purchase securities of companies for the purpose of exercising control.

  6. Purchase securities on margin, make short sales of securities or maintain a short position, except that (a) this investment limitation shall not apply to a Portfolio's transactions in futures contracts and related options or a Portfolio's sale of securities short against the box, and (b) a Portfolio may obtain short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

  7. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that each Portfolio may, to the extent appropriate to its investment policies, purchase securities (publicly traded securities in the case of each Money Market Portfolio) of companies engaging in whole or in part in such activities and may enter into futures contracts and related options.

  8. Make loans, except that each Portfolio may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objective and policies and may lend portfolio securities.

  9. Purchase or sell commodities except that each Portfolio may, to the extent appropriate to its investment policies, purchase securities of companies engaging in whole or in part in such activities, may engage in currency transactions and may enter into futures contracts and related options.

  10. Notwithstanding the investment limitations of the Index Equity Portfolio, the Index Equity Portfolio may invest all of its assets in shares of an open-end management investment company with substantially the same investment objective, policies and limitations as the Portfolio.

  Although the foregoing investment limitations would permit the Money Market Portfolios to invest in options, futures contracts and options on futures contracts, and to sell securities short against the box, those Portfolios do not currently intend to trade in such instruments or engage in such transactions during the next twelve months (except to the extent a portfolio security may be subject to a "demand feature" or "put" as permitted under SEC regulations for money market funds). Prior to making any such investments, a Money Market Portfolio would notify its shareholders and add appropriate descriptions concerning the instruments and transactions to its Prospectus.

Index Master Portfolio:

  The investment limitations of the Index Master Portfolio, the Portfolio in which the Index Equity Portfolio invests all of its investable assets, are separate from those of the Index Equity Portfolio. The Index Master Portfolio may not:

  1. Invest in commodities or real estate, including limited partnership interests therein, although it may purchase and sell securities of companies which deal in real estate and securities which are secured by interests in real estate, and may purchase or sell financial futures contracts and options thereon;

  2. Make loans of cash, except through the acquisition of repurchase agreements and obligations customarily purchased by institutional investors;

  3. As to 75% of the total assets of the Index Master Portfolio, invest in the securities of any issuer (except obligations of the U.S. Government and its instrumentalities) if, as a result, more than 5% of the Index Master Portfolio's total assets, at market, would be invested in the securities of such issuer;

  4. Purchase or retain securities of an issuer if those officers and trustees of the Trust or officers and directors of the Trust's investment adviser owning more than 1/2 of 1% of such securities together own more than 5% of such securities;

  5. Borrow, except from banks and as a temporary measure for extraordinary or emergency purposes and then, in no event, in excess of 5% of the Index Master Portfolio's gross assets valued at the lower of market or cost; provided that it may borrow amounts not exceeding 33% of its net assets from banks and pledge not more than 33% of such assets to secure such loans;

  6. Pledge, mortgage, or hypothecate any of its assets to an extent greater than 10% of its total assets at fair market value, except as described in (5) above;

  7. Invest more than 10% of the value of its total assets in illiquid securities which include certain restricted securities, repurchase agreements with maturities of greater than seven days, and other illiquid investments;

  8.   Engage in the business of underwriting securities issued by others;

  9. Invest for the purpose of exercising control over management of any company;

  10. Invest its assets in securities of any investment company, except in connection with a merger, acquisition of assets, consolidation or reorganization;

  11. Invest more than 5% of its total assets in securities of companies which have (with predecessors) a record of less than three years' continuous operation;

  12. Acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of its total assets would be invested in securities of companies within such industry;

  13. Write or acquire options (except as described in (1) above) or interests in oil, gas or other mineral exploration, leases or development programs;

  14. Purchase warrants; however, it may acquire warrants as a result of corporate actions involving its holdings of other equity securities;

  15.  Purchase securities on margin or sell short; or

  16.  Acquire more than 10% of the voting securities of any issuer.

  17. Issue senior securities (as such term is defined in Section 18(f) of the 1940 Act), except as permitted under the 1940 Act.

  The investment limitations described in (1) and (15) above do not prohibit the Index Master Portfolio from making margin deposits to the extent permitted under applicable regulations. Although (2) above prohibits cash loans, the Index Master Portfolio is authorized to lend portfolio securities. With respect to
(7) above, pursuant to Rule 144A under the 1993 Act, the Index Master Portfolio may purchase certain unregistered (i.e. restricted) securities upon a determination that a liquid institutional market exists for the securities. If it is decided that a liquid market does exist, the securities will not be subject to the 10% limitation on holdings of illiquid securities stated in (7) above. While maintaining oversight, the Board of Trustees of the Trust has delegated the day-to-day function of making liquidity determinations to DFA, the Index Master Portfolio's adviser. For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities. After purchase, the Board of Trustees of the Trust and DFA will continue to monitor the liquidity of Rule 144A securities.

  Subject to future regulatory guidance, for purposes of those investment limitations identified above that are based on total assets, "total assets" refers to the assets that the Index Master Portfolio owns, and does not include assets which the Index Master Portfolio does not own but over which it has effective control. For example, when applying a percentage investment limitation that is based on total assets, the Index Master Portfolio will exclude from its total assets those assets which represent collateral received by the Index Master Portfolio for its securities lending transactions.

  Unless otherwise indicated, all limitations applicable to the Index Master Portfolio's investments apply only at the time that a transaction is undertaken. Any subsequent change in a rating assigned by any rating service to a security or change in the percentage of the Index Master Portfolio's assets invested in certain securities or other instruments resulting from market fluctuations or other changes in the Index Master Portfolio's total assets will not require the Index Master Portfolio to dispose of an investment until DFA determines that it is practicable to sell or close out the investment without undue market or tax consequences. In the event that ratings services assign different ratings to the same security, DFA will determine which rating it believes best reflects the security's quality and risk at that time, which may be the higher of the several assigned ratings.

  Because the structure of the Index Master Portfolio is based on the relative market capitalizations of eligible holdings, it is possible that the Index Master Portfolio might include at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Trust and the issuer would be deemed "affiliated persons" under the 1940 Act, and certain requirements of the Act regulating dealings between affiliates might become applicable.

                             TRUSTEES AND OFFICERS

                                   THE FUND

  The business and affairs of the Fund are managed under the direction of its Board of Trustees. The trustees and executive officers of the Fund, and their business addresses and principal occupations during the past five years, are:

                                                          Principal Occupation
Name and Address                    Position with Fund   During Past Five Years
----------------                   --------------------  ----------------------

William O. Albertini               Trustee               Retired; Executive Vice President and Chief Financial
698 Strafford Circle                                     Officer from August 1997 - April 1999, Bell Atlantic
Strafford, PA  19087                                     Global Wireless (global wireless communications);
Age:  56                                                 Executive Vice President, Chief Financial Officer and
                                                         Director from February 1995 - August 1997, Vice President
                                                         and Chief Financial Officer from January 1991 - February
                                                         1995, Bell Atlantic Corporation (a diversified
                                                         telecommunications company); Director, American Water
                                                         Works, Inc. (water utility) since May 1990; Director,
                                                         Triumph Group, Inc. (aviation manufacturing, repair and
                                                         maintenance services) since May 1999; Director, Midwest
                                                         Independent Transmission Operator, Inc. (electrical
                                                         transmission operator) since December 1998; Trustee, The
                                                         Carl E. & Emily I. Weller Foundation since October 1991.

Raymond J. Clark/*/                Trustee, President    Treasurer of Princeton University since 1987; Trustee,
Office of the Treasurer            and Treasurer         The Compass Capital Group of Funds from 1987 to 1996;
Princeton University                                     Trustee, Chemical Bank, New Jersey Advisory Board from
3 New South Building                                     1994 until 1995; Trustee, American Red Cross - Mercer
P.O. Box 35                                              County Chapter since 1995; Trustee, Medical Center of
Princeton, NJ 08540                                      Princeton; and Trustee, United Way-Greater Mercer County
Age: 64                                                  from 1996-1997.

Robert M. Hernandez                Trustee               Director since 1991, Vice Chairman and Chief Financial
USX Corporation                                          Officer  since 1994, Executive Vice President -Accounting
600 Grant Street                                         and Finance and Chief Financial Officer from 1991 to
6105 USX Tower                                           1994, USX Corporation (a diversified company principally
Pittsburgh, PA  15219                                    engaged in energy and steel businesses); Director and
Age:  55                                                 Chairman of the Executive Committee, ACE Limited
                                                         (insurance company); Trustee, Allegheny University
                                                         Hospitals, Allegheny General; and Allegheny University
                                                         Hospitals-West, Director, Marinette Marine Corporation;
                                                         Director, Transtar, Inc. (transportation company) since
                                                         1996; and Director and Chairman of the Board, RTI
                                                         International Metals, Inc.

Anthony M. Santomero               Vice Chairman of      Deputy Dean from 1990 to 1994, Richard K. Mellon
The Wharton School                 the                   Professor of Finance since April 1984, Director, Wharton
University of Pennsylvania         Board                 Financial Institutions Center since July 1995, and Dean's
Room 2344                                                Advisory Council Member since July 1984, The Wharton
Steinberg Hall-Dietrich Hall                             School, University of Pennsylvania; Member of Financial

----------
/*/ This trustee may be deemed an "interested person" of the Fund as defined in the 1940 Act.

                                                          Principal Occupation
Name and Address                    Position with Fund   During Past Five Years
----------------                   --------------------  ----------------------
Philadelphia,                                            Economists Roundtable since January 1997; Co-editor,
PA 19104-6367                                            Brookings-Wharton Papers on Financial Services since
Age: 53                                                  January 1997; Associate Editor, Journal of Banking and
                                                         Finance since June 1978; Associate Editor, Journal of
                                                         Economics and Business since October 1979; Associate
                                                         Editor, Journal of Money, Credit and Banking since
                                                         January 1980; Editorial Advisory Board, Open Economics
                                                         Review since November 1990; Director, The Zweig Fund
                                                         and The Zweig Total Return Fund.

David R. Wilmerding, Jr.           Chairman of the       Chairman, Gee, Wilmerding & Associates, Inc. (investment
One Aldwyn Center                  Board                 advisers) since February 1989; Director, Beaver
Villanova, PA  19085                                     Management Corporation (land management corporation);
Age:  64                                                 Managing General Partner, Chestnut Street Exchange Fund;
                                                         Director, Independence Square Income Securities, Inc.;
                                                         Director, The Mutual Fire, Marine and Inland Insurance
                                                         Company; Director, U.S. Retirement Communities, Inc.;
                                                         Director, Trustee or Managing General Partner of a number
                                                         of investment companies advised by BIMC and its
                                                         affiliates.

Karen H. Sabath                    Assistant Secretary   Managing Director, BlackRock Advisors, Inc. since
BlackRock Advisors, Inc.                                 February 1998; President, Compass Capital Group, Inc.
345 Park Avenue                                          from 1995 to March 1998; Managing Director of
New York, NY 10154                                       BlackRock Financial Management, Inc. since 1993; prior to
Age:  34                                                 1993, Vice President of BlackRock Financial Management,
                                                         Inc.

Ellen L. Corson                    Assistant Treasurer   Vice President and Director of Mutual Fund Accounting
PFPC Inc.                                                and Administration, PFPC Inc. since November 1997;
103 Bellevue Parkway                                     Assistant Vice President, PFPC Inc. from March 1997 to
Wilmington, DE  19809                                    November 1997; Senior Accounting Officer, PFPC Inc.
Age:  35                                                 from March 1993 to March 1997.

Brian P. Kindelan                  Secretary             Vice President and Senior Counsel, BlackRock Financial
BlackRock Financial Management,                          Management, Inc. since April 1998; Senior Counsel, PNC
 Inc.                                                    Bank Corp. from May 1995 to April 1998; Associate,
1600 Market Street                                       Stradley, Ronon, Stevens & Young, LLP from March 1990
28/th/ Fl.                                               to May 1995.
Philadelphia, PA 19103
Age:  40

  The Fund pays trustees who are not affiliated with BlackRock Advisors, Inc. ("BlackRock") or BlackRock Distributors, Inc. ("BDI" or the "Distributor") $20,000 annually ($30,000 annually in the event that the assets of the Fund exceed $40 billion) and $350 per Portfolio for each full in-person meeting of the Board that they attend. The Fund pays the Chairman and Vice Chairman of the Board an additional $10,000 and $5,000 per year, respectively, for their service in such capacities. Trustees who are not affiliated with BlackRock or the Distributor are reimbursed for any expenses incurred in attending meetings of the Board of Trustees or any committee thereof. The term of office of each trustee will automatically terminate when such trustee reaches 72 years of age. No officer, director or employee of BlackRock, BlackRock Institutional Management Corporation ("BIMC"), BlackRock Financial Management, Inc. ("BFM"), BlackRock International, Ltd. ("BIL"), PFPC Inc. ("PFPC") (with BlackRock, the "Administrators"), BDI, or PNC Bank, National Association ("PNC Bank") currently receives any compensation from the

Fund. As of the date of this Statement of Additional Information, the trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of each class of each Portfolio.

  The table below sets forth the compensation actually received from the Fund and the Fund Complex of which the Fund is a part by the trustees for the fiscal year ended September 30, 1999:

                                                            Pension or                            Total Compensation
                                         Aggregate     Retirement Benefits        Estimated       from Registrant and
                                       Compensation      Accrued as Part        Annual Benefits     Fund Complex/1/
Name of Person, Position              from Registrant    of Fund Expenses       upon Retirement     Paid to Trustees
------------------------              ---------------  --------------------     ---------------   ------------------
Anthony M. Santomero, Vice                    $77,850         N/A                      N/A           (3)/2/ $84,850
 Chairman of the Board
David R. Wilmerding, Jr., Chairman            $82,850         N/A                      N/A           (3)/2/ $98,850
 of the Board
William O. Albertini, Trustee                 $72,850         N/A                      N/A           (1)/2/ $72,850
Raymond J. Clark, Trustee                     $72,850         N/A                      N/A           (1)/2/ $72,850
Robert M. Hernandez, Trustee                  $72,850         N/A                      N/A           (1)/2/ $72,850

____________________

1. A Fund Complex means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investment services, or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies.

2. Total number of investment company boards trustees served on within the Fund Complex.


                                   THE TRUST

  The names, addresses and dates of birth of the trustees and officers of the Trust and a brief statement of their present positions and principal occupations during the past five years are set forth below. As used below, "DFA Entities" refers to the following: Dimensional Fund Advisors Inc., Dimensional Fund Advisors Ltd., DFA Australia Limited, DFA Investment Dimensions Group Inc. (Registered Investment Company), Dimensional Emerging Markets Value Fund Inc. (Registered Investment Company), Dimensional Investment Group Inc. (Registered Investment Company) and DFA Securities Inc.

                                                                              Principal Occupation
Trustees                       Position with Trust                           During Last Five Years
--------                       -------------------                           ----------------------
David G. Booth*           Trustee, President and          President, Chairman-Chief Executive Officer and Director
Santa Monica, CA          Chairman-Chief Executive        of all DFA Entities, except Dimensional Fund Advisors
Birthdate: 12/2/46        Officer                         Ltd., of which he is Chairman and Director

George M.                 Trustee                         Leo Melamed Professor of Finance, Graduate School of
Constantinides                                            Business, University of Chicago.  Director, DFA
Chicago, IL                                               Investment Dimensions Group Inc., Dimensional
Birthdate: 9/22/47                                        Investment Group Inc. and Dimensional Emerging
                                                          Markets Value Fund Inc.

                                                                              Principal Occupation
Trustees                       Position with Trust                           During Last Five Years
--------                       -------------------                           ----------------------

John P. Gould             Trustee                         Steven G. Rothmeier Distinguished Service Professor of
Chicago, IL                                               Economics, Graduate School of Business, University of
Birthdate: 1/19/39                                        Chicago.  Director, DFA Investment Dimensions Group
                                                          Inc., Dimensional Investment Group Inc., Dimensional
                                                          Emerging Markets Value Fund Inc. and Harbor Investment
                                                          Advisors. Member of the Boards of Milwaukee Mutual
                                                          Insurance Company and UNEXT.com.    Principal and
                                                          Executive Vice President, Lexecon Inc. (economics, law,
                                                          strategy and finance consulting).  Formerly, Trustee, First
                                                          Prairie Funds (registered investment companies).

Roger G. Ibbotson         Trustee                         Professor in Practice of Finance, Yale School of
New Haven, CT                                             Management.  Director, DFA Investment Dimensions
Birthdate: 5/27/43                                        Group Inc., Dimensional Investment Group Inc.,
                                                          Dimensional Emerging Markets Value Fund Inc., Hospital
                                                          Fund, Inc. (investment management services) and BIRR
                                                          Portfolio Analysis, Inc. (software products).  Chairman,
                                                          Ibbotson Associates, Inc., Chicago, IL (software, data,
                                                          publishing and consulting).

*  Interested Trustee of the Trust.

Merton H. Miller          Trustee                         Robert R. McCormick Distinguished Service Professor
Chicago, IL                                               Emeritus, Graduate School of Business, University of
Birthdate: 5/16/23                                        Chicago.  Director, DFA Investment Dimensions Group
                                                          Inc., Dimensional Investment Group Inc. and Dimensional
                                                          Emerging Markets Value Fund Inc.  Public Director,
                                                          Chicago Mercantile Exchange.


Myron S. Scholes          Trustee                         Frank E. Buck Professor Emeritus of Finance, Stanford
Menlo Park, CA                                            University.   Director, DFA Investment Dimensions Group
Birthdate: 7/1/41                                         Inc., Dimensional Investment Group Inc., Dimensional
                                                          Emerging Markets Value Fund Inc., Benham Capital
                                                          Management Group of Investment Companies.
                                                          Consultant, Arbor Investors and Oak Hill Capital
                                                          Management.  Formerly, Limited Partner, Long-Term
                                                          Capital Management L.P. (money manager).


Rex A. Sinquefield*       Trustee, Chairman               Chairman-Chief Investment Officer and Director of all
Santa Monica, CA          and Chief Investment Officer    DFA Entities, except Dimensional Fund Advisors Ltd., of
Birthdate: 9/7/44                                         which he is Chairman, Chief Executive Officer and
                                                          Director.


Arthur Barlow             Vice President                  Vice President of all DFA Entities.
Santa Monica, CA
Birthdate: 11/7/55

Truman Clark              Vice President                  Vice President of all DFA Entities.  Consultant until
Santa Monica, CA                                          October 1995 and Principal and Manager of Product
Birthdate: 4/8/41                                         Development, Wells Fargo Nikko Investment Advisors
                                                          from 1990-1994.

                                                                              Principal Occupation
Trustees                       Position with Trust                           During Last Five Years
--------                       -------------------                           ----------------------

Jim Davis                 Vice President                  Vice President of all DFA Entities.  Kansas State
Santa Monica, CA                                          University, Arthur Andersen & Co., Phillips Petroleum
Birthdate: 11/29/56                                       Co.

Robert Deere              Vice President                  Vice President of all DFA Entities.
Santa Monica, CA
Birthdate: 10/8/57

*  Interested Trustee of the Trust.

Irene R. Diamant          Vice President and Secretary    Vice President and Secretary of all DFA Entities, except
Santa Monica, CA                                          Dimensional Fund Advisors Ltd., for which she is Vice
Birthdate: 7/16/50                                        President.

Richard Eustice           Vice President and Assistant    Vice President of all DFA Entities, except Dimensional
Santa Monica, CA          Secretary                       Fund Advisors Ltd., for which he is Vice President.
Birthdate: 8/5/65

Eugene Fama, Jr.          Vice President                  Vice President of all DFA Entities.
Santa Monica, CA
Birthdate: 1/21/61
Kamyab Hashemi-Nejad,     Vice President, Controller      Vice President, Controller and Assistant Treasurer of all
Santa Monica, CA          and                             DFA Entities.
Birthdate: 1/22/61        Assistant Treasurer

Judith Jonas              Vice President                  Vice President of all DFA Entities.  Vice President, Wells
Santa Monica, CA                                          Fargo Bank, N.A. from 1989 - 1990.  Vice President,
Birthdate: 11/27/55                                       Demko Baer & Associates, 1991.

Stephen P. Manus,         Vice President                  Vice President of all DFA Entities.  Managing Director,
Santa Monica, CA                                          ANB Investment Management and Trust Company from
Birthdate: 12/26/50                                       1985-1993; President, ANB Investment Management and
                                                          Trust Company from 1993-1997.

Karen McGinley,           Vice President                  Vice President of all DFA Entities.
Santa Monica, CA
Birthdate: 3/10/66
Catherine L. Newell,      Vice President and Assistant    Vice President and Assistant Secretary of all DFA Entities,
Santa Monica, CA          Secretary                       except Dimensional Fund Advisors Ltd., for which she is a
Birthdate: 5/7/64                                         Vice President.  Associate, Morrison & Foerster, LLP
                                                          from 1989-1996.

David Plecha              Vice President                  Vice President of all DFA Entities.
Santa Monica, CA
Birthdate: 10/26/61
George Sands              Vice President                  Vice President of all DFA Entities.
Santa Monica, CA
Birthdate: 2/8/56

Michael T. Scardina       Vice President,                 Vice President, Chief Financial Officer, and Treasurer of
Santa Monica, CA          Chief Financial Officer, and    all DFA Entities.
Birthdate: 10/12/55       Treasurer

                                                                              Principal Occupation
Trustees                       Position with Trust                           During Last Five Years
--------                       -------------------                           ----------------------
Jeanne C. Sinquefield,    Executive Vice President        Executive Vice President of all DFA Entities.
Ph.D.
Santa Monica, CA
Birthdate: 12/2/46

Scott Thornton            Vice President                  Vice President of all DFA Entities.
Santa Monica, CA
Birthdate: 3/1/63

Weston Wellington,        Vice President                  Vice President of all DFA Entities. Vice President,
Santa Monica, CA                                          Director of Research, LPL Financial Services, Inc.,
Birthdate: 3/1/51                                         Boston, MA, 1987-1994.


Rex A. Sinquefield, Trustee, Chairman and Chief Investment Officer of the Trust, and Jeanne C. Sinquefield, Executive Vice President of the Trust, are husband and wife. David G. Booth and Rex A. Sinquefield, both of whom are trustees and officers of the Trust and directors, officers and shareholders of DFA, may be deemed controlling persons of DFA.

  Set forth below is a table listing, for each trustee of the Trust entitled to receive compensation, the compensation received from the Trust during the fiscal year ended November 30, 1999 and the total compensation received from all four registered investment companies for which Dimensional Fund Advisors Inc. ("DFA") served as investment adviser during that same fiscal year.

                                                       Pension or                              Total
                                                       Retirement         Estimated         Compensation
                                       Aggregate    Benefits Accrued    Annual Benefits    from Trust and
                                     Compensation   as Part of Trust         upon          Trust Complex/*/
Name of Person, Position              from Trust        Expenses          Retirement       Paid to Trustees
---------------------------------    ------------   ----------------    ---------------    ----------------
George M. Constantinides, Trustee          $12,740  N/A                N/A                         $30,000
John P. Gould, Trustee                     $12,740  N/A                N/A                         $30,000
Roger G. Ibbotson, Trustee                 $12,740  N/A                N/A                         $30,000
Merton H. Miller, Trustee                  $11,244  N/A                N/A                         $30,000
Myron S. Scholes, Trustee                  $12,244  N/A                N/A                         $30,000

                 SHAREHOLDER AND TRUSTEE LIABILITY OF THE FUND

  Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, the Fund's Declaration of Trust provides that shareholders shall not be subject to any personal liability in connection with the assets of the Fund for the acts or obligations of the Fund, and that every note, bond, contract, order or other undertaking made by the Fund shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Declaration of Trust provides for indemnification out of the trust property of any shareholder held personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or some other reason. The Declaration of Trust also provides that the Fund shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Fund, and shall satisfy any judgment thereon.

  The Declaration of Trust further provides that all persons having any claim against the trustees or Fund shall look solely to the trust property for payment; that no trustee of the Fund shall be personally liable for or on account of any contract, debt, tort,

----------
/*/ Trust Complex means all registered investment companies for which DFA, the Trust's investment adviser, performs advisory or administration services and for which the individuals listed above serve as directors/trustees.

claim, damage, judgment or decree arising out of or connected with the administration or preservation of the trust property or the conduct of any business of the Fund; and that no trustee shall be personally liable to any person for any action or failure to act except by reason of his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties as a trustee. With the exception stated, the Declaration of Trust provides that a trustee is entitled to be indemnified against all liabilities and expenses reasonably incurred by him in connection with the defense or disposition of any proceeding in which he may be involved or with which he may be threatened by reason of his being or having been a trustee, and that the Fund will indemnify officers, representatives and employees of the Fund to the same extent that trustees are entitled to indemnification.


                     INVESTMENT ADVISORY, ADMINISTRATION,
                    DISTRIBUTION AND SERVICING ARRANGEMENTS

  Advisory and Sub-Advisory Agreements. The advisory and sub-advisory services provided by BlackRock, BIMC, BFM, BIL and, with respect to the Index Master Portfolio, Dimensional Fund Advisors Inc. ("DFA"), and the fees received by BlackRock and DFA for such services, are described in the Prospectuses.

  For their advisory and subadvisory services, BlackRock, BIMC, BFM, BIL and DFA, as applicable, are entitled to fees, computed daily on a portfolio-by-portfolio basis and payable monthly, at the maximum annual rates set forth below.

                     Maximum Annual Contractual Fee Rate for Each Equity Portfolio Except
                  the Index Equity, Mid- Cap Value Equity, Mid-Cap Growth Equity, Micro-cap
                           Equity and the International Portfolios (Before Waivers)

                                                                       Investment                      Sub-Advisory
Average Daily Net Assets                                               Advisory Fee                    Fee to BFM

first $1 billion                                                          .550  %                        .400  %
$1 billion -- $2 billion                                                  .500                           .350
$2 billion -- $3 billion                                                  .475                           .325
greater than $3 billion                                                   .450                           .300


                               Maximum Annual Contractual Fee Rate for the Mid-Cap Value Equity and
                                         Mid-Cap Growth Equity Portfolios (Before Waivers)

                                                                       Investment                      Sub-Advisory
Average Daily Net Assets                                               Advisory Fee                    Fee to BFM

first $1 billion                                                          .800  %                        .650  %
$1 billion -- $2 billion                                                  .700                           .550
$2 billion -- $3 billion                                                  .675                           .500
greater than $3 billion                                                   .625                           .475


                                            Maximum Annual Contractual Fee Rate for the
                                          International Equity Portfolio (Before Waivers)

                                                                       Investment                     Sub-Advisory
Average Daily Net Assets                                               Advisory Fee                   Fee to  BIL

first $1 billion                                                          .750  %                        .600  %
$1 billion -- $2 billion                                                  .700                           .550
$2 billion -- $3 billion                                                  .675                           .525
greater than $3 billion                                                   .650                           .500


                                            Maximum Annual Contractual Fee Rate for the
                                    International Emerging Markets  Portfolio (Before Waivers)

Average Daily Net Assets                                              Investment                     Sub-Advisory
                                                                      Advisory Fee                   Fee to BIL
first $1 billion                                                         1.250  %                       1.100  %
$1 billion -- $2 billion                                                 1.200                          1.050
$2 billion -- $3 billion                                                 1.155                          1.005
greater than $3 billion                                                  1.100                           .950

                                            Maximum Annual Contractual Fee Rate for the
                                     International Small Cap Equity Portfolio (Before Waivers)

                                                                      Investment                      Sub-Advisory
Average Daily Net Assets                                              Advisory Fee                    Fee to BIL
first $1 billion                                                          1.00  %                         .85  %
$1 billion -- $2 billion                                                   .95                            .80
$2 billion -- $3 billion                                                   .90                            .75
greater than $3 billion                                                    .85                            .70


                                                Maximum Annual Contractual Fee Rate
                                       For The Micro-cap Equity Portfolio  (Before Waivers)

                                                                     Investment                     Sub-Advisory
Average Daily Net Assets                                             Advisory Fee                   Fee to BFM
first $1 billion                                                          1.10  %                        .950  %
$1 billion -- $2 billion                                                  1.05                           .900
$2 billion -- $3 billion                                                 1.025                           .875
greater than $3 billion                                                   1.00                           .850

                                                Maximum Annual Contractual Fee Rate
                                             for the bond portfolios  (Before Waivers)

                               Each Portfolio Except the
                            International Bond, GNMA, DE Tax-                    International Bond, GNMA, DE
                            Free Income and KY Tax-Free Income                   Tax-Free Income and KY Tax-
                                       Portfolios                                  Free Income Portfolios
                            ----------------------------------                   ----------------------------
Average Daily Net Assets    Investment         Sub-Advisory                       Investment     Sub-Advisory
                            Advisory Fee       Fees to BFM                        Advisory Fee   Fees to BFM
                            ------------       ---------------                   -------------   ------------
first $1 billion                .500  %            .350%                              .550  %         .400  %
$1 billion--$2 billion          .450               .300                               .500            .350
$2 billion--$3 billion          .425               .275                               .475            .325
greater than $3 billion         .400               .250                               .450            .300


                      Maximum Annual Contractual Fee Rate
               For The Money Market Portfolios  (Before Waivers)

                                        Investment             Sub-Advisory
Average Daily Net Assets               Advisory Fee            Fee to BIMC


first $1 billion                            .450  %                .400  %
$1 billion -- $2 billion                    .400                   .350
$2 billion -- $3 billion                    .375                   .325
greater than $3 billion                     .350                   .300


  BlackRock, a majority-owned indirect subsidiary of PNC Bank Corp., renders advisory services to each of the Portfolios, except the Index Equity Portfolio, pursuant to an Investment Advisory Agreement. From the commencement of operations of each Portfolio (other than the New Jersey Municipal Money Market, New Jersey Tax-Free Income, Core Bond, Low Duration Bond and International Bond Portfolios) until January 4, 1996 (June 1, 1996 in the case of the Index Equity Portfolio), BIMC served as adviser.

  From July 1, 1991 to December 31, 1995, Midlantic Bank, N.A. ("Midlantic Bank") served as investment adviser to the predecessor portfolios of the International Bond, New Jersey Tax-Free Income and New Jersey Municipal Money Market Portfolios. From January 1, 1996 through January 12, 1996 (February 12, 1996 with respect to the predecessor portfolio of the International Bond Portfolio): (i) BlackRock and Morgan Grenfell Investment Services Limited ("Morgan Grenfell") served as investment adviser and sub-adviser, respectively, to the predecessor portfolio to the International Bond Portfolio; (ii) BIMC served as investment adviser to the predecessor portfolio to the New Jersey Municipal Money Market Portfolio; and (iii) BFM served as investment adviser to the predecessor portfolio to the New Jersey Tax-Free Income Portfolio pursuant to interim advisory and sub-advisory agreements approved by the shareholders of the Compass Capital Group of Funds. From December 9, 1992 to January 13, 1996, BFM served as investment adviser to the predecessor portfolio of the Core Bond Portfolio. From July 17, 1992 to January 13, 1996, BFM served as investment adviser to the predecessor portfolio of the Low Duration Bond Portfolio.

  BFM renders sub-advisory services to the Balanced, Large Cap Value Equity, Mid-Cap Value Equity, Small Cap Value Equity, Select Equity, Large Cap Growth Equity, Mid-Cap Growth Equity, Small Cap Growth Equity, Micro-Cap Equity, Managed Income, Intermediate Government Bond, Tax-Free Income, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Low Duration Bond, Intermediate Bond, New Jersey Tax-Free Income, Delaware Tax-Free Income, Kentucky Tax-Free Income, Core Bond, Government Income, International Bond, High Yield Bond and GNMA Portfolios pursuant to Sub-Advisory Agreements. BIL renders sub-advisory services to the International Equity, International Emerging Markets and International Small Cap Equity Portfolios pursuant to Sub-Advisory Agreements. BIMC renders sub-advisory services to the Money Market, U.S. Treasury Money Market, Municipal Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios pursuant to Sub-Advisory Agreements. DFA renders advisory services to the Index Master Portfolio, the registered investment company in which the Index Equity Portfolio invests all of its assets, pursuant to an Investment Management Agreement. The Investment Advisory Agreement with BlackRock, the Investment Management Agreement with DFA and the above-referenced Sub-Advisory Agreements are collectively referred to as the "Advisory Contracts."

  Provident Capital Management, Inc. (a predecessor entity of BFM) ("PCM") served as sub-adviser to the International Equity and International Emerging Markets Portfolios from commencement of operations (April 27, 1992 in the case of the International Equity Portfolio; June 17, 1994 in the case of the International Emerging Markets Portfolio) to April 19, 1996.

  PNC Bank served as sub-adviser for the Money Market Portfolio from October 4, 1989 (commencement of operations) to January 4, 1996; for the Municipal Money Market Portfolio from September 10, 1993 to January 4, 1996; for the U.S. Treasury Money Market Portfolio from November 1, 1989 (commencement of operations) to January 4, 1996; for the Ohio Municipal Money Market Portfolio from June 1, 1993 (commencement of operations) to January 4, 1996; for the Pennsylvania Municipal Money Market Portfolio from June 1, 1993 (commencement of operations) to January 4, 1996; for the North Carolina Municipal Money Market Portfolio from May 4, 1993 (commencement of operations) to January 4, 1996; for the Virginia Municipal Money Market Portfolio from July 25, 1994 (commencement of operations) to January 4, 1996; and for the New Jersey Municipal Money Market Portfolio from January 13, 1996 to June 6, 1996. From April 4, 1990 (commencement of operations) to January 4, 1996,

PNC Bank served as sub-adviser to the Balanced Portfolio. From March 1, 1993 to January 4, 1996, PNC Equity Advisors Company (a predecessor entity of BlackRock) ("PEAC") served as sub-adviser to the Select Equity Portfolio. From March 29, 1995 to June 1, 1996, PEAC served as sub-adviser to the Index Equity Portfolio. From July 1, 1996 through December 31, 1996, Morgan Grenfell served as sub-adviser to the International Bond Portfolio.

  Under the relevant Advisory Contracts, BlackRock, BIMC, BFM and BIL are not liable for any error of judgment or mistake of law or for any loss suffered by the Fund or a Portfolio in connection with the performance of the Advisory Contracts. Under the Advisory Contracts, BlackRock, BIMC, BFM, BIL and DFA are liable for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of their respective duties or from reckless disregard of their respective duties and obligations thereunder. Each of the Advisory Contracts (except the Advisory Contract relating to the Index Master Portfolio) is terminable as to a Portfolio by vote of the Fund's Board of Trustees or by the holders of a majority of the outstanding voting securities of the relevant Portfolio, at any time without penalty, on 60 days' written notice to BlackRock, BIMC, BFM or BIL, as the case may be. BlackRock, BIMC, BFM and BIL may also terminate their advisory relationship with respect to a Portfolio on 60 days' written notice to the Fund. The Advisory Contract relating to the Index Master Portfolio is terminable by vote of the Trust's Board of Trustees or by the holders of a majority of the outstanding voting securities of the Index Master Portfolio at any time without penalty on 60 days' written notice to DFA. DFA may also terminate its advisory relationship with respect to the Index Master Portfolio on 90 days' written notice to the Trust. Each of the Advisory Contracts terminates automatically in the event of its assignment.

  For the period from October 1, 1998 (November 19, 1998 in the case of the High Yield Bond Portfolio) through September 30, 1999, the Fund paid BlackRock advisory fees (after waivers), and BlackRock waived advisory fees and reimbursed expenses, as follows:

                                            Fees Paid
              Portfolios                 (After Waivers)      Waivers      Reimbursements
-------------------------------------    ---------------  -------------    --------------
Money Market.............................   $ 7,649,100    $(5,765,498)              $0
U. S. Treasury Money Market..............     2,000,681     (2,422,585)               0
Municipal Money Market...................       848,612     (1,216,331)               0
New Jersey Municipal Money Market........       234,151       (441,529)               0
North Carolina Municipal Money Market....       193,332       (861,367)               0
Ohio Municipal Money Market..............       169,074       (347,740)               0
Pennsylvania Municipal Money Market......     1,209,468     (1,613,015)               0
Virginia Municipal Money Market..........        29,848       (250,140)               0
Low Duration Bond........................       719,552       (754,500)               0
Intermediate Government Bond.............     1,553,319       (716,541)               0
Intermediate Bond........................     1,714,005     (1,051,834)               0
Core Bond................................     2,493,031     (2,137,407)               0
Government Income........................       109,317       (106,976)               0
GNMA.....................................       329,452       (304,908)               0
Managed Income...........................     6,086,694     (1,600,525)               0
International Bond.......................       327,368              0                0
High Yield Bond..........................         3,325       (260,621)               0
Tax-Free Income..........................     1,130,288       (491,480)               0
Pennsylvania Tax-Free Income.............     4,007,439     (1,555,991)               0
New Jersey Tax-Free Income...............       606,098       (272,652)               0
Ohio Tax-Free Income.....................       388,252       (130,733)               0
Delaware Tax-Free........................       533,840       (112,869)               0
Kentucky Tax-Free........................       805,219       (213,243)               0
Large Cap Value Equity...................    13,151,862              0                0
Large Cap Growth Equity..................     7,642,265              0                0
Mid-Cap Value Equity.....................     2,210,757        (26,832)               0
Mid-Cap Growth Equity....................     2,768,545        (30,905)               0
Small Cap Value Equity...................     3,759,801              0                0
Small Cap Growth Equity..................     8,138,473              0                0
Micro-Cap Equity.........................       415,602       (170,684)               0

                                            Fees Paid
              Portfolios                 (After Waivers)      Waivers      Reimbursements
-------------------------------------    ---------------  -------------    --------------
International Equity......................    9,475,007              0                0
International Small Cap Equity............       69,398       (143,999)               0
International Emerging Markets............    1,051,408              0                0
Select Equity.............................    9,743,912              0                0
Balanced..................................    4,600,236              0                0


  For the period from October 1, 1997 (May 1, 1998 in the case of the Micro-Cap Equity Portfolio; May 11, 1998 in the case of the Delaware Tax-Free Income and Kentucky Tax-Free Income Portfolios; and May 18, 1998 in the case of the GNMA Portfolio) through September 30, 1998, the Fund paid BlackRock advisory fees, and BlackRock waived advisory fees and reimbursed expenses, as follows:

                                            Fees Paid
              Portfolios                 (After Waivers)      Waivers      Reimbursements
-------------------------------------    ---------------  -------------    --------------
Money Market..............................  $ 4,995,812   $6,990,461              $0
U.S. Treasury Money Market................    1,455,174    3,050,276               0
Municipal Money Market....................      589,271    1,560,040               0
New Jersey Municipal Money Market.........      117,098      509,669               0
North Carolina Municipal Money Market.....       67,431      780,226               0
Ohio Municipal Money Market...............      119,244      460,253               0
Pennsylvania Municipal Money Market.......      782,010    1,948,681               0
Virginia Municipal Money Market...........       15,607      307,363               0
Low Duration Bond.........................      472,357    1,018,534               0
Intermediate Government Bond..............      814,750      524,055               0
Intermediate Bond.........................    1,123,779      996,975               0
Core Bond.................................    1,296,895    2,294,530               0
Government Income.........................       17,520      110,545               0
Managed Income............................    3,810,648    1,717,518               0
International Bond........................      203,495       66,216               0
GNMA......................................      112,096      130,075               0
Tax-Free Income...........................      465,903      352,304               0
Pennsylvania Tax-Free Income..............    1,444,081    1,038,853               0
New Jersey Tax-Free Income................      319,096      296,294               0
Ohio Tax-Free Income......................      107,019      136,991               0
Delaware Tax-Free Income..................      197,418       57,976               0
Kentucky Tax-Free Income..................      321,405      134,676               0
Large Cap Value Equity....................   10,148,888        4,823               0
Large Cap Growth Equity...................    5,401,230        1,583               0
Mid-Cap Value Equity......................    1,595,030       77,992               0
Mid-Cap Growth Equity.....................    1,592,876       78,173               0
Small Cap Value Equity....................    3,420,178       25,656               0
Small Cap Growth Equity...................    5,973,190            0               0
Micro-Cap Equity..........................           42       60,524               0
International Equity......................    6,687,983      402,953               0
International Small Cap Equity............       55,673      142,318               0
International Emerging Markets............    1,613,829      129,596               0
Select Equity.............................    6,235,046            0               0
Balanced..................................    2,666,850        8,135               0

  For the period from October 1, 1996 (December 27, 1996 in the case of the Mid-Cap Growth Equity and Mid-Cap Value Equity Portfolios; and September 26, 1997 in the case of the International Small Cap Equity Portfolio) through September 30, 1997, the Fund paid BlackRock advisory fees, and BlackRock waived advisory fees and reimbursed expenses, as follows:

                                            Fees Paid
        Portfolios                       (After Waivers)   Waivers    Reimbursements
------------------------------------     --------------    ---------- --------------

Money Market................................ $2,648,951    $8,355,021         $     0
U.S. Treasury Money Market..................    865,528     3,842,169               0
Municipal Money Market......................    247,591     1,482,338               0
New Jersey Municipal Money Market...........     67,821       483,238               0
North Carolina Municipal Money Market.......     94,458       602,236               0
Ohio Municipal Money Market.................     66,919       434,972               0
Pennsylvania Municipal Money Market.........    378,571     2,048,282               0
Virginia Municipal Money Market.............      4,280       267,307          18,025
Low Duration Bond...........................    599,206       517,845               0
Intermediate Government Bond................    462,943       308,628               0
Intermediate Bond...........................    973,237       648,825               0
Core Bond...................................  1,040,492     1,005,843               0
Government Income...........................        465        84,527          47,550
Managed Income..............................  2,629,559     1,126,954               0
International Bond..........................    220,526        12,573               0
Tax-Free Income.............................    158,143       123,004               0
Pennsylvania Tax-Free Income................    268,228       178,819               0
New Jersey Tax-Free Income..................    254,415       179,069               0
Ohio Tax-Free Income........................     10,355        43,390               0
Large Cap Value Equity......................  6,487,065       480,085               0
Large Cap Growth Equity.....................  3,718,080       233,396               0
Mid-Cap Value Equity........................    499,380         4,043               0
Mid-Cap Growth Equity.......................    499,026         4,087               0
Small Cap Value Equity......................  2,036,977         6,910               0
Small Cap Growth Equity.....................  3,169,739        32,560               0
International Equity........................  4,101,006       556,548               0
International Small Cap Equity..............          0             0               0
International Emerging Markets..............  1,786,671       152,118               0
Select Equity...............................  2,562,623       154,197               0
Balanced....................................  1,486,866        92,278               0


  For the period from October 1, 1998 (November 19, 1998 in the case of the High Yield Bond Portfolio) through September 30, 1999, BlackRock paid sub-advisory fees to the specified Portfolios' sub-advisers, after waivers, and such sub-advisers waived sub-advisory fees, as follows:

                                            Fees Paid
          Portfolios                     (After Waivers)  Waivers
-------------------------------------    ---------------  -------

Money Market................................ $1,707,925        $0
U.S. Treasury Money Market..................    505,964         0
Municipal Money Market......................    236,321         0
New Jersey Municipal Money Market...........     77,438         0
North Carolina Municipal Money Market.......    119,390         0
Ohio Municipal Money Market.................     58,766         0
Pennsylvania Municipal Money Market.........    320,664         0
Virginia Municipal Money Market.............     32,223         0
Low Duration Bond...........................    297,439         0
Intermediate Government Bond................    303,047         0
Intermediate Bond...........................    301,008         0
Core Bond...................................    597,092         0
Government Income...........................     27,729         0

                                            Fees Paid
          Portfolios                     (After Waivers)  Waivers
-------------------------------------    ---------------  -------
Managed Income.............................     863,642         0
International Bond.........................      83,971         0
High Yield.................................      35,458         0
GNMA.......................................      82,477         0
Tax-Free Income............................     211,440         0
Pennsylvania Tax-Free Income...............     616,763         0
New Jersey Tax-Free Income.................     269,283         0
Ohio Tax-Free Income.......................      75,189         0
Delaware Tax-Free Income...................      96,109         0
Kentucky Tax-Free Income...................     112,228         0
Large Cap Value Equity.....................   4,129,081         0
Large Cap Growth Equity....................   2,854,877         0
Mid-Cap Value Equity.......................     452,349         0
Mid-Cap Growth Equity......................     702,346         0
Small Cap Value Equity.....................   1,107,049         0
Small Cap Growth Equity....................   3,069,321         0
Micro-Cap Equity...........................      86,160         0
International Equity.......................   1,693,490         0
International Small Cap Equity.............      28,312         0
International Emerging Markets.............     111,074         0
Select Equity..............................   2,982,370         0
Balanced...................................   1,139,259         0


  For the period from October 1, 1997 (May 1, 1998 in the case of the Micro-Cap Equity Portfolio; May 11, 1998 in the case of the Delaware Tax-Free Income and Kentucky Tax-Free Income Portfolios and May 18, 1998 in the case of the GNMA Portfolio) through September 30, 1998, BlackRock paid sub-advisory fees to the specified Portfolios' sub-advisers, after waivers, and such sub-advisers waived sub-advisory fees, as follows:

                                          Fees paid
                                            (After
          Portfolios                       Waivers)    Waivers
-------------------------------------    -----------   -------

Money Market...........................   $1,473,942        $0
U.S. Treasury Money Market.............      531,588         0
Municipal Money Market.................      258,731         0
New Jersey Municipal Money Market......       84,548         0
North Carolina Municipal Money Market..       95,193         0
Ohio Municipal Money Market............       69,640         0
Pennsylvania Municipal Money Market....      321,314         0
Virginia Municipal Money Market........       31,202         0
Low Duration Bond......................      148,696         0
Intermediate Government Bond...........       97,580         0
Intermediate Bond......................      137,758         0
Core Bond..............................      269,603         0
Government Income......................        6,476         0
Managed Income.........................      478,493         0
International Bond.....................       29,036         0
GNMA...................................       31,017         0
Tax-Free Income........................       75,876         0
Pennsylvania Tax-Free Income...........      275,140         0
New Jersey Tax-Free Income.............       82,241         0

                                            Fees Paid
          Portfolios                     (After Waivers)  Waivers
-------------------------------------    ---------------  -------
Ohio Tax-Free Income..................        21,499         0
Delaware Tax-Free Income..............        20,245         0
Kentucky Tax-Free Income..............        52,134         0
Large Cap Value Equity................     2,157,328         0
Large Cap Growth Equity...............     1,392,973         0
Mid-Cap Value Equity..................       228,692         0
Mid-Cap Growth Equity.................       310,057         0
Small Cap Value Equity................       659,000         0
Small Cap Growth Equity...............     1,671,007         0
Micro-Cap Equity......................         6,568         0
International Equity..................       896,720         0
International Small Cap Equity........        14,026         0
International Emerging Markets........        83,941         0
Select Equity.........................     1,400,970         0
Balanced..............................       799,193         0


  For the period from October 1, 1996 (December 27, 1996 in the case of the Mid-Cap Growth Equity and Mid-Cap Value Equity Portfolios; and September 26, 1997 in the case of the International Small Cap Equity Portfolio) through September 30, 1997, BlackRock paid sub-advisory fees to the specified Portfolios' sub-advisers, after waivers, and such sub-advisers waived sub-advisory fees as follows:

                                          Fees paid
                                            (After
          Portfolios                       Waivers)      Waivers
---------------------------------        -----------   -----------
Money Market............................. $1,300,023    $9,370,873
U.S. Treasury Money Market...............    577,321     3,631,808
Municipal Money Market...................    212,376     1,325,338
New Jersey Municipal Money Market........     75,204       414,553
North Carolina Municipal Money Market....     81,568       536,785
Ohio Municipal Money Market..............     62,070       384,055
Pennsylvania Municipal Money Market......    298,167     1,859,027
Virginia Municipal Money Market..........        350       241,044
Low Duration Bond........................     36,930       745,005
Intermediate Government Bond.............     14,450       525,649
Intermediate Bond........................     15,164     1,120,194
Core Bond................................    104,500     1,327,935
Government Income........................          0        59,494
Managed Income...........................     86,420     2,542,897
International Bond.......................     79,789        89,738
Tax-Free Income..........................     48,652       148,151
Pennsylvania Tax-Free Income.............     34,191       278,742
New Jersey Tax-Free Income...............     26,000       277,439
Ohio Tax-Free Income.....................     38,606             0
Large Cap Value Equity...................    583,448     4,590,272
Large Cap Growth Equity..................    172,041     2,701,759


                                          Fees paid
                                            (After
          Portfolios                       Waivers)      Waivers
---------------------------------        -----------   -----------
Mid-Cap Value Equity                          15,821       413,497
Mid-Cap Growth Equity                         15,422       413,851
Small Cap Value Equity                       383,789     1,102,690
Small Cap Growth Equity                      725,498     1,603,447
International Equity                         269,395     3,456,696
International Small Cap Equity                     0           727
International Emerging Markets               107,739     1,598,368
Select Equity                                105,481     1,870,387
Balanced                                     297,047       851,422


  For the services it provides as investment adviser to the Index Master Portfolio, DFA is paid a monthly fee calculated at the annual rate of .025% of the Index Master Portfolio's average daily net assets. For the fiscal years ending November 30, 1997, 1998 and 1999, the Index Master Portfolio paid advisory fees to DFA totaling $160,156, $293,240 and $558,270, respectively. The Index Equity Portfolio did not invest in the Index Master Portfolio until June 2, 1996.

  Administration Agreement. BlackRock and PFPC serve as the Fund's co-administrators pursuant to an administration agreement (the "Administration Agreement"). PFPC has agreed to maintain office facilities for the Fund; furnish the Fund with statistical and research data, clerical, accounting, and bookkeeping services; provide and supervise the operation of an automated data processing system to process purchase and redemption orders; prepare and file certain reports required by regulatory authorities; prepare and file federal and state tax returns; prepare and file material requested by state securities regulators; calculate various contractual expenses; compute each Portfolio's net asset value, net income and net capital gain or loss; and serve as a liaison with the Fund's independent public accountants. The Administrators may from time to time voluntarily waive administration fees with respect to a Portfolio and may voluntarily reimburse the Portfolios for expenses.

  Under the Administration Agreement, the Fund pays to BAI and PFPC on behalf of each Portfolio a fee, computed daily and payable monthly, at an aggregate annual rate of (i) .085% of the first $500 million of each Portfolio's average daily net assets, .075% of the next $500 million of each Portfolio's average daily net assets and .065% of the average daily net assets of each Portfolio in excess of $1 billion and (ii) .145% of the first $500 million of average daily net assets allocated to each class of shares of each Portfolio (.095% with respect to the Money Market Portfolios and .035% with respect to BlackRock Shares), .135% of the next $500 million of such average daily net assets (.085% with respect to the Money Market Portfolios and .025% with respect to BlackRock Shares) and
 .125% of the average daily net assets allocated to each class of shares of each Portfolio in excess of $1 billion (.075% with respect to the Money Market Portfolios and .015% with respect to BlackRock Shares).

  Under the Administration Agreement, BlackRock is responsible for: (i) the supervision and coordination of the performance of the Fund's service providers;
(ii) the negotiation of service contracts and arrangements between the Fund and its service providers; (iii) acting as liaison between the trustees of the Fund and the Fund's service providers; and (iv) providing ongoing business management and support services in connection with the Fund's operations. Pursuant to the terms of the Administration Agreement, BlackRock has delegated certain of its duties thereunder to BDI.

  The Administration Agreement provides that BlackRock and PFPC will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or a Portfolio in connection with the performance of the Administration Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of their respective duties or from reckless disregard of their respective duties and obligations thereunder. In addition, the Fund will indemnify each of BAI and PFPC and their affiliates against any loss arising in connection with their provision of services under the Administration Agreement, except that neither BAI nor PFPC nor their affiliates shall be indemnified against any loss arising out of willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties under the Administration Agreement.

  PFPC serves as the administrative services agent for the Index Master Portfolio pursuant to an Administration and Accounting Services Agreement. The services provided by PFPC are subject to supervision by the executive officers and the Board of Trustees of the Trust, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports and acting as liaison with the Trust's custodians and dividend and disbursing agents. For these services, PFPC is entitled to compensation from the Index Master Portfolio at the annual rate of .015% of the Index

Master Portfolio's average daily net assets. The Index Equity Portfolio bears its pro rata portion of the Index Master Portfolio's administrative services expenses.

  From February 1, 1993 until January 13, 1996, PFPC and Provident Distributors, Inc. ("PDI") served as co-administrators to the Fund. From January 16, 1996 until September 30, 1997, PFPC and BDI served as co-administrators to the Fund. From December 1, 1995 to September 30, 1997, Compass Capital Group, Inc. ("CCG") served as co-administrator to the Fund. BlackRock became co-administrator to the Fund on January 28, 1998. For the purposes of the following fee information, CCG and BDI are also considered "Administrators."

  For the period from October 1, 1998 (November 19, 1998 in the case of the High Yield Bond Portfolio) through September 30, 1999, the Fund paid the Administrators combined administration fees (after waivers), and the Administrators waived combined administration fees and reimbursed expenses, as follows:

                                            Fees Paid
              Portfolios                 (After Waivers)     Waivers     Reimbursements
----------------------------------       ---------------  ------------   --------------
Money Market                                 $4,431,214   $ (596,687)              $0
U. S. Treasury Money Market                   1,414,122     (270,705)               0
Municipal Money Market                          734,169      (90,996)               0
New Jersey Municipal Money Market               238,126      (32,153)               0
North Carolina Municipal Money Market           340,245      (71,105)               0
Ohio Municipal Money Market                     184,197      (22,529)               0
Pennsylvania Municipal Money Market             981,484     (126,056)               0
Virginia Municipal Money Market                  87,474      (24,514)               0
Low Duration Bond                               502,361     (111,419)               0
Intermediate Government Bond                    778,615     (265,521)               0
Intermediate Bond                             1,066,120     (167,584)               0
Core Bond                                     1,711,732     (241,065)               0
Government Income                                50,144      (49,352)               0
GNMA                                            171,278      (94,000)               0
Managed Income                                3,054,280     (297,082)               0
International Bond                              136,887            0                0
High Yield Bond                                   7,906      (86,276)               0
Tax-Free Income                                 530,663     (215,350)               0
Pennsylvania Tax-Free Income                  1,912,005     (525,896)               0
New Jersey Tax-Free Income                      301,615     (102,610)               0
Ohio Tax-Free Income                            146,194      (92,172)               0
Delaware Tax-Free                               192,717      (77,719)               0
Kentucky Tax-Free                               304,160     (121,599)               0
Large Cap Value Equity                        5,188,784            0                0
Large Cap Growth Equity                       3,031,323            0                0
Mid-Cap Value Equity                            643,297            0                0
Mid-Cap Growth Equity                           803,240            0                0
Small Cap Value Equity                        1,539,051            0                0
Small Cap Growth Equity                       3,216,807            0                0
Micro-Cap Equity                                122,488            0                0
International Equity                          2,745,464            0                0
International Small Cap Equity                   49,084            0                0
International Emerging Markets                  193,461            0                0
Select Equity                                 3,831,505            0                0
Index Equity                                  2,022,446   (1,006,052)               0
Balanced                                      1,865,080            0                0


  For the period from October 1, 1997 (May 1, 1998 in the case of the Micro-Cap Equity Portfolio; May 11, 1998 in the case of the Delaware Tax-Free Income and Kentucky Tax-Free Income Portfolios; and May 18, 1998 in the case of the GNMA

Portfolio) through September 30, 1998, the Fund paid the Administrators combined administration fees (after waivers), and the Administrators waived combined administration fees and reimbursed expenses, as follows:

                                            Fees Paid
                                         (After Waivers)  Waivers   Reimbursements
                                         --------------   --------  --------------
Money Market                                 $3,868,646   $  2,843              $0
U.S. Treasury Money Market                    1,466,150     57,355               0
Municipal Money Market                          772,350          0               0
New Jersey Municipal Money Market               223,282      3,124               0
North Carolina Municipal Money Market           253,209     51,557               0
Ohio Municipal Money Market                     207,860        726               0
Pennsylvania Municipal Money Market             956,857          0               0
Virginia Municipal Money Market                  78,661     38,462               0
Low Duration Bond                               454,591    182,710               0
Intermediate Government Bond                    424,492    166,417               0
Intermediate Bond                               757,472    153,769               0
Core Bond                                     1,372,756    119,595               0
Government Income                                19,344     35,146               0
Managed Income                                1,984,691    294,140               0
International Bond                               98,952      5,267               0
GNMA                                             68,501     31,374               0
Tax-Free Income                                 259,703    102,782               0
Pennsylvania Tax-Free Income                    892,483    158,366               0
New Jersey Tax-Free Income                      190,198     77,833               0
Ohio Tax-Free Income                             76,296     27,711               0
Delaware Tax-Free Income                         82,578     24,917               0
Kentucky Tax-Free Income                        142,042     49,754               0
Large Cap Value Equity                        3,731,258          0               0
Large Cap Growth Equity                       2,021,620          0               0
Mid-Cap Value Equity                            413,908     39,124               0
Mid-Cap Growth Equity                           413,572     39,770               0
Small Cap Value Equity                        1,317,733      6,509               0
Small Cap Growth Equity                       2,230,497          0               0
Micro-Cap Equity                                    118     12,502               0
International Equity                          1,874,280     84,764               0
International Small Cap Equity                   22,772     19,575               0
International Emerging Markets                  294,225     14,409               0
Select Equity                                 2,343,503          0               0
Index Equity                                    270,743    958,992               0
Balanced                                      1,041,218          0               0



  For the period from October 1, 1996 (December 27, 1996 in the case of the Mid-Cap Growth Equity and Mid-Cap Value Equity Portfolios; and September 26, 1997 in the case of the International Small Cap Equity Portfolio) through September 30, 1997, the Fund paid the Administrators combined administration fees (after waivers), and the Administrators waived combined administration fees and reimbursed expenses, as follows:

                                            Fees Paid
        Portfolios                       (After Waivers)  Waivers   Reimbursements
------------------------------------     --------------   --------- --------------
Money Market                                 $3,006,036    $161,687              $0
U.S. Treasury Money Market                    1,391,777      83,462               0
Municipal Money Market                          510,438      66,205               0
New Jersey Municipal Money Market               134,020      49,666               0
North Carolina Municipal Money Market           149,859      81,039               0
Ohio Municipal Money Market                     136,900      30,397               0
Pennsylvania Municipal Money Market             701,182     105,262               0
Virginia Municipal Money Market                  13,709      76,820               0
Low Duration Bond                               266,343     180,478               0
Intermediate Government Bond                    136,304     172,324               0
Intermediate Bond                               359,159     291,462               0
Core Bond                                       628,096     188,359               0
Government Income                                   910      33,087               0
Managed Income                                  696,869     755,201               0
International Bond                               56,066      28,697               0
Tax-Free Income                                  36,907      75,552               0
Pennsylvania Tax-Free Income                     84,673      94,146               0
New Jersey Tax-Free Income                       77,981      95,412               0
Ohio Tax-Free Income                              9,942      11,556               0
Large Cap Value Equity                        2,173,719     195,769               0
Large Cap Growth Equity                       1,146,084     247,130               0
Mid-Cap Value Equity                            106,481      19,571               0
Mid-Cap Growth Equity                           106,838      19,149               0
Small Cap Value Equity                          713,311      29,928               0
Small Cap Growth Equity                       1,156,894           0               0
International Equity                          1,149,080      68,733               0
International Small Cap Equity                        0           0               0
International Emerging Markets                  379,822         596               0
Select Equity                                   794,449     189,515               0
Index Equity                                    134,085     549,869               0
Balanced                                        501,727      72,507               0


  The Fund and its service providers may engage third party plan administrators who provide trustee, administrative and recordkeeping services for certain employee benefit, profit-sharing and retirement plans as agent for the Fund with respect to such plans, for the purpose of accepting orders for the purchase and redemption of shares of the Fund.

  Custodian and Transfer Agency Agreements. Pursuant to the terms of a custodian agreement (the "Custodian Agreement") between the Fund and PNC Bank, as of January 1, 1999 PNC Bank has assigned its rights and delegated its duties as the Fund's custodian to its affiliate, PFPC Trust Company ("PTC"). Under the Custodian Agreement, PTC or a sub-custodian (i) maintains a separate account or accounts in the name of each Portfolio, (ii) holds and transfers portfolio securities on account of each Portfolio, (iii) accepts receipts and makes disbursements of money on behalf of each Portfolio, (iv) collects and receives all income and other payments and distributions on account of each Portfolio's securities and (v) makes periodic reports to the Board of Trustees concerning each Portfolio's operations. PTC is authorized to select one or more banks or trust companies to serve as sub-custodian on behalf of the Fund, provided that, with respect to sub-custodians other than sub-custodians for foreign securities, PTC remains responsible for the performance of all its duties under the Custodian Agreement and holds the Fund harmless from the acts and omissions of any sub-custodian. Citibank, N.A. serves as the international sub-custodian for various Portfolios of the Fund.

  For its services to the Fund under the Custodian Agreement, PTC receives a fee which is calculated based upon each investment portfolio's average gross assets. PTC is also entitled to out-of-pocket expenses and certain transaction charges. PTC has undertaken to waive its custody fees with respect to the Index Equity Portfolio, which invests substantially all of its assets in the Index Master Portfolio.

  PFPC, which has its principal offices at 400 Bellevue Parkway, Wilmington, DE 19809 and is an affiliate of PNC Bank, serves as the transfer and dividend disbursing agent for the Fund pursuant to a Transfer Agency Agreement (the "Transfer Agency Agreement"), under which PFPC (i) issues and redeems Service, Investor, Institutional and BlackRock classes of shares in each Portfolio, (ii) addresses and mails all communications by each Portfolio to record owners of its shares, including reports to shareholders, dividend and distribution notices and proxy materials for its meetings of shareholders, (iii) maintains shareholder accounts and, if requested, sub-accounts and (iv) makes periodic reports to the Board of Trustees concerning the operations of each Portfolio. PFPC may, on 30 days' notice to the Fund, assign its duties as transfer and dividend disbursing agent to any other affiliate of PNC Bank Corp. For its services with respect to the Fund's Institutional and Service Shares under the Transfer Agency Agreement, PFPC receives fees at the annual rate of .03% of the average net asset value of outstanding Institutional and Service Shares in each Portfolio, plus per account fees and disbursements. For its services with respect to the Fund's BlackRock Shares under the Transfer Agency Agreement, PFPC receives fees at the annual rate of .01% of the average net asset value of outstanding BlackRock Shares in each Portfolio, plus per account fees and disbursements. For its services under the Transfer Agency Agreement with respect to Investor Shares, PFPC receives per account fees. Until further notice, the transfer agency fees for each series of Investor Shares in each Portfolio will not exceed the annual rate of .10% of the series' average daily net assets.

  PTC serves as the Trust's custodian and PFPC serves as the Trust's transfer and dividend disbursing agent. The Index Equity Portfolio bears its pro rata portion of the Index Master Portfolio's custody and transfer and dividend disbursing fees and expenses.

  Distributor and Distribution and Service Plan. The Fund has entered into a distribution agreement with the Distributor under which the Distributor, as agent, offers shares of each Portfolio on a continuous basis. The Distributor has agreed to use appropriate efforts to effect sales of the shares, but it is not obligated to sell any particular amount of shares. The Distributor's principal business address is Four Falls Corporate Center, 6/th/ Floor, West Conshohocken, PA 19428-2961.

  Pursuant to the Fund's Amended and Restated Distribution and Service Plan (the "Plan"), the Fund may pay the Distributor and/or BlackRock or any other affiliate of PNC Bank fees for distribution and sales support services. Currently, as described further below, only Investor A Shares, Investor B Shares and Investor C Shares bear the expense of distribution fees under the Plan. In addition, the Fund may pay BlackRock fees for the provision of personal services to shareholders and the processing and administration of shareholder accounts. BlackRock, in turn, determines the amount of the service fee and shareholder processing fee to be paid to brokers, dealers, financial institutions and industry professionals (collectively, "Service Organizations"). The Plan provides, among other things, that: (i) the Board of Trustees shall receive quarterly reports regarding the amounts expended under the Plan and the purposes for which such expenditures were made; (ii) the Plan will continue in effect for so long as its continuance is approved at least annually by the Board of Trustees in accordance with Rule 12b-1 under the 1940 Act; (iii) any material amendment thereto must be approved by the Board of Trustees, including the trustees who are not "interested persons" of the Fund (as defined in the 1940
Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreement entered into in connection with the Plan (the "12b-1 Trustees"), acting in person at a meeting called for said purpose; (iv) any amendment to increase materially the costs which any class of shares may bear for distribution services pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding shares of such class and by a majority of the 12b-1 Trustees; and (v) while the Plan remains in effect, the selection and nomination of the Fund's trustees who are not "interested persons" of the Fund shall be committed to the discretion of the Fund's non-interested trustees.

  The Plan is terminable as to any class of shares without penalty at any time by a vote of a majority of the 12b-1 Trustees, or by vote of the holders of a majority of the shares of such class.

  With respect to Investor A Shares, the front-end sales charge and the distribution fee payable under the Plan (at a maximum annual rate of .10% of the average daily net asset value of each Portfolio's outstanding Investor A Shares) are used to pay commissions and other fees payable to Service Organizations and other broker/dealers who sell Investor A Shares.

  With respect to Investor B Shares, Service Organizations and other broker/dealers receive commissions from the Distributor for selling Investor B Shares, which are paid at the time of the sale. The distribution fees payable under the Plan (at a maximum annual rate of .75% of the average daily net asset value of each Portfolio's outstanding Investor B Shares) are intended to cover the expense to the Distributor of paying such up-front commissions, as well as to cover ongoing commission payments to broker/dealers. The contingent deferred sales charge is calculated to charge the investor with any shortfall that would occur if Investor B Shares are redeemed prior to the expiration of the conversion period, after which Investor B Shares automatically convert to Investor A Shares.

  With respect to Investor C Shares, Service Organizations and other broker/dealers receive commissions from the Distributor for selling Investor C Shares, which are paid at the time of the sale. The distribution fees payable under the Plan (at a maximum annual rate of .75% of the average daily net asset value of each Portfolio's outstanding Investor C Shares) are intended to cover the expense to the Distributor of paying such up-front commissions, as well as to cover ongoing commission payments to the broker/dealers. The contingent deferred sales charge is calculated to charge the investor with any shortfall that would occur if Investor C Shares are redeemed within 12 months of purchase.

  The Fund is not required or permitted under the Plan to make distribution payments with respect to Service, Institutional or BlackRock Shares. However, the Plan permits BDI, BlackRock, PFPC and other companies that receive fees from the Fund to make payments relating to distribution and sales support activities out of their past profits or other sources available to them. The Distributor, BlackRock and their affiliates may pay affiliated and unaffiliated financial institutions, broker/dealers and/or their salespersons certain compensation for the sale and distribution of shares of the Fund or for services to the Fund. These payments ("Additional Payments") would be in addition to the payments by the Fund described in this Statement of Additional Information for distribution and shareholder servicing and processing. These Additional Payments may take the form of "due diligence" payments for a dealer's examination of the Portfolios and payments for providing extra employee training and information relating to Portfolios; "listing" fees for the placement of the Portfolios on a dealer's list of mutual funds available for purchase by its customers; "finders" or "referral" fees for directing investors to the Fund; "marketing support" fees for providing assistance in promoting the sale of the Funds' shares; and payments for the sale of shares and/or the maintenance of share balances. In addition, the Distributor, BlackRock and their affiliates may make Additional Payments to affiliated and unaffiliated entities for subaccounting, administrative and/or shareholder processing services that are in addition to the shareholder servicing and processing fees paid by the Fund. The Additional Payments made by the Distributor, BlackRock and their affiliates may be a fixed dollar amount, may be based on the number of customer accounts maintained by a financial institution or broker/dealer, or may be based on a percentage of the value of shares sold to, or held by, customers of the affiliated and unaffiliated financial institutions or dealers involved, and may be different for different institutions and dealers. Furthermore, the Distributor, BlackRock and their affiliates may contribute to various non-cash and cash incentive arrangements to promote the sale of shares, and may sponsor various contests and promotions subject to applicable NASD regulations in which participants may receive prizes such as travel awards, merchandise and cash. The Distributor, BlackRock and their affiliates may also pay for the travel expenses, meals, lodging and entertainment of broker/dealers, financial institutions and their salespersons in connection with educational and sales promotional programs subject to applicable NASD regulations.

  Service Organizations may charge their clients additional fees for account-related services.

  The Fund intends to enter into service arrangements with Service Organizations pursuant to which Service Organizations will render certain support services to their customers ("Customers") who are the beneficial owners of Service, Investor A, Investor B and Investor C Shares. Such services will be provided to Customers who are the beneficial owners of Shares of such classes and are intended to supplement the services provided by the Fund's Administrators and transfer agent to the Fund's shareholders of record. In consideration for payment of a service fee of up to .25% (on an annualized basis) of the average daily net asset value of the Investor A, Investor B and Investor C Shares owned beneficially by their Customers and .15% (on an annualized basis) of the average daily net asset value of the Service Shares beneficially owned by their Customers, Service Organizations may provide general shareholder liaison services, including, but not limited to (i) answering customer inquiries regarding account status and history, the manner in which purchases, exchanges and redemptions of shares may be effected and certain other matters pertaining to the Customers' investments; and (ii) assisting Customers in designating and changing dividend options, account designations and addresses. In consideration for payment of a shareholder processing fee of up to a separate .15% (on an annualized basis) of the average daily net asset value of Service, Investor A, Investor B and Investor C Shares owned beneficially by their Customers, Service Organizations may provide one or more of these additional services to such
Customers: (i) providing necessary personnel and facilities to establish and maintain Customer accounts and records; (ii) assistance in aggregating and processing purchase, exchange and redemption transactions; (iii) placement of net purchase and redemption orders with the Distributor; (iv) arranging for wiring of funds; (v) transmitting and receiving funds in connection with Customer orders to purchase or redeem shares; (vi) processing dividend payments;
(vii) verifying and guaranteeing Customer signatures in connection with redemption orders and transfers and changes in Customer-designated accounts, as necessary; (viii) providing periodic statements showing Customers' account balances and, to the extent practicable, integrating such information with other Customer transactions otherwise effected through or with a Service Organization;
(ix) furnishing (either separately or on an integrated basis with other reports sent to a shareholder by a Service Organization) monthly and year-end statements and confirmations of purchases, exchanges and redemptions; (x) transmitting on behalf of the Fund, proxy statements, annual reports, updating prospectuses and other communications from the Fund to Customers; (xi) receiving, tabulating and transmitting to the Fund proxies executed by Customers with respect to shareholder meetings; (xii) providing subaccounting with respect to shares beneficially owned by Customers or the information to the Fund necessary for subaccounting; (xiii) providing sub-transfer agency services; and (xiv) providing such other similar services as the Fund or a Customer may request.

  The Fund may pay Janney Montgomery Scott ("JMS") a fee of up to .10% (on an annualized basis) of the average daily net asset value of Investor A Shares of each of the Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios beneficially owned by JMS customers. This fee is intended to compensate JMS for distribution of, and sales support activities regarding, Investor A Shares of these Portfolios.

  For the twelve months ended September 30, 1999 (from November 19, 1998 through September 30, 1999 in the case of the High Yield Bond Portfolio), the Portfolios' share classes bore the following distribution, shareholder servicing and shareholder processing fees under the Portfolios' current plans:

                                         Distribution   Shareholder      Shareholder
    Portfolios - Investor A Shares           Fees      Servicing Fees  Processing Fees
-------------------------------------    ------------  --------------  ---------------
Money Market                                  $     0        $586,430         $711,537
U. S. Treasury Money Market                         0          95,129           99,106
Municipal Money Market                              0          11,594           11,054
New Jersey Municipal Money Market              27,727          80,215           53,318
North Carolina Municipal Money Market               0             959              576
Ohio Municipal Money Market                        88          28,869           42,987
Pennsylvania Municipal Money Market            71,812         256,728          198,376
Virginia Municipal Money Market                   886           2,214            1,329
Low Duration Bond                                   0           5,381            4,064
Intermediate Government Bond                        0          18,550           15,688
Intermediate Bond                                   0           4,305            3,506
Core Bond                                           0           8,687            9,363
Government Income                                   0          10,724           10,343
Managed Income                                      0          28,720           25,042
GNMA                                                0           1,780            1,633
International Bond                                  0           4,088            3,071
High Yield Bond                                     0           2,188            3,709
Tax-Free Income                                     0          13,958           11,040
Pennsylvania Tax-Free Income                        0          61,139           57,144
New Jersey Tax-Free Income                          0           2,541            2,911
Ohio Tax-Free Income                                0           5,117            4,491
Delaware Tax-Free Income                            0           6,883            6,011
Kentucky Tax-Free Income                            0           2,883            2,318
Large Cap Value Equity                              0         108,920           95,789
Large Cap Growth Equity                             0          86,921           81,002
Mid-Cap Value Equity                                0           7,125            6,927
Mid-Cap Growth Equity                               0           9,946           11,840
Small Cap Value Equity                              0          66,087           53,223
Small Cap Growth Equity                             0         121,779           97,902
Micro-Cap Equity                                    0          21,171           25,411
International Equity                                0          66,077           56,275
International Small Cap Equity                      0           1,112            1,159
International Emerging Markets                      0           3,033            3,054
Select Equity                                       0          80,413           81,370
Index Equity                                        0         104,125           98,360
Balanced                                            0         197,658          179,295

                                         Distribution   Shareholder      Shareholder
    Portfolios - Investor A Shares           Fees      Servicing Fees  Processing Fees
-------------------------------------    ------------  --------------  ---------------
Money Market.............................. $   24,824        $  4,979         $      0
U. S. Treasury Money Market...............          0               0                0
Municipal Money Market....................          0               0                0
New Jersey Municipal Money Market.........          0               0                0
North Carolina Municipal Money Market.....          0               0                0
Ohio Municipal Money Market...............          0               0                0
Pennsylvania Municipal Money Market.......          0               0                0
Virginia Municipal Money Market...........          0               0                0
Low Duration Bond.........................     24,408           6,543            4,882
Intermediate Government Bond..............      4,178           1,219              836
Intermediate Bond.........................      4,635             424              927
Core Bond.................................    101,633          21,449           20,327
Government Income.........................    251,909          47,364           50,382
Managed Income............................     41,050           6,687            8,210
GNMA......................................      1,639             292              328
International Bond........................     14,883           3,237            2,977
High Yield Bond...........................     46,935           6,833            9,387
Tax-Free Income...........................     23,023           3,833            4,605
Pennsylvania Tax-Free Income..............    166,043          26,106           33,209
New Jersey Tax-Free Income................      9,420           1,366            1,884
Ohio Tax-Free Income......................     10,192           1,703            2,038
Delaware Tax-Free Income..................     20,646           6,004            4,129
Kentucky Tax-Free Income..................      1,295             123              259
Large Cap Value Equity....................    252,209          45,085           50,442
Large Cap Growth Equity...................    203,727          30,728           40,760
Mid-Cap Value Equity......................     45,475           8,625            9,095
Mid-Cap Growth Equity.....................     54,983           7,373           10,997
Small Cap Value Equity....................    153,433          32,892           30,687
Small Cap Growth Equity...................    319,616          73,207           63,923
Micro-Cap Equity..........................    152,808          28,194           30,561
International Equity......................     55,482           9,910           11,096
International Small Cap Equity............     12,240           3,260            2,448
International Emerging Markets............      5,656           1,013            1,131
Select Equity.............................    434,918          74,718           86,983
Index Equity..............................  1,675,641         389,870          335,118
Balanced..................................    546,436          87,536          109,287

                                         Distribution   Shareholder      Shareholder
    Portfolios - Investor A Shares           Fees      Servicing Fees  Processing Fees
-------------------------------------    ------------  --------------  ---------------
Money Market............................   $    8,282        $  2,774         $      0
U. S. Treasury Money Market.............          134              54               12
Municipal Money Market..................            0             134                0
New Jersey Municipal Money Market.......            0           1,081                0
North Carolina Municipal Money Market...            0               0                0
Ohio Municipal Money Market.............            0               0                0
Pennsylvania Municipal Money Market.....            0           1,079                0
Virginia Municipal Money Market.........            0               0                0
Low Duration Bond.......................        4,753             857            1,050
Intermediate Government Bond............        1,926             708              502
Intermediate Bond.......................        1,197             820              244
Core Bond...............................       32,945           8,711            7,790

                                         Distribution   Shareholder      Shareholder
    Portfolios - Investor A Shares           Fees      Servicing Fees  Processing Fees
-------------------------------------    ------------  --------------  ---------------
Government Income.......................       14,664           4,980            3,946
Managed Income..........................          290              97               58
GNMA....................................           75           7,493               15
International Bond......................       11,115           3,231            2,754
High Yield Bond.........................       16,173           3,471            2,113
Tax-Free Income.........................       15,685           5,955            3,783
Pennsylvania Tax-Free Income............        4,316           1,691            1,034
New Jersey Tax-Free Income..............          108              27               23
Ohio Tax-Free Income....................        1,826             949              571
Delaware Tax-Free Income................        5,561           1,878            1,462
Kentucky Tax-Free Income................        1,270             371              254
Large Cap Value Equity..................       22,186           8,159            5,710
Large Cap Growth Equity.................       17,925           6,104            4,033
Mid-Cap Value Equity....................        2,096           4,807              527
Mid-Cap Growth Equity...................        3,616             850              811
Small Cap Value Equity..................       40,138          15,091           10,117
Small Cap Growth Equity.................       76,099          27,346           19,861
Micro-Cap Equity........................       46,659           8,133           10,108
International Equity....................        4,480           1,460            1,017
International Small Cap Equity..........        2,325           1,182              607
International Emerging Markets..........          215             833               53
Select Equity...........................       28,858           7,359            6,813
Index Equity............................    1,696,524         593,056          381,088
Balanced................................       36,136          12,310            7,596


                                                   Distribution   Shareholder      Shareholder
    Portfolios - Investor A Shares                     Fees      Servicing Fees  Processing Fees
-------------------------------------              ------------  --------------  ---------------
Money Market..............................         N/A               $1,193,993       $1,193,993
U. S. Treasury Money Market...............         N/A                  858,895          858,895
Municipal Money Market....................         N/A                  254,777          254,777
New Jersey Municipal Money Market.........         N/A                   52,956           52,956
North Carolina Municipal Money Market.....         N/A                   18,525           18,525
Ohio Municipal Money Market...............         N/A                   48,536           48,536
Pennsylvania Municipal Money Market.......         N/A                  120,946          120,946
Virginia Municipal Money Market...........         N/A                    4,573            4,573
Low Duration Bond.........................         N/A                   26,067           26,067
Intermediate Government Bond..............         N/A                   43,040           43,040
Intermediate Bond.........................         N/A                   38,693           38,693
Core Bond.................................         N/A                  110,706          110,706
Government Income.........................         N/A                        0                0
Managed Income............................         N/A                  416,128          416,128
GNMA......................................         N/A                       68               68
International Bond........................         N/A                    4,414            4,414
High Yield Bond...........................         N/A                        0                0
Tax-Free Income...........................         N/A                    9,474            9,474
Pennsylvania Tax-Free Income..............         N/A                   28,157           28,157
New Jersey Tax-Free Income................         N/A                   46,167           46,167
Ohio Tax-Free Income......................         N/A                      614              614
Delaware Tax-Free Income..................         N/A                        0                0
Kentucky Tax-Free Income..................         N/A                        8                8
Large Cap Value Equity....................         N/A                  627,007          627,007

                                         Distribution   Shareholder      Shareholder
    Portfolios - Investor A Shares           Fees      Servicing Fees  Processing Fees
-------------------------------------    ------------  --------------  ---------------
Large Cap Growth Equity...............   N/A                  356,297          356,297
Mid-Cap Value Equity..................   N/A                   59,594           59,594
Mid-Cap Growth Equity.................   N/A                   63,276           63,276
Small Cap Value Equity................   N/A                  110,908          110,908
Small Cap Growth Equity...............   N/A                  242,098          242,098
Micro-Cap Equity......................   N/A                      278              278
International Equity..................   N/A                  194,172          194,172
International Small Cap Equity........   N/A                        1                1
International Emerging Markets........   N/A                   29,555           29,555
Select Equity.........................   N/A                  342,775          342,775
Index Equity..........................   N/A                  485,863          485,863
Balanced..............................   N/A                  320,684          320,684


                                   EXPENSES

  Expenses are deducted from the total income of each Portfolio before dividends and distributions are paid. These expenses include, but are not limited to, fees paid to BlackRock, PFPC, transfer agency fees, fees and expenses of officers and trustees who are not affiliated with BlackRock, the Distributor or any of their affiliates, taxes, interest, legal fees, custodian fees, auditing fees, distribution fees, shareholder processing fees, shareholder servicing fees, fees and expenses in registering and qualifying the Portfolios and their shares for distribution under federal and state securities laws, expenses of preparing prospectuses and statements of additional information and of printing and distributing prospectuses and statements of additional information to existing shareholders, expenses relating to shareholder reports, shareholder meetings and proxy solicitations, fidelity bond and trustees and officers liability insurance premiums, the expense of independent pricing services and other expenses which are not expressly assumed by BlackRock or the Fund's service providers under their agreements with the Fund. Any general expenses of the Fund that do not belong to a particular investment portfolio will be allocated among all investment portfolios by or under the direction of the Board of Trustees in a manner the Board determines to be fair and equitable.

                            PORTFOLIO TRANSACTIONS

  In executing portfolio transactions, the adviser and sub-advisers seek to obtain the best price and most favorable execution for a Portfolio, taking into account such factors as the price (including the applicable brokerage commission or dealer spread), size of the order, difficulty of execution and operational facilities of the firm involved. While the adviser and sub-advisers generally seek reasonably competitive commission rates, payment of the lowest commission or spread is not necessarily consistent with obtaining the best price and execution in particular transactions. Payments of commissions to brokers who are affiliated persons of the Fund, or the Trust with respect to the Index Master Portfolio, (or affiliated persons of such persons) will be made in accordance with Rule 17e-1 under the 1940 Act. With respect to the Index Master Portfolio, commissions paid on such transactions would be commensurate with the rate of commissions paid on similar transactions to brokers that are not so affiliated.

  No Portfolio has any obligation to deal with any broker or group of brokers in the execution of Portfolio transactions. The adviser and sub-advisers may, consistent with the interests of a Portfolio, select brokers on the basis of the research, statistical and pricing services they provide to a Portfolio and the adviser's or sub-adviser's other clients. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the adviser and sub-advisers under their respective contracts. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the adviser or sub-adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the adviser or sub-adviser to a Portfolio and its other clients and that the total commissions paid by a Portfolio will be reasonable in relation to the benefits to a Portfolio over the long-term. The advisory fees that the Portfolios pay to the adviser will not be reduced as a consequence of the adviser's or sub-advisers' receipt of brokerage and research services. To the extent the Portfolios' portfolio transactions are used to obtain such services, the brokerage commissions paid by the Portfolios will exceed those that might otherwise be paid by an amount which cannot be presently determined. Such services generally would be useful and of value to the adviser or sub-advisers in serving one or more of their other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to the adviser and sub-advisers in carrying out their obligations to the Portfolios. While such services are not expected to reduce the expenses of the adviser or sub-advisers, the advisers would, through use of the services, avoid the additional expenses which would be incurred if they should attempt to develop comparable information through their own staffs. With respect to the Index Master Portfolio, it will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view. DFA monitors the performance of brokers which effect transactions for the Index Master Portfolio to determine the effect that the Index Master Portfolio's trading has on the market prices of the securities in which the Index Master Portfolio invests. DFA also checks the rate of commission being paid by the Index Master Portfolio to its brokers to ascertain that they are competitive with those charged by other brokers for similar services. Transactions also may be placed with brokers who provide DFA with investment research, such as reports concerning individual issuers, industries and general economic and financial trends and other research services. The Investment Management Agreement permits DFA knowingly to pay commissions on such transactions which are greater than another broker might charge if DFA, in good faith, determines that the commissions paid are reasonable in relation to the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or DFA's overall responsibilities to the Trust.

  Commission rates for brokerage transactions on foreign stock exchanges are generally fixed. In addition, the adviser or sub-adviser may take into account the sale of shares of the Fund in allocating purchase and sale orders for portfolio securities to brokers (including brokers that are affiliated with them or Distributor).

  For the year ended September 30, 1999, the following Portfolios paid brokerage commissions as follows:

Portfolios                               Brokerage Commissions
--------------------------------------- ------------------------------
Large Cap Value Equity................       $3,037,576
Large Cap Growth Equity...............        1,628,262
Mid-Cap Value Equity..................          818,888
Mid-Cap Growth Equity.................        1,042,287
Small Cap Value Equity................        1,368,990
Small Cap Growth Equity...............        1,512,663
Micro-Cap Equity......................           66,503
International Equity..................        3,836,116
International Small Cap Equity........          263,039
International Emerging Markets........          634,449
Select Equity.........................        1,119,081
Balanced..............................          242,640


  For the year or period ended September 30, 1998, the following Portfolios paid brokerage commissions as follows:

Portfolios                               Brokerage Commissions
--------------------------------------- ------------------------------
Large Cap Value Equity................       $1,667,505
Large Cap Growth Equity...............        1,078,365
Mid-Cap Value Equity..................          503,594
Mid-Cap Growth Equity.................          603,189
Small Cap Value Equity................          866,282
Small Cap Growth Equity...............        1,081,442
Micro-Cap Equity......................           14,712
International Equity..................        2,629,819
International Small Cap Equity........           82,564
International Emerging Markets........          421,405
Select Equity.........................          787,916
Balanced..............................           69,206

  For the year or period ended September 30, 1997, the following Portfolios paid brokerage commissions as follows:

Portfolios                               Brokerage Commissions
--------------------------------------- ------------------------------
Large Cap Value Equity................       $1,309,867
Large Cap Growth Equity...............        1,033,730
Mid-Cap Value Equity..................          199,394
Mid-Cap Growth Equity.................          152,521
Small Cap Value Equity................          612,318
Small Cap Growth Equity...............          413,189
International Equity..................        1,884,858
International Small Cap Equity........           57,239
International Emerging Markets........          570,670
Select Equity.........................          317,435
Balanced..............................           75,685


  For the Index Master Portfolio's fiscal years ended November 30, 1997, 1998 and 1999, the Index Master Portfolio paid brokerage commissions totaling $116,563, $15,841 and $1,250, respectively.

  Over-the-counter issues, including corporate debt and U.S. Government securities, are normally traded on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. The Portfolios will primarily engage in transactions with these dealers or deal directly with the issuer unless a better price or execution could be obtained by using a broker. Prices paid to a dealer with respect to both foreign and domestic securities will generally include a "spread," which is the difference between the prices at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer's normal profit.

  Purchases of money market instruments by a Portfolio are made from dealers, underwriters and issuers. The Portfolios do not currently expect to incur any brokerage commission expense on such transactions because money market instruments are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission. The price of the security, however, usually includes a profit to the dealer. Each Money Market Portfolio intends to purchase only securities with remaining maturities of 13 months or less as determined in accordance with the rules of the SEC. As a result, the portfolio turnover rates of a Money Market Portfolio will be relatively high. However, because brokerage commissions will not normally be paid with respect to investments made by a Money Market Portfolio, the turnover rates should not adversely affect the Portfolio's net asset values or net income.

  Securities purchased in underwritten offerings include a fixed amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. When securities are purchased or sold directly from or to an issuer, no commissions or discounts are paid.

  The adviser or sub-advisers may seek to obtain an undertaking from issuers of commercial paper or dealers selling commercial paper to consider the repurchase of such securities from a Portfolio prior to maturity at their original cost plus interest (sometimes adjusted to reflect the actual maturity of the securities), if it believes that a Portfolio's anticipated need for liquidity makes such action desirable. Any such repurchase prior to maturity reduces the possibility that a Portfolio would incur a capital loss in liquidating commercial paper, especially if interest rates have risen since acquisition of such commercial paper.

  Investment decisions for each Portfolio and for other investment accounts managed by the adviser or sub-advisers are made independently of each other in light of differing conditions. However, the same investment decision may be made for two or more such accounts. In such cases, simultaneous transactions are inevitable. Purchases or sales are then averaged as to price and allocated as to amount in a manner deemed equitable to each such account. While in some cases this practice could have a detrimental effect upon the price or value of the security as far as a Portfolio is concerned, in other cases it could be beneficial to a Portfolio. A Portfolio will not purchase securities during the existence of any underwriting or selling group relating to such securities of which BlackRock, BIMC, BFM, PNC Bank, PTC, BIL, the Administrators, the Distributor or any affiliated person (as defined in the 1940 Act) thereof is a member except pursuant to procedures adopted by the Board of Trustees in accordance with Rule 10f-3 under the 1940 Act. In no instance will portfolio securities be purchased from or sold to BlackRock Advisors, Inc., BIMC, BFM, PNC Bank, PTC, BIL, PFPC, the Distributor or any affiliated person of the foregoing entities except as permitted by SEC exemptive order or by applicable law.

  The portfolio turnover rate of a Portfolio is calculated by dividing the lesser of a Portfolio's annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities held by the Portfolio during the year. The Index Master Portfolio ordinarily will not sell portfolio securities except to reflect additions or deletions of stocks that comprise the S&P 500 Index, including mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the Index Master Portfolio's shares.

  The Fund is required to identify any securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or their parents held by the Fund as of the end of its most recent fiscal year. As of September 30, 1999, the following Portfolios held the following securities:

                   Portfolio                                   Security                Value
 ----------------------------------------------  -------------------------------  --------------
Money Market
------------
Merrill Lynch                                    Variable Rate Obligation              $ 40,004,872
Morgan Stanley & Co.                             Variable Rate Obligation                50,000,000
Paine Webber, Jackson & Curtis, Inc.             Money Market Fund                        7,195,132

U. S. Treasury Money Market
---------------------------
Bear Stearns & Co., Inc.                         Repurchase Agreement                    40,000,000
Goldman Sachs & Co.                              Repurchase Agreement                    40,000,000
Greenwich Capital Markets                        Repurchase Agreement                   150,000,000
J.P. Morgan Securities, Inc.                     Repurchase Agreement                    40,000,000
Merrill Lynch                                    Repurchase Agreement                    40,000,000
Morgan Stanley & Co.                             Repurchase Agreement                   153,600,000
Warburg, Dillion, Read LLC                       Repurchase Agreement                    50,000,000

Low Duration Bond
-----------------
Bear Stearns & Co., Inc.                         Multiple Class Mortgage Pass-Through     1,286,986
Donaldson, Lufkin & Jenrette Securities Corp.    Commercial Mortgage Backed Security      3,067,166
Donaldson, Lufkin & Jenrette Securities Corp.    Corporate Bond                           2,838,375
J.P. Morgan Securities, Inc.                     Commercial Mortgage Backed Security      1,970,000
Morgan Stanley & Co.                             Commercial Mortgage Backed Security      1,166,776
Salomon Smith Barney                             Commercial Mortgage Backed Security        277,921

Intermediate Government Bond
----------------------------
Merrill Lynch                                    Mortgage Pass-Through                    1,499,179
Morgan Stanley & Co.                             Commercial Mortgage Backed Security      3,881,619

Intermediate Bond
-----------------
Bear Stearns & Co., Inc.                         Corporate Bond                           5,025,094
Goldman Sachs & Co.                              Corporate Bond                           5,228,975
J.P. Morgan Securities, Inc.                     Commercial Mortgage Backed Security      3,940,000
J.P. Morgan Securities, Inc.                     Corporate Bond                           3,244,530
Lehman Brothers                                  Commercial Mortgage Backed Security      8,280,529
Lehman Brothers                                  Corporate Bond                           4,084,598
Merrill Lynch                                    Corporate Bond                           2,576,000
Merrill Lynch                                    Multiple Class Mortgage Pass-Through     2,001,568
Morgan Stanley & Co.                             Commercial Mortgage Backed Security      6,676,593
Salomon Smith Barney                             Commercial Mortgage Backed Security          7,285

Core Bond
---------
Deutsche Bank Capital Corp.                      Corporate Bond                           2,135,011
Donaldson, Lufkin & Jenrette Securities Corp.    Commercial Mortgage Backed Security      2,029,686
Goldman Sachs & Co.                              Commercial Mortgage Backed Security      2,906,661
J.P. Morgan Securities, Inc.                     Commercial Mortgage Backed Security      1,446,208
J.P. Morgan Securities, Inc.                     Corporate Bond                              87,690
J.P. Morgan Securities, Inc.                     Multiple Class Mortgage Pass-Through     5,101,545
Lehman Brothers                                  Commercial Mortgage Backed Security        648,516
Lehman Brothers                                  Corporate Bond                          13,261,210
Merrill Lynch                                    Corporate Bond                           4,380,254

                   Portfolio                                   Security               Value
 ----------------------------------------------  -------------------------------  --------------
Merrill Lynch                                    Mortgage Pass-Through                    4,031,458
Morgan Stanley & Co.                             Mortgage Pass-Through                    5,676,354
Salomon Smith Barney                             Multiple Class Mortgage Pass-Through     3,555,989

Government Income
-----------------
Goldman Sachs & Co.                              Commercial Mortgage Backed Security        411,047
Morgan Stanley & Co.                             Commercial Mortgage Backed Security        112,190
Salomon Smith Barney                             Multiple Class Mortgage Pass-Through       319,653

GNMA
----
Morgan Stanley & Co.                             Commercial Mortgage Backed Security      1,096,979

Managed Income
--------------
Goldman Sachs & Co.                              Corporate Bond                          10,312,220
J.P. Morgan Securities, Inc.                     Commercial Mortgage Backed Security      1,807,760
Lehman Brothers                                  Commercial Mortgage Backed Security      9,404,263
Lehman Brothers                                  Corporate Bond                          14,102,582
Merrill Lynch                                    Corporate Bond                           5,394,113
Merrill Lynch                                    Mortgage Pass-Through                   16,076,032
Morgan Stanley & Co.                             Commercial Mortgage Backed Security      4,727,689
Paine Webber, Jackson & Curtis, Inc.             Corporate Bond                           2,470,969

High Yield Bond
---------------
Donaldson, Lufkin & Jenrette Securities Corp.    Commercial Mortgage Backed Security      1,806,273

Large Cap Value Equity
----------------------
Lehman Brothers                                  Common Stock                            11,353,444
Morgan Stanley & Co.                             Common Stock                            46,669,322

Mid-Cap Value Equity
--------------------
Goldman Sachs & Co.                              Common Stock                               847,900
Lehman Brothers                                  Common Stock                             2,250,862

International Equity
--------------------
Deutsche Bank Capital Corp.                      Common Stock                             9,511,257

Select Equity
-------------
Lehman Brothers                                  Common Stock                             4,373,438
Morgan Stanley & Co.                             Common Stock                            22,314,713

Balanced
--------
Bear Stearns & Co., Inc.                         Corporate Bond                           1,034,578
J.P. Morgan Securities, Inc.                     Commercial Mortgage Backed Security        361,552
J.P. Morgan Securities, Inc.                     Multiple Class Mortgage Pass-Through     1,855,562
Merrill Lynch                                    Corporate Bond                           1,318,564
Merrill Lynch                                    Mortgage Pass-Through                    3,617,743
Morgan Stanley & Co.                             Commercial Mortgage Backed Security        719,626
Morgan Stanley & Co.                             Common Stock                            13,476,231
Salomon Smith Barney                             Multiple Class Mortgage Pass-Through       784,036


                      PURCHASE AND REDEMPTION INFORMATION

Investor Shares

  Purchase of Shares. The minimum investment for the initial purchase of shares is $500; there is a $50 minimum for subsequent investments. Purchases through the Automatic Investment Plan are subject to a lower initial purchase minimum. In addition, the minimum initial investment for employees of the Fund, the Fund's investment adviser, sub-advisers, Distributor or transfer agent or employees of their affiliates is $100, unless payment is made through a payroll deduction program in which case the minimum investment is $25.

  Effective August 15, 1998, the Small Cap Growth Equity Portfolio will be closed to new investors, with the exception of investors who purchase through the following PNC Bank departments: Charitable and Endowment Management; Private Bank; and Institutional Trust, including defined benefit, defined contribution and Vested Interest(R) plans. In addition, the Portfolio will continue to be open to wrap and retirement programs that are already invested in the Portfolio and to certain payroll deduction programs. Shareholders of the Portfolio as of August 15, 1998 will be permitted to make additional investments in current accounts.

  Purchases Through Brokers. It is the responsibility of brokers to transmit purchase orders and payment on a timely basis. Generally, if payment is not received within the period described above, the order will be canceled, notice thereof will be given, and the broker and its customers will be responsible for any loss to the Fund or its shareholders. Orders of less than $500 may be mailed by a broker to the transfer agent.

  The Fund has authorized one or more brokers to receive on its behalf purchase and redemption orders. Such brokers are authorized to designate other intermediaries to receive purchase and redemption orders on the Fund's behalf, and the Fund will be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, a broker's authorized designee, receives the order. Such customer orders will be priced at the Fund's net asset value next computed after they are received by an authorized broker or the broker's authorized designee.

  Purchases Through the Transfer Agent. Investors may also purchase Investor Shares by completing and signing the Account Application Form and mailing it to the transfer agent, together with a check in at least the minimum initial purchase amount payable to BlackRock Funds. The Fund does not accept third party checks for initial or subsequent investments. An Account Application Form may be obtained by calling (800) 441-7762. The name of the Portfolio with respect to which shares are purchased must also appear on the check or Federal Reserve Draft. Investors may also wire Federal funds in connection with the purchase of shares. The wire instructions must include the name of the Portfolio, specify the class of Investor Shares and include the name of the account registration and the shareholder account number. Before wiring any funds, an investor must call PFPC at (800) 441-7762 in order to confirm the wire instructions.

  Other Purchase Information. Shares of each Portfolio of the Fund are sold on a continuous basis by BDI as the Distributor. BDI maintains its principal offices at Four Falls Corporate Center, 6th Floor, West Conshohocken, PA 19428-2961. Purchases may be effected on weekdays on which the New York Stock Exchange is open for business (a "Business Day"). Payment for orders which are not received or accepted will be returned after prompt inquiry. The issuance of shares is recorded on the books of the Fund. No certificates will be issued for shares. Payments for shares of a Portfolio may, in the discretion of the Fund's investment adviser, be made in the form of securities that are permissible investments for that Portfolio. The Fund reserves the right to reject any purchase order, to modify or waive the minimum initial or subsequent investment requirement and to suspend and resume the sale of any share class of any Portfolio at any time.

  In the event that a shareholder acquiring Investor A Shares on or after May 1, 1998 at a future date meets the eligibility standards for purchasing Institutional Shares (other than due to fluctuations in market value), then the shareholders Investor A Shares will, upon the direction of the Fund's distributor, automatically be converted to Institutional Shares of the Portfolio having the same aggregate net asset value as the shares converted.

  Unless a sales charge waiver applies, Investor B shareholders of a Bond or Equity Portfolio pay a contingent deferred sales charge if they redeem during the first six years after purchase, and Investor C shareholders pay a contingent deferred sales charge if they redeem during the first twelve months after purchase. Investors expecting to redeem during these periods should consider the cost of the applicable contingent deferred sales charge in addition to the aggregate annual Investor B or Investor C distribution fees, as compared with the cost of the initial sales charges applicable to the Investor A Shares.

  Investor B Shares of the Portfolios purchased on or before January 12, 1996 are subject to a CDSC of 4.50% of the lesser of the original purchase price or the net asset value of Investor B Shares at the time of redemption. This deferred sales charge is reduced for shares held more than one year. Investor B Shares of a Portfolio purchased on or before January 12, 1996 convert to Investor A Shares of the Portfolio at the end of six years after purchase. For more information about Investor B Shares purchased on or before January 12, 1996 and the deferred sales charge payable on their redemption, call PFPC at (800) 441-7762.

Dealer Reallowances

  The following are the front-end sales loads reallowed to dealers as a percentage of the offering price of the Funds' Non-Money Market Investor A Shares.

Low Duration Bond Portfolio:
                                           Reallowance or
                                           Placement Fees
        Amount of Transaction           to Dealers (as % of
          at Offering Price               Offering Price)*


Less than $50,000                                      2.50  %
$50,000 but less than $100,000                         2.25
$100,000 but less than $250,000                        2.00
$250,000 but less than $500,000                        1.25
$500,000 but less than $1,000,000                      0.75
$1 million but less than $3 million                    0.75
$3 million but less than $15 million                   0.50
$15 million and above                                  0.25

* The Distributor may pay placement fees to dealers as shown on purchases of Investor A Shares of $1,000,000 or more.



Intermediate Government Bond, Intermediate Bond, Core Bond, GNMA, Tax-Free Income, Pennsylvania Tax -Free Income, New Jersey Tax-Free Income, Ohio Tax-Free Income, Delaware Tax-Free Income and Kentucky Tax-Free Income Portfolios:

                                                             Reallowance or
                                                             Placement Fees
Amount of Transaction                                        to Dealers (as % of
at Offering Price                                            Offering Price)*

Less than $50,000                                                  3.50  %
$50,000 but less than $100,000                                     3.25
$100,000 but less than $250,000                                    3.00
$250,000 but less than $500,000                                    2.00
$500,000 but less than $1,000,000                                  1.00
$1 million but less than $3 million                                0.75
$3 million but less than $15 million                               0.50
$15 million and above                                              0.25


Government Income, Managed Income and All Equity Portfolios Except the Micro-Cap Equity Portfolio, International Equity, International Emerging Markets, International Small Cap Equity and Index Equity:

                                                            Reallowance or
                                                            Placement Fees
Amount of Transaction                                       to Dealers (as % of
at Offering Price                                           Offering Price)*

Less than $50,000                                                  4.00  %
$50,000 but less than $100,000                                     3.75
$100,000 but less than $250,000                                    3.50
$250,000 but less than $500,000                                    2.50
$500,000 but less than $1,000,000                                  1.50
$1 million but less than $3 million                                1.00
$3 million but less than $15 million                               0.50
$15 million and above                                              0.25

International Bond, High Yield Bond, Micro-Cap Equity, International Equity, International Emerging Markets and International Small Cap:

                                                         Reallowance or
                                                         Placement Fees
Amount of Transaction                                    to Dealers (as % of
at Offering Price                                        Offering Price)*
Less than $50,000                                              4.50  %
$50,000 but less than $100,000                                 4.25
$100,000 but less than $250,000                                4.00
$250,000 but less than $500,000                                3.00
$500,000 but less than $1,000,000                              2.00
$1 million but less than $3 million                            1.00
$3 million but less than $15 million                           0.50
$15 million and above                                          0.25

* The Distributor may pay placement fees to dealers as shown on purchases of Investor A Shares of $1,000,000 or more.



Index Equity Portfolio:

                                                 Reallowance or
                                                 Placement Fees
        Amount of Transaction                 to Dealers (as % of
          at Offering Price                     Offering Price)


Less than $50,000                                      2.50  %
$50,000 but less than $100,000                         2.25
$100,000 but less than $250,000                        2.00
$250,000 but less than $500,000                        1.25
$500,000 but less than $1,000,000                      0.75
$1 million but less than $3 million                    0.00
$3 million but less than $15 million                   0.00
$15 million and above                                  0.00


  During special promotions, the entire sales charge may be reallowed to dealers. Dealers who receive 90% or more of the sales charge may be deemed to be "underwriters" under the 1933 Act. The amount of the sales charge not reallowed to dealers may be paid to broker-dealer affiliates of PNC Bank Corp. who provide sales support services. The Distributor, BlackRock, Inc. and/or their affiliates may also pay additional compensation, out of their assets and not as an additional charge to the Portfolios, to dealers in connection with the sale and distribution of shares (such as additional payments based on new sales), and may, subject to applicable NASD regulations, contribute to various non-cash and cash incentive arrangements to promote the sale of shares, as well as sponsor various educational programs, sales contests and promotions in which participants may receive reimbursement of expenses, entertainment and prizes such as travel awards, merchandise and cash.

  The following special purchase plans result in the waiver or reduction of sales charges for Investor A, B or C shares of each of the Equity and Bond Portfolios.

Sales Charge Waivers For Each of the Equity and Bond Portfolios--Investor A
Shares

  Qualified Plans. In general, the sales charge (as a percentage of the offering price) payable by qualified employee benefit plans ("Qualified Plans") having at least 20 employees eligible to participate in purchases of Investor A Shares of the Portfolios aggregating less than $500,000 will be 1.00%. No sales charge will apply to purchases by such Qualified Plans of Investor A Shares aggregating $500,000 and above. The sales charge payable by Qualified Plans having less than 20 employees eligible to participate in purchases of Investor A Shares of the Portfolio aggregating less than $500,000 will be 2.50% (1.50% with respect to the Index Equity Portfolio). The above schedule will apply to purchases by such Qualified Plans of Investor A Shares aggregating $500,000 and above.

  The Fund has established different waiver arrangements with respect to the sales charge on Investor A Shares of the Portfolios for purchases through certain Qualified Plans participating in programs whose sponsors or administrators have entered into arrangements with the Fund.

  Investor A Shares of the Non-Money Market Portfolios will be made available to plan participants at net asset value with the waiver of the initial sales charge on purchases through an eligible 401(k) plan participating in a Merrill Lynch 401(k) Program (an "ML 401(k) Plan") if:

            (i) the ML 401(k) Plan is record kept on a daily valuation basis by Merrill Lynch and, on the date the ML 401(k) Plan sponsor signs the Merrill Lynch Recordkeeping Service Agreement, the ML 401(k) Plan has $3 million or more in assets invested in broker/dealer funds not advised or managed by Merrill Lynch Asset Management, L.P. ("MLAM") that are made available pursuant to a Services Agreement between Merrill Lynch and the fund's principal underwriter or distributor and in funds advised or managed by MLAM (collectively, the "Applicable Investments"); or

            (ii) the ML 401(k) Plan is recordkept on a daily valuation basis by an independent recordkeeper whose services are provided through a contract or alliance arrangement with Merrill Lynch, and on the date the ML 401(k) Plan sponsor signs the Merrill Lynch Recordkeeping Service Agreement, the ML 401(k) Plan has $3 million or more in assets, excluding money market funds, invested in Applicable Investments; or

            (iii) the ML 401(k) Plan has 500 or more eligible employees, as determined by the Merrill Lynch plan conversion manager, on the date the ML 401(k) Plan sponsor signs the Merrill Lynch Recordkeeping Service Agreement.

  Other. The following persons associated with the Fund, the Distributor, the Fund's investment adviser, sub-advisers or transfer agent and their affiliates may buy Investor A Shares of each of the Bond and Equity Portfolios without paying a sales charge to the extent permitted by these firms: (a) officers, directors and partners (and their spouses and minor children); (b) employees and retirees (and their spouses and minor children); (c) registered representatives of brokers who have entered into selling agreements with the Distributor; (d) spouses or children of such persons; and (e) any trust, pension, profit-sharing or other benefit plan for any of the persons set forth in (a) through (c). The following persons may also buy Investor A Shares without paying a sales charge:
(a) persons investing through an authorized payroll deduction plan; (b) persons investing through an authorized investment plan for organizations which operate under Section 501(c)(3) of the Internal Revenue Code; (c) registered investment advisers, trust companies and bank trust departments exercising discretionary investment authority with respect to amounts to be invested in a Portfolio; (d) persons participating in a "wrap account" or similar program under which they pay advisory fees to a broker-dealer or other financial institution; and (e) persons participating in an account or program under which they pay fees to a broker-dealer or other financial institution for providing transaction processing and other administrative services, but not investment advisory services. Investors who qualify for any of these exemptions from the sales charge must purchase Investor A Shares.

Reduced Sales Charges For Each of the Equity and Bond Portfolios--Investor A Shares

  Because of reductions in the front-end sales charge for purchases of Investor A Shares aggregating $50,000 or more, it may be advantageous for investors purchasing large quantities of Investor Shares to purchase Investor A Shares.
In any event, the Fund will not accept any purchase order for $1,000,000 or more of Investor B Shares or Investor C Shares.

  Quantity Discounts. Larger purchases may reduce the sales charge price. Upon notice to the investor's broker or the transfer agent, purchases of Investor A Shares made at any one time by the following persons may be considered when calculating the sales charge: (a) an individual, his or her spouse and their children under the age of 21; (b) a trustee or fiduciary of a single trust estate or single fiduciary account; or (c) any organized group which has been in existence for more than six months, if it is not organized for the purpose of buying redeemable securities of a registered investment company, and if the purchase is made through a central administrator, or through a single dealer, or by other means which result in economy of sales effort or expense. An organized group does not include a group of individuals whose sole organizational connection is participation as credit card holders of a company, policyholders of an insurance company, customers of either a bank or broker/dealer or clients of an investment adviser. Purchases made by an organized group may include, for example, a trustee or other fiduciary purchasing for a single fiduciary account or other employee benefit plan purchases made through a payroll deduction plan.

  Right of Accumulation. Under the Right of Accumulation, the current value of an investor's existing Investor A Shares in any of the Non-Money Market Portfolios that are subject to a front-end sales charge or the total amount of an investor's initial investment in such shares, less redemptions (whichever is greater) may be combined with the amount of the investor's current purchase in determining the applicable sales charge. In order to receive the cumulative quantity reduction, previous purchases of Investor A Shares must be called to the attention of PFPC by the investor at the time of the current purchase.

  Reinvestment Privilege. Upon redemption of Investor A Shares of a Non-Money Market Portfolio (or Investor A Shares of another Non-Money Market Portfolio of the Fund), a shareholder has a one-time right, to be exercised within 60 days, to reinvest the redemption proceeds without any sales charges. PFPC must be notified of the reinvestment in writing by the purchaser, or by his or her broker, at the time purchase is made in order to eliminate a sales charge. An investor should consult a tax adviser concerning the tax consequences of use of the reinvestment privilege.

  Letter of Intent. An investor may qualify for a reduced sales charge immediately by signing a Letter of Intent stating the investor's intention to invest during the next 13 months a specified amount in Investor A Shares of a Non-Money Market Portfolio which, if made at one time, would qualify for a reduced sales charge. The Letter of Intent may be signed at any time within 90 days after the first investment to be included in the Letter of Intent. The initial investment must meet the minimum initial investment requirement and represent at least 5% of the total intended investment. The investor must instruct PFPC upon making subsequent purchases that such purchases are subject to a Letter of Intent. All dividends and capital gains of a Portfolio that are invested in additional Investor A Shares of the same Portfolio are applied to the Letter of Intent.

  During the term of a Letter of Intent, the Fund's transfer agent will hold Investor A Shares representing 5% of the indicated amount in escrow for payment of a higher sales load if the full amount indicated in the Letter of Intent is not purchased. The escrowed Investor A Shares will be released when the full amount indicated has been purchased. Any redemptions made during the 13-month period will be subtracted from the amount of purchases in determining whether the Letter of Intent has been completed.

  If the full amount indicated is not purchased within the 13-month period, the investor will be required to pay an amount equal to the difference between the sales charge actually paid and the sales charge the investor would have had to pay on his or her aggregate purchases if the total of such purchases had been made at a single time. If remittance is not received within 20 days of the expiration of the 13-month period, PFPC, as attorney-in-fact, pursuant to the terms of the Letter of Intent, will redeem an appropriate number of Investor A Shares held in escrow to realize the difference.

Investor B Shares

  Investor B Shares of the Non-Money Market Portfolios are subject to a deferred sales charge if they are redeemed within six years of purchase. Dealers will generally receive commissions equal to 4.00% of Investor B Shares sold by them plus ongoing fees under the Fund's Amended and Restated Distribution and Service Plan. Dealers may not receive a commission in connection with sales of Investor B Shares to certain retirement plans sponsored by the Fund, BlackRock or its affiliates, but may receive fees under the Amended and Restated Distribution and Service Plan. These commissions and payments may be different than the reallowances, placement fees and commissions paid to dealers in connection with sales of Investor A Shares and Investor C Shares.

Investor C Shares

  Investor C Shares of the Non-Money Market Portfolios are subject to a deferred sales charge of 1.00% based on the lesser of the offering price or the net asset value of the Investor C Shares on the redemption date if redeemed within twelve months after purchase. Dealers will generally receive commissions equal to 1.00% of the Investor C Shares sold by them plus ongoing fees under the Fund's Amended and Restated Distribution and Service Plan. Dealers may not receive a commission in connection with sales of Investor C Shares to certain retirement plans sponsored by the Fund, BlackRock or its affiliates, but may receive fees under the Amended and Restated Distribution and Service Plan. These commissions and payments may be different than the reallowances, placement fees and commissions paid to dealers in connection with sales of Investor A Shares and Investor B Shares.

  Exemptions from and Reductions of the Contingent Deferred Sales Charge-Investor B and Investor C Shares. The contingent deferred sales charge on Investor B Shares and Investor C Shares of the Non-Money Market Portfolios is not charged in connection with: (1) exchanges described in "Exchange Privilege" below; (2) redemptions made in connection with minimum required distributions from IRA, 403(b)(7) and Qualified Plan accounts due to the shareholder reaching age 70 1/2; (3) redemptions made with respect to certain retirement plans sponsored by the Fund, BlackRock or its affiliates; (4) redemptions in connection with a shareholder's death or disability (as defined in the Internal Revenue Code) subsequent to the purchase of Investor B Shares or Investor C Shares; (5) involuntary redemptions of Investor B Shares or Investor C Shares in accounts with low balances as described in "Redemption of Shares" below; and (6) redemptions made pursuant to the Systematic Withdrawal Plan, subject to the limitations set forth under "Systematic Withdrawal Plan" below. In addition, no contingent deferred sales charge is charged on Investor B Shares or Investor C Shares acquired through the reinvestment of dividends or distributions. The Fund also waives the contingent deferred sales charge on redemptions of Investor B Shares of the Portfolio purchased through certain Qualified Plans participating in programs whose sponsors or administrators have entered into arrangements with the Fund.

  Investor B Shares of the Non-Money Market Portfolios will be made available to plan participants at net asset value with the waiver of the contingent deferred sales charge if the shares were purchased through an ML 401(k) Plan if:

            (i) the ML 401(k) Plan is recordkept on a daily valuation basis by Merrill Lynch and, on the date the ML 401(k) Plan sponsor signs the Merrill Lynch Recordkeeping Service Agreement, the ML 401(k) Plan has less than $3 million in assets invested in Applicable Investments; or

            (ii) the ML 401(k) Plan is recordkept on a daily valuation basis by an independent recordkeeper whose services are provided through a contract or alliance arrangement with Merrill Lynch, and on the date the ML 401(k) Plan sponsor signs the Merrill Lynch Recordkeeping Service Agreement, the ML 401(k) Plan has less than $3 million in assets, excluding money market funds, invested in Applicable Investments; or

            (iii) the ML 401(k) Plan has less than 500 eligible employees, as determined by the Merrill Lynch plan conversion manager, on the date the ML 401(k) Plan sponsor signs the Merrill Lynch Recordkeeping Service Agreement.

  ML 401(k) Plans recordkept on a daily basis by Merrill Lynch or an independent recordkeeper under a contract with Merrill Lynch that are currently investing in Investor B shares of Non-Money Market Portfolios of the Fund convert to Investor A shares once the ML 401(k) Plan has reached $5 million invested in Applicable Investments. The ML 401(k) Plan will receive a plan-level share conversion.

  Investor B Shares of the Intermediate Government Bond and Managed Income Portfolios purchased from December 1, 1999 to December 31, 1999 are subject to a CDSC at the rates shown in the chart below:

                                                     Contingent Deferred
                                                        Sales Charge
             Number of Years                       (as % of Dollar Amount
          Elapsed Since Purchase                   Subject to the Charge)


Up to one year                                                3.50  %
More than one but less than two years                         3.00
More than two but less than three years                       2.00
More than three but less than four years                      1.00
More than four years                                          0.00


  When an investor redeems Investor B Shares or Investor C Shares, the redemption order is processed to minimize the amount of the contingent deferred sales charge that will be charged. Investor B Shares and Investor C Shares are redeemed first from those shares that are not subject to the deferred sales load (i.e., shares that were acquired through reinvestment of dividends or distributions) and after that from the shares that have been held the longest.

Shareholder Features

  Exchange Privilege. Exchanges of Investor A Shares may be subject to the difference between the sales charge previously paid on the exchanged shares and the higher sales charge (if any) payable with respect to the shares acquired in the exchange. Unless an exemption applies, a front-end sales charge will be charged in connection with exchanges of Investor A Shares of the Money Market Portfolios for Investor A Shares of the Fund's Non-Money Market Portfolios. Similarly, exchanges of Investor B or Investor C Shares of a Money Market Portfolio for Investor B or Investor C Shares of a Non-Money Market Portfolio of the Fund will also be subject to a CDSC, unless an exemption applies. In determining the holding period for calculating the contingent deferred sales charge payable on redemption of Investor B and Investor C Shares, the holding period of the Investor B or Investor C Shares originally held will be added to the holding period of the Investor B or Investor C Shares acquired through exchange. No exchange fee is imposed by the Fund.

  Investor A Shares of Money Market Portfolios of the Fund that were (1) acquired through the use of the exchange privilege and (2) can be traced back to a purchase of shares in one or more investment portfolios of the Fund for which a sales charge was paid, can be exchanged for Investor A Shares of a portfolio subject to differential sales charges as applicable.

  The exchange of Investor B and Investor C Shares will not be subject to a CDSC, which will continue to be measured from the date of the original purchase and will not be affected by exchanges.

  A shareholder wishing to make an exchange may do so by sending a written request to PFPC at the address given above. Shareholders are automatically provided with telephone exchange privileges when opening an account, unless they indicate on the Application that they do not wish to use this privilege. Shareholders holding share certificates are not eligible to exchange Investor A Shares by phone because share certificates must accompany all exchange requests. To add this feature to an existing account that previously did not provide this option, a Telephone Exchange Authorization Form must be filed with PFPC. This form is available from PFPC. Once this election has been made, the shareholder may simply contact PFPC by telephone at (800) 441-7762 to request the exchange. During periods of substantial economic or market change, telephone exchanges may be difficult to complete and shareholders may have to submit exchange requests to PFPC in writing.

  If the exchanging shareholder does not currently own shares of the investment portfolio whose shares are being acquired, a new account will be established with the same registration, dividend and capital gain options and broker of record as the account from which shares are exchanged, unless otherwise specified in writing by the shareholder with all signatures guaranteed by an eligible guarantor institution as defined below. In order to participate in the Automatic Investment Program or establish a Systematic Withdrawal Plan for the new account, however, an exchanging shareholder must file a specific written request.

  Any share exchange must satisfy the requirements relating to the minimum initial investment requirement, and must be legally available for sale in the state of the investor's residence. For Federal income tax purposes, a share exchange is a taxable event and, accordingly, a capital gain or loss may be realized. Before making an exchange request, shareholders should consult a tax or other financial adviser and should consider the investment objective, policies and restrictions of the investment portfolio into which the shareholder is making an exchange. Brokers may charge a fee for handling exchanges.

  The Fund reserves the right to suspend, modify or terminate the exchange privilege at any time. Notice will be given to shareholders of any material modification or termination except where notice is not required. The Fund generally will suspend or terminate the exchange privilege of a shareholder who makes more than five exchanges out of any Portfolio in any twelve-month period or when the proposed exchange would make it difficult for a Portfolio's sub-adviser to invest effectively in accordance with that Portfolio's investment objective.

  The Fund reserves the right to reject any telephone exchange request. Telephone exchanges may be subject to limitations as to amount or frequency, and to other restrictions that may be established from time to time to ensure that exchanges do not operate to the disadvantage of any portfolio or its shareholders. The Fund, the Administrators and the Distributor will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. The Fund, the Administrators and the Distributor will not be liable for any loss, liability, cost or expense for acting upon telephone instructions reasonably believed to be genuine in accordance with such procedures. Exchange orders may also be sent by mail to the shareholder's broker or to PFPC at P.O. Box 8907, Wilmington, Delaware 19899-8907.

  By use of the exchange privilege, the investor authorizes the Fund's transfer agent to act on telephonic or written exchange instructions from any person representing himself to be the investor and believed by the Fund's transfer agent to be genuine. The records of the Fund's transfer agent pertaining to such instructions are binding. The exchange privilege may be modified or terminated at any time upon 60 days' notice to affected shareholders. The exchange privilege is only available in states where the exchange may legally be made.

  A front-end sales charge or a contingent deferred sales charge will be imposed (unless an exemption from either sales charge applies) when Investor Shares of a Money Market Portfolio are redeemed and the proceeds are used to purchase Investor A Shares, Investor B Shares or Investor C Shares of a Non-Money Market Portfolio.

  Automatic Investment Plan ("AIP"). Investor Share shareholders and certain Service Share shareholders who were shareholders or the Compass Capital Group of Funds at the time of its combination with The PNC/(R)/ Fund in 1996 may arrange for periodic investments in that Portfolio through automatic deductions from a checking or savings account by completing the AIP Application Form which may be obtained from PFPC. The minimum pre-authorized investment amount is $50.

  Systematic Withdrawal Plan ("SWP"). The Fund offers a Systematic Withdrawal Plan which may be used by Investor Share shareholders and certain Service Share shareholders who were shareholders at the Compass Capital Group of Funds at the time of its combination with The PNC/(R)/ Fund in 1996 who wish to receive regular distributions from their accounts. Upon commencement of the SWP, the account must have a current value of $10,000 or more in a Portfolio. Shareholders may elect to receive automatic cash payments of $50 or more either monthly, every other month, quarterly, three times a year, semi-annually, or annually. Automatic withdrawals are normally processed on the 25/th/ day of the application month or, if such day is not a Business Day, on the next Business Day and are paid promptly thereafter. An investor may utilize the SWP by completing the SWP Application Form which may be obtained from PFPC.

  Shareholders should realize that if withdrawals exceed income dividends their invested principal in the account will be depleted. To participate in the SWP, shareholders must have their dividends automatically reinvested and may not hold share certificates. Shareholders may change or cancel the SWP at any time, upon written notice to PFPC. Purchases of additional Investor A Shares of the Fund concurrently with withdrawals may be disadvantageous to investors because of the sales charges involved and, therefore, are discouraged. No contingent deferred sales charge will be assessed on redemptions of Investor B or Investor C Shares made through the SWP that do not exceed 12% of an account's net asset value on an annualized basis. For example, monthly, quarterly and semi-annual SWP redemptions of Investor B or Investor C Shares will not be subject to the CDSC if they do not exceed 1%, 3% and 6%, respectively, of an account's net asset value on the redemption date. SWP redemptions of Investor B or Investor C Shares in excess of this limit are still subject to the applicable CDSC.

  Redemption of Shares. Except as noted below, a request for redemption must be signed by all persons in whose names the shares are registered. Signatures must conform exactly to the account registration. If the proceeds of the redemption would exceed $25,000, or if the proceeds are not to be paid to the record owner at the record address, or if the shareholder is a corporation, partnership, trust or fiduciary, signature(s) must be guaranteed by any eligible guarantor institution.

  A signature guarantee is designed to protect the shareholders and the Portfolio against fraudulent transactions by unauthorized persons. A signature guarantee may be obtained from a domestic bank or trust company, recognized broker, dealer, clearing agency, savings association who are participants in a medallion program by the Securities Transfer Association, credit unions, national securities exchanges and registered securities associations. The three recognized medallion programs are Securities Transfer Agent Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) and New York Stock Exchange, Inc. Medallion Signature Program (MSP). Signature Guarantees which are not a part of these programs will not be accepted. Please note that a notary public stamp or seal is not acceptable.

  Generally, a properly signed written request with any required signature guarantee is all that is required for a redemption. In some cases, however, other documents may be necessary. Shareholders holding Investor A Share certificates must send their certificates with the redemption request. Additional documentary evidence of authority is required by PFPC in the event redemption is requested by a corporation, partnership, trust, fiduciary, executor or administrator.

  Investor A shareholders of the Money Market Portfolios may redeem their shares through the checkwriting privilege. Upon receipt of the checkwriting application and signature card by PFPC, checks will be forwarded to the investor. The minimum amount of a check is $100. If more than one shareholder owns the account, each shareholder must sign each check, unless an election has been made to permit check writing by a limited number of signatures and such election is on file with PFPC. Investor A Shares represented by a check redemption will continue to earn daily income until the check is presented for payment. PNC bank, as the investor's agent, will cause the Fund to redeem a sufficient number of Investor A Shares owned to cover the check. When redeeming Investor A Shares by check, an investor should make certain that there is an adequate number of Investor A Shares in the account to cover the amount of the check. If an insufficient number of Investor A Shares is held or if checks are not properly endorsed, they may not be honored and a service charge may be incurred. Checks may not be presented for cash payments at the offices of PNC Bank. This limitation does not affect checks used for the payment of bills or cash at other banks.

  Payment of Redemption Proceeds. The Fund may suspend the right of redemption or postpone the date of payment upon redemption for such periods as are permitted under the 1940 Act, and may redeem shares involuntarily or make payment for redemption in securities or other property when determined appropriate in light of the Fund's responsibilities under the 1940 Act.

  The Fund reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase of a Portfolio's shares by making payment in whole or in part in securities chosen by the Fund and valued in the same way as they would be valued for purposes of computing a Portfolio's net asset value. If payment is made in securities, a shareholder may incur transaction costs in converting these securities into cash. The Fund has elected, however, to be governed by Rule 18f-1 under the 1940 Act so that a Portfolio is obligated to redeem its shares solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any one shareholder of a Portfolio.

  With respect to the Index Master Portfolio, when the Trustees of the Trust determine that it would be in the best interests of the Index Master Portfolio, the Index Master Portfolio may pay the redemption price in whole or in part by a distribution of portfolio securities from the Index Master Portfolio of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the 1940 Act. Investors, such as the Index Equity Portfolio, may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions.

  Under the 1940 Act, a Portfolio may suspend the right to redemption or postpone the date of payment upon redemption for any period during which the New York Stock Exchange (the "NYSE") is closed (other than customary weekend and holiday closings), or during which trading on the NYSE is restricted, or during which (as determined by the SEC by rule or regulation) an emergency exists as a result of which disposal or valuation of portfolio securities is not reasonably practicable, or for such other periods as the SEC may permit. (A Portfolio may also suspend or postpone the recordation of the transfer of its shares upon the occurrence of any of the foregoing conditions.)

  The Fund may redeem shares involuntarily to reimburse a Portfolio for any loss sustained by reason of the failure of a shareholder to make full-payment for shares purchased by the shareholder or to collect any charge relating to a transaction effected for the benefit of a shareholder. The Fund reserves the express right to redeem shares of each Portfolio involuntarily at any time if the Fund's Board of Trustees determines, in its sole discretion, that failure to do so may have adverse consequences to the holders of shares in the Portfolio. Upon such redemption the holders of shares so redeemed shall have no further right with respect thereto other than to receive payment of the redemption price.

  Computation of Public Offering Prices for Investor A Shares of the Non-Money Market Portfolios. An illustration of the computation of the public offering price per Investor A Share of the respective Non-Money Market Portfolios, based on the value of such Portfolios' net assets as of September 30, 1999 follows:

                                                Low         Intermediate   Intermediate     Core     Government
                                              Duration       Government        Bond         Bond       Income
                                           Bond Portfolio  Bond Portfolio   Portfolio    Portfolio    Portfolio
                                           --------------  --------------  ----------    ---------    ----------
Net Assets................................   $256,345,512      $7,239,317    $2,386,725  $6,776,141   $6,712,667

Outstanding Shares........................     26,109,779         731,775       262,157     727,748      676,578
                                             ============      ==========    ==========  ==========   ==========

Net Asset Value Per Share.................   $       9.82      $     9.89    $     9.10  $     9.31   $     9.92
Maximum Sales Charge, 4.00% of offering
 price (3.00% for Low Duration Bond and
  4.50% for Government Income)*...........           0.30            0.41          0.38        0.39         0.45
                                             ------------      ----------    ----------  ----------   ----------
Offering to Public........................   $      10.12      $    10.30    $     9.48  $     9.70   $    10.39
                                             ============      ==========    ==========  ==========   ==========


----------
* The maximum sales charge as a percentage of the net asset value per share for each portfolio at September 30, 1999 was as follows. Low Duration Bond Portfolio 3.05%; Intermediate Government Bond Portfolio 4.15%; Intermediate Bond Portfolio 4.01%; Core Bond Portfolio 4.02%; and Government Income Portfolio 4.54%.

                                                 Managed     International               High Yield    Tax-Free
                                                  Income         Bond          GNMA         Bond        Income
                                                Portfolio      Portfolio     Portfolio    Portfolio    Portfolio
                                                ---------  --------------    ---------    ---------   ----------
Net Assets...................................   $15,092,066     $2,639,123   $1,100,756   $4,411,853   $6,591,334

Outstanding Shares...........................     1,521,912        244,200      114,492      453,319      601,281
                                                ===========     ==========   ==========   ==========   ==========

Net Asset Value Per Share....................   $      9.92     $    10.81   $     9.61   $     9.73   $    10.96
Maximum Sales Charge, 4.00% of offering
 price (4.50% for Managed Income
 Portfolio; and 5.00% for the International..          0.47           0.57         0.40         0.51         0.46
 Bond and High Yield Bond Portfolios)*.......   -----------     ----------   ----------   ----------   ----------
Offering to Public...........................   $     10.39     $    11.38   $    10.01   $    10.24   $    11.42
                                                ===========     ==========   ==========   ==========   ==========


----------
* The maximum sales charge as a percentage of the net asset value per share for each portfolio at September 30, 1999 was as follows. Managed Income Portfolio 4.74%; International Bond Portfolio 5.27%; GNMA Portfolio 4.16%; High Yield Bond Portfolio 5.24%; Tax-Free Income Portfolio 4.20%.

                                           Pennsylvania                                        Delaware     Kentucky
                                             Tax-Free       New Jersey                         Tax-Free     Tax-Free
                                              Income         Tax-Free        Ohio Tax-Free      Income       Income
                                            Portfolio    Income Portfolio  Income Portfolio    Portfolio    Portfolio
                                           ------------  ----------------  ----------------    ---------    ----------
Net Assets................................  $36,629,072        $1,327,262         $3,035,662   $4,467,641   $1,856,358

Outstanding Shares........................    3,482,327           117,449            297,990      464,223      192,848
                                            ===========        ==========         ==========   ==========   ==========

Net Asset Value Per Share.................  $     10.52        $    11.30         $    10.19   $     9.62   $     9.63
Maximum Sales Charge, 4.00% of offering
 price*...................................         0.44              0.47               0.42         0.40         0.40
                                            -----------        ----------         ----------   ----------   ----------
Offering to Public........................  $     10.96        $    11.77         $    10.61   $    10.02   $    10.03
                                            ===========        ==========         ==========   ==========   ==========


----------
* The maximum sales charge as a percentage of the net asset value per share for each portfolio at September 30, 1999 was as follows. Pennsylvania Tax-Free Income Portfolio 4.18%; New Jersey Tax-Free Income Portfolio 4.16%; Ohio Tax-Free Income Portfolio 4.12%; Delaware Tax-Free Income and Kentucky Tax-Free Income Portfolios 4.15%.

                                            Large Cap      Large Cap      Mid-Cap        Mid-Cap      Small Cap
                                           Value Equity  Growth Equity  Value Equity  Growth Equity  Value Equity
                                            Portfolio      Portfolio     Portfolio      Portfolio     Portfolio
                                           ------------  -------------  ------------  -------------  ------------
Net Assets..............................    $61,656,692    $61,211,164    $4,327,730    $12,795,354   $31,842,898

Outstanding Shares......................      3,915,999      2,736,046       381,909        678,912     2,165,110
                                            ===========    ===========    ==========    ===========   ===========

                                            Large Cap      Large Cap      Mid-Cap        Mid-Cap      Small Cap
                                           Value Equity  Growth Equity  Value Equity  Growth Equity  Value Equity
                                            Portfolio      Portfolio     Portfolio      Portfolio     Portfolio
                                           ------------  -------------  ------------  -------------  ------------
Net Asset Value Per Share.................  $     15.74    $     22.37    $    11.33    $     18.85   $     14.71
Maximum Sales Charge, 4.50% of offering
 price*...................................         0.74           1.05          0.53           0.89          0.69
                                            -----------    -----------    ----------    -----------   -----------
Offering to Public........................  $     16.48    $     23.42    $    11.86    $     19.74   $     15.40
                                            ===========    ===========    ==========    ===========   ===========

----------
* The maximum sales charge as a percentage of the net asset value per share for each portfolio at September 30, 1999 was as follows. Large Cap Value Equity Portfolio 4.70%; Large Cap Growth Equity Portfolio 4.69%; Mid-Cap Value Equity Portfolio 4.68%; Mid-Cap Growth Equity Portfolio 4.72%; and Small Cap Value Equity Portfolio 4.69%.

                                                                                       International
                                             Small Cap     Micro-Cap    International    Small Cap     International
                                           Growth Equity     Equity        Equity         Equity      Emerging Markets
                                             Portfolio     Portfolio      Portfolio      Portfolio       Portfolio
                                            ------------  -------------  ------------  -------------  ----------------
Net Assets                                   $79,478,338   $45,428,594    $33,105,855     $1,092,308        $2,052,361

Outstanding Shares                             3,214,351     1,846,942      2,097,056         85,060           339,881
                                             ===========   ===========    ===========     ==========        ==========

Net Asset Value Per Share.................   $     24.73   $     24.60    $     15.79     $    12.84        $     6.04
Maximum Sales Charge, 5.00% of offering
 price (4.50% for Small Cap Growth
 Equity Portfolio)*.......................          1.17          1.29           0.83           0.68              0.32
                                             -----------   -----------    -----------     ----------        ----------
Offering to Public........................   $     25.90   $     25.89    $     16.62     $    13.52        $     6.36
                                             ===========   ===========    ===========     ==========        ==========

----------
* The maximum sales charge as a percentage of the net asset value per share for each portfolio at September 30, 1999 was as follows. Small Cap Growth Equity Portfolio 4.73%; Micro-Cap Equity Portfolio 5.24%; International Equity Portfolio 5.26%; International Small Cap Equity Portfolio 5.30%; and International Emerging Markets Portfolio 5.30%.

                                           Select Equity  Index Equity    Balanced
                                             Portfolio     Portfolio      Portfolio
                                           -------------  ------------  -------------
Net Assets................................   $66,645,740   $85,173,646   $132,833,268

Outstanding Shares........................     3,211,750     3,454,308      6,736,454
                                             ===========   ===========   ============

Net Asset Value Per Share.................   $     20.75   $     24.66   $      19.72
Maximum Sales Charge, 4.50% of offering
 price (3.00% for the Index Equity........          0.98          0.76           0.93
 Portfolio)*..............................   -----------   -----------   ------------
Offering to Public........................   $     21.73   $     25.42   $      20.65
                                             ===========   ===========   ============

----------
* The maximum sales charge as a percentage of the net asset value per share for each portfolio at September 30, 1999 was as follows. Select Equity Portfolio 4.72%; Index Equity Portfolio 3.08%; and Balanced Portfolio 4.72%.

  Total front-end sales charges paid by shareholders of Investor A Shares of the Portfolios for the year ended September 30, 1999 (for the period from November 19, 1998 through September 30, 1999 in the case of the High Yield Bond Portfolio) were as follows:

                                            Front-End
        Portfolios                        Sales Charges
-------------------------------        ------------------
Low Duration Bond.........................  $ 18,772
Intermediate Government Bond..............     4,027
Intermediate Bond.........................     5,927
Core Bond.................................    30,428
Government Income.........................    36,640
GNMA......................................     5,704
Managed Income............................    39,964

                                                           Front-End
        Portfolios                                       Sales Charges
-------------------------------                       ------------------
International Bond................................           24,364
High Yield Bond...................................           77,285
Tax-Free Income...................................           18,736
Pennsylvania Tax-Free Income......................           63,890
New Jersey Tax-Free Income........................           12,703
Ohio Tax-Free Income..............................            3,697
Delaware Tax-Free Income..........................           14,836
Kentucky Tax-Free Income..........................            1,642
Large Cap Value Equity............................          118,836
Large Cap Growth Equity...........................          181,276
Mid-Cap Value Equity..............................           19,619
Mid-Cap Growth Equity.............................           59,246
Small Cap Value Equity............................           47,778
Small Cap Growth Equity...........................           53,655
Micro-Cap Equity..................................          534,538
International Equity..............................           28,183
International Small Cap Equity....................            7,646
International Emerging Markets....................            7,919
Select Equity.....................................          203,095
Index Equity......................................          506,155
Balanced..........................................          300,028


  Total front-end sales charges paid by shareholders of Investor A Shares of the Portfolios for the year or period ended September 30, 1998 (for the period from May 1, 1998 through September 30, 1998 in the case of the Micro-Cap Equity Portfolio; and for the period from May 11, 1998 through September 30, 1998 in the case of the Delaware Tax-Free Income Portfolio and the Kentucky Tax-Free Income Portfolio; and for the period from May 18, 1998 through September 30, 1998 in the case of the GNMA Portfolio) were as follows:

                                                           Front-End
        Portfolios                                       Sales Charges
-------------------------------                       ------------------
Low Duration Bond.................................    $  3,210
Intermediate Government Bond......................       6,951
Intermediate Bond.................................       4,428
Core Bond.........................................      39,660
Government Income.................................      51,567
Managed Income....................................      47,124
International Bond................................      21,051
GNMA..............................................         607
Tax-Free Income...................................      10,786
Pennsylvania Tax-Free Income......................      73,272
New Jersey Tax-Free Income........................       5,120
Ohio Tax-Free Income..............................       3,344
Delaware Tax-Free Income..........................      33,955
Kentucky Tax-Free Income..........................           0
Large Cap Value Equity............................     243,863
Large Cap Growth Equity...........................     150,956
Mid-Cap Value Equity..............................      70,975
Mid-Cap Growth Equity.............................      41,375
Small Cap Value Equity............................     244,947
Small Cap Growth Equity...........................     275,225
Micro-Cap Equity..................................     172,918

                                                           Front-End
        Portfolios                                       Sales Charges
-------------------------------                       ------------------
International Equity..............................      57,797
International Small Cap Equity....................      15,651
International Emerging Markets....................      10,774
Select Equity.....................................     367,339
Index Equity......................................     258,498
Balanced..........................................     295,492


  Total front-end sales charges paid by shareholders of Investor A Shares of the Portfolios for the year or period ended September 30, 1997 (for the period from December 27, 1996 through September 30, 1997 in the case of the Mid-Cap Growth Equity and Mid-Cap Value Equity Portfolios; and for the period from September 26, 1997 through September 30, 1997 in the case of the International Small Cap Equity Portfolio) were as follows:

                                                           Front-End
        Portfolios                                       Sales Charges
-------------------------------                       ------------------
Low Duration Bond.................................    $  3,758
Intermediate Government Bond......................      11,644
Intermediate Bond.................................       7,367
Core Bond.........................................      39,657
Government Income.................................      32,856
Managed Income....................................      68,493
International Bond................................      29,718
Tax-Free Income...................................      19,830
Pennsylvania Tax-Free Income......................      80,642
New Jersey Tax-Free Income........................       4,104
Ohio Tax-Free Income..............................       5,336
Large Cap Value Equity............................     277,224
Large Cap Growth Equity...........................     146,897
Mid-Cap Value Equity..............................      55,834
Mid-Cap Growth Equity.............................      46,954
Small Cap Value Equity............................     107,051
Small Cap Growth Equity...........................     668,832
International Equity..............................     104,956
International Small Cap Equity....................           0
International Emerging Markets....................      49,056
Select Equity.....................................     272,796
Index Equity......................................     159,501
Balanced..........................................     223,646

Institutional and BlackRock Shares

  Purchase of Shares. Institutional Shares are offered to institutional investors, including (a) registered investment advisers with a minimum investment of $500,000 and (b) the trust departments of PNC Bank and its affiliates (collectively, "PNC") on behalf of clients for whom PNC (i) acts in a fiduciary capacity (excluding participant-direct employee benefit plans) or otherwise has investment discretion or (ii) acts as custodian with respect to at least $2,000,000 in assets, and individuals with a minimum investment of $2,000,000. The minimum initial investment for institutions is $5,000. There is no minimum subsequent investment requirement.

  BlackRock Shares are offered to institutional investors with a minimum investment of $5,000,000. There is no minimum subsequent investment requirement.

  Payment for Institutional and BlackRock Shares must normally be made in Federal funds or other funds immediately available to the Fund's custodian. Payment may also, in the discretion of the Fund, be made in the form of securities that are permissible investments for the respective Portfolios. The Fund does not accept third party checks for initial or subsequent investments.

  In the event that a shareholder acquiring Institutional Shares on or after May 1, 1998 ceases to meet the eligibility standards for purchasing Institutional Shares (other than due to fluctuations in market value), then the shareholder's Institutional Shares will, upon the direction of the Fund's distributor, automatically be converted to shares of another class of the Portfolio having the same aggregate net asset value as the shares converted. If, at the time of conversion, an institution offering Service Shares of the Portfolio is acting on the shareholder's behalf, then the shareholder's Institutional Shares will be converted to Service Shares of the Portfolio. If not, then the shareholder's Institutional Shares will be converted to Investor A Shares of the Portfolio. Service Shares are currently authorized to bear additional service and processing fees at the aggregate annual rate of .30% of average daily net assets, while Investor A Shares are currently authorized to bear additional service, processing and distribution fees at the aggregate annual rate of .50% of average daily net assets.

  The Fund may in its discretion waive or modify the minimum investment amount, may reject any order for Institutional and BlackRock Shares and may suspend and resume the sale of shares of any Portfolio at any time.

  Redemption of Shares. Payment for redeemed shares for which a redemption order is received by PFPC before 4:00 p.m. (Eastern Time) on a Business Day is normally made in Federal funds wired to the redeeming Institution on the next Business Day, provided that the Fund's custodian is also open for business. Payment for redemption orders received after 4:00 p.m. (Eastern Time) or on a day when the Fund's custodian is closed is normally wired in Federal funds on the next Business Day following redemption on which the Fund's custodian is open for business. The Fund reserves the right to wire redemption proceeds within seven days after receiving a redemption order if, in the judgment of BlackRock, an earlier payment could adversely affect a Portfolio. No charge for wiring redemption payments is imposed by the Fund.

  During periods of substantial economic or market change, telephone redemptions may be difficult to complete. Redemption requests may also be mailed to PFPC at P.O. Box 8907, Wilmington, Delaware 19899-8907.

  The Fund may also suspend the right of redemption or postpone the date of payment upon redemption for such periods as are permitted under the 1940 Act, and may redeem shares involuntarily or make payment for redemption in securities or other property when determined appropriate in light of the Fund's responsibilities under the 1940 Act.

  Institutional Shares of the Portfolios may be purchased by customers of broker-dealers and agents which have established a servicing relationship with the Fund on behalf of their customers. These broker-dealers and agents may impose additional or different conditions on the purchase or redemption of Portfolio shares by their customers and may charge their customers transaction, account or other fees on the purchase and redemption of Portfolio shares. Each broker-dealer or agent is responsible for transmitting to its customers a schedule of any such fees and information regarding any additional or different conditions regarding purchases and redemptions. Shareholders who are customers of such broker-dealers or agents should consult them for information regarding these fees and conditions.

Service Shares

  Purchase of Shares. Purchase orders for each Portfolio except the U.S. Treasury Money Market Portfolio may be placed by telephoning PFPC at (800) 441-7450 no later than 12:00 noon (Eastern Time) on a Business Day. Orders received before 12:00 noon (Eastern Time) will be executed at 12:00 noon (Eastern Time). If payment for such orders is not received by 4:00 p.m. (Eastern Time), the order will be canceled and notice thereof will be given to the Institution placing the order. Orders received after 12:00 noon (Eastern Time) will not be accepted.

  Purchase orders for the U.S. Treasury Money Market Portfolio may be placed by telephoning PFPC at (800) 441-76450 no later than 4:00 p.m. (Eastern time) on a Business Day. Orders received before 12:00 noon (Eastern Time) will be executed at 12:00 noon (Eastern Time); orders received after 12:00 noon (Eastern Time) but before 4:00 p.m. (Eastern Time) will be executed at 4:00 p.m. (Eastern
Time). If payment for such orders is not received by 4:00 p.m. (Eastern Time), the order will be canceled and notice thereof will be given to the Institution placing the order. Orders will not be accepted after 4:00 p.m. (Eastern Time). Under certain circumstances, the Fund may reject large individual purchase orders received after 12:00 noon (Eastern Time.)

  In the event that a shareholder acquiring Service Shares on or after May 1, 1998 (other than a former shareholder of The Compass Capital Group as described above) ceases to meet the eligibility standards for purchasing Service Shares, then the shareholder's Service Shares will, upon the direction of the Fund's distributor, automatically be converted to Investor A Shares of the Portfolio having the same aggregate net asset value as the shares converted. Investor A Shares are currently authorized to bear additional service and distribution fees at the aggregate annual rate of .20% of average daily net assets. In the event that a shareholder acquiring Service Shares on or after May 1, 1998 subsequently satisfies the eligibility standards for purchasing Institutional Shares (other than due to fluctuations in market value), then the shareholder's Service Shares will, upon the direction of the Fund's distributor, automatically be converted to Institutional Shares of Portfolio having the same aggregate net asset value as the shares converted.

  The Fund may in its discretion waive or modify the minimum investment amount, may reject any order for Service Shares and may suspend and resume the sale of shares of any Portfolio at any time.

  Redemption of Shares. Payment for redeemed shares for which a redemption order is received by PFPC before 12:00 noon (Eastern Time) on a Business Day is normally made in Federal funds wired to the redeeming Institution on the same Business Day, provided that the fund's custodian is also open for business. Payment for redemption orders received between 12:00 noon (Eastern Time) and 4:00 p.m. (Eastern Time) or on a day when the Fund's custodian is closed is normally wired in Federal funds on the next Business Day following redemption on which the Fund's custodian is open for business. The Fund reserves the right to wire redemption proceeds within seven days after receiving a redemption order if, in the judgment of BlackRock, Inc., an earlier payment could adversely affect a Portfolio. No charge for wiring redemption payments is imposed by the Fund, although Institutions may charge their customer accounts for redemption services. Information relating to such redemption services and charges, if any, should be obtained by customers from their Institution.

  During periods of substantial economic or market change, telephone redemptions may be difficult to complete. Redemption requests may also be mailed to PFPC at 400 Bellevue Parkway, Wilmington, DE 19809.

  The Fund may redeem Service Shares in any Portfolio account if the account balance drops below $5,000 as the result of redemption requests and the shareholder does not increase the balance to at least $5,000 upon thirty days' written notice. If a customer has agreed with an Institution to maintain a minimum balance in his or her account with the Institution, and the balance in the account falls below that minimum, the customer may be obligated to redeem all or part of his or her shares in the Portfolio to the extent necessary to maintain the minimum balance required.

  The Fund may also suspend the right of redemption or postpone the date of payment upon redemption for such periods as are permitted under the 1940 Act, and may redeem shares involuntarily or make payment for redemption in securities or other property when determined appropriate in light of the Fund's responsibilities under the 1940 Act.

  Except as noted below, a request for redemption must be signed by all persons in whose names the shares are registered. Signatures must conform exactly to the account registration. If the proceeds of the redemption would exceed $25,000, or if the proceeds are not to be paid to the record owner at the record address, or if the shareholder is a corporation, partnership, trust or fiduciary, signature(s) must be guaranteed by any eligible guarantor institution. Eligible guarantor institutions generally include banks, broker/dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations.

  Generally, a properly signed written request with any required signature guarantee is all that is required for a redemption. In some cases, however, other documents may be necessary. Shareholders holding share certificates must send their certificates with the redemption request. Additional documentary evidence of authority is required by PFPC in the event redemption is requested by a corporation, partnership, trust, fiduciary, executor or administer.

  If shareholder has given authorization for expedited redemption, shares can be redeemed by telephone and the proceeds sent by check to the shareholder or by Federal wire transfer to a single previously designated bank account. Once authorization is on file, PFPC will honor requests by any person by telephone at
(800) 441-7762 or other means. The minimum amount that may be sent by check is $500, while the minimum amount that may be wired is $10,000. The Fund reserves the right to change these minimums or to terminate these redemptions privileges. If the proceeds of a redemption would exceed $25,000, the redemption request must be in writing and will be subject to the signature guarantee requirement described above. This privilege may not be used to redeem shares in certificated form.

  Persons who were shareholders of an investment portfolio of Compass Capital Group of Funds at the time of the portfolio's combination with The PNC Fund may also purchase and redeem Service Shares of the same Portfolio and for the same account in which they held shares on that date through the procedures described in this section.

Dividends and Distributions

  Equity Portfolios. Each of the Equity Portfolios of the Fund will distribute substantially all of its net investment income and net realized capital gains, if any, to shareholders. The net investment income of each of the Equity Portfolios is declared quarterly as a dividend to investors who are shareholders of the Portfolio at the close of business on the day of declaration. All dividends are paid not later than ten days after the end of each quarter. Any net realized capital gains (including net short-term capital gains) will be distributed by each Portfolio of the Fund at least annually. The period for which dividends are payable and the time for payment are subject to change by the Fund's Board of Trustees.

  Distributions are reinvested at net asset value in additional full and fractional shares of the same class on which the distributions are paid, unless a shareholder elects to receive distributions in cash. This election, or any revocation thereof, must be made in writing to PFPC, and will become effective with respect to distributions paid after its receipt by PFPC.

  The Index Equity Portfolio seeks its investment objective by investing all of its assets in the Index Master Portfolio (which is taxable as a partnership for federal income tax purposes). The Index Equity portfolio is allocated its distributive share of the income, gains (including capital gains), losses, deductions and credits of the Index Master Portfolio. The Index Equity Portfolio's distributive share of such items, plus gain, if any, on the redemption of shares of the Index Master Portfolio, less the Index Equity Portfolio's expenses incurred in operations will constitute the Index Equity Portfolio's net income from which dividends are distributed as described above.

  Bond Portfolios. Each of the Bond Portfolios will distribute substantially all of its net investment income and net realized capital gains, if any, to shareholders. All distributions are reinvested at net asset value in the form of additional full and fractional shares of the same class of shares of the relevant Portfolio unless a shareholder elects otherwise. Such election, or any revocation thereof, must be made in writing to PFPC, and will become effective with respect to dividends paid after its receipt by PFPC. Each Portfolio declares a dividend each day on "settled" shares (i.e., shares for which the particular Portfolio has received payment in Federal funds) on the first Business Day after a purchase order is placed with the Fund. Payments by check are normally converted to Federal funds within two Business Days of receipt. Over the course of a year, substantially all of the Portfolio's net investment income will be declared as dividends. The amount of the daily dividend for each Portfolio will be based on periodic projections of its net investment income. All dividends are paid within ten days after the end of each month. Net realized capital gains (including net short-term capital gains), if any, will be distributed by each Portfolio at least annually.

  Money Market Portfolios. Shareholders are entitled to dividends and distributions arising from the net income and capital gains, if any, earned on investments held by the Money Market Portfolio in which they invest. Each Money Market Portfolio's net income is declared daily as a dividend. Shareholders whose purchase orders are executed at 12:00 noon (Eastern Time), 4:00 p.m. (Eastern Time) for the U.S. Treasury Money Market Portfolio, receive dividends for that day. On the other hand, shareholders whose redemption orders have been received by 12:00 noon (Eastern Time) do not receive dividends for that day, while shareholders of each Portfolio whose redemption orders are received after 12:00 noon (Eastern Time) do receive dividends for that day.

  Dividends are paid monthly by check, or by wire transfer if requested in writing by the shareholder, within five business days after the end of the month. Net short-term capital gains, if any, will be distributed at least annually. The period for which dividends are payable and the time for payment are subject to change by the Fund's Board of Trustees. The Portfolios do not expect to realize net long-term capital gains.

  Dividends are reinvested in additional full and fractional Investor Shares of the same class on which the dividends are paid, unless a shareholder elects to receive dividends in cash. Such election, or any revocation thereof, must be made in writing to PFPC, and will become effective with respect to dividends paid after receipt by PFPC.

                       VALUATION OF PORTFOLIO SECURITIES

  In determining the market value of portfolio investments, the Fund may employ outside organizations, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried on the Fund's books at their face value. Other assets, if any, are valued at fair value as determined in good faith under the supervision of the Board of Trustees.

  Money Market Portfolios. The net asset value for each class of each share of the Money Market Portfolios for the purpose of pricing purchase and redemption orders is determined twice each day, once as of 12:00 noon (Eastern Time) and once as of 4:00 p.m. (Eastern Time) on each day the NYSE is open for business (a "Business Day"). Each Portfolio's net asset value per share is calculated by adding the value of all securities, cash and other assets of the respective classes of the Portfolio, subtracting the liabilities and dividing the result by the number of outstanding shares of such classes. The net asset value per share of each class of each Portfolio is determined independently of the other classes and the other Portfolios.

  The Fund seeks to maintain for each of the Money Market Portfolios a net asset value of $1.00 per share for purposes of purchase and redemptions and values their portfolio securities on the basis of the amortized cost method of valuation.

  Under this method the market value of an instrument is approximated by amortizing the difference between the acquisition cost and value at maturity of the instrument on a straight-line basis over the remaining life of the instrument. The effect of changes in the market value of a security as a result of fluctuating interest rates is not taken into account. The market value of debt securities usually reflects yields generally available on securities of similar quality. When such yields decline, market values can be expected to increase, and when yields increase, market values can be expected to decline.

  As indicated, the amortized cost method of valuation may result in the value of a security being higher or lower than its market price, the price a Money Market Portfolio would receive if the security were sold prior to maturity. The Fund's Board of Trustees has established procedures for the purpose of maintaining a constant net asset value of $1.00 per share for each Money Market Portfolio, which include a review of the extent of any deviation of net asset value per share, based on available market quotations, from the $1.00 amortized cost per share. Should that deviation exceed 1/2 of 1% for a Money Market Portfolio, the Fund's Board of Trustees will promptly consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to shareholders. Such action may include redeeming shares in kind, selling portfolio securities prior to maturity, reducing or withholding dividends, shortening the average portfolio maturity, reducing the number of outstanding shares without monetary consideration, and utilizing a net asset value per share as determined by using available market quotations.

  Each Money Market Portfolio will maintain a dollar-weighted average portfolio maturity of 90 days or less, will not purchase any instrument with a deemed maturity under Rule 2a-7 of the 1940 Act greater than 13 months, and will limit portfolio investments, including repurchase agreements, to those instruments that the adviser or sub-adviser determines present minimal credit risks pursuant to guidelines adopted by the Fund's Board of Trustees. There can be no assurance that a constant net asset value will be maintained for any Money Market Portfolio.

  Equity Portfolios. Net asset value is calculated separately for each class of shares of each Equity Portfolio as of the close of regular trading hours on the NYSE (currently 4:00 p.m. Eastern Time) on each Business Day by dividing the value of all securities, cash and other assets owned by a Portfolio that are allocated to a particular class of shares, less the liabilities charged to that class, by the total number of outstanding shares of the class.

  Valuation of securities held by each Equity Portfolio is as follows: securities traded on a national securities exchange or on the NASDAQ National Market System are valued at the last reported sale price that day; securities traded on a national securities exchange or on the NASDAQ National Market System for which there were no sales on that day and securities traded on other over-the-counter markets for which market quotations are readily available are valued at the mean of the bid and asked prices; an option or futures contract is valued at the last sales price prior to 4:00 p.m. (Eastern Time), as quoted on the principal exchange or board of trade on which such option or contract is traded, or in the absence of a sale, the mean between the last bid and asked prices prior to 4:00 p.m. (Eastern Time); and securities for which market quotations are not readily available are valued at fair market value as determined in good faith by or under the direction of the Fund's Board of Trustees. The amortized cost method of valuation will also be used with respect to debt obligations with sixty days or less remaining to maturity unless the investment adviser and/or sub-adviser under the supervision of the Board of Trustees determines such method does not represent fair value.

  Valuation of securities of foreign issuers is as follows: to the extent sale prices are available, securities which are traded on a recognized stock exchange, whether U.S. or foreign, are valued at the latest sale price on that exchange prior to the time when assets are valued or prior to the close of regular trading hours on the NYSE. In the event that there are no sales, the mean between the last available bid and asked prices will be used. If a security is traded on more than one exchange, the latest sale price on the exchange where the stock is primarily traded is used. An option or futures contract is valued at the last sales price prior to 4:00 p.m. (Eastern Time), as quoted on the principal exchange or board of trade on which such option or contract is traded, or in the absence of a sale, the mean between the last bid and asked prices prior to 4:00 p.m. (Eastern Time). In the event that application of these methods of valuation results in a price for a security which is deemed not to be representative of the market value of such security, the security will be valued by, under the direction of or in accordance with a method specified by the Board of Trustees as reflecting fair value. The amortized cost method of valuation will be used with respect to debt obligations with sixty days or less remaining to maturity unless the investment adviser and/or sub-adviser under the supervision of the Board of Trustees determines such method does not represent fair value. All other assets and securities held by the Portfolios (including restricted securities) are valued at fair value as determined in good faith by the Board of Trustees or by someone under its direction. Any assets which are denominated in a foreign currency are translated into U.S. dollars at the prevailing market rates.

  Certain of the securities acquired by the International Equity, International Emerging Markets and International Small Cap Equity Portfolios may be traded on foreign exchanges or over-the-counter markets on days on which a Portfolio's net asset value is not calculated. In such cases, the net asset value of the Portfolio's shares may be significantly affected on days when investors can neither purchase nor redeem shares of the Portfolio.

  A Portfolio may use a pricing service, bank or broker/dealer experienced in such matters to value the Portfolio's securities.

  The valuation of securities held by the Index Master Portfolio is discussed in its Registration Statement.

  Bond Portfolios. Net asset value is calculated separately for each class of shares of each Bond Portfolio as of the close of regular trading hours on the NYSE on each Business Day by dividing the value of all securities, cash and other assets owned by a Portfolio that are allocated to a particular class of shares, less the liabilities charged to that class, by the total number of outstanding shares of the class.

  Valuation of securities held by each Bond Portfolio is as follows: domestic securities traded on a national securities exchange or on the NASDAQ National Market system are valued at the last reported sale price that day; domestic securities traded on a national securities exchange or on the NASDAQ National Market System for which there were no sales on that day are valued at the mean of the bid and asked prices; foreign securities traded on a recognized stock exchange, whether U.S. or foreign, are valued at the latest sale price on that exchange prior to the time when assets are valued or prior to the close of regular trading hours on the NYSE (if a security is traded on more than one exchange, the latest sale price on the exchange where the stock is primarily traded is used); foreign securities traded on a recognized stock exchange for which there were no sales on that day are valued at the mean of the bid and asked prices; other securities are valued on the basis of valuations provided by a pricing service approved by the Board of Trustees, provided that if the investment adviser or sub-adviser concludes that the price provided by a pricing service does not represent the fair value of a security, such security will be valued at fair value determined by the adviser or sub-adviser based on quotations or the equivalent thereof received from dealers; an option or futures contract is valued at the last sales price prior to 4:00 p.m. (Eastern Time), as quoted on the principal exchange or board of trade on which such option or futures contract is traded, or in the absence of a sale, the mean between the last bid and asked prices prior to 4:00 p.m. (Eastern Time); the amortized cost method of valuation is used with respect to debt obligations with sixty days or less remaining to maturity; and securities for which market quotations are not readily available are valued at fair market value as determined in good faith by or under the direction of the Fund's Board of Trustees. Any securities which are denominated in a foreign currency are translated into U.S. dollars at the prevailing market rates.

  Certain of the securities acquired by the International Bond Portfolio may be traded on foreign exchanges or over-the-counter markets on days on which the Portfolio's net asset value is not calculated. In such cases, the net asset value of the Portfolio's shares may be significantly affected on days when investors can neither purchase nor redeem shares of the Portfolio.

                            PERFORMANCE INFORMATION

  A Portfolio may quote performance in various ways. All performance information supplied by a Portfolio in advertising is historical and is not intended to indicate future returns.

  Each of the Money Market Portfolios may advertise its "yield", "effective yield" and total return for each class of Investor Shares. These performance figures are based on historical earnings and are not intended to indicate future performance. "Yield" refers to the income generated by an investment in a particular class of a Portfolio's Investor shares over a seven-day period. This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. "Effective yield" is calculated similarly but, when annualized, the income earned by an investment in a particular class of a Portfolio's Investor Shares is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounded effect of this assumed reinvestment. A Municipal Portfolio's "tax equivalent yield" may also be quoted, which shows the level of taxable yield needed to produce an after-tax equivalent to the Portfolio's tax-free yield for a particular class of Investor Shares.

  The performance of each class of Investor Shares of a Portfolio may be compared to the performance of mutual funds with similar investment objectives and to relevant indices, as well as to ratings or rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the yield of a particular class of Investor Shares of a Portfolio may be compared to data prepared by Lipper Analytical Services, Inc., CDA Investment Technologies, Inc. and Weisenberger Investment Company Service. Performance information may also include evaluations of the Portfolios published in nationally recognized ranking services, and information as reported by financial publications such as Business Week, Fortune, Institutional Investor, Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature.

  Performance quotations for shares of a Portfolio represent past performance and should not be considered as representative of future results. The yield of any investment is generally a function of portfolio quality and maturity, type of investment and operating expenses. Yields will fluctuate and are not necessarily representative of future results. Any fees charged by affiliates of the Portfolio's investment adviser or other institutions directly to their customers' accounts in connection with investments in the Portfolios will not be included in the Portfolios' calculations of yield and performance.

  Each Money Market Portfolio's current and effective yields for Service, Investor A, Investor B, Investor C and Institutional Shares are computed separately using standardized methods required by the SEC. The annualized yield for a class of Service, Investor A, Investor B, Investor C or Institutional Shares is computed by: (a) determining the net change in the value of a hypothetical account having a balance of one share at the beginning of a seven-calendar day period; (b) dividing the net change by the value of the account at the beginning of the period to obtain the base period return; and (c) annualizing the results (i.e., multiplying the base period return by 365/7).
                         ----
The net change in the value of the account reflects the value of additional shares purchased with dividends declared and all dividends declared on both the original share and such additional shares, but does not include realized gains and losses or unrealized appreciation and depreciation. Compound effective yields are computed by adding 1 to the base period return (calculated as described above) raising the sum to a power equal to 365/7 and subtracting 1.
In addition, a standardized "tax-equivalent current yield" may be quoted for Service, Investor A, Investor B, Investor C and Institutional Shares in the Municipal Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios, which is computed separately for each class by: (a) dividing that portion of the Fund's yield (as calculated above) that is exempt from Federal or State income tax by one minus a stated Federal or state income tax rate; and (b) adding the quotient to that portion of the Fund's yield that is not tax-exempt. A standardized "tax equivalent effective yield quotation" may be computed separately for each class by:(a) dividing the portion of the Portfolio's effective yield for shares (as calculated above) that is exempt from Federal or state income tax by one minus a stated Federal or state income tax rate; and (b) adding the figure resulting from (a) above to that portion, if any, of the effective yield that is not exempt from Federal and state income tax.

  The annualized yield information for each Money Market Portfolio for the seven-day period ended September 30, 1999 before waivers was as follows:

                                                                     Tax-Equivalent     Tax-Equivalent
                                                                     Current Yield     Effective Yield
                                                                      (assumes a         (assumes a
                                                                     Federal income     Federal income
          Portfolios                     Yield    Effective Yield   tax rate of 28%)   tax rate of 28%)
-----------------------------------   ----------  ----------------  ----------------  -----------------
Money Market
 Institutional Shares                      4.80  %           4.91  %            --                  --
 Service Shares                            4.50              4.60               --                  --
Investor A Shares                          4.42              4.52               --                  --
Investor B Shares                          3.72              3.79               --                  --
Investor C Shares                          3.72              3.79               --                  --
U.S. Treasury Money Market
Institutional Shares                       4.46  %           4.56%              --                  --
 Service Shares                            4.16              4.25               --                  --
Investor A Shares                          4.04              4.12               --                  --
Municipal Money Market
Institutional Shares                       2.95  %           2.99  %          4.10  %             4.15  %
 Service Shares                            2.65              2.68             3.68                3.72
Investor A Shares                          2.48              2.51             3.44                3.49
New Jersey Municipal Money Market
Institutional Shares                       2.84  %           2.88  %          3.94  %             4.00  %
 Service Shares                            2.54              2.57             3.53                3.57
Investor A Shares                          2.28              2.31             3.17                3.21

                                                                     Tax-Equivalent     Tax-Equivalent
                                                                     Current Yield     Effective Yield
                                                                      (assumes a         (assumes a
                                                                     Federal income     Federal income
          Portfolios                     Yield    Effective Yield   tax rate of 28%)   tax rate of 28%)
-----------------------------------   ----------  ----------------  ----------------  -----------------
Investor B Shares                          0.00              0.00             0.00                0.00
North Carolina Municipal Money Market
Institutional Shares                       2.91  %           2.95  %          4.04  %             4.10  %
 Service Shares                            2.61              2.64             3.63                3.67
Investor A Shares                          2.44              2.47             3.39                3.43
Ohio Municipal Money Market
Institutional Shares                       3.00  %           3.04  %          4.17  %             4.22  %
 Service Shares                            2.70              2.74             3.75                3.81
Investor A Shares                          2.52              2.55             3.50                3.54
Pennsylvania Municipal Money Market
Institutional Shares                       3.01  %           3.05  %          4.18  %             4.24  %
 Service Shares                            2.71              2.75             3.76                3.82
Investor A Shares                          2.56              2.59             3.56                3.60
Virginia Municipal Money Market
Institutional Shares                       2.98  %           3.02  %          4.14  %             4.19  %
 Service Shares                            2.68              2.72             3.72                3.78
Investor A Shares                          2.41              2.44             3.35                3.39


  At September 30, 1999 there were no Investor B shares outstanding, except with respect to the Money Market Portfolio and the New Jersey Municipal Money Market Portfolio.

  At September 30, 1999 there were no Investor C shares outstanding, except with respect to the Money Market Portfolio.

  The annualized yield information for each Money Market Portfolio for the seven-day period ended September 30, 1999 after waivers was as follows:

                                                                     Tax-Equivalent     Tax-Equivalent
                                                                     Current Yield     Effective Yield
                                                                      (assumes a         (assumes a
                                                                     Federal income     Federal income
          Portfolios                     Yield    Effective Yield   tax rate of 28%)   tax rate of 28%)
-----------------------------------   ----------  ----------------  ----------------  -----------------
Money Market
 Institutional Shares                      4.99  %           5.11  %          6.93  %             7.10  %
 Service Shares                            4.69              4.80             6.51                6.67
Investor A Shares                          4.61              4.72             6.40                6.56
Investor B Shares                          3.91              3.99             5.43                5.54
Investor C Shares                          3.91              3.99             5.43                5.54
U.S. Treasury Money Market
Institutional Shares                       4.73  %           4.84  %          6.57  %             6.72  %
 Service Shares                            4.43              4.53             6.15                6.29
Investor A Shares                          4.31              4.40             5.99                6.11
Municipal Money Market
Institutional Shares                       3.23  %           3.28  %          4.49  %             4.56  %
 Service Shares                            2.93              2.97             4.07                4.13
Investor A Shares                          2.76              2.80             3.83                3.89
New Jersey Municipal Money Market
Institutional Shares                       3.16  %           3.21  %          4.39  %             4.46  %
 Service Shares                            2.86              2.90             3.97                4.03
Investor A Shares                          2.60              2.63             3.61                3.65
North Carolina Municipal Money Market
Institutional Shares                       3.31  %           3.36  %          4.60  %             4.67  %
 Service Shares                            3.01              3.05             4.18                4.24
Investor A Shares                          2.84              2.88             3.94                4.00
Ohio Municipal Money Market

                                                                     Tax-Equivalent     Tax-Equivalent
                                                                     Current Yield     Effective Yield
                                                                      (assumes a         (assumes a
                                                                     Federal income     Federal income
          Portfolios                     Yield    Effective Yield   tax rate of 28%)   tax rate of 28%)
-----------------------------------   ----------  ----------------  ----------------  -----------------
Institutional Shares                       3.32  %           3.37  %          4.61  %             4.68  %
 Service Shares                            3.02              3.07             4.19                4.26
Investor A Shares                          2.84              2.88             3.94                4.00
Pennsylvania Municipal Money Market
Institutional Shares                       3.29  %         3.34  %          4.57  %             4.64  %
 Service Shares                            2.99              3.03             4.15                4.21
Investor A Shares                          2.84              2.88             3.94                4.00
Virginia Municipal Money Market
Institutional Shares                       3.43  %         3.49  %          4.76  %             4.85  %
 Service Shares                            3.13              3.18             4.35                4.42
Investor A Shares                          2.86              2.90             3.97                4.03


  The fees which may be imposed by institutions on their Customers are not reflected in the calculations of yields for the Money Market Portfolios. Yields on Institutional Shares will generally be higher than yields on Service Shares; yields on Service Shares will generally be higher than yields on Investor A Shares; and yields on Investor A Shares will generally be higher than yields on Investor B Shares and Investor C Shares.

  From time to time, in advertisements, sale literature, reports to shareholders and other materials, the yields of a Money Market Portfolio's Service, Investor A, Investor B, Investor C or Institutional Shares may be quoted and compared to those of other mutual funds with similar investment objectives and relevant securities indexes. For example, the yield of a Portfolio's Service, Investor A, Investor B, Investor C or Institutional Shares may be compared to the Donoghue's Money Fund Average, which is an average compiled by IBC/Donoghue's MONEY FUND REPORT(R), a widely-recognized independent publication that monitors the performance of money market funds, the average yields reported by the Bank Rate Monitor from money market deposit accounts offered by the 50 leading banks and thrift institutions in the top five standard metropolitan statistical areas, or to the data prepared by Lipper Analytical Services, Inc., a widely-recognized independent service that monitors the performance of mutual funds. Yield may also be compared to yields set forth in the weekly statistical release H.15(519) or the monthly statistical release designated G.13(415) published by the Board of Governors of the Federal Reserve system. In addition, each Money Market Portfolio may quote from time to time its total return in accordance with SEC regulations.

  Total Return. For purposes of quoting and comparing the performance of shares of the Non-Money Market Portfolios to the performance of other mutual funds and to stock or other relevant indexes in advertisements, sales literature, communications to shareholders and other materials, performance may be stated in terms of total return. The total return for each class of a Non-Money Market Portfolio will be calculated independently of the other classes within that Portfolio. Under the rules of the SEC, funds advertising performance must include total return quotes calculated according to the following formula:

                      [  ERV  to the first power divided by n            ]
                  T = [(-----)                                    -    1 ]
                      [ P                                                ]
       Where:     T =  average annual total return.

               ERV =   ending redeemable value at the end of the period covered
     by the computation of a hypothetical $1,000 payment made at the beginning of the period.

                  P =  hypothetical initial payment of $1,000.

                  n = period covered by the computation, expressed in terms of years.

  In calculating the ending redeemable value for Investor A Shares of the Fund's Non-Money Market Portfolios, the maximum front-end sales charge is deducted from the initial $1,000 payment and all dividends and distributions by the particular Portfolio are assumed to have been reinvested at net asset value on the reinvestment dates during the period. In calculating the ending redeemable value for Investor B Shares of the Non-Money Market Portfolios, the maximum contingent deferred sales charge is deducted at the end of the period and all dividends and distributions by the particular Portfolio are assumed to have been reinvested at net asset value on the reinvestment dates during the period. In calculating the ending redeemable value for Investor C Shares of the Fund's Non-Money Market Portfolios, the maximum contingent deferred sales charge is deducted at the end of the period, and all dividends and distributions by the particular Portfolio are assumed to have been reinvested at net asset value on the reinvestment dates during the period. Total return, or "T" in the formula above, is computed by finding the average annual compounded rates of return over the specified periods that would equate the initial amount invested to the ending redeemable value.

  Performance information presented for the following Non-Money Market Portfolios includes performance information for a corresponding predecessor portfolio which transferred its assets and liabilities to the related Non-Money Market Portfolio pursuant to a reorganization consummated on January 13, 1996 (February 13, 1996 with respect to the International Bond Portfolio):

                                                                Commencement of
Non-Money Market                Predecessor                     Operations of
Portfolio                       Portfolio                       Predecessor Portfolio
---------                       ---------                       ---------------------
New Jersey Tax-Free Income      Compass Capital Group           July 1, 1991
Portfolio                       New Jersey Municipal Bond Fund

International Bond Portfolio    Compass Capital Group           July 1, 1991
                                International Fixed Income
                                Fund

Core Bond Portfolio             BFM Institutional Trust         December 9, 1992
                                Core Fixed Income Portfolio

Low Duration Bond Portfolio     BFM Institutional Trust         July 17, 1992
                                Short Duration Portfolio


  In connection with the conversion of various common trust funds maintained by PNC Bank and PNC Bank, Delaware ("PNC-DE"), an affiliate of PNC Bank, into the Fund between May 1 and May 15, 1998 (the "CTF Conversion"), the Delaware Tax-Free Income Portfolio was established to receive the assets of the DE Tax-Free Income Fund of PNC-DE, the Kentucky Tax-Free Income Portfolio was established to receive the assets of the KY Tax-Free Income Fund of PNC Bank and the GNMA Portfolio was established to receive the assets of the GNMA Fund of PNC Bank. Performance information presented for the following Non-Money Market Portfolios includes performance information for a corresponding predecessor common trust fund which transferred its assets and liabilities to the related Non-Money Market Portfolio pursuant to the CTF Conversion:

                                                            Commencement of
Non-Money Market            Predecessor                      Operations of
Portfolio                   Portfolio                    Predecessor Portfolio
---------                   ---------                    ---------------------
Delaware Tax-Free Income    PNC-DE Tax-Free Income Fund    October 20, 1965
Portfolio

Kentucky Tax Free Income    PNC KY Tax-Free Income Fund    September 6, 1966
Portfolio

GNMA Portfolio              PNC GNMA Fund                  June 1, 1990


  Performance information presented for the Delaware Tax-Free Income Portfolio, the Kentucky Tax-Free Income Portfolio and the GNMA Portfolio is based upon the performance of the DE Tax-Free Income Fund, the KY Tax-Free Income Fund and the GNMA Fund, respectively, for periods prior to the CTF Conversion.

  Each Non-Money Market Portfolio presents performance information for each class thereof since the commencement of operations of that Portfolio (or the related predecessor portfolio), rather than the date such class was introduced. As a result, where a Portfolio includes performance information of a related predecessor portfolio, the Fund Inception Date indicated in the following tables is the inception date of the related predecessor portfolio. Performance information for each class introduced after the commencement of operations of the related Portfolio (or predecessor portfolio) is therefore based on the performance history of a predecessor class or predecessor classes. If a class of shares in a Portfolio (the "Subsequent Class") has more than one predecessor class, the performance data predating the introduction of the Subsequent Class is based initially on the performance of the Portfolio's first operational predecessor class (the "Initial Class"); thereafter, the performance of the Subsequent Class is based upon the performance of any other predecessor class or classes which were introduced after the Initial Class and which had total operating expenses more similar to those of the Subsequent Class. Performance information is restated to reflect the current maximum front-end sales charge (in the case of Investor A Shares) or the maximum contingent deferred sales charge (in the case of Investor B Shares) when presented inclusive of sales charges. Additional performance information is presented which does not reflect the deduction of sales charges. Historical expenses reflected in performance information are based upon the distribution, shareholder servicing and processing fees and other expenses actually incurred during the periods presented and have not been restated, in cases in which the performance information for a particular class includes the performance history of a predecessor class or predecessor classes, to reflect the ongoing expenses currently borne by the particular class.

  Based on the foregoing, the average annual total returns for each Non-Money Market Portfolio for periods ended September 30, 1999 were as follows*:

                                                         Investor A Shares
                                                         -----------------



                                                      Investor A Shares
                                                     Total Return (NAV)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     10 Year Ann.
                                                                                                                    (or Since Fund
                                                Fund Inception    Class                                             Inception Ann.,
                                                   Date           Date        1 Year     3 Year Ann.   5 Year Ann.    if shorter)
                                               --------------   --------      ------    -----------    ----------   ---------------
Large Cap Value Equity......................      04/20/92      05/02/92       14.85       15.28         18.25          15.26
Large Cap Growth Equity.....................      11/01/89      03/14/92       34.91       25.94         24.99          15.41
Mid Cap Value Equity........................      12/27/96      12/27/96        7.14         n/a           n/a           6.29
Mid Cap Growth Equity.......................      12/27/96      12/27/96       71.05         n/a           n/a          26.22
Small Cap Value Equity......................      04/13/92      06/02/92        4.71        8.28         10.72          11.99
Small Cap Growth Equity.....................      09/14/93      09/15/93       44.37        8.94         22.61          18.60
Micro-Cap Equity............................      05/01/98      05/01/98      162.26         n/a           n/a          88.65
International Equity........................      04/27/92      06/02/92       27.82       10.56          8.20          10.32
International Small Cap.....................      09/26/97      09/26/97       50.71         n/a           n/a          19.99
International Emerging......................      06/17/94      06/17/94       38.53      (10.89)         9.66          (8.25)
Select Equity...............................      09/13/93      10/13/93       26.44       22.98         22.28          18.32
Index Equity................................      04/20/92      06/02/92       26.74       24.20         24.10          18.07
Balanced....................................      05/14/90      05/14/90       14.40       17.27         17.11          13.42
Low Duration Bond...........................      07/17/92      01/16/96        3.42        5.52          5.92           5.24
Intermediate Government.....................      04/20/92      05/11/92        0.28        5.65          6.24           5.57
Intermediate Bond...........................      09/17/93      05/20/94        0.62        5.55          6.33           4.55
Core Bond...................................      12/09/92      01/31/96       (0.64)       6.19          7.29           6.34
Government Income...........................      10/03/94      10/03/94       (1.40)       6.58           N/A           7.64
GNMA Portfolio..............................      05/31/90      05/31/90        1.19        6.35          7.55           7.27
Managed Income..............................      11/01/89      02/05/92        0.09        6.10          6.93           7.06
High Yield Bond.............................      11/19/98      11/19/98         n/a         n/a           n/a           6.38*
International Bond..........................      07/01/91      04/22/96        1.43        8.04         10.25           8.85
Tax-Free Income.............................      05/14/90      05/14/90       (2.14)       5.13          6.64           6.92
Pennsylvania Tax-Free.......................      12/01/92      12/01/92       (1.25)       4.82          6.10           5.62
New Jersey Tax-Free Inco....................      07/01/91      01/26/96       (1.82)       4.64          5.61           6.28
Ohio Tax-Free Income........................      12/01/92      12/01/92       (1.85)       4.64          5.99           5.09
Delaware Tax-Free Income....................      09/30/86      09/30/86       (1.57)       3.94          4.83           5.17
Kentucky Tax-Free Income....................      11/30/87      11/30/87       (1.69)       4.07          4.97           5.68



                                        Total Return (Load Adjusted)
-----------------------------------------------------------------------------------------------------
                                                                                        10 Year Ann.
                                                                                        (or Since Fund
                                                                                        Inception Ann.,
                                                   1 Year     3 Year Ann.  5 Year Ann.   if shorter)
                                               --------------   --------   ---------    -----------
Large Cap Value Equity......................          9.69        13.54      17.17         14.55
Large Cap Growth Equity.....................          8.84        24.03      23.85         14.88
Mid Cap Value Equity........................          2.32         n/a         n/a          4.53
Mid Cap Growth Equity.......................          3.34         n/a         n/a         24.14
Small Cap Value Equity......................          0.01        6.64        9.71         11.30
Small Cap Growth Equity.....................          7.85        7.29       21.49         17.70
Micro-Cap Equity............................          9.24         n/a         n/a         81.90
International Equity........................          1.45        8.69        7.09          9.56
International Small Cap Equity..............          3.21         n/a         n/a         16.94
International Emerging Markets..............          1.59      (12.41)     (10.57)        (9.14)
Select Equity...............................          0.76       21.10       21.15         17.42
Index Equity................................          2.94       22.95       23.35         17.59
Balanced....................................          9.27       15.49       16.05         12.87
Low Duration Bond...........................          0.32        4.45        5.28          4.79
Intermediate Government Bond................         (3.76)       4.23        5.38          4.99
Intermediate Bond...........................         (3.37)       4.12        5.46          3.84
Core Bond...................................         (4.59)       4.76        6.41          5.71
Government Income...........................         (5.83)       4.96         n/a          6.65
GNMA Portfolio..............................         (2.85)       4.91        6.67          6.80
Managed Income..............................         (4.40)       4.47        5.95          6.57
High Yield Bond.............................           n/a         n/a         n/a          0.26*
International Bond..........................         (3.63)       6.21        9.12          8.18
Tax-Free Income.............................         (6.06)       3.71        5.77          6.46
Pennsylvania Tax-Free Income................         (5.17)       3.39        5.23          4.99
New Jersey Tax-Free Income..................         (5.75)       3.22        4.75          5.76
Ohio Tax-Free Income........................         (5.75)       3.23        5.12          4.46
Delaware Tax-Free Income....................         (5.50)       2.54        3.98          4.74
Kentucky Tax-Free Income....................         (5.63)       2.66        4.11          5.24



          * Annualized. The unannualized returns for the period November 19, 1998 through September 30, 1999 were 5.50% and 0.26%, respectively.

105                             Investor B Shares
                                -----------------


                                                      Investor B Shares
                                                     Total Return (NAV)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                         10 Year Ann. or
                                                                                                            Since Fund
                                             Fund Inception  Class Intro           3 Year                 Inception Ann.,
                                                 Date          Date        1 Year    Ann.    5 Year Ann.      if shorter
                                             ------------    -----------  --------  -----   -----------   ------------------
Large Cap Value Equity.....................      4/20/92      1/18/96      13.93    14.37      17.58           14.82
Large Cap Growth Equity....................      11/1/89      1/24/96      33.83    24.97      24.27           15.08
Mid Cap Value Equity.......................     12/27/96     12/27/96       6.33     n/a        n/a             5.64
Mid Cap Growth Equity......................     12/27/96     12/27/96      69.91     n/a        n/a            25.42
Small Cap Value Equity.....................      4/13/92      10/3/94       3.93     7.44       9.94           11.47
Small Cap Growth Equity....................      9/14/93      1/18/96      43.28     8.14      21.89           18.02
Micro-Cap Equity...........................       5/1/98       5/1/98     160.19      n/a        n/a           87.46
International Equity.......................      4/27/92      10/3/94      26.98     9.83       7.49            9.83
International Small Cap Equity.............      9/26/97      9/26/97      49.83      n/a        n/a           19.17
International Emerging Markets.............      6/17/94      4/25/96      37.67   (11.49)    (10.07)          (8.64)
Select Equity..............................      9/13/93      3/27/96      25.38    21.98      21.61           17.78
Index Equity...............................      4/20/92       2/7/96      25.78    23.25      23.46           17.66
Balanced...................................      5/14/90      10/3/94      13.46    16.37      16.26           12.98
Low Duration Bond..........................      7/17/92     11/18/96       2.65     4.78       5.48            4.93
Intermediate Government Bond...............      4/20/92     10/11/96      (0.47)    4.88       5.77            5.26
Intermediate Bond..........................      9/17/93       2/5/98      (0.13)    5.13       6.07            4.34
Core Bond..................................      12/9/92      3/18/96      (1.38)    5.40       6.71            5.92
Government Income..........................      10/3/94      10/3/94      (2.14)    5.79        n/a            6.87
GNMA Portfolio.............................      5/31/90      5/31/90       0.43     5.57       6.76            6.48
Managed Income.............................      11/1/89      7/15/97      (0.66)    5.56       6.61            6.90
High Yield Bond............................     11/19/98     11/19/98        n/a      n/a        n/a            5.55*
International Bond.........................       7/1/91      4/19/96       0.67     7.21       9.67            8.51
Tax-Free Income............................      5/14/90      7/18/96      (2.87)    4.35       6.13            6.64
Pennsylvania Tax-Free Income...............      12/1/92      10/3/94      (1.46)    4.32       5.49            5.20
New Jersey Tax-Free Income.................       7/1/91       7/2/96      (2.55)    3.86       5.09            5.96
Ohio Tax-Free Income.......................      12/1/92     10/13/94      (2.58)    3.86       5.19            4.51
Delaware Tax-Free Income...................      9/30/86      9/30/86      (2.31)    3.17       4.06            4.39
Kentucky Tax-Free Income...................     11/30/87     11/30/87      (2.43)    3.30       4.19            4.89

105                             Investor B Shares
                                -----------------


                                                      Total Return (Load Adjusted)
------------------------------------------------------------------------------------------------------


                                                                                        10 Year
                                                                                        Ann. (or
                                                                                       Since Fund
                                                                                        Inception
                                                                                          Ann.,
                                                1 Year     3 Year Ann.  5 Year Ann.    if shorter
                                                -------    ----------  -----------    -----------
Large Cap Value Equity.....................        8.80       13.02       17.11            14.82
Large Cap Growth Equity....................       27.81       23.49       23.77            15.08
Mid Cap Value Equity.......................        1.51         n/a         n/a             4.29
Mid Cap Growth Equity......................       62.29         n/a         n/a            23.81
Small Cap Value Equity.....................       (0.72)       6.17        9.50            11.47
Small Cap Growth Equity....................       36.82        6.86       21.40            18.02
Micro-Cap Equity...........................      148.48         n/a         n/a            82.14
International Equity.......................       21.26        8.53        7.05             9.83
International Small Cap Equity.............       43.03         n/a         n/a           (17.08)
International Emerging Markets.............       31.40      (12.69)     (10.44)           (8.81)
Select Equity..............................       19.74       20.54       21.12            17.78
Index Equity...............................       20.12       21.80       22.96            17.66
Balanced...................................        8.37       14.99       15.79            12.98
Low Duration Bond..........................       (1.95)       3.54        5.05             4.93
Intermediate Government Bond...............       (5.00)       3.64        5.35             5.26
Intermediate Bond..........................       (4.63)       3.89        5.64             4.34
Core Bond..................................       (5.83)       4.15        6.28             5.92
Government Income..........................       (6.58)       4.54         n/a             6.44
GNMA Portfolio.............................       (4.09)       4.32        6.38             6.48
Managed Income.............................       (5.16)       4.31        6.18             6.90
High Yield Bond............................         n/a         n/a         n/a              .08*
International Bond.........................       (3.89)       5.94        9.23             8.51
Tax-Free Income............................       (7.21)       3.11        5.70             6.64
Pennsylvania Tax-Free Income...............       (5.86)       3.09        5.06             5.20
New Jersey Tax-Free Income.................       (6.95)       2.63        4.67             5.96
Ohio Tax-Free Income.......................       (6.98)       2.63        4.76             4.51
Delaware Tax-Free Income...................        (6.71)      1.95        3.64             4.39
Kentucky Tax-Free Income...................         (6.82)     2.08        3.77             4.89


          * Annualized. The unannualized returns for the period November 19, 1998 through September 30, 1999 were 4.78% and 0.08%, respectively.

                               Investor C Shares
                               -----------------



                                                Investor C Shares
                                                Total Return (NAV)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  10 Year Ann. or
                                                                                                                     Since Fund
                                                 Fund Inception  Class Intro                                       Inception Ann.,
                                                     Date          Date         1 Year  3 Year Ann.    5 Year Ann.   if shorter)
                                                 --------------  -----------  --------- -----------   -----------  ---------------
Large Cap Value Equity........................     04/20/92       08/16/96      13.93       14.37        17.58         14.82
Large Cap Growth Equity.......................     11/01/89       01/24/97      33.83       24.97        24.27         15.08
Mid Cap Value Equity..........................     12/27/96       12/27/96       6.33         n/a          n/a          5.64
Mid Cap Growth Equity.........................     12/27/96       12/27/96      69.91         n/a          n/a         25.42
Small Cap Value Equity........................     04/13/92       10/01/96       3.93        7.44         9.94         11.47
Small Cap Growth Equity.......................     09/14/93       09/06/96      43.28        8.14        21.89         18.02
Micro Cap Equity..............................     05/01/98       05/01/98     160.19         n/a          n/a         87.46
International Equity..........................     04/27/92       12/05/96      26.98        9.83         7.49          9.83
International Small Cap Equity................     09/26/97       09/26/97      49.83         n/a          n/a         19.17
International Emerging Markets................     06/17/94       03/21/97      37.67      (11.49)      (10.07)        (8.64)
Select Equity.................................     09/13/93       09/27/96      25.38       21.98        21.61         17.78
Index Equity..................................     04/20/92       08/14/96      25.78       23.25        23.46         17.66
Balanced......................................     05/14/90       12/20/96      13.46       16.37        16.26         12.98
Low Duration Bond.............................     07/17/92       02/24/97       2.65        4.78         5.48          4.93
Intermediate Government Bond..................     04/20/92       10/08/96      (0.47)       4.88         5.77          5.26
Intermediate Bond.............................     09/17/93       10/16/98      (0.13)       5.13         6.07          4.34
Core Bond.....................................     12/09/92       02/28/97      (1.38)       5.40         6.71          5.92
Government Income.............................     10/03/94       02/28/97      (2.14)       5.79          n/a          6.87
GNMA Portfolio................................     05/31/90       05/31/90       0.43        5.57         6.76          6.48
Managed Income................................     11/01/89            N/A        n/a         n/a          n/a           n/a
High Yield Bond...............................     11/19/98       11/19/98        n/a         n/a          n/a          5.55*
International Bond............................     07/01/91       09/11/96       0.67        7.21         9.67          8.51
Tax-Free Income...............................     05/14/90       02/28/97      (2.87)       4.35         6.13          6.64
Pennsylvania Tax-Free Income..................     12/01/92       08/14/98      (1.46)       4.32         5.49          5.20
New Jersey  Tax-Free Income...................     07/01/91       12/09/98      (2.55)       3.86         5.09          5.96
Ohio Tax-Free Income..........................     12/01/92       08/25/98      (2.58)       3.86         5.19          4.51
Delaware Tax-Free Income......................     09/30/86       09/30/86      (2.31)       3.17         4.06          4.39
Kentucky Tax-Free Income......................     11/30/87       11/30/87      (2.43)       3.30         4.19          4.89

                               Investor C Shares
                               -----------------




                                                   Total Return  (Load Adjusted)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         10 Year Ann.(or
                                                                                           Since Fund
                                                                                         Inception Ann.
                                                 1 Year        3 Year Ann.   5 Year Ann.  if Shorter
                                                 --------------  -----------  ---------   -----------

Large Cap Value Equity........................      12.79         14.37       17.58         14.82
Large Cap Growth Equity.......................      32.49         24.97       24.27         15.08
Mid Cap Value Equity..........................       5.27           n/a         n/a          5.64
Mid Cap Growth Equity.........................      68.21           n/a         n/a         25.42
Small Cap Value Equity........................       2.89          7.44        9.94         11.47
Small Cap Growth Equity.......................      41.85          8.14       21.89         18.02
Micro Cap Equity..............................      57.59           n/a         n/a         87.46
International Equity..........................      25.71          9.83        7.49          9.83
International Small Cap Equity................      48.33           n/a         n/a         19.17
International Emerging Markets................      36.29        (11.49)     (10.07)        (8.64)
Select Equity.................................      24.13         21.98       21.61         17.78
Index Equity..................................      24.52         23.25       23.46         17.66
Balanced......................................      12.33         16.37       16.26         12.98
Low Duration Bond.............................       1.62          4.78        5.48          4.93
Intermediate Government Bond..................      (1.47)         4.88        5.77          5.26
Intermediate Bond.............................      (1.13)         5.13        6.07          4.34
Core Bond.....................................      (2.37)         5.40        6.71          5.92
Government Income.............................      (3.12)         5.79         n/a          6.87
GNMA Portfolio................................      (0.57)         5.57        6.76          6.48
Managed Income................................        n/a           n/a         n/a           n/a
High Yield Bond...............................        n/a           n/a         n/a          4.27*
International Bond............................      (0.34)         7.21        9.67          8.51
Tax-Free Income...............................      (3.84)         4.35        6.13          6.64
Pennsylvania Tax-Free Income..................      (2.45)         4.32        5.49          5.20
New Jersey  Tax-Free Incom....................      (3.52)         3.86        5.09          5.96
Ohio Tax-Free Income..........................      (3.55)         3.86        5.19          4.51
Delaware Tax-Free Income......................      (3.29)         3.17        4.06          4.39
Kentucky Tax-Free Income......................      (3.41)         3.30        4.19          4.89


          * Annualized. The unannualized returns for the period November 19, 1998 through September 30, 1999 were 4.78% and 3.64%, respectively.

                                 Service Shares
                                 --------------


                                                                             Service Shares
                                                                           Total Return (NAV)
                                                        ----------------------------------------------------------------------------


                                                                                                                      10 Year. (or
                                                                                                                       Since Fund
                                      Fund Inception   Class Intro                                                  Inception Ann.,
                                           Date          Date            1 Year      3 Year Ann.     5 Year Ann.      if shorter)
                                      --------------  ------------   ------------  -------------- ---------------  ----------------
Large Cap Value Equity...............   04/20/92       07/29/93           15.03         15.46         18.42              15.38
Large Cap Growth Equity..............   11/01/89       07/28/93           35.10         26.12         25.17              15.54
Mid Cap Value Equity.................   12/27/96       12/27/96            7.29           n/a           n/a               6.48
Mid Cap Growth Equity................   12/27/96       12/27/96           71.43           n/a           n/a              26.49
Small Cap Value Equity...............   04/13/92       07/29/93            4.88          8.41         10.89              12.12
Small Cap Growth Equity..............   09/14/93       09/15/93           44.52          9.02         22.74              18.75
Micro-Cap Equity.....................   05/01/98       05/01/98          162.41           n/a           n/a              88.87
International Equity.................   04/27/92       07/29/93           28.14         10.79          8.40              10.48
International Small Cap Equity.......   09/26/97       09/26/97           51.14           n/a           n/a              20.37
International Emerging Markets.......   06/17/94       06/17/94           38.50        (10.73)        (9.49)             (8.07)
Select Equity........................   09/13/93       09/15/93           26.61         23.14         22.45              18.48
Index Equity.........................   04/20/92       07/29/93           26.96         24.36         24.27              18.21
Balanced.............................   05/14/90       07/29/93           14.49         17.43         17.25              13.51
Low Duration Bond....................   07/17/92       01/12/96            3.60          5.70          6.06               5.33
Intermediate Government Bond.........   04/20/92       07/29/93            0.45          5.83          6.38               5.67
Intermediate Bond....................   09/17/93       09/23/93            0.80          5.73          6.47               4.67
Core Bond............................   12/09/92       01/12/96           (0.47)         6.38          7.42               6.44
Government Income**..................   10/03/94            N/A             n/a           n/a           n/a                n/a
GNMA Portfolio.......................   05/31/90       05/31/90            1.36          6.53          7.73               7.45
Managed Income.......................   11/01/89       07/29/93            0.26          6.28          7.13               7.19
High Yield Bond......................   11/19/98       11/19/98             n/a           n/a           n/a               6.35*
International Bond...................   07/01/91       07/01/91            1.60          8.22         10.38               8.93
Tax-Free Income......................   05/14/90       07/29/93           (1.97)         5.30          6.84               7.05
Pennsylvania Tax-Free Income.........   12/01/92       07/29/93           (1.11)         4.97          6.26               5.73
New Jersey Tax-Free Income...........   07/01/91       07/01/91           (1.65)         4.81          5.74               6.36
Ohio Tax-Free Income.................   12/01/92       07/29/93           (1.68)         4.82          6.12               5.14
Delaware Tax-Free Income.............   09/30/86       09/30/86           (1.40)         4.12          5.01               5.35
Kentucky Tax-Free Income.............   11/30/87       11/30/87           (1.52)         4.25          5.15               5.86


            * Annualized. The unannualized return for the period November 19, 1998 through September 30,1999 was 5.47%.
            **  There were no Service Shares outstanding as of September 30,
                1999.

                              Institutional Shares
                              --------------------

                                                                          Institutional Shares
                                                                           Total Return (NAV)
                                                      ----------------------------------------------------------------------




                                                                                                          10 Year Ann. (or
                                                                                                            Since Fund
                                     Fund Inception  Class Intro                                          Inception Ann.,
                                         Date          Date        1 Year      3 Year Ann.   5 Year Ann.   if shorter)
                                     --------------  -----------  --------    ------------- ------------  -----------------
Large Cap Value Equity...............   04/20/92      04/20/92      15.38         15.79         18.75          15.65
Large Cap Growth Equity..............   11/01/89      11/01/89      35.46         26.49         25.55          15.73
Mid Cap Value Equity.................   12/27/96      12/27/96       7.68           n/a           n/a           6.83
Mid Cap Growth Equity................   12/27/96      12/27/96      71.94           n/a           n/a           6.87
Small Cap Value Equity...............   04/13/92      04/13/92       5.22          8.76         11.22          12.39
Small Cap Growth Equity..............   09/14/93      09/14/93      44.95          9.45         23.22          19.18
Micro-Cap Equity.....................   05/01/98      05/01/98     163.37           n/a           n/a          89.35
International Equity.................   04/27/92      04/27/92      28.59         11.16          8.74          10.75
International Small Cap Equity.......   09/26/97      09/26/97      51.88           n/a           n/a          20.69
International Emerging Markets.......   06/17/94      06/17/94      39.10        (10.48)        (9.23)         (7.80)
Select Equity........................   09/13/93      09/13/93      26.96         23.48         22.80          18.80
Index Equity.........................   04/20/92      04/20/92      27.36         24.76         24.64          18.49
Balanced.............................   05/14/90      05/01/92      14.81         17.78         17.60          13.73
Low Duration Bond....................   07/17/92      07/17/92       3.91          6.01          6.30           5.50
Intermediate Government Bond.........   04/20/92      04/20/92       0.75          6.14          6.69           5.92
Intermediate Bond....................   09/17/93      09/17/93       1.10          6.04          6.78           4.98
Core Bond............................   12/09/92      12/09/92      (0.17)         6.70          7.64           6.60
Government Income**..................   10/03/94           n/a        n/a           n/a           n/a            n/a
GNMA Portfolio.......................   05/31/90      05/31/90       1.67          6.86          8.06           7.78
Managed Income.......................   11/01/89      11/01/89       0.57          6.60          7.44           7.38
High Yield Bond......................   11/19/98      11/19/98        n/a           n/a           n/a           6.89*
International Bond...................   07/01/91      06/10/96       1.91          8.56         10.61           9.07
Tax-Free Income......................   05/14/90      01/21/93      (1.68)         5.62          7.15           7.25
Pennsylvania Tax-Free Income.........   12/01/92      12/01/92      (0.82)         5.28          6.57           5.97
New Jersey Tax-Free Income...........   07/01/91      05/04/98      (1.35)         4.96          5.83           6.41
Ohio Tax-Free Income.................   12/01/92      12/01/92      (1.38)         5.13          6.43           5.41
Delaware Tax-Free Income.............   09/30/86      09/30/86      (1.10)         4.42          5.33           5.66
Kentucky Tax-Free Income.............   11/30/87      11/30/87      (1.23)         4.56          5.46           6.18


            * Annualized. The unannualized return for the period November 19, 1998 through September 30, 1999 was 5.93%.

            ** There were no Institutional Shares outstanding as of September 30, 1999.

                                BlackRock Shares
                                ----------------

                                                                               BlackRock Shares
                                                                              Total Return (NAV)
                                                              ---------------------------------------------------------------------


                                                                                                                  10 Year Ann. (or
                                                                                                                     Since Fund
                                                Fund Inception  Class Intro                                         Inception Ann.,
                                                   Date           Date       1 Year     3 Year Ann.   5 Year Ann.    if shorter)
                                                --------------  -----------  ------     -----------   -----------    --------------
Low Duration Bond....................             07/17/92      06/03/97     4.06          6.13         6.37            5.55
Intermediate Bond....................             09/17/93      05/01/98     1.25          6.11         6.82            5.01
Core Bond............................             12/09/92      05/01/97    (0.02)         6.83         7.72            6.66
High Yield Bond......................             11/19/98      11/19/98      n/a          n/a          n/a             6.82*


            * Annualized. The unannualized return for the period November 19, 1998 through September 30, 1999 was 5.87%.

         *Notes
          -----

          Performance information presented for Investor A, Investor B, Investor C and Service Shares of a Portfolio prior to their introduction dates does not reflect shareholder servicing and processing and/or distribution fees and certain other expenses borne by these share classes which, if reflected, would reduce the performance quoted. Performance information presented assumes the reinvestment of dividends and distributions. Performance information presented for Investor A, Investor B, Investor C and Service Shares of a Portfolio prior to their introduction as indicated in the table above is based upon historical expenses of the predecessor class or classes which do not reflect the actual expenses that an investor would incur as a holder of shares of these classes of the Portfolios. The ongoing fees and expenses borne by Investor B Shares and Investor C Shares are greater than those borne by Investor A Shares; the ongoing fees and expenses borne by a Portfolio's Investor A, Investor B and Investor C Shares are greater than those borne by the Portfolio's Service Shares; the ongoing fees and expenses borne by a Portfolio's Investor A, Investor B, Investor C and Service Shares are greater than those borne by the Portfolio's Institutional Shares; and the ongoing fees and expenses borne by a Portfolio's Investor A, Investor B, Investor C, Service and Institutional Shares are greater than those borne by the Portfolio's BlackRock Shares. Performance information presented for Institutional Shares of the Balanced, Tax-Free Income, New Jersey Tax-Free Income and International Bond Portfolios prior to their introduction dates is based upon historical expenses of predecessor classes which are higher than the actual expenses that an investor would incur as a holder of Institutional Shares of the above-mentioned Portfolios. Accordingly, the performance information may be used in assessing each Portfolio's performance history but does not reflect how the distinct classes would have performed on a relative basis prior to the introduction of these classes, which would require an adjustment to the ongoing expenses.

          For each of the Delaware Tax-Free Income Portfolio, the Kentucky Tax-Free Income Portfolio and the GNMA Portfolio, performance presented in the tables above and in each table that follows is based upon the performance of the respective predecessor fund, adjusted for each class to reflect historical expenses (absent waivers and reimbursements).

          The original class or classes of shares of each Portfolio were as follows: Balanced - Investor A Shares; Index Equity - Institutional Shares; Select Equity - Institutional Shares; Large Cap Growth Equity
          - Institutional Shares; Large Cap Value Equity - Institutional Shares; Small Cap Value Equity - Institutional Shares; Small Cap Growth Equity
          - Institutional Shares; International Equity - Institutional Shares; International Emerging Markets - Investor A, Institutional and Service Shares; Low Duration Bond - Institutional Shares; Intermediate Government Bond - Institutional Shares; Intermediate Bond - Institutional Shares; Core Bond - Institutional Shares; Managed Income
          - Institutional Shares; Tax-Free Income - Investor A Shares; New Jersey Tax-Free Income - Service Shares; Pennsylvania Tax-Free Income
          - Investor A and Institutional Shares; Ohio Tax-Free Income - Investor A and Institutional Shares; Government Income - Investor A Shares; International Bond -Service Shares; Mid-Cap Growth Equity - Investor A, Investor B, Investor C, Institutional and Service Shares; Mid-Cap Value Equity - Investor A, Investor B, Investor C, Institutional and Service Shares; and International Small Cap Equity - Investor A, Investor B, Investor C, Institutional and Service Shares.

          The performance quoted, except with respect to performance shown for the GNMA Portfolio, the Delaware Tax-Free Income Portfolio and the Kentucky Tax-Free Income Portfolio, reflects fee waivers that subsidize and reduce the total operating expenses of each Portfolio. The Portfolios' returns would have been lower if there were not such waivers.

  Each class of the Non-Money Market Portfolios may also from time to time include in advertisements, sales literature, communications to shareholders and other materials a total return figure that is not calculated according to the formula set forth above in order to compare more accurately the performance of each class of a Non-Money Market Portfolio's shares with other performance measures. For example, in comparing the total return of a Non-Money Market Portfolio's shares with data published by Lipper Analytical Services, Inc., CDA Investment Technologies, Inc. or Weisenberger Investment Company Service, or with the performance of the Standard & Poor's 500 Stock Index, EAFE, the Dow Jones Industrial Average or the Shearson Lehman Hutton Government Corporate Bond Index, as appropriate, a Non-Money Market Portfolio may calculate the aggregate total return for its shares of a certain class for the period of time specified in the advertisement or communication by assuming the investment of $10,000 in such Non-Money Market Portfolio's shares and assuming the reinvestment of each dividend or other distribution at net asset value on the reinvestment date. Percentage increases are determined by subtracting the initial value of the investment from the ending value and by dividing the remainder by the beginning value. A Non-Money Market Portfolio may not, for these purposes, deduct from the initial value invested or the ending value any amount representing front-end and deferred sales charges charged to purchasers of Investor A, Investor B or Investor C Shares. The Investor A, Investor B and Investor C classes of the Portfolio will, however, disclose, if appropriate, the maximum applicable sales charges and will also disclose that the performance data does not reflect sales charges and that inclusion of sales charges would reduce the performance quoted.

    In addition to average annual total returns, a Non-Money Market Portfolio may quote unaveraged or cumulative total returns reflecting the simple change in value of an investment over a stated period. Average annual and cumulative total returns may be quoted as a percentage or as a dollar amount, and may be calculated for a single investment, a series of investments, or a series of redemptions, over any time period. Total returns may be broken down into their components of income and capital (including capital gains and changes in share price) in order to illustrate the relationship of these factors and their contributions to total return. Total returns may be quoted on a before-tax or after-tax basis and may be quoted with or without taking sales charges into account. Excluding the sales charge from a total return calculation produces a higher total return figure. Total returns, yields, and other performance information may be quoted numerically or in a table, graph or similar illustration.

    Performance information for each class of the Equity and Bond Portfolios' shares may be quoted in advertisements and communications to shareholders. Total return will be calculated on an average annual total return basis for various periods. Average annual total return reflects the average annual percentage change in value of an investment in shares of an Equity or Bond Portfolio over the measuring period. Total return may also be calculated on an aggregate total return basis. Aggregate total return reflects the total percentage change in value over the measuring period. Both methods of calculating total return assume that dividend and capital gain distributions made by a Portfolio with respect to a class of shares are reinvested in shares of the same class, and also reflect the maximum sales load charged by the Portfolio with respect to a class of shares. When, however, a Portfolio compares the total return of a share class to that of other funds or relevant indices, total return may also be computed without reflecting the sales load.

    The yield of a class of shares of each of the Bond Portfolios is computed by dividing the Portfolio's net income per share allocated to that class during a 30-day (or one month) period by the maximum offering price per share on the last day of the period and annualizing the result on a semi-annual basis. Each Tax-Free Portfolio's "tax-equivalent yield" may also be quoted, which shows the level of taxable yield needed to produce an after-tax equivalent to a Portfolio's tax-free yield. This is done by increasing the Portfolio's yield (calculated above) by the amount necessary to reflect the payment of Federal and/or state income tax at a stated tax rate. The yield of a class of shares of the Balanced Portfolio is computed by dividing the net income allocated to that class during a 30-day (or one month) period by the maximum offering price per share on the last day of the period and annualizing the result on a semi-annual basis.

    The performance of a class of a Portfolio's shares may be compared to the performance of other mutual funds with similar investment objectives and to relevant indices, as well as to ratings or rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of a class of each of the Bond Portfolio's shares may be compared to data prepared by Lipper Analytical Services, Inc., CDA Investment Technologies, Inc. and Weisenberger Investment Company Service, and with the performance of the Lehman GMNA Index, the T-Bill Index, the "stocks, bonds and inflation index" published annually by Ibbotson Associates and the Lehman Government Corporate Bond Index. The performance of a class of each of the Equity Portfolio's shares may be compared to data prepared by Lipper Analytical Services, Inc., CDA Investment Technologies, Inc. and Weisenberger Investment Company Service, and to the performance of the Dow Jones Industrial Average, the "stocks bonds and inflation Index" published annually by Ibbotson Associates, the Lipper International Fund Index, the Lipper Small Cap International Fund Index, the Lehman Corporate Bond Index and the Financial Times World Stock Index. Performance information may also include evaluations of the Portfolios and their share classes published by nationally recognized ranking services, and information as reported in financial publications such as Business Week, Fortune, Institutional Investor, Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature.

    In addition to providing performance information that demonstrates the actual yield or return of a class of shares of particular Portfolio, a Portfolio may provide other information demonstrating hypothetical investment returns. This information may include, but is not limited to, illustrating the compounding effects of dividends in a dividend investment plan or the impact on tax-deferring investing.

    Performance quotations for shares of a Portfolio represent past performance and should not be considered representative of future results. The investment return and principal value of an investment in a Portfolio will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Since performance will fluctuate, performance data for shares of a Portfolio cannot necessarily be used to compare an investment in such shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Performance is generally a function of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses and market conditions. Any fees charged by brokers or other institutions directly to their customer accounts in connection with investments in shares will not be included in the Portfolio performance calculations.

    Non-Money Market Portfolio Yield. The Balanced, Managed Income, Tax-Free Income, Intermediate Government Bond, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, New Jersey Tax-Free Income, Delaware Tax-Free Income, Kentucky Tax-Free Income, Low Duration Bond, Intermediate Bond, Government Income, Core Bond, High Yield Bond and GNMA Portfolios may advertise the yields on their Service, Investor A, Investor B, Investor C, Institutional and BlackRock Shares. Under the rules of the SEC, each such Portfolio advertising the respective yields for its Service, Investor A, Investor B, Investor C, Institutional and BlackRock Shares must calculate yield using the following formula:

                        a-b

       YIELD = 2[(----- +1) to the sixth power - 1]

                        cd

       Where:  a =      dividends and interest earned during  the period.

               b =      expenses accrued for the period (net of reimbursements).

               c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

               d = the maximum offering price per share on the last day of the period.

    For the purpose of determining net investment income earned during the period (variable "a" in the formula), dividend income on equity securities held by a Portfolio is recognized by accruing 1/360th of the stated dividend rate of the security each day that the security is in the Portfolio. Except as noted below, interest earned on any debt obligations held by the Portfolio is calculated by computing the yield to maturity of each obligation held by the Portfolio based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent month that the obligation is held by the Portfolio. For purposes of this calculation, it is assumed that each month contains 30 days. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date.

    With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. However, interest earned on tax-exempt obligations that are issued without original issue discount and have a current market discount is calculated by using the coupon rate of interest instead of the yield to maturity. In the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that exceed the then-remaining portion of the original issue discount (market discount), the yield to maturity is the imputed rate based on the original issue discount calculation. On the other hand, in the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that are less than the then-remaining portion of the original issue discount (market premium), the yield to maturity is based on the market value.

    With respect to mortgage or other receivables-backed obligations which are expected to be subject to monthly payments of principal and interest ("pay downs"), (a) gain or loss attributable to actual monthly pay downs are accounted for as an increase or decrease to interest income during the period; and (b) a Portfolio may elect either (i) to amortize the discount and premium on the remaining security, based on the cost of the security, to the weighted-average maturity date, if such information is available, or to the remaining term of the security, if any, if the weighted-average maturity date is not available, or
(ii) not to amortize discount or premium on the remaining security. The amortization schedule will be adjusted monthly to reflect changes in the market values of debt obligations.

  Undeclared earned income will be subtracted from the maximum offering price per share (variable "d" in the formula). Undeclared earned income is the net investment income which, at the end of the base period, has not been declared as a dividend, but is reasonably expected to be and is declared and paid as a dividend shortly thereafter. In the case of Investor A Shares of a Non-Money Market Portfolio, a Portfolio's maximum offering price per share for purposes of the formula includes the maximum front-end sales charge imposed by the Portfolio -- currently as much as 5.00% of the per share offering price.

  Each of the Tax-Free Income, Ohio Tax-Free Income, New Jersey Tax-Free Income, Pennsylvania Tax-Free Income, Delaware Tax-Free Income and Kentucky Tax-Free Income Portfolios may advertise the tax-equivalent yield for shares of a specified class. Under the rules of the SEC, a Portfolio advertising its tax-equivalent yield must calculate such tax-equivalent yield by dividing that portion of the yield of the Portfolio which is tax-exempt by one minus a stated income tax rate and adding the product to that portion, if any, of the yield of the Portfolio which is not tax-exempt.

  The annualized yield information for the 30-day period ended September 30, 1999 for the Portfolios referenced below was as follows:

                                            After Waivers                                 Before Waivers
                                  ------------------------------------          ---------------------------------
                                                 Tax-Equivalent                            Tax-Equivalent
                                                Yield (assumes a                           Yield (assumes a
                                                 Federal income                            Federal income
     Portfolio                   Yield           tax rate of 28%)               Yield      tax rate of 28%)
----------------------------- -------------  -------------------------          ----------------------------------
Low Duration Bond
 Institutional Shares              6.03%             --%                          5.76%                --%
 Service Shares                    5.72              --                           5.45                 --
 Investor A Shares                 5.63              --                           5.35                 --
 Investor B Shares                 4.94              --                           4.69                 --
 Investor C Shares                 4.76              --                           4.51                 --
 BlackRock                         6.84              --                           6.51                 --
Intermediate Government Bond
 Institutional Shares              5.92              --                           5.71                 --
 Service Shares                    5.61              --                           5.40                 --
 Investor A Shares                 5.20              --                           4.99                 --
 Investor B Shares                 4.75              --                           4.52                 --
 Investor C Shares                 4.69              --                           4.47                 --
Intermediate Bond
 Institutional Shares              6.50              --                           6.28                 --
 Service Shares                    6.20              --                           5.99                 --
 Investor A Shares                 5.70              --                           5.49                 --
 Investor B Shares                 5.27              --                           5.06                 --
 Investor C Shares                 5.31              --                           5.09                 --
 BlackRock                         7.14              --                           6.87                 --
Core Bond
 Institutional Shares              6.35              --                           6.09                 --
 Service Shares                    6.04              --                           5.78                 --
 Investor A Shares                 5.62              --                           5.37                 --
 Investor B Shares                 5.12              --                           4.87                 --
 Investor C Shares                 5.12              --                           4.87                 --
 BlackRock                         6.88              --                           6.60                 --
Government Income
 Institutional Shares               N/A             N/A                            N/A                 N/A
 Service Shares                     N/A             N/A                            N/A                 N/A
 Investor A Shares                 5.59            7.76                           5.23                7.26
 Investor B Shares                 5.10            7.08                           4.74                6.58
 Investor C Shares                 5.09            7.07                           4.73                6.57
GNMA
 Institutional Shares              6.62              --                           6.28                 --
 Service Shares                    6.31              --                           5.98                 --
 Investor A Shares                 5.82              --                           5.50                 --
 Investor B Shares                 5.39              --                           5.04                 --
 Investor C Shares                 5.39              --                           5.05                 --

                                                     After Waivers                      Before Waivers
                                  ------------------------------------          ---------------------------------
                                                 Tax-Equivalent                                   Tax-Equivalent
                                                Yield (assumes a                                 Yield (assumes a
                                                 Federal income                                  Federal income
     Portfolio                   Yield           tax rate of 28%)                  Yield         tax rate of 28%)
----------------------------- -------------  -------------------------          ----------------------------------
Managed Income
 Institutional Shares              6.30                 --                          6.18                 --
 Service Shares                    5.99                 --                          5.87                 --
 Investor A Shares                 5.53                 --                          5.41                 --
 Investor B Shares                 5.04                 --                          4.93                 --
 Investor C Shares                  N/A                N/A                           N/A                N/A
High Yield Bond
 Institutional Shares             10.88                 --                         10.24                 --
 Service Shares                   12.71                 --                         11.59                 --
 Investor A Shares                 9.86                 --                          9.18                 --
 Investor B Shares                 9.61                 --                          8.93                 --
 Investor C Shares                 9.62                 --                          8.95                 --
 BlackRock                        12.22                 --                         12.15                 --
Tax-Free Income
 Institutional Shares              4.99               6.93                          4.77               6.63
 Service Shares                    4.68               6.50                          4.46               6.19
 Investor A Shares                 4.30               5.97                          4.08               5.67
 Investor B Shares                 3.75               5.21                          3.53               4.90
 Investor C Shares                 3.75               5.21                          3.53               4.90
Pennsylvania Tax-Free Income
 Institutional Shares              4.99               6.93                          4.80               6.67
 Service Shares                    4.69               6.51                          4.50               6.25
 Investor A Shares                 4.36               6.06                          4.17               5.79
 Investor B Shares                 3.76               5.22                          3.57               4.96
 Investor C Shares                 3.76               5.22                          3.57               4.96
New Jersey Tax-Free Income
 Institutional Shares              4.88               6.78                          4.66               6.47
 Service Shares                    4.58               6.36                          4.37               6.07
 Investor A Shares                 4.16               5.78                          3.95               5.49
 Investor B Shares                 3.65               5.07                          3.44               4.78
 Investor C Shares                 3.63               5.04                          3.42               4.75
Ohio Tax-Free Income
 Institutional Shares              5.01               6.96                          4.80               6.67
 Service Shares                    4.71               6.54                          4.50               6.25
 Investor A Shares                 4.35               6.04                          4.14               5.75
 Investor B Shares                 3.78               5.25                          3.57               4.96
 Investor C Shares                 3.78               5.25                          3.57               4.96
Kentucky Tax-Free Income
 Institutional Shares              5.03               6.99                          4.85               6.74
 Service Shares                    3.21               4.46                          3.03               4.21
 Investor A Shares                 4.31               5.99                          4.13               5.74
 Investor B Shares                 3.80               5.28                          3.62               5.03
 Investor C Shares                 3.80               5.28                          3.62               5.03
Delaware Tax-Free Income
 Institutional Shares              4.47               6.21                          4.31               5.99
 Service Shares                    3.80               5.28                          3.64               5.06
 Investor A Shares                 3.83               5.32                          3.67               5.10
 Investor B Shares                 3.25               4.51                          3.09               4.29
 Investor C Shares                 3.19               4.43                          3.03               4.21


  Other Information Regarding Investment Returns. In addition to providing performance information that demonstrates the total return or yield of shares of a particular class of a Portfolio over a specified period of time, the Fund may provide certain other information demonstrating hypothetical investment returns. Such information may include, but is not limited to, illustrating the compounding effects of dividends in a dividend reinvestment plan or the impact of tax-free investing. The Fund may demonstrate, using certain specified hypothetical data, the compounding effect of dividend reinvestment on investments in a Non-Money Market Portfolio.

  The Money and Non-Money Market Municipal Portfolios may illustrate in advertising, sales literature, communications to shareholders and other materials the benefits of tax-free investing. For example, Table 1 shows taxpayers how to translate Federal tax savings from investments the income on which is not subject to Federal income tax into an equivalent yield from a taxable investment. Similarly, Tables 2, 3, 4, 5, 6, 7 and 8 show Pennsylvania, Ohio, North Carolina, Virginia, New Jersey, Delaware and Kentucky shareholders the approximate yield that a taxable investment must earn at various income brackets to produce after-tax yields equivalent to those of the Pennsylvania Municipal Money Market and Pennsylvania Tax-Free Income Portfolios, the Ohio Municipal Money Market and Ohio Tax-Free Income Portfolios, the North Carolina Municipal Money Market Portfolio, the Virginia Municipal Money Market Portfolio, and the New Jersey Municipal Money Market and New Jersey Tax-Free Income Portfolios, the Delaware Tax-Free Income Portfolio and the Kentucky Tax-Free Income Portfolio, respectively. The yields below are for illustration purposes only and are not intended to represent current or future yields for the Money and Non-Money Market Municipal Portfolios, which may be higher or lower than the yields shown. The following information regarding tax rates and tax-exempt yields is as of January 1, 1999.

TABLE 1 - Federal Only
-------   ------------



       1999 Taxable Income Bracket                        TAX-EXEMPT YIELD
------------------------------------------         Federal
                                                  Marginal
      Single Return            Joint Return       Tax Rate*      3.0%         3.5%       4.0%    4.5%     5.0%    5.5%     6.0%
-------------------- --------------------------  ---------  -------------- --------    -------  -----   -------  ------  -------
$        0 - $25,750        $     0 - $ 43,050    15.0%         3.529%       4.118%     4.706%  5.294%  5.882%   6.471%   7.059%
$ 25,751 - $  62,450       $ 43,051 - $104,050    28.0%         4.167%       4.861%     5.556%  6.250%  6.944%   7.639%   8.333%
$  62,451 - $130,250        $104,051- $158,550    31.0%         4.348%       5.072%     5.797%  6.522%  7.246%   7.971%   8.696%
$  130,251- $283,150        $158,551- $283,150    36.0%         4.688%      5.469%     6.250%   7.031%  7.812%   8.594%   9.375%
       Over $283,150             Over $283,150    39.6%         4.967%      5.795%     6.623%   7.450%  8.278%   9.106%   9.934%


/*/Rates do not include the phase out of personal exemptions or itemized deductions. It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher income individuals. For 1999, taxpayers with adjusted gross income in excess of a threshold amount of approximately $126,600 are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income in excess of the threshold of approximately $126,600 or (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,750 (or fraction thereof) of adjusted gross income in the phase-out zone.
For single taxpayers the range of adjusted gross income comprising the phase-out zone for 1999 is estimated to be from $126,600 to $249,100 and for married taxpayers filing a joint return from $189,950 to $312,450. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 1999.

TABLE 2 - Federal and Pennsylvania
-------   ------------------------



                                                  Approx.
                                                 Combined
                                                 Federal
       1999 Taxable Income Bracket*              and PA
--------------------------------------------     Marginal                             TAX-EXEMPT YIELD
Single Return                Joint Return       Tax Rate*      3.0%       3.5%    4.0%    4.5%    5.0%    5.5%     6.0%
-------------------   ----------------------    ---------  ----------- --------- ------ -------  ------  ------  -------
$      0 - $ 25,350  $          0 - $ 42,350     17.380%     3.631%      4.236%  4.841%  5.447%  6.052%  6.657%   7.262%
$ 25,351 - $ 61,400      $ 42,351 - $102,300     30.016%     4.287%      5.001%  5.716%  6.430%  7.144%  7.859%   8.573%
$ 61,401 - $128,100      $102,301 - $155,950     32.932%     4.473%      5.219%  5.964%  6.710%  7.455%  8.201%   8.946%
$128,101- $278,450       $155,951 - $278,450     37.792%     4.823%      5.626%  6.430%  7.234%  8.038%  8.841%   9.645%
     Over $278,450             Over $278,450     41.291%     5.110%      5.962%  6.813%  7.665%  8.517%  9.368%  10.220%



*The income amount shown is income subject to Federal income tax reduced by adjustments to income, exemptions, and itemized deductions (including the deduction for state income taxes). If the standard deduction is taken for Federal income tax purposes, the taxable equivalent yield required to equal a specified tax-exempt yield is at least as great as that shown in the table. It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher income individuals. For 1998, taxpayers with adjusted gross income in excess of a threshold amount of approximately $124,500 are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income in excess of the threshold of approximately $124,500 (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,700 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers the range of adjusted gross income comprising the phase-out zone for 1998 is estimated to be from $124,500 to $247,000 and for married taxpayers filing a joint return from $186,800 to $309,300. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 1999.

TABLE 3 - Federal and Ohio
-------   ----------------

                                 STATE OF OHIO

                                 2000 TAX YEAR

                                                                                TAX EXEMPT YIELD
                                                        -----------------------------------------------------------
                                                           3         3.5      4      4.5       5     5.5       6
    2000                  FEDERAL      OHIO
 TAXABLE INCOME           MARGINAL    MARGINAL   COMBINED                TAXABLE EQUIVALENT YIELD
  BRACKETS*               TAX RATE   TAX RATE*    RATE                      SINGLE RETURN

 ----------------     ------------ ---------  --------- -----------------------------------------------------------
 $      0 -26,250           15%      4.457%     18.79%     3.69%    4.31%    4.93%   5.54%   6.16%   6.77%    7.39%
   26,251- 40,000           28%      4.457%     31.21%     4.36%    5.09%    5.81%   6.54%   7.27%   8.00%    8.72%
   40,001- 63,550           28%      5.201%     31.74%     4.40%    5.13%    5.86%   6.59%   7.33%   8.06%    8.79%
   63,551- 80,000           31%      5.201%     34.59%     4.59%    5.35%    6.12%   6.88%   7.64%   8.41%    9.17%
   80,001-100,000           31%      5.943%     35.10%     4.62%    5.39%    6.16%   6.93%   7.70%   8.47%    9.25%
  100,001-132,600           31%      6.900%     35.76%     4.67%    5.45%    6.23%   7.01%   7.78%   8.56%    9.34%
  132,601-200,000           36%      6.900%     40.42%     5.03%    5.87%    6.71%   7.55%   8.39%   9.23%   10.07%
  200,001-288,350           36%      7.500%     40.80%     5.07%    5.91%    6.76%   7.60%   8.45%   9.29%   10.14%
OVER 288,350              39.6%      7.500%     44.13%     5.37%    6.26%    7.16%   8.05%   8.95%   9.84%   10.74%



        2000               FEDERAL     OHIO
    TAXABLE INCOME        MARGINAL    MARGINAL   COMBINED               TAXABLE EQUIVALENT YIELD
      BRACKETS*           TAX RATE    TAX RATE*    RATE                       JOINT  RETURN
---------------------  ------------  ---------- ----------  --------------------------------------------------
$       0 -  40,000         15%      4.457%     18.79%      3.69%  4.31%  4.93%  5.54%  6.16%  6.77%   7.39%
   40,001 -  43,850         15%      5.201%     19.42%      3.72%  4.34%  4.96%  5.58%  6.20%  6.82%   7.45%
   43,851 -  80,000         28%      5.201%     31.74%      4.40%  5.13%  5.86%  6.59%  7.33%  8.06%   8.79%
   80,001 - 100,000         28%      5.943%     32.28%      4.43%  5.17%  5.91%  6.64%  7.38%  8.12%   8.86%
  100,001 - 105,950         28%      6.900%     32.97%      4.48%  5.22%  5.97%  6.71%  7.46%  8.21%   8.95%
  105,951 - 161,450         31%      6.900%     35.76%      4.67%  5.45%  6.23%  7.01%  7.78%  8.56%   9.34%
  161,451 - 200,000         36%      6.900%     40.42%      5.03%  5.87%  6.71%  7.55%  8.39%  9.23%  10.07%
  200,001 - 288,350         36%      7.500%     40.80%      5.07%  5.91%  6.76%  7.60%  8.45%  9.29%  10.14%
      OVER 288,350         39.6%     7.500%     44.13%      5.37%  6.26%  7.16%  8.05%  8.95%  9.84%  10.74%


/*/The income brackets applicable to the state of Ohio do not correspond to the Federal taxable income brackets. In addition, Ohio taxable income will likely be different than Federal taxable income because it is computed by reference to Federal adjusted gross income with specifically-defined Ohio modifications and exemptions, and does not consider many of the deductions allowed from Federal adjusted gross income in computing Federal taxable income. No other state tax credits, exemptions, or local taxes have been taken into account in arriving at the combined marginal tax rate. In 1999, due to the state having surplus revenue, a 3.627% across the board reduction in the Ohio income tax rates for 1999 only was effected pursuant to Ohio Revised Code sections 131.44 and 5747.02. It is not yet known whether a reduction in the Ohio income tax rates will occur in 2000. A reduction in Ohio income tax rates, such as the 1999 reduction, has the effect of reducing the after-tax advantage of Ohio tax-exempt securities relative to taxable securities. The income amount shown is income subject to Federal income tax reduced by adjustments to income, exemptions, and itemized deductions (including the deduction for state and local income taxes). If the standard deduction is taken for Federal income tax purposes, the taxable equivalent yield required to equal a specified tax-exempt yield is at least as great as that shown in the table. It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher income individuals. For 2000, taxpayers with adjusted gross income in excess of a threshold amount of approximately $128,950 are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income in excess of the threshold of approximately $128,950 or (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,800 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers the range of adjusted gross income comprising the phase-out zone for 2000 is estimated to be from $128,950 to $251,450 and for married taxpayers filing a joint return from $193,400 to $315,900. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 2000.

Table 4 - Federal and North Carolina
-------   --------------------------




                                                                   Combined
                                                                   Federal
                                                          North     North
                                             Federal    Carolina   Carolina
        1999 Taxable Income Bracket*         Marginal   Marginal   Marginal                      TAX-EXEMPT YIELD
Single Return            Joint Return        Tax rate   Tax Rate   Tax Rate*  3.0%     3.5%    4.0%    4.5%    5.0%    5.5%  6.0%
-------------------   -------------------   --------- ----------- ---------  ------ -------  ------  ------  -----  ------ ----
$       0-   12,750  $   0    -  21,250       15.0%     6.00%     20.100%   3.755%  4.380%  5.006%  5.632%  6.258%  6.884% 7.509%
   12,751 -  25,350    21,000 -  42,350       15.0%     7.00%     20.950%   3.795%  4.428%  5.060%  5.693%  6.325%  6.598% 7.590%
   25,351 -  60,000    42,351 - 100,000       28.0%     7.00%     33.040%   4.480%  5.227%  5.974%  6.720%  7.467%  8.214% 8.961%
   60,001 -  61,400   100,001 - 102,300       28.0%     7.75%     33.580%   4.517%  5.269%  6.022%  6.775%  7.528%  8.281% 9.033%
   61,401 - 128,100   102,301 - 155,950       31.0%     7.75%     36.348%   4.713%  5.070%  7.855%  8.641%  7.855%  8.641% 9.426%
  128,101 - 278,450   155,951 - 278,450       36.0%     7.75%     40.960%   5.081%  5.928%  6.775%  7.622%  8.469%  9.316% 10.163%
    Over 278,450        Over 278,450          39.6%     7.75%     44.281%   5.384%  6.282%  7.179%  8.076%  8.974%  9.871% 10.768%



*The taxable income brackets applicable to North Carolina do not correspond to the Federal taxable income brackets. The taxable income brackets presented in this table represent the breakpoints for both the Federal and North Carolina marginal tax rate changes. When applying these brackets, Federal taxable income may be different than North Carolina taxable income. No state tax credits, exemptions, or local taxes have been taken into account in arriving at the combined marginal tax rate. The income amount shown is income subject to Federal income tax reduced by adjustments to income, exemptions, and itemized deductions (including the deduction for state and local income taxes). If the standard deduction is taken for Federal income tax purposes, the taxable equivalent yield required to equal a specified tax-exempt yield is at least as great as that shown in the table. It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher-income individuals. For 1999, taxpayers with adjusted gross income in excess of the threshold of approximately $124,500 are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income in excess of the threshold of approximately $124,500 or (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,700 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers the range of adjusted gross income comprising the phase-out zone for 1999 is estimated to be from $124,500 to $247,000 and for married taxpayers filing a joint return from $186,800 to $309,300. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 1999.

Table 5 - Federal and Virginia
-------   --------------------



1998 Taxable Income Bracket
                                                                Combined
                                                               Federal and
                                             Federal   Virginia  Virginia          Tax-Exempt Federal and Virginia
                                            Marginal  Marginal  Marginal  --------------------------------------------------------
Single Return                Joint Return  Tax Rate   Tax Rate  Tax Rate    3.0%    3.5%    4.0%    4.5%    5.0%    5.5%     6.0%
---------------------   ----------------- ---------  -------- ---------- -------  -------- ------  ------  -----  -------  -------
$     0  -  25,350   $     0 -   42,350     15.0%     5.75%    19.888%     3.745%   4.369%  4.993%  5.617%  6.241%  6.865%   7.489%
 25,351  -  61,400    42,351 -  102,300     28.0%     5.75%    32.140%     4.421%   5.158%  5.894%  6.631%  7.368%  8.105%   8.842%
 61,401  - 128,100   102,301 -  155,950     31.0%     5.75%    34.968%     4.613%   5.382%  6.151%  6.920%  7.688%  8.457%   9.226%
 128,101 - 278,450   155,951 -  278,450     36.0%     5.75%    39.680%     4.973%   5.802%  6.631%  7.460%  8.289%  9.118%   9.947%
      OVER 278,450        OVER 278,450      39.6%     5.75%    43.073%     5.270%   6.148%  7.027%  7.905%  8.783%  9.661%  10.540%


*The taxable income brackets applicable to Virginia do not correspond to the Federal taxable income brackets. Because Virginia imposes a maximum tax rate of 5.75% on taxable income over $17,000, the taxable income brackets presented in this table represent the breakpoints only for the Federal marginal tax rate changes. When applying these brackets, Federal taxable income may be different than Virginia taxable income. No state tax credits, exemptions, or local taxes have been taken into account in arriving at the combined marginal tax rate. The income amount shown is income subject to Federal income tax reduced by adjustments to income, exemptions, and itemized deductions (including the deduction for state and local income taxes). If the standard deduction is taken for Federal income tax purposes, the taxable equivalent yield required to equal a specified tax-exempt yield is at least as great as that shown in the table.
It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher income individuals. For 1998, taxpayers with adjusted gross income in excess of a threshold amount of approximately $124,500 are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income in excess of the threshold of approximately $124,500 or (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,700 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers the range of adjusted gross income comprising the phase-out zone for 1998 is estimated to be from $124,500 to $247,000 and for married taxpayers filing a joint return from $186,800 to $309,300. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 1999.

Table 6 - Federal and New Jersey
-------   ----------------------

                                              Approximate
                                           Combined Federal
                       Federal      NJ          and NJ
 1999 Taxable          Orginal   Marginal                                Tax-Exempt Yield
                                                Marginal
Income Bracket*       Tax Rate   Tax Rate       Tax Rate   3.0%    3.5%    4.0%    4.5%    5.0%    5.5%     6.0%     6.5%     7.0%
----------------     ----------  --------  --------------- ----    ----    ----    ----   -----   -----    ------   -----    -----
Single Return                                                   Taxable Yield - Single Return
--------------
$      0 - 20,000      15.0%     1.400%         16.190%  3.580%  4.176%  4.773%  5.369%  5.966%  6.563%   7.159%   7.756%   8.352%
  20,001 - 25,750      15.0%     1.750%         16.488%  3.592%  4.191%  4.790%  5.388%  5.987%  6.586%   7.185%   7.783%   8.382%
  25,751 - 35,000      28.0%     1.750%         29.260%  4.241%  4.948%  5.655%  6.361%  7.068%  7.775%   8.482%   9.189%   9.895%
  35,001 - 40,000      28.0%     3.500%         30.520%  4.318%  5.037%  5.757%  6.477%  7.196%  7.916%   8.636%   9.355%  10.075%
  40,001 - 62,450      28.0%     5.525%         31.978%  4.410%  5.145%  5.881%  6.616%  7.351%  8.086%   8.821%   9.556%  10.291%
  62,451 - 75,000      31.0%     5.525%         34.812%  4.602%  5.369%  6.136%  6.903%  7.670%  8.437%   9.204%   9.971%  10.738%
 75,001 - 130,250      31.0%     6.370%         35.395%  4.644%  5.418%  6.192%  6.965%  7.739%  8.513%   9.287%  10.061%  10.835%
130,251 - 283,150      36.0%     6.370%         40.077%  5.006%  5.841%  6.675%  7.510%  8.344%  9.178%  10.013%  10.847%  11.682%
    OVER 283,150       39.6%     6.370%         43.448%  5.305%  6.189%  7.073%  7.957%  8.841%  9.726%  10.610%  11.494%  12.378%

Joint Return                                                    Taxable Yield - Joint Return
-------------------
$      0 - 20,000        15.0%     1.400%         16.190%  3.580%  4.176%  4.773%  5.369%  5.966%  6.563%   7.159%   7.756%   8.352%
  20,001 - 43,050        15.0%     1.750%         16.488%  3.592%  4.191%  4.790%  5.388%  5.987%  6.586%   7.185%   7.783%   8.382%
  43,051 - 50,000        28.0%     1.750%         29.260%  4.241%  4.948%  5.655%  6.361%  7.068%  7.775%   8.482%   9.189%   9.895%
  50,001 - 70,000        28.0%     2.450%         29.764%  4.271%  4.983%  5.695%  6.407%  7.119%  7.831%   8.543%   9.255%   9.966%
  70,001 - 80,000        28.0%     3.500%         30.520%  4.318%  5.037%  5.757%  6.477%  7.196%  7.916%   8.636%   9.355%  10.075%
 80,001 - 104,050        28.0%     5.525%         31.978%  4.410%  5.145%  5.881%  6.616%  7.351%  8.086%   8.821%   9.556%  10.291%
104,051 - 150,000/*/     31.0%     5.525%         34.812%  4.602%  5.369%  6.136%  6.903%  7.670%  8.437%   9.204%   9.971%  10.738%
150,001 - 158,550        31.0%     6.370%         35.395%  4.644%  5.418%  6.192%  6.965%  7.739%  8.513%   9.287%  10.061%  10.835%
158,551 - 283,150        36.0%     6.370%         40.077%  5.006%  5.841%  6.675%  7.510%  8.344%  9.178%  10.013%  10.847%  11.682%
     OVER 288,150        39.6%     6.370%         43.448%  5.305%  6.189%  7.073%  7.957%  8.841%  9.726%  10.610%  11.494%  12.378%

* The taxable income brackets applicable to New Jersey do not correspond to the Federal taxable income brackets. Except where indicated, the taxable income brackets presented in this table represent the breakpoints for both the Federal and New Jersey marginal tax rate changes. When applying these brackets, Federal taxable income will be different than New Jersey taxable income because New Jersey does not start with Federal taxable income in computing its own state income tax base. No state tax credits, exemptions, or local taxes have been taken into account in arriving at the combined marginal tax rate. The income amount shown is income subject to Federal income tax reduced by adjustments to income, exemptions, and itemized deductions (including the deduction for state and local income taxes). If the standard deduction is taken for Federal income tax purposes, the taxable equivalent yield required to equal a specified tax-exempt yield is at least as great as that shown in the table. It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher-income individuals. For 1999, taxpayers with adjusted gross income in excess of a threshold amount of approximately $124,500 are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income in excess of the threshold of approximately $124,500 or (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,700 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers the range of adjusted gross income comprising the phase-out zone for 1999 is estimated to be from $124,500 to $247,000, and for married taxpayers filing a joint return from $186,800 to $309,300. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 1999.

Table 7 - Federal and Delaware (Single Return)
-------   --------------------




                      Federal    Delaware                               Tax-Exempt Yield
2000 Taxable         Marginal    Marginal   Combined    ------------------------------------------------
Income Brackets*     Tax Rate    Tax Rate    Rate*       3.0%   3.5%   4.0%   4.5%   5.0%   5.5%    6.0%
----------------     --------    --------    -----       ----   ----   ----   ----   ----   ----    ----
$      0 - 2,000      15.00%       0.00%     15.00%      3.53%  4.12%  4.71%  5.29%  5.88%  6.47%   7.06%
   2,001 - 5,000      15.00%       2.20%     16.87%      3.61%  4.21%  4.81%  5.41%  6.01%  6.62%   7.22%
  5,001 - 10,000      15.00%       3.90%     18.32%      3.67%  4.28%  4.90%  5.51%  6.12%  6.73%   7.35%
 10,001 - 20,000      15.00%       4.80%     19.08%      3.71%  4.33%  4.94%  5.56%  6.18%  6.80%   7.41%
 20,001 - 25,000      15.00%       5.20%     19.42%      3.72%  4.34%  4.96%  5.58%  6.21%  6.83%   7.45%
 25,001 - 26,250      15.00%       5.55%     19.72%      3.74%  4.36%  4.98%  5.61%  6.23%  6.85%   7.47%
 26,251 - 60,000      28.00%       5.55%     32.00%      4.41%  5.15%  5.88%  6.62%  7.35%  8.09%   8.82%
60,001 -  63,550      28.00%       5.95%     32.28%      4.43%  5.17%  5.91%  6.65%  7.38%  8.12%   8.86%
63,551 - 132,600      31.00%       5.95%     35.11%      4.62%  5.39%  6.16%  6.93%  7.70%  8.48%   9.25%
132,601 - 288,350     36.00%       5.95%     39.81%      4.98%  5.81%  6.65%  7.48%  8.31%  9.14%   9.97%
Over 288,350          39.60%       5.95%     43.19%      5.28%  6.16%  7.04%  7.92%  8.80%  9.68%  10.56%

Table 7 (cont.) - Federal and Delaware (Joint Return)
-------           --------------------


                     Federal     Delaware                                Tax-Exempt Yield
2000 Taxable         Marginal    Marginal   Combined     ------------------------------------------------
Income Brackets*     Tax Rate    Tax Rate    Rate*       3.0%   3.5%   4.0%   4.5%   5.0%   5.5%    6.0%
----------------     --------    --------    -----       ----   ----   ----   ----   ----   ----    ----
$       0 - 2,000     15.00%       0.00%     15.00%      3.53%  4.12%  4.71%  5.29%  5.88%  6.47%   7.06%
    2,001 - 5,000     15.00%       2.20%     16.87%      3.61%  4.21%  4.81%  5.41%  6.01%  6.62%   7.22%
   5,001 - 10,000     15.00%       3.90%     18.32%      3.67%  4.28%  4.90%  5.51%  6.12%  6.73%   7.35%
  10,001 - 20,000     15.00%       4.80%     19.08%      3.71%  4.33%  4.94%  5.56%  6.18%  6.80%   7.41%
  20,001 - 25,000     15.00%       5.20%     19.42%      3.72%  4.34%  4.96%  5.58%  6.21%  6.83%   7.45%
  25,001 - 43,850     15.00%       5.55%     19.72%      3.74%  4.36%  4.98%  5.61%  6.23%  6.85%   7.47%
  43,851 - 60,000     28.00%       5.55%     32.00%      4.41%  5.15%  5.88%  6.62%  7.35%  8.09%   8.82%
 60,001 - 105,950     28.00%       5.95%     32.28%      4.43%  5.17%  5.91%  6.65%  7.38%  8.12%   8.86%
105,951 - 161,450     31.00%       5.95%     35.11%      4.62%  5.39%  6.16%  6.93%  7.70%  8.48%   9.25%
161,451 - 288,350     36.00%       5.95%     39.81%      4.98%  5.81%  6.65%  7.48%  8.31%  9.14%   9.97%
    Over  288,350     39.60%       5.95%     43.19%      5.28%  6.16%  7.04%  7.92%  8.80%  9.68%  10.56%


*The taxable income brackets applicable to Delaware do not correspond to the Federal taxable income brackets. The taxable income brackets presented in this table represent the breakpoints for both the Federal and Delaware marginal tax-rate changes. When applying these brackets, Federal taxable income may be different from Delaware taxable income. No state tax credits, exemptions or local taxes have been taken into account in arriving at the combined marginal tax rate. The income amount shown is income subject to Federal income tax reduced by adjustments to income, exemptions and itemized deductions (including the deduction for state income taxes). If the standard deduction is taken for Federal income tax purposes, the taxable-equivalent yield required to equal a specified tax-exempt yield is at least as great as that shown in the table. It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher-income individuals. For 2000, taxpayers with adjusted gross income in excess of the threshold of $128,950 are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income in excess of the threshold of $128,950, or (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,800 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers, the range of adjusted gross income comprising the phase-out zone for 2000 is from $128,950 to $251,450, and for married taxpayers filing a joint return from $193,400 to $315,900. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 2000.

Table 8 - Federal and Kentucky
-------   --------------------

                                                                  Combined
                                                                 Federal and
     1999 Taxable Income Bracket*           Federal    Kentucky   Kentucky                      Tax-Exempt Yield
--------------------------------------     Marginal    Marginal   Marginal  ------------------------------------------------------
    Single Return        Joint Return      Tax Rate   Tax Rate   Tax Rate*  3.0%     3.5%    4.0%    4.5%    5.0%    5.5%     6.0%
-------------------     --------------     ---------  --------   ---------  ----     ---     ----    ----    ----    ----     ----
      $ 0 - 3,000    $        0 - 3,000      15.0%      2.00%      16.70%  3.601%   4.202%  4.802%  5.402%  6.002%  6.603%   7.203%
    3,001 - 4,000         3,001 - 4,000      15.0%      3.00%      17.55%  3.639%   4.245%  4.851%  5.458%  6.064%  6.671%   7.277%
    4,001 - 5,000         4,001 - 5,000      15.0%      4.00%      18.40%  3.676%   4.289%  4.902%  5.515%  6.127%  6.740%   7.353%
    5,001 - 8,000         5,001 - 8,000      15.0%      5.00%      19.25%  3.715%   4.334%  4.954%  5.573%  6.192%  6.811%   7.430%
  8,001 -  25,750        8,001 - 43,050      15.0%      6.00%      20.10%  3.755%   4.380%  5.006%  5.632%  6.258%  6.884%   7.509%
 25,751 -  62,450      43,051 - 104,050      28.0%      6.00%      32.32%  4.433%   5.171%  5.910%  6.649%  7.388%  8.126%   8.865%
 62,451 - 130,250     104,051 - 158,550      31.0%      6.00%      35.14%  4.625%   5.396%  6.167%  6.938%  7.709%  8.480%   9.251%
130,251 - 283,150     158,551 - 283,150      36.0%      6.00%      39.84%  4.987%   5.818%  6.649%  7.480%  8.311%  9.142%   9.973%
     OVER 283,150          OVER 283,150      39.6%      6.00%      43.22%  5.284%   6.165%  7.045%  7.926%  8.807%  9.687%  10.568%


*The taxable income brackets applicable to Kentucky do not correspond to the Federal taxable income brackets. The taxable income brackets presented in this table represent the breakpoints for both the Federal and Kentucky marginal tax rate changes. When applying these brackets, Federal taxable income may be different than Kentucky taxable income. No state tax credits, exemptions, or local taxes have been taken into account in arriving at the combined marginal tax rate. The income amount shown is income subject to Federal income tax reduced by adjustments to income, exemptions, and itemized deductions (including the deduction for state taxes). If the standard deduction is taken for Federal income tax purposes, the taxable equivalent yield required to equal a specified tax-exempt yield is at least as great as that shown in the table. It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher-income individuals. For 1999, taxpayers with adjusted gross income in excess of the threshold of approximately $128,950 are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income in excess of the threshold of approximately $128,950 or (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,800 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers the range of adjusted gross income comprising the phase-out zone for 1999 is estimated to be from $128,950 to $251,450 and for married taxpayers filing a joint return from $193,400 to $315,900. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 1999.

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

     Miscellaneous. Yields on shares of a Portfolio may fluctuate daily and do not provide a basis for determining future yields. Because such yields will fluctuate, they cannot be compared with yields on savings account or other investment alternatives that provide an agreed to or guaranteed fixed yield for a stated period of time. In comparing the yield of one Portfolio to another, consideration should be given to each Portfolio's investment policies, including the types of investments made, lengths of maturities of the portfolio securities, market conditions, operating expenses and whether there are any special account charges which may reduce the effective yield. The fees which may be imposed by Service Organizations and other institutions on their customers are not reflected in the calculations of total returns or yields for the Portfolios.

     When comparing a Portfolio's performance to stock, bond, and money market mutual fund performance indices prepared by Lipper or other organizations, it is important to remember the risk and return characteristics of each type of investment. For example, while stock mutual funds may offer higher potential returns, they also carry the highest degree of share price volatility.
Likewise, money market funds may offer greater stability of principal, but generally do not offer the higher potential returns from stock mutual funds.

     From time to time, a Portfolio's performance may also be compared to other mutual funds tracked by financial or business publications and periodicals. For example a Portfolio may quote Morningstar, Inc. in its advertising materials. Morningstar, Inc. is a mutual fund rating service that rates mutual funds on the basis of risk-adjusted performance. Rankings that compare the performance of Portfolios to one another in appropriate categories over specific periods of time may also be quoted in advertising.

     Ibbotson Associates of Chicago, Illinois ("Ibbotson") provides historical returns of the capital markets in the United States, including common stocks, small capitalization stocks, long-term corporate bonds, intermediate-term government bonds, long-term government bonds, Treasury bills, the U.S. rate of inflation (based on the Consumer Price Index), and combinations of various capital markets. The performance of these capital markets is based on the returns of different indices. Portfolios may use the performance of these capital markets in order to demonstrate general risk-versus-reward investment scenarios. Performance comparisons may also include the value of a hypothetical investment in any of these capital markets. The risks associated with the security types in any capital market may or may not correspond directly to those of the Portfolios. The Portfolios may also compare performance to that of other compilations or indices that may be developed and made available in the future.

     The Fund may also from time to time include discussions or illustrations of the effects of compounding in advertisements. "Compounding" refers to the fact that, if dividends or other distributions on a Portfolio investment are reinvested by being paid in additional Portfolio shares, any future income or capital appreciation of a Portfolio would increase the value, not only of the original investment in the Portfolio, but also of the additional Portfolio shares received through reinvestment. The Fund may also include discussions or illustrations of the potential investment goals of a prospective investor, (including materials that describe general principles of investing, such as asset allocation, diversification, risk tolerance, and goal setting, questionnaires designed to help create a personal financial profile, worksheets used to project savings needs based on assumed rates of inflation and hypothetical rates of return and action plans offering investment alternatives) investment management techniques, policies or investment suitability of a Portfolio (such as value investing, market timing, dollar cost averaging, asset allocation, constant ratio transfer, automatic account rebalancing, the advantages and disadvantages of investing in tax-deferred and taxable investments), economic and political conditions and the relationship between sectors of the economy and the economy as a whole, the effects of inflation and historical performance of various asset classes, including but not limited to, stocks, bonds and Treasury bills. From time to time advertisements, sales literature, communications to shareholders or other materials may summarize the substance of information contained in shareholder reports (including the investment composition of a Portfolio), as well as the views of the Portfolios' adviser and/or sub-advisers as to current market, economy, trade and interest rate trends, legislative, regulatory and monetary developments, investment strategies and related matters believed to be of relevance to a Portfolio. In addition, selected indices may be used to illustrate historic performance of select asset classes. The Fund may also include in advertisements, sales literature, communications to shareholders or other materials, charts, graphs or drawings which illustrate the potential risks and rewards of investment in various investment vehicles, including but not limited to, stocks, bonds, Treasury bills and shares of a Portfolio. In addition, advertisements, sales literature, shareholder communications or other materials may include a discussion of certain attributes or benefits to be derived by an investment in a Portfolio and/or other mutual funds, benefits, characteristics or services associated with a particular class of shares, shareholder profiles and hypothetical investor scenarios, timely information on financial management, tax and retirement planning and investment alternative to certificates of deposit and other financial instruments. Such advertisements or communicators may include symbols, headlines or other material which highlight or summarize the information discussed in more detail therein. Materials may include lists of representative clients of the Portfolios' investment adviser and sub-advisers. Materials may refer to the CUSIP numbers of the various classes of the Portfolios and may illustrate how to find the listings of the Portfolios in newspapers and periodicals. Materials may also include discussions of other Portfolios, products, and services.

     Charts and graphs using net asset values, adjusted net asset values, and benchmark indices may be used to exhibit performance. An adjusted NAV includes any distributions paid and reflects all elements of return. Unless otherwise indicated, the adjusted NAVs are not adjusted for sales charges, if any.

     A Portfolio may illustrate performance using moving averages. A long-term moving average is the average of each week's adjusted closing NAV for a specified period. A short-term moving average is the average of each day's adjusted closing NAV for a specified period. Moving Average Activity Indicators combine adjusted closing NAVs from the last business day of each week with moving averages for a specified period to produce indicators showing when an NAV has crossed, stayed above, or stayed below its moving average.

     A Portfolio may quote various measures of volatility and benchmark correlation in advertising. In addition, a Portfolio may compare these measures to those of other funds. Measures of volatility seek to compare the historical share price fluctuations or total returns to those of a benchmark. Measures of benchmark correlation indicate how valid a comparative benchmark may be. All measures of volatility and correlation are calculated using averages of historical data.

     Momentum indicators indicate a Portfolio's price movements over specific periods of time. Each point on the momentum indicator represents the Portfolio's percentage change in price movements over that period.

     A Portfolio may advertise examples of the effects of periodic investment plans, including the principle of dollar cost averaging. In such a program, an investor invests a fixed dollar amount in a fund at periodic intervals, thereby purchasing fewer shares when prices are high and more shares when prices are low. While such a strategy does not assure a profit or guard against loss in a declining market, the investor's average cost per share can be lower than if fixed numbers of shares are purchased at the same intervals. In evaluating such a plan, investors should consider their ability to continue purchasing shares during periods of low price levels. A Portfolio may be available for purchase through retirement plans or other programs offering deferral of, or exemption from, income taxes, which may produce superior after-tax returns over time.

     A Portfolio may advertise its current interest rate sensitivity, duration, weighted average maturity or similar maturity characteristics.

     Advertisements and sales materials relating to a Portfolio may include information regarding the background, experience and expertise of the investment adviser and/or portfolio manager for the Portfolio.



                                     TAXES

     The following is only a summary of certain additional tax considerations generally affecting the Portfolios and their shareholders that are not described in the Prospectuses. No attempt is made to present a detailed explanation of the tax treatment of the Portfolios or their shareholders, and the discussion here and in the Prospectuses is not intended as a substitute for careful tax planning. Investors are urged to consult their tax advisers with specific reference to their own tax situation.

     Please note that for purposes of satisfying certain of the requirements for taxation as a regulated investment company described below, the Index Equity Portfolio is deemed to own a proportionate share of the assets and gross income of the Index Master Portfolio in which the Index Equity Portfolio invests all of its assets. Also, with respect to the Index Equity Portfolio, the discussion below that relates to the taxation of futures contracts and other rules pertaining to the timing and character of income apply to the Index Master Portfolio.

     Each Portfolio of the Fund has elected and intends to qualify for taxation as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As a regulated investment company, each Portfolio generally is exempt from federal income tax on its net investment income (i.e., its investment company taxable income as that term is defined in the Code without regard to the deduction for dividends paid) and net capital gain (i.e., the excess of its net long-term capital gain over its net short-term capital loss) that it distributes to shareholders, provided that it distributes an amount equal to at least the sum of (a) 90% of its net investment income and (b) 90% of its net tax-exempt interest income, if any, for the year (the "Distribution Requirement") and satisfies certain other requirements of the Code that are described below. Distributions of net investment income and net tax-exempt interest income made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year will satisfy the Distribution Requirement.

     In addition to satisfaction of the Distribution Requirement, each Portfolio must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans and gains from the sale or other disposition of stock or securities or foreign currencies (including, but not limited to, gains from forward foreign currency exchange contacts), or from other income derived with respect to its business of investing in such stock, securities, or currencies (the "Income Requirement").

     In addition to the foregoing requirements, at the close of each quarter of its taxable year, at least 50% of the value of each Portfolio's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers (as to which a Portfolio has not invested more than 5% of the value of its total assets in securities of such issuer and as to which a Portfolio does not hold more than 10% of the outstanding voting securities of such issuer), and no more than 25% of the value of each Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies), or in two or more issuers which such Portfolio controls and which are engaged in the same or similar trades or businesses. (Meeting these requirements would not necessarily prevent the New jersey Tax-Free Income Portfolio and the New Jersey Money Market Portfolio from qualifying as both qualified investment funds under New Jersey law and regulated investment companies under the Code. However, in order for the New Jersey Tax-Free Income Portfolio and the New Jersey Money Market Portfolio to qualify as both "qualified investment funds" under New Jersey law and "regulated investment companies" under the Code, at least 80% of each Portfolio's total assets would have to be invested only in New Jersey State Specific Obligations or U.S. Government Obligations.)

     Each of the Money and Non-Money Market Municipal Portfolios is designed to provide investors with tax-exempt interest income. Shares of the Money and (C) Market Municipal Portfolios would not be suitable for tax-exempt institutions and may not be suitable for retirement plans qualified under Section 401 of the Code, H.R. 10 plans and individual retirement accounts because such plans and accounts are generally tax-exempt and, therefore, not only would not gain any additional benefit from the Portfolio's dividends being tax-exempt but also such dividends would be taxable when distributed to the beneficiary. In addition, the Money and Non-Money Market Municipal Portfolios may not be an appropriate investment for entities which are "substantial users" of facilities financed by private activity bonds or "related persons" thereof. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in his trade or business and (a) whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, (b) who occupies more than 5% of the entire usable area of such facilities, or (c) for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S corporation and its shareholders.

     In order for the Money and Non-Money Market Municipal Portfolios to pay exempt interest dividends for any taxable year, at the close of each quarter of the taxable year at least 50% of the value of each such Portfolio must consist of exempt interest obligations. Exempt interest dividends distributed to shareholders are not included in the shareholder's gross income for regular Federal income tax purposes. However, gain realized by such Portfolios from the disposition of a tax-exempt bond that was acquired after April 30, 1993 for a price less than the principal amount of the bond is taxable to shareholders as ordinary income to the extent of accrued market discount. Also, all shareholders required to file a Federal income tax return are required to report the receipt of exempt interest dividends and other exempt interest on their returns. Moreover, while such dividends and interest are exempt from regular Federal income tax, they may be subject to alternative minimum tax (currently imposed at the rate of 26% (28% on the taxable excess over $175,000) in the case of non-corporate taxpayers and at the rate of 20% in the case of corporate taxpayers) in two circumstances. First, exempt interest dividends derived from certain "private activity" bonds issued after August 7, 1986, generally will constitute an item of tax preference for both corporate and non-corporate taxpayers. Second, exempt interest dividends derived from all bonds, regardless of the date of issue, must be taken into account by corporate taxpayers in determining certain adjustments for alternative minimum tax purposes. Receipt of exempt interest dividends may result in collateral Federal income tax consequences to certain other taxpayers, including financial institutions, property and casualty insurance companies, individual recipients of Social Security or Railroad Retirement benefits, and foreign corporations engaged in trade or business in the United States. Prospective investors should consult their own tax advisors as to such consequences.

     If a Money or Non-Money Market Municipal Portfolio distributes exempt interest dividends during the shareholder's taxable year, no deduction generally will be allowed for any interest expense on indebtedness incurred to purchase or carry shares of such Portfolio.

     Ohio Tax Considerations. Under current Ohio law, individuals and estates that are subject to Ohio personal income tax or municipal or school district income taxes in Ohio will not be subject to such taxes on distributions with respect to shares of the Ohio Tax-Free Income Portfolio or the Ohio Municipal Money Market Portfolio ("Distributions") to the extent that such Distributions are properly attributable to interest on obligations of the State of Ohio, political subdivisions thereof or agencies or instrumentalities of Ohio or its political subdivisions ("Ohio State-Specific Obligations"), Corporations that are subject to the Ohio corporation franchise tax will not have to include Distributions in their tax base for purposes of calculating the Ohio corporation franchise on the net income basis to the extent that such Distributions either constitute exempt-interest dividends for federal income tax purposes or are properly attributable to interest on Ohio State-Specific Obligations. However, Shares of the Ohio Tax Free Income Portfolio and the Ohio Municipal Money Market Portfolio will be included in a corporation's tax base for purposes of calculating the Ohio corporation franchise tax on the net worth basis.

     Distributions that consist of interest on obligations of the United States or its territories or possessions or of any authority, commission, or instrumentality of the United States ("Territorial Obligations") the interest on which is exempt from state income taxes under the laws of the United States are exempt from the Ohio personal income tax, and municipal and school district income taxes in Ohio, and, provided, in the case of Territorial Obligations, such interest is excluded from gross income for federal income tax purposes, are excluded from the net income base of the Ohio corporation franchise tax.

     Distributions properly attributable to profit on the sale, exchange or other disposition of Ohio State-Specific Obligations will not be subject to the Ohio personal income tax, or municipal or school district income taxes in Ohio and will not be included in the net income base of the Ohio corporation franchise tax. Distributions attributable to other sources generally will not be exempt from the Ohio personal income tax, municipal or school district income taxes in Ohio or the net income base of the Ohio corporation franchise tax.


     The Ohio Municipal Money Market and Ohio Tax-Free Income Portfolios are not subject to the Ohio personal income tax or school district or municipal income taxes in Ohio. The Ohio Municipal Money Market and Ohio Tax-Free Income Portfolios are not subject to the Ohio corporation franchise tax or the Ohio dealers in intangibles tax, provided that, if there is a sufficient nexus between the State of Ohio and such entity that would enable the State to tax such entity, the Fund timely files the annual report required by Section 5733.09 of the Ohio Revised Code. The Ohio Tax Commissioner has waived this annual filing requirement for each tax year since 1990, the first tax year to which such requirement applied. Distributions with respect to shares of the Ohio Municipal Money Market and Ohio Tax-Free Income Portfolios properly attributable to proceeds of insurance paid to those Portfolios that represent maturing or matured interest on defaulted Obligations held by those Portfolios and that are excluded from gross income for Federal income tax purposes will not be subject to Ohio personal income tax or municipal or school district income taxes in Ohio, nor included in the net income base of the Ohio corporation franchise tax.


     This discussion of Ohio taxes assumes that the Ohio Tax-Free Income Portfolio and the Ohio Municipal Money Market Portfolio will each continue to qualify as a regulated investment company under the Internal Revenue Code and that at all times at least 50% of the value of the total assets of each of the Portfolios consists of Ohio State-Specific Obligations or similar obligations of other states or their subdivisions.

     North Carolina Tax Considerations. Interest received in the form of dividends from the North Carolina Municipal Money Market Portfolio is exempt from North Carolina state income tax to the extent the distributions represent interest on direct obligations of the U.S. Government or North Carolina State-Specific Obligations. Distributions derived from interest earned on obligations of political subdivisions of Puerto Rico, Guam and the U.S. Virgin Islands, including the governments thereof and their agencies, instrumentalities and authorities, are also exempt from North Carolina state income tax. Distributions paid out of interest earned on obligations that are merely backed or guaranteed by the U.S. Government (e.g., GNMAs, FNMAs), on repurchase agreements collateralized by U.S. Government securities or on obligations of other states (which the Portfolio may acquire and hold for temporary or defensive purposes) are not exempt from North Carolina state income tax.

     Any distributions of net realized gain earned by the North Carolina Municipal Money Market Portfolio on the sale or exchange of certain obligations of the State of North Carolina or its subdivisions that were issued before July 1, 1995 will also be exempt from North Carolina income tax to the Portfolio's shareholders. Distributions of gains earned by the North Carolina Municipal Money Market Portfolio on the sale or exchange of all other obligations will be subject to North Carolina income tax.

     Distributions of exempt-interest dividends, to the extent attributable to interest on North Carolina State-Specific Obligations and to interest on direct obligations of the United States (including territories thereof), are not subject to North Carolina individual or corporate income tax. Distributions of gains attributable to certain obligations of the State of North Carolina and its political subdivisions issued prior to July 1, 1995 are not subject to North Carolina individual or corporate income tax; however, distributions of gains attributable to such types of obligations that were issued after June 30, 1995 will be subject to North Carolina individual or corporate income tax. An investment in a Portfolio (including the North Carolina Municipal Money Market Portfolio) by a corporation subject to the North Carolina franchise tax will be included in the capital stock, surplus and undivided profits base in computing the North Carolina franchise tax. Investors in a Portfolio including, in particular, corporate investors which may be subject to the North Carolina franchise tax, should consult their tax advisors with respect to the effects on such tax of an investment in a Portfolio and with respect to their tax situation in general.

     Virginia Tax Considerations. Dividends paid by the Virginia Municipal Money Market Portfolio and derived from interest on obligations of the Commonwealth of Virginia or of any political subdivision or instrumentality of the Commonwealth or derived from interest or dividends on obligations of the United States excludable from Virginia taxable income under the laws of the United States, which obligations are issued in the exercise of the borrowing power of the Commonwealth or the United States and are backed by the full faith and credit of the Commonwealth or the United States, will generally be exempt from the Virginia income tax. Dividends derived from interest on debt obligations of certain territories and possessions of the United States backed by the full faith and credit of the borrowing government (those issued by Puerto Rico, the Virgin Islands and Guam) will also be exempt from the Virginia income tax. Dividends derived from interest on debt obligations other than those described above will be subject to the Virginia income tax even though it may be excludable from gross income for Federal income tax purposes.

     Generally, dividends distributed to shareholders by the Portfolio and derived from capital gains will be taxable to the shareholders. Capital gains distributed to shareholders derived from Virginia obligations issued pursuant to special Virginia enabling legislation which provides a specific exemption for such gains will be exempt from Virginia income tax.

     When taxable income of a regulated investment company is commingled with exempt income, all distributions of the income are presumed taxable to the shareholders unless the portion of income that is exempt from Virginia income tax can be determined with reasonable certainty and substantiated. Generally, this determination must be made for each distribution to each shareholder. The Virginia Department of Taxation has adopted a policy of allowing shareholders to exclude from their Virginia taxable income the exempt portion of distributions from a regulated investment company even though the shareholders receive distributions monthly but receive reports substantiating the exempt portion of such distributions at less frequent intervals. Accordingly, if the Portfolio receives taxable income, the Portfolio must determine the portion of income that is exempt from Virginia income tax and provide such information to the shareholders in accordance with the foregoing so that the shareholders may exclude from Virginia taxable income the exempt portion of the distribution from the Portfolio.

     As a regulated investment company, the Virginia Municipal Money Market Portfolio may distribute dividends that are exempt from the Virginia income tax to its shareholders if the Portfolio satisfies all requirements for conduit treatment under Federal law and, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of obligations the interest on which is exempt from taxation under Federal law. If the Portfolio fails to qualify, no part of its dividends will be exempt from the Virginia income tax. To the extent any portion of the dividends are derived from taxable interest for Virginia purposes or from net short-term capital gains, such portion will be taxable to the shareholders as ordinary income. The character of long-term capital gains realized and distributed by the Portfolio will follow through to its shareholders regardless of how long the shareholders have held their shares. Generally, interest on indebtedness incurred by shareholders to purchase or carry shares of the Portfolio will not be deductible for Virginia income tax purposes.

     New Jersey Tax Considerations. It is anticipated that the New Jersey Tax-Free Income Portfolio and the New Jersey Municipal Money Market Portfolio will qualify as a "qualified investment fund" and as a result, substantially all distributions paid by the New Jersey Tax-Free Income Portfolio and the New Jersey Municipal Money Market Portfolio will not be subject to the New Jersey gross income tax. As defined in N.J.S.A. 54A:6-14.1, a qualified investment fund is an investment company or trust registered with the Securities and Exchange Commission, or any series of such investment company or trust, which for the calendar year in which the distribution is paid: (a) has no investments other than interest-bearing obligations, obligations issued at a discount, and cash and cash items, including receivables and financial options, futures, forward contracts, or other similar financial instruments related to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto; and (b) has at least 80% of the aggregate principal amount of all of its investments, excluding financial options, futures, forward contracts, or other similar financial instruments related to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto to the extent such instruments are authorized by the regulated investment company rules of the Internal Revenue Code, cash and cash items, which cash items shall include receivables, in New Jersey State-Specific Obligations or U.S. Government Obligations.

     To be classified as a qualified investment fund for New Jersey gross income tax purposes, at least 80% of the aggregate principal amount of the New Jersey Municipal Money Market Portfolio and New Jersey Tax-Free Income Portfolio (the "Portfolios") must consist of New-Jersey State-Specific Obligations or direct U.S. Government Obligations excluding financial options, futures, forward contracts, or other similar financial instruments related to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto to the extent such instruments are authorized by the regulated investment company rules of the Internal Revenue Code, cash and cash items, which cash items shall include receivables; and the Portfolios must have no investments other than interest-bearing obligations, obligations issued at a discount, and cash and cash items, which cash items shall include receivables, financial options, futures, forward contracts, or other similar financial instruments related to interest-bearing obligations, obligations issued at a discount or bond indexes related thereto. In addition, to the extent the Portfolios qualify as qualified investment funds, the Portfolios must satisfy certain reporting obligations and provide certain information to shareholders.

     In accordance with New Jersey law as currently in effect, distributions paid by a qualified investment fund are excluded from New Jersey gross income tax to the extent that the distributions are attributable to interest or gains from New Jersey State-Specific Obligations or to interest or gains from direct U.S. Government Obligations. New Jersey State-Specific Obligations are obligations issued by or on behalf of New Jersey or any county, municipality, or other political subdivision of New Jersey. U.S. Government Obligations are obligations which are statutorily free from New Jersey State or local taxation under the laws of the United States. Distributions by a qualified investment fund from most other sources will be subject to the New Jersey gross income tax. Shares of the New Jersey Tax-Free Income Portfolio and the New Jersey Municipal Money Market Portfolio are not subject to property taxation by New Jersey.

     The New Jersey gross income tax is not applicable to corporations. For all corporations subject to the New Jersey Corporation Business Tax, dividends and distributions from a qualified investment fund are included in the net income tax base for purposes of computing the Corporation Business Tax. Furthermore, any gain upon the redemption or sale of shares by a corporate shareholder is also included in the net income tax base for purposes of computing the Corporation Business Tax.

     Delaware Tax Considerations.

     So long as the Delaware Tax-Free Income Portfolio qualifies as a regulated investment company under the Code, individuals, estates or trusts that are subject to Delaware personal income tax will not be subject to such tax with respect to (i) "exempt interest dividends" (as defined in the Code) attributable to interest on Delaware State-Specific Obligations and (ii) dividends attributable to interest paid on certain U.S. government obligations, provided that the Delaware Tax-Free Income Portfolio sends shareholders a written statement of the dollar amount or percentage of total distributions by the Delaware Tax-Free Income Portfolio that are described in (i) and (ii). Other distributions made by the Portfolio to its shareholders who are individuals, estates or trusts subject to Delaware personal income tax will be includible in the gross income of such shareholders for Delaware personal income tax purposes to the same extent as such distributions are includible in the gross income of such shareholders for Federal income tax purposes.

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

Distributions made by the Delaware Tax-Free Income Portfolio to its shareholders who are corporations or other entities subject to Delaware corporate income tax will be excluded from the Delaware taxable income of such shareholders to the same extent as such distributions are excluded from the Federal taxable income of such shareholders.

     Kentucky Tax Considerations. Exempt interest dividends paid by the Kentucky Tax-Free Income Portfolio that are attributable to Kentucky State-Specific Obligations will be excludable from a shareholder's gross income for Kentucky income tax purposes. Further, distributions attributable to interest on certain U.S. government obligations will similarly be excluded from gross income for Kentucky income tax purposes. All other distributions by the Kentucky Tax-Free Income Portfolio will be included in a shareholder's gross income for Kentucky income tax purposes. Kentucky taxes distributions of net capital gain at the same rates as ordinary income. According to the Kentucky Revenue Cabinet, shares in mutual funds and money market funds are exempt from Kentucky intangible taxes.

     Pennsylvania Tax Considerations. Income received by a shareholder attributable to interest realized by the Pennsylvania Tax-Free Income Portfolio or the Pennsylvania Municipal Money Market Portfolio from Pennsylvania State-Specific Obligations is not taxable to individuals, estates or trusts under the Personal Income Tax; to corporations under the Corporate Net Income Tax; nor to individuals under the Philadelphia School District Net Investment Income Tax ("School District Tax").

     Income received by a shareholder attributable to gain on the sale or other disposition by the Pennsylvania Tax-Free Income Portfolio or the Pennsylvania Municipal Money Market Portfolio of Pennsylvania State-Specific Obligations is taxable under the Personal Income Tax, the Corporate Net Income Tax, but such income is not taxable under the School District Tax.

     To the extent that gain on the disposition of a share represents gain realized on Pennsylvania State-Specific Obligations held by the Pennsylvania Tax-Free Income Portfolio, such gain may be subject to the Personal Income Tax and Corporate Net Income Tax. Such gain may also be subject to the School District Tax, except that gain realized with respect to a share held for more than six months is not subject to the School District Tax.

     This discussion does not address the extent, if any, to which shares of the Pennsylvania Tax-Free Income Portfolio or the Pennsylvania Municipal Money Market Portfolio, or interest and gain thereon, is subject to, or included in the measure of, the special taxes imposed by the Commonwealth of Pennsylvania on banks and other financial institutions or with respect to any privilege, excise, franchise or other tax imposed on business entities not discussed above (including the Corporate Capital Stock/Foreign Franchise Tax).

     Due to the pendency of litigation involving the constitutionality of personal property taxes heretofore in effect, none are currently imposed in Pennsylvania. If the event of enforcement of the personal property tax is resumed under current law, shareholders of the Pennsylvania Tax-Free Income Portfolio are not subject to the Pennsylvania County Personal Property Tax to the extent that the Portfolio is comprised of Pennsylvania State-Specific Obligations and Federal obligations (if the interest on such obligations is exempt from state and local taxation under the laws of the United States).

     Distributions of net investment income will be taxable (other than the possible allowance of the dividends received deduction described below) to shareholders as ordinary income, regardless of whether such distributions are paid in cash or are reinvested in shares. Shareholders receiving any distribution from a Portfolio in the form of additional shares will be treated as receiving a taxable distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date. The Money and Non-Money Market Municipal Portfolios may each purchase securities that do not bear tax-exempt interest. Any income on such securities recognized by the Portfolio will be distributed and will be taxable to its shareholders.

     Each Portfolio intends to distribute to shareholders any of its net capital gain for each taxable year. Such gain is distributed as a capital gain dividend and is taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held his shares, whether such gain was recognized by the Portfolio prior to the date on which a shareholder acquired shares of the Portfolio and whether the distribution was paid in cash or reinvested in shares.

     Under current law, ordinary income of individuals will be taxable at a maximum marginal rate of 39.6%, but because of limitations on itemized deductions otherwise allowable and the phase-out of personal exemptions, the maximum effective marginal rate of tax for some taxpayers may be higher. Under recently enacted legislation, long-term capital gains of individuals are taxed at a maximum rate of 20% with respect to capital assets held for more than one

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year (10% for gains otherwise taxed at 15%).  Capital gains and ordinary income of corporate taxpayers are both taxed at a maximum nominal rate of 35%.

     Investors should be aware that any loss realized upon the sale, exchange or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent any capital gain dividends have been paid with respect to such shares. Any loss incurred on the sale or exchange of a Portfolio's shares, held six months or less, will be disallowed to the extent of exempt interest dividends paid with respect to such shares, and any loss not so disallowed will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares.

     Each Non-Money Market Portfolio (other than the Index Master Portfolio) may engage in hedging or derivatives transactions involving foreign currencies, forward contracts, options and futures contracts (including options, futures and forward contracts on foreign currencies) and short sales. Such transactions will be subject to special provisions of the Code that, among other things, may affect the character of gains and losses realized by the Portfolio (that is, may affect whether gains or losses are ordinary or capital), accelerate recognition of income of the Portfolio and defer recognition of certain of the Portfolio's losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. In addition, these provisions (1) will require a Portfolio to "mark-to-market" certain types of positions in its portfolio (that is, treat them as if they were closed out) and (2) may cause a Portfolio to recognize income without receiving cash with which to pay dividends or make distributions in amounts necessary to satisfy the Distribution Requirement and avoid the 4% excise tax (described below). Each Portfolio intends to monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any option, futures contract, forward contract or hedged investment in order to mitigate the effect of these rules.

     If a Portfolio purchases shares in a "passive foreign investment company" (a "PFIC"), such Portfolio may be subject to U.S. federal income tax on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Portfolio to its shareholders. Additional charges in the nature of interest may be imposed on a Portfolio in respect of deferred taxes arising from such distributions or gains. If a Portfolio were to invest in a PFIC and elected to treat the PFIC as a "qualified electing fund" under the Code (a "QEF"), in lieu of the foregoing requirements, the Portfolio would be required to include in income each year a portion of the ordinary earnings and net capital gain of the qualified electing fund, even if not distributed to the Portfolio. Alternatively, a Portfolio can elect to mark-to-market at the end of each taxable year its shares in a PFIC; in this case, the Portfolio would recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it did not exceed prior increases included in income. Under either election, a Portfolio might be required to recognize in a year income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that year, and such income would nevertheless be subject to the Distribution Requirement and would be taken into account for purposes of the 4% excise tax (described below).

     Investment income that may be received by certain of the Portfolios from sources within foreign countries may be subject to foreign taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle any such Portfolio to a reduced rate of, or exemption from, taxes on such income. If more than 50% of the value of the total assets at the close of the taxable year of the International Equity Portfolio, International Emerging Markets Portfolio, International Small Cap Equity Portfolio and International Bond Portfolio consist of stock or securities of foreign corporations, such Portfolio may elect to "pass through" to the Portfolio's shareholders the amount of foreign taxes paid by such Portfolio. If a Portfolio so elects, each shareholder would be required to include in gross income, even though not actually received, his pro rata share of the foreign taxes paid by the Portfolio, but would be treated as having paid his pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various Code limitations) as a foreign tax credit against federal income tax (but not both). For purposes of the foreign tax credit limitation rules of the Code, each shareholder would treat as foreign source income his pro rata share of such foreign taxes plus the portion of dividends received from the Portfolio representing income derived from foreign sources. No deduction for foreign taxes could be claimed by an individual shareholder who does not itemize deductions. In certain circumstances, a shareholder that (i) has held shares of the Portfolio for less than a specified minimum period during which it is not protected from risk of loss or (ii) is obligated to make payments related to the dividends, will not be allowed a foreign tax credit for foreign taxes deemed imposed on dividends paid on such shares. Additionally, such Portfolio must also meet this holding period requirement with respect to its foreign stocks and securities in order for "creditable" taxes to flow-through. Each shareholder should consult his own tax adviser regarding the potential application of foreign tax credits.

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

     Ordinary income dividends paid by a Portfolio will qualify for the 70% dividends-received deduction generally available to corporations to the extent of the amount of "qualifying dividends" received by a Portfolio from domestic corporations for the taxable year. A dividend received by a Portfolio will not be treated as a qualifying dividend (i) if it has been received with respect to any share of stock that the Portfolio has held for less than 46 days (91 days in the case of certain preferred stock) during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 180 day period beginning 90 days before such date in the case of certain preferred stock), (ii) to the extent that a Portfolio is under an obligation to make related payments with respect to positions in substantially similar or related property or (iii) to the extent the stock on which the dividend is paid is treated as debt-financed. Moreover, the dividends-received deduction for a corporate shareholder may be disallowed if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of a Portfolio.

     If for any taxable year any Portfolio does not qualify as a regulated investment company, all of its taxable income will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and all distributions (including amounts derived from interest on Municipal Obligations) will be taxable as ordinary dividends to the extent of such Portfolio's current and accumulated earnings and profits. Such distributions will be eligible for the dividends received deduction in the case of corporate shareholders.

     A 4% non-deductible excise tax is imposed on regulated investment companies that fail to currently distribute specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each Portfolio intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

     The Fund will be required in certain cases to withhold and remit to the United States Treasury 31% of dividends and gross sale proceeds paid to any shareholder (i) who has provided either an incorrect tax identification number or no number at all, (ii) who is subject to backup withholding by the Internal Revenue Service for failure to report the receipt of interest or dividend income properly, or (iii) who has failed to certify to the Fund when required to do so that he is not subject to backup withholding or that he is an "exempt recipient."

     Shareholders will be advised annually as to the Federal income tax consequences of distributions made by the Portfolios each year.

     The foregoing general discussion of federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this Statement of Additional Information. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.

     Although each Portfolio expects to qualify as a "regulated investment company" and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, each Portfolio may be subject to the tax laws of such states or localities. Shareholders should consult their tax advisors about state and local tax consequences, which may differ from the federal income tax consequences described above.


     ADDITIONAL INFORMATION CONCERNING SHARES



     Shares of each class of each Portfolio of the Fund bear their pro rata portion of all operating expenses paid by a Portfolio, except transfer agency fees, certain administrative/servicing fees and amounts payable under the Fund's Amended and Restated Distribution and Service Plan. Each share of a Portfolio of the Fund has a par value of $.001, represents an interest in that Portfolio and is entitled to the dividends and distributions earned on that Portfolio's assets that are declared in the discretion of the Board of Trustees. The Fund's shareholders are entitled to one vote for each full share held and proportionate fractional votes for fractional shares held, and will vote in the aggregate and not by class, except where otherwise required by law or as determined by the Board of Trustees.

     Shares of the Fund have noncumulative voting rights and, accordingly, the holders of more than 50% of the Fund's outstanding shares (irrespective of class) may elect all of the trustees. Shares have no preemptive rights and only such conversion and exchange rights as the Board may grant in its discretion. When issued for payment, shares will be fully paid and non-assessable by the Fund.

     There will normally be no meetings of shareholders for the purpose of electing trustees unless and until such time as required by law. At that time, the trustees then in office will call a shareholders meeting to elect trustees. Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. The Fund's Declaration of Trust provides that meetings of the shareholders of the Fund shall be called by the trustees upon the written request of shareholders owning at least 10% of the outstanding shares entitled to vote.

     Rule 18f-2 under the 1940 Act provides that any matter required by the provisions of the 1940 Act or applicable state law, or otherwise, to be submitted to the holders of the outstanding voting securities of an investment company such as the Fund shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each investment portfolio affected by such matter. Rule 18f-2 further provides that an investment portfolio shall be deemed to be affected by a matter unless the interests of each investment portfolio in the matter are substantially identical or the matter does not affect any interest of the investment portfolio. Under the Rule, the approval of an investment advisory agreement, a distribution plan subject to Rule 12b-1 under the 1940 Act or any change in a fundamental investment policy would be effectively acted upon with respect to an investment portfolio only if approved by a majority of the outstanding shares of such investment portfolio. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Trustees may be effectively acted upon by shareholders of the Fund voting together in the aggregate without regard to a particular investment portfolio.

     The proceeds received by each Portfolio for each issue or sale of its shares, and all net investment income, realized and unrealized gain and proceeds thereof, subject only to the rights of creditors, will be specifically allocated to and constitute the underlying assets of that Portfolio. The underlying assets of each Portfolio will be segregated on the books of account, and will be charged with the liabilities in respect to that Portfolio and with a share of the general liabilities of the Fund. As stated herein, certain expenses of a Portfolio may be charged to a specific class of shares representing interests in that Portfolio.

     The Funds' Declaration of Trust authorizes the Board of Trustees, without shareholder approval (unless otherwise required by applicable law), to: (i) sell and convey the assets belonging to a class of shares to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of such class to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (ii) sell and convert the assets belonging to one or more classes of shares into money and, in connection therewith, to cause all outstanding shares of such class to be redeemed at their net asset value; or (iii) combine the assets belonging to a class of shares with the assets belonging to one or more other classes of shares if the Board of Trustees reasonably determines that such combination will not have a material adverse effect on the shareholders of any class participating in such combination and, in connection therewith, to cause all outstanding shares of any such class to be redeemed or converted into shares of another class of shares at their net asset value. The Board of Trustees may authorize the liquidation and termination of any Portfolio or class of shares. Upon any liquidation of a Portfolio, Shareholders of each class of the Portfolio are entitled to share pro rata in the net assets belonging to that class available for distribution.


     MISCELLANEOUS



     The Fund. The Fund was organized as a Massachusetts business trust on December 22, 1988 and is registered under the 1940 Act as an open end, management investment company. Each of the Portfolios except the New Jersey Municipal Money Market, North Carolina Municipal Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, Virginia Municipal Money Market, Pennsylvania Tax-Free Income, New Jersey Tax-Free Income, Ohio Tax-Free Income, Delaware Tax-Free Income and Kentucky Tax-Free Income Portfolios is diversified. Effective January 31, 1998, the Fund changed its name from Compass Capital Funds/SM/ to BlackRock Funds/SM/.

     Master-Feeder Structure. The Index Equity Portfolio, unlike many other investment companies which directly acquire and manage their own portfolio of securities, seeks to achieve its investment objective by investing all of its investable assets in the Index Master Portfolio. The Index Equity Portfolio purchases shares of the Index Master

Portfolio at net asset value. The net asset value of the Index Equity Portfolio shares responds to increases and decreases in the value of the Index Master Portfolio's securities and to the expenses at the Index Master Portfolio allocable to the Index Equity Portfolio (as well as its own expenses). The Index Equity Portfolio may withdraw its investment in the Index Master Portfolio at any time upon 30 days notice to the Index Master Portfolio if the Board of Trustees of the Fund determines that it is in the best interests of the Index Equity Portfolio to do so. Upon withdrawal, the Board of Trustees would consider what action might be taken, including the investment of all of the assets of the Index Equity Portfolio in another pooled investment entity having the same investment objective as the Index Equity Portfolio or the hiring of an investment adviser to manage the Index Equity Portfolio's assets in accordance with the investment policies described above with respect to the Index Equity Portfolio.

     The Index Master Portfolio is a separate series of the Trust, which is a business trust created under the laws of the State of Delaware. The Index Equity Portfolio and other institutional investors that may invest in the Index Master Portfolio from time to time (e.g. other investment companies) will each bear a share of all liabilities of the Index Master Portfolio. Under the Delaware Business Trust Act, shareholders of the Index Master Portfolio have the same limitation of personal liability as shareholders of a Delaware corporation. Accordingly, Fund management believes that neither the Index Equity Portfolio nor its shareholders will be adversely affected by reason of the Index Equity Portfolio's investing in the Index Master Portfolio.

     The shares of the Index Master Portfolio are offered to institutional investors in private placements for the purpose of increasing the funds available for investment and achieving economies of scale that might be available at higher asset levels. The expenses of such other institutional investors and their returns may differ from those of the Index Equity Portfolio. While investment in the Index Master Portfolio by other institutional investors offers potential benefits to the Index Master Portfolio (and, indirectly, to the Index Equity Portfolio), economies of scale and related expense reductions might not be achieved. Also, if an institutional investor were to redeem its interest in the Index Master Portfolio, the remaining investors in the Index Master Portfolio could experience higher pro rata operating expenses and correspondingly lower returns. In addition, institutional investors that have a greater pro rata ownership interest in the Index Master Portfolio than the Index Equity Portfolio could have effective voting control over the operation of the Index Master Portfolio.

     Shares in the Index Master Portfolio have equal, non-cumulative voting rights, except as set forth below, with no preferences as to conversion, exchange, dividends, redemption or any other feature. Shareholders of the Trust have the right to vote only (i) for removal of the Trust's trustees, (ii) with respect to such additional matters relating to the Trust as may be required by the applicable provisions of the 1940 Act and (iii) on such other matters as the trustees of the Trust may consider necessary or desirable. In addition, approval of the shareholders of the Trust is required to adopt any amendments to the Agreement and Declaration of Trust of the Trust which would adversely affect to a material degree the rights and preferences of the shares of the Index Master Portfolio or to increase or decrease their par value. The Index Master Portfolio's shareholders will also be asked to vote on any proposal to change a fundamental investment policy (i.e. a policy that may be changed only with the approval of shareholders) of the Index Master Portfolio. If a shareholder of the Index Master Portfolio becomes bankrupt, a majority in interest of the remaining shareholders in the Portfolio must vote within 120 days to approve the continuing existence of the Index Master Portfolio or the Portfolio will be liquidated.

     When the Index Equity Portfolio, as a shareholder of the Index Master Portfolio, votes on matters pertaining to the Index Master Portfolio, the Index Equity Portfolio would hold a meeting of its shareholders and would cast its votes proportionately as instructed by Index Equity Portfolio shareholders.

     The investment objective of the Index Master Portfolio may not be changed without approval of its shareholders. Shareholders of the Portfolio will receive written notice thirty days prior to the effective date of any change in the investment objective of the Master Portfolio. If the Index Master Portfolio changes its investment objective in a manner which is inconsistent with the investment objective of the Index Equity Portfolio and the Fund's Board of Trustees fails to approve a similar change in the investment objective of the Index Equity Portfolio, the Index Equity Portfolio would be forced to withdraw its investment in the Index Master Portfolio and either seek to invest its assets in another registered investment company with the same investment objective as the Index Equity Portfolio, which might not be possible, or retain an investment adviser to manage the Index Equity Portfolio's assets in accordance with its own investment objective, possibly at increased cost. A withdrawal by the Index Equity Portfolio of its investment in the Index Master Portfolio could result in a distribution in kind of portfolio securities (as opposed to a cash distribution) to the Index Equity Portfolio. Should such a distribution occur, the Index Equity Portfolio could incur brokerage fees or other transaction costs in converting such securities to cash in order to pay redemptions. In addition, a distribution in kind to the Index Equity Portfolio could result in a less diversified portfolio of investments and could adversely affect the liquidity of the Portfolio. A distribution to the Index Equity Portfolio will generally only result in a taxable gain for federal income tax purposes to the extent that any cash distributed exceeds the Index Equity Portfolio's tax basis in its shares of the Index Master Portfolio.

     The conversion of the Index Equity Portfolio into a feeder fund of the Index Master Portfolio was approved by shareholders of the Index Equity Portfolio at a meeting held on November 30, 1995. The policy of the Index Equity Portfolio, and other similar investment companies, to invest their investable assets in funds such as the Index Master Portfolio is a relatively recent development in the mutual fund industry and, consequently, there is a lack of substantial experience with the operation of this policy. There may also be other investment companies or entities through which you can invest in the Index Master Portfolio which may have different sales charges, fees and other expenses which may affect performance. As of the date of this Statement of Additional Information, one other feeder fund invests all of its investable assets in the Index Master Portfolio. For information about other funds that may invest in the Index Master Portfolio, please contact DFA at (310) 395-8005.

     Counsel. The law firm of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, serves as the Fund's counsel. The law firm of Stradley, Ronon, Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, Pennsylvania 19103, serves as the Trust's counsel.

     Independent Accountants. PricewaterhouseCoopers LLP, with offices located at 2400 Eleven Penn Center, Philadelphia, Pennsylvania, serves as the Fund's and the Trust's independent accountants.

     Five Percent Owners. The name, address and percentage ownership of each person that on January 10, 2000 owned of record or beneficially 5% or more of the outstanding shares of a Portfolio which had commenced operations as of that date was as follows:

Money Market Portfolio:  PNC Bank, Airport Business Center/Int'l Court 2, 200
----------------------
Stevens Dr., Suite 260, Lester, PA 19113, 73.07%; U.S. Treasury Money Market
                                                  --------------------------
Portfolio:  PNC Bank, Airport Business Center/Int'l Court 2, 200 Stevens Dr.,
---------
Suite 260, Lester, PA 19113, 57.926%; Chase Bank of Texas, Obie & Co., P.O. Box 2558, Houston, TX 77252-2558, 22.239%; Large Cap Value Equity Portfolio: PNC
                                       --------------------------------
Bank, Saxon & Co., Attn: Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 82.787%; Merrill Lynch, Pierce, Fenner & Smith Inc., Financial Data Services, 4800 E. Deer Lake Drive, 3rd Fl., Jacksonville, FL 32246, 5.966%;

Intermediate Government Bond Portfolio:  PNC Bank, Saxon & Co., Attn:  Income
--------------------------------------
Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 95.01%; Municipal
                                                                   ---------
Money Market Portfolio:  PNC Bank, Airport Business Center/Int'l Court 2, 200
----------------------
Stevens Dr., Lester, PA 19113, 65.702%; PNC Bank, 620 Liberty Avenue, Pittsburgh, PA 15265, 6.363%; Small Cap Value Equity Portfolio: PNC Bank, Saxon
                              --------------------------------
& Co., Attn: Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 74.118%; National City Bank Kentucky, Humana Retirement/Savings Tr., P.O. Box 94984, Cleveland, OH 44101, 5.281%; Large Cap Growth Equity Portfolio: PNC Bank,
                                    ---------------------------------
Saxon & Co., Attn: Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 87.406%; Managed Income Portfolio: PNC Bank, Saxon & Co., Attn: Income
                ------------------------
Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 91.535%; Tax-Free
                                                                    --------
Income Portfolio:  PNC Bank, Saxon & Co., Attn:  Income Collections, 200 Stevens
-----------------
Dr., Suite 260, Lester, PA 19113, 94.651%; Balanced Portfolio:  PNC Bank, Saxon
                                           ------------------
& Co., Attn: Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 59.216%; Marshall & Ilsley Trust Co., FBO Gibraltar Bank FSB, 1000 N. Water Street, 14th Floor, Milwaukee, WI 53202, 9.088%; International Equity Portfolio:
                                                 ------------------------------
PNC Bank, Saxon & Co., Attn: Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 89.152%; Ohio Tax-Free Income Portfolio: PNC Bank, Saxon &
                           ------------------------------
Co., Attn: Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 94.762%; Pennsylvania Tax-Free Income Portfolio: PNC Bank, Saxon & Co., Attn:
         --------------------------------------
Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 92.039%; North
                                                                           -----
Carolina Municipal Money Market Portfolio: Branch Banking and Trust Company,
-----------------------------------------
Wilbranch & Company, Trust Department, P.O. Box 1847, Wilson, NC 27893, 47.447%; First Citizens Bank, McWood & Company, P.O. Box 29522, Raleigh, NC 27626, 21.119%; Chase Manhattan Bank NA, GSS AS Agent, 4 New York Plaza, 13th Floor, New York, NY 10004, 19.308%; Centura Bank, Attn: Debbie Ramautar, P.O. Box 1220, Rocky Mount, NC 27802, 5.367%; Ohio Municipal Money Market Portfolio: PNC Bank,
                               -------------------------------------
Airport Business Center/Int'l Court 2, 200 Stevens Dr., Lester, PA 19113, 40.572%; Wayne County National Bank, Wayco & Co., P.O. Box 757/1776 Beall Avenue, Wooster, OH 44691, 8.939%; Low Duration Bond Portfolio: PNC Bank, Saxon
                                   ---------------------------
& Co., Attn: Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 59.523%; Nexell Therapeutics, Inc., 9 Parker, Irvine, CA 92618, 9.333%; Iowa State University Foundation, Attn: Don Behning, Alumni Suite Memorial Union, 2229 Lincoln

Way, Ames, IA 50014-7164, 5.554%; Intermediate Bond Portfolio:  PNC
                                               ---------------------------
Bank, Saxon & Co., Attn: Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 71.440%; Lafayette College, Endowment Pool, 6 Markle Hall, Easton, PA 18042, 6.254%; Select Equity Portfolio: PNC Bank, Saxon & Co., Attn:
                          -----------------------
Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 86.922%; Small
                                                                           -----
Cap Growth Equity Portfolio:  PNC Bank, Saxon & Co., Attn:  Income Collections,
---------------------------
200 Stevens Dr., Suite 260, Lester, PA 19113, 62.962%; Pennsylvania Municipal
                                                       ----------------------
Money Market Portfolio:  PNC Bank, Airport Business Center/Int'l Court 2, 200
----------------------
Stevens Dr., Lester, PA 19113, 70.502%; Janney Montgomery Scott, 1801 Market Street, 9th Floor, Philadelphia, PA 19103, 12.482%; Virginia Municipal Money
                                                    ------------------------
Market Portfolio:  First Virginia Bank Inc., Oldom & Company, 6400 Arlington
----------------
Blvd., Falls Church, VA 22042, 52.874%; Branch Banking and Trust Company, Wilbranch & Company, Trust Department, P.O. Box 1847, Wilson, NC 27893, 16.392%, PNC Bank, Saxon & Co., Attn: Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 8.157%; Planters Bank & Trust Co., Planta & Co., P.O. Box 1268, Staunton, VA 24402, 7.331%; International Bond Portfolio: PNC Bank, Saxon
                                  ----------------------------
& Co., Attn: Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 76.339%; International Emerging Markets Portfolio: PNC Bank, Saxon & Co., Attn:
         ----------------------------------------
Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 91.388%;

Government Income Portfolio: Merrill Lynch, Pierce, Fenner & Smith Inc.,
---------------------------
Financial Data Services , 4800 E. Deer Lake Dr., 3/rd/ Fl., Jacksonville, FL 32246, 12.475%; New Jersey Municipal Money Market Portfolio: PNC Bank, Airport
                -------------------------------------------
Business Center/Int'l Court 2, 200 Stevens Dr., Lester, PA 19113, 65.607%; Janney Montgomery Scott, 1801 Market Street, 9th Fl., Philadelphia, PA 19103, 15.174%; Boh & Co., Beacon Trust Company, 97 Main Street, Chatham, NJ 07928, 5.332%; New Jersey Tax-Free Income Portfolio: PNC Bank, Saxon & Co., Attn:
        ------------------------------------
Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 83.257%; Core
                                                                           ----
Bond Portfolio:  PNC Bank, Saxon & Co., Attn:  Income Collections, 200 Stevens
--------------
Dr., Suite 260, Lester, PA 19113, 79.792%; Mid-Cap Value Portfolio: PNC Bank,
                                           -----------------------
Saxon & Co., Attn: Income Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 92.48%; Mid-Cap Growth Portfolio: PNC Bank, Saxon & Co., Attn: Income
               ------------------------
Collections, 200 Stevens Dr., Suite 260, Lester, PA 19113, 84.52%; Index Equity
                                                                   ------------
Portfolio:  PNC Bank, Saxon & Co., Attn:  Income Collections, 200 Stevens Dr.,
---------
Suite 260, Lester, PA 19113, 46.69%; Merrill Lynch, Pierce, Fenner & Smith, Inc., Financial Data Services, 4800 E. Deer Lake Dr., 3/rd/ Fl., Jacksonville, FL 32246, 23.18%; International Small Cap Equity Portfolio: PNC Bank, Saxon &
                  ----------------------------------------
Co., Attn: Income Collections, 200 Stevens Drive, Suite 260, Lester, PA 19113, 62.923%; Delaware Tax-Free Income Portfolio: PNC Bank, Saxon & Co., Attn: Income
         ----------------------------------
Collections, 200 Stevens Dr., Lester, PA 19113, 91.804%;  Kentucky Tax-Free
                                                          -----------------
Income Portfolio: PNC Bank, Saxon & Co., Attn: Income Collections, 200 Stevens
----------------
Dr., Lester, PA 19113, 95.411%; Micro-Cap Equity Portfolio: PNC Bank, Saxon &
                                --------------------------
Co., Attn: Income Collections, 200 Stevens Dr., Lester, PA 19113, 13.610%; Merrill Lynch, Pierce, Fenner & Smith Inc., Financial Data Services, 4800 E. Deer Lake Dr., 3/rd/ Fl., Jacksonville, FL 32246, 25.329%; GNMA Portfolio: PNC
                                                           --------------
Bank, Saxon & Co., Attn: Income Collections, 200 Stevens Dr., Lester, PA 19113, 97.959%; High Yield Bond Portfolio: Merrill Lynch, Pierce, Fenner & Smith Inc.,
         -------------------------
Financial Data Services, 4800 E. Deer Lake Dr., 3/rd/ Fl., Jacksonville, FL 32246, 21.388%.

     On January 10, 2000, PNC Bank, which has its principal offices at 1600 Market Street, Philadelphia, Pennsylvania 19103, held of record approximately 72% of the Fund's outstanding shares, and may be deemed a controlling person of the Fund under the 1940 Act. PNC Bank is a national bank organized under the laws of the United States. All of the capital stock of PNC Bank is owned by PNC Bancorp, Inc. All of the capital stock of PNC Bancorp, Inc. is owned by PNC Bank Corp., a publicly-held bank holding company.

     Shareholder Approvals. As used in this Statement of Additional Information and in the Prospectuses, a "majority of the outstanding shares" of a class, series or Portfolio means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in a fundamental investment policy, the lesser of (1) 67% of the shares of the particular class, series or Portfolio represented at a meeting at which the holders of more than 50% of the outstanding shares of such class, series or Portfolio are present in person or by proxy, or (2) more than 50% of the outstanding shares of such class, series or Portfolio.

                              FINANCIAL STATEMENTS

     BlackRock Funds. The audited financial statements and notes thereto in the Fund's Annual Report to Shareholders for the fiscal year ended September 30, 1999 (the "1999 Annual Report") are incorporated in this Statement of Additional Information by reference. No other parts of the 1999 Annual Report are incorporated by reference herein. The financial statements included in the 1999 Annual Report have been audited by the Fund's independent accountants, PricewaterhouseCoopers LLP, except for the financial highlights for the periods ended June 30, 1995, 1994 and 1993 for the Core Bond Portfolio and the Short Government Bond Portfolio (now known as the Low Duration Bond Portfolio) which have been audited by other auditors. The reports of PricewaterhouseCoopers LLP are incorporated herein by reference. Such financial statements have been incorporated herein in reliance upon such reports given upon their authority as experts in accounting and auditing. Additional copies of the 1999 Annual Report may be obtained at no charge by telephoning the Distributor at the telephone number appearing on the front page of this Statement of Additional Information.


     The financial highlights included in the 1999 Annual Report for each of the two years in the period ended June 30, 1995, and for the period from July 17, 1992 through June 30, 1993 for the Short Government Bond Portfolio (now known as the Low Duration Bond Portfolio) and the period from December 9, 1992 through June 30, 1993 for the Core Bond Portfolio have been audited by the former independent accountants of the Predecessor BFM Portfolios, Deloitte & Touche, L.L.P., whose report thereon is also incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the reports of PricewaterhouseCoopers LLP and Deloitte & Touche, L.L.P. given upon their authority as experts in accounting and auditing.

     Index Master Portfolio. The audited financial statements and notes thereto for The U.S. Large Company Series of the Trust contained in the Trust's Annual Report to Shareholders for the fiscal year ended November 30, 1998 (the "1998 Index Master Report") and the unaudited financial statements and notes thereto for the Trust's U.S. Large Company Series for the period ended May 31, 1999 (the "1999 Index Master Report") contained in the Trust's Semi-Annual Report to Shareholders are incorporated by reference into this Statement of Additional Information. No other parts of the 1998 Index Master Report or 1999 Index Master Report are incorporated by reference herein. The financial statements included in the 1998 Index Master Report have been audited by the Trust's independent accountants, PricewaterhouseCoopers LLP, whose reports thereon are incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given upon their authority as experts in accounting and auditing. Additional copies of the 1998 Index Master Report may be obtained at no charge by telephoning the Trust at
(310) 395-8005.

                                   APPENDIX A
                                  -----------

Commercial Paper Ratings
------------------------

     A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

     "A-1" - Issue's degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted "A-1+."

     "A-2" - Issue's capacity for timely payment is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

     "A-3" - Issue has an adequate capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than an obligation carrying a higher designation.

     "B" - Issue has only a speculative capacity for timely payment.

     "C" - Issue has a doubtful capacity for payment.

     "D" - Issue is in payment default.

     Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of 9 months. The following summarizes the rating categories used by Moody's for commercial paper:

     "Prime-1" - Issuer or related supporting institutions are considered to have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

     "Prime-2" - Issuer or related supporting institutions are considered to have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

     "Prime-3" - Issuer or related supporting institutions have an acceptable capacity for repayment of short-term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

     "Not Prime" - Issuer does not fall within any of the Prime rating categories.

     The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

     "D-1+" - Debt possesses highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

     "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

     "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

     "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

     "D-3" - Debt possesses satisfactory liquidity, and other protection factors qualify issue as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

     "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to ensure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

     "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.

     Fitch short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years. The following summarizes the rating categories used by Fitch for short-term obligations:

     "F-1+" - Securities possess exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

     "F-1" - Securities possess very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

     "F-2" - Securities possess good credit quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

     "F-3" - Securities possess fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

     "F-S" - Securities possess weak credit quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

     "D" - Securities are in actual or imminent payment default.

     Fitch may also use the symbol "LOC" with its short-term ratings to indicate that the rating is based upon a letter of credit issued by a commercial bank.

     Thomson BankWatch short-term ratings assess the likelihood of an untimely or incomplete payment of principal or interest of unsubordinated instruments having a maturity of one year or less which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the ratings used by Thomson BankWatch:

     "TBW-1" - This designation represents Thomson BankWatch's highest rating category and indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

     "TBW-2" - This designation indicates that while the degree of safety regarding timely payment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

     "TBW-3" - This designation represents the lowest investment grade category and indicates that while the debt is more susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

     "TBW-4" - This designation indicates that the debt is regarded as non-investment grade and therefore speculative.

     IBCA assesses the investment quality of unsecured debt with an original maturity of less than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for short-term debt ratings:

     "A1+" - Obligations which posses a particularly strong credit feature are supported by the highest capacity for timely repayment.

     "A1" - Obligations are supported by the highest capacity for timely repayment.

     "A2" - Obligations are supported by a satisfactory capacity for timely repayment.

     "A3" - Obligations are supported by a satisfactory capacity for timely repayment.

     "B" - Obligations for which there is an uncertainty as to the capacity to ensure timely repayment.

     "C" - Obligations for which there is a high risk of default or which are currently in default.

Corporate and Municipal Long-Term Debt Ratings
----------------------------------------------

     The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

     "AAA" - This designation represents the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

     "AA" - Debt is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in small degree.

     "A" - Debt is considered to have a strong capacity to pay interest and repay principal although such issues are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

     "BBB" - Debt is regarded as having an adequate capacity to pay interest and repay principal. Whereas such issues normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

     "BB," "B," "CCC," "CC" and "C" - Debt is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" indicates the lowest degree of speculation and "C" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

     "BB" - Debt has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

     "B" - Debt has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The "B" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB-" rating.

     "CCC" - Debt has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B-" rating.

     "CC" - This rating is typically applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" rating.

     "C" - This rating is typically applied to debt subordinated to senior debt which is assigned an actual or implied "CCC-" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

     "CI" - This rating is reserved for income bonds on which no interest is being paid.

     "D" - Debt is in payment default. This rating is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S & P believes that such payments will be made during such grace period. "D" rating is also used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

     PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

     "r" - This rating is attached to highlight derivative, hybrid, and certain other obligations that S & P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

     The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

     "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

     "A" - Bonds possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

     "Baa" - Bonds considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates some speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" represents a poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

     Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

     (P) - When applied to forward delivery bonds, indicates that the rating is provisional pending delivery of the bonds. The rating may be revised prior to delivery if changes occur in the legal documents or the underlying credit quality of the bonds.

     Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols, Aa1, A1, Ba1 and B1.

     The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

     "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

     "AA" - Debt is considered of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

     "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

     "BBB" - Debt possesses below average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

     "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

     To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.

     The following summarizes the highest four ratings used by Fitch for corporate and municipal bonds:

     "AAA" - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

     "AA" - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+."

     "A" - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

     "BBB" - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

     "BB," "B," "CCC," "CC," "C," "DDD," "DD," and "D" - Bonds that possess one of these ratings are considered by Fitch to be speculative investments. The ratings "BB" to "C" represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating "DDD" to "D" is an assessment of the ultimate recovery value through reorganization or liquidation.

     To provide more detailed indications of credit quality, the Fitch ratings from and including "AA" to "BBB" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.

     IBCA assesses the investment quality of unsecured debt with an original maturity of more than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for long-term debt ratings:

     "AAA" - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk substantially.

     "AA" - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions may increase investment risk, albeit not very significantly.

     "A" - Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

     "BBB" - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in other categories.

     "BB," "B," "CCC," "CC," and "C" - Obligations are assigned one of these ratings where it is considered that speculative characteristics are present. "BB" represents the lowest degree of speculation and indicates a possibility of investment risk developing. "C" represents the highest degree of speculation and indicates that the obligations are currently in default.

     IBCA may append a rating of plus (+) or minus (-) to a rating to denote relative status within major rating categories.

     Thomson BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

     "AAA" - This designation represents the highest category assigned by Thomson BankWatch to long-term debt and indicates that the ability to repay principal and interest on a timely basis is extremely high.

     "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk compared to issues rated in the highest category.

     "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

     "BBB" - This designation represents Thomson BankWatch's lowest investment grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

     "BB," "B," "CCC," and "CC," - These designations are assigned by Thomson BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely payment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

     "D" - This designation indicates that the long-term debt is in default.

     PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.

Municipal Note Ratings
----------------------

     A Standard and Poor's rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's Ratings Group for municipal notes:

     "SP-1" - The issuers of these municipal notes exhibit very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a plus (+) designation.

     "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest.

     "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

     Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

     "MIG-1"/"VMIG-1" - Loans bearing this designation are of the best quality, enjoying strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

     "MIG-2"/"VMIG-2" - Loans bearing this designation are of high quality, with margins of protection ample although not so large as in the preceding group.

     "MIG-3"/"VMIG-3" - Loans bearing this designation are of favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

     "MIG-4"/"VMIG-4" - Loans bearing this designation are of adequate quality, carrying specific risk but having protection commonly regarded as required of an investment security and not distinctly or predominantly speculative.

     "SG" - Loans bearing this designation are of speculative quality and lack margins of protection.

     Fitch and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

                                  APPENDIX B
                                  ----------


     Certain Portfolios of the Fund may enter into certain futures transactions. Such transactions are described in this Appendix.

     I.  Interest Rate Futures Contracts
         -------------------------------

     Use of Interest Rate Futures Contracts.  Bond prices are established in
     --------------------------------------
both the cash market and the futures market.   In the cash market, bonds are
purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, a Portfolio may use interest rate futures contracts as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

     A Portfolio could accomplish a similar result to that which it hopes to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market, the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Portfolio, by using futures contracts.

     Description of Interest Rate Futures Contracts.  An interest rate futures
     ----------------------------------------------
contract sale would create an obligation by a Portfolio, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by a Portfolio, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

     Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by the Portfolio entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price of the sale exceeds the price of the offsetting purchase, the Portfolio is immediately paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Portfolio pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the Portfolio entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Portfolio realizes a gain, and if the purchase price exceeds the offsetting sale price, the Portfolio realizes a loss.

     Interest rate futures contracts are traded in an auction environment on the floors of several exchanges --principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

     A public market now exists in futures contracts covering various financial instruments including long-term U.S. Treasury Bonds and Notes; Government National Mortgage Association (GNMA) modified pass-through mortgage backed securities; three-month U.S. Treasury Bills; and ninety-day commercial paper. The Portfolios may trade in any interest rate futures contracts for which there exists a public market, including, without limitation, the foregoing instruments.

     With regard to each Portfolio, the Adviser also anticipates engaging in transactions, from time to time, in foreign stock index futures such as the ALL-ORDS (Australia), CAC-40 (France), TOPIX (Japan) and the FTSE-100 (United Kingdom).

     II.  Index Futures Contracts
          -----------------------

     General.  A stock or bond index assigns relative values to the stocks or
     -------
bonds included in the index, which fluctuates with changes in the market values of the stocks or bonds included. Some stock index futures contracts are based on broad market indexes, such as Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures contracts on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market indexes, such as Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Futures contracts are traded on organized exchanges regulated by the Commodity Futures Trading Commission. Transactions on such exchanges are cleared through a clearing corporation, which guarantees the performance of the parties to each contract. With regard to each Portfolio, to the extent consistent with its investment objective, the Adviser anticipates engaging in transactions, from time to time, in foreign stock index futures such as the ALL-ORDS (Australia), CAC-40 (France), TOPIX (Japan) and the FTSE-100 (United Kingdom).

     A Portfolio may sell index futures contracts in order to offset a decrease in market value of its portfolio securities that might otherwise result from a market decline. A Portfolio may do so either to hedge the value of its portfolio as a whole, or to protect against declines, occurring prior to sales of securities, in the value of the securities to be sold. Conversely, a Portfolio may purchase index futures contracts in anticipation of purchases of securities. A long futures position may be terminated without a corresponding purchase of securities.

     In addition, a Portfolio may utilize index futures contracts in anticipation of changes in the composition of its portfolio holdings. For example, in the event that a Portfolio expects to narrow the range of industry groups represented in its holdings it may, prior to making purchases of the actual securities, establish a long futures position based on a more restricted index, such as an index comprised of securities of a particular industry group. A Portfolio may also sell futures contracts in connection with this strategy, in order to protect against the possibility that the value of the securities to be sold as part of the restructuring of the portfolio will decline prior to the time of sale.

     III.  Futures Contracts on Foreign Currencies
           ---------------------------------------

     A futures contract on foreign currency creates a binding obligation on one party to deliver, and a corresponding obligation on another party to accept delivery of, a stated quantity of foreign currency, for an amount fixed in U.S. dollars (or another currency). Foreign currency futures may be used by a Portfolio to hedge against exposure to fluctuations in exchange rates between different currencies arising from multinational transactions.

     IV.  Margin Payments
          ---------------

     Unlike purchase or sales of portfolio securities, no price is paid or received by a Portfolio upon the purchase or sale of a futures contract. Initially, a Portfolio will be required to deposit with the broker or in a segregated account with a custodian an amount of liquid assets known as initial margin, based on the value of the contract. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Portfolio upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying instruments fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking-to-the-market. For example, when a particular Portfolio has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Portfolio will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where the Portfolio has purchased a futures contract and the price of the future contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Portfolio would be required to make a variation margin payment to the broker. Prior to expiration of the futures contract, the Adviser may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Portfolio's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Portfolio, and the Portfolio realizes a loss or gain.

     V.  Risks of Transactions in Futures Contracts
         ------------------------------------------

     There are several risks in connection with the use of futures by a Portfolio as a hedging device. One risk arises because of the imperfect correlation between movements in the price of the futures and movements in the price of the instruments which are the subject of a hedge. The price of the future may move more than or less than the price of the instruments being hedged. If the price of the futures moves less than the price of the instruments which are the subject of the hedge, the hedge will not be fully effective but, if the price of the instruments being hedged has moved in an unfavorable direction, the Portfolio would be in a better position than if it had not hedged at all. If the price of the instruments being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the futures. If the price of the futures moves more than the price of the hedged instruments, the Portfolio involved will experience either a loss or gain on the futures which will not be completely offset by movements in the price of the instruments which are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of instruments being hedged and movements in the price of futures contracts, a Portfolio may buy or sell futures contracts in a greater dollar amount than the dollar amount of instruments being hedged if the volatility over a particular time period of the prices of such instruments has been greater than the volatility over such time period of the futures, or if otherwise deemed to be appropriate by the Adviser. Conversely, a Portfolio may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the instruments being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by the Adviser. It is also possible that, where a Portfolio has sold futures to hedge its portfolio against a decline in the market, the market may advance and the value of instruments held in the Portfolio may decline. If this occurred, the Portfolio would lose money on the futures and also experience a decline in value in its portfolio securities.

     When futures are purchased to hedge against a possible increase in the price of securities or a currency before a Portfolio is able to invest its cash (or cash equivalents) in an orderly fashion, it is possible that the market may decline instead; if the Portfolio then concludes not to invest its cash at that time because of concern as to possible further market decline or for other reasons, the Portfolio will realize a loss on the futures contract that is not offset by a reduction in the price of the instruments that were to be purchased.

     In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the instruments being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions which could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the adviser may still not result in a successful hedging transaction over a short time frame.

     Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although the Portfolios intend to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge portfolio securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset on a futures contract.

     Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

     Successful use of futures by a Portfolio is also subject to the Adviser's ability to predict correctly movements in the direction of the market. For example, if a particular Portfolio has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Portfolio will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Portfolio has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. A Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

     The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in futures pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss (as well as gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, before any deduction for the transaction costs, if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the contract.

     VI.  Options on Futures Contracts
          ----------------------------

     A Portfolio may purchase and write options on the futures contracts described above. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder, or writer, of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss. A Portfolio will be required to deposit initial margin and variation margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements similar to those described above. Net option premiums received will be included as initial margin deposits. As an example, in anticipation of a decline in interest rates, a Portfolio may purchase call options on futures contracts as a substitute for the purchase of futures contracts to hedge against a possible increase in the price of securities which the Portfolio intends to purchase. Similarly, if the value of the securities held by a Portfolio is expected to decline as a result of an increase in interest rates, the Portfolio might purchase put options or sell call options on futures contracts rather than sell futures contracts.

     Investments in futures options involve some of the same considerations that are involved in connection with investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase or sale of an option also entails the risk that changes in the value of the underlying futures contract will not correspond to changes in the value of the option purchased. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities or currencies being hedged, an option may or may not be less risky than ownership of the futures contract or such securities or currencies. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contract. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to a Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs). The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.

     VII.  Other Matters
           -------------

     Accounting for futures contracts will be in accordance with generally accepted accounting principles.